EXECUTION VERSION

THIS NOTE PURCHASE AGREEMENT made as of the 31st day of May, 2013

BETWEEN:	URANERZ ENERGY CORPORATION, a Nevada corporation (the “Corporation”)

AND:	DEANS KNIGHT CAPITAL MANAGEMENT LTD., a corporation governed by the Canada Business Corporations Act (the “Manager”) in its capacity as Portfolio Manager on behalf of investors (“Deans Knight Investors”) set forth on Schedule A and the Individual Investor named on the signature page hereto (the Individual Investor together with the Deans Knight Investors, the “Investors”) ;

WHEREAS in order to provide the Corporation with additional funds to conduct its business, the Manager, acting as portfolio manager on behalf of the Deans Knight Investors, and the Individual Investor, have severally committed to provide the Corporation with funds in the amounts in respect of each as set forth in Schedule A on the terms and subject to the conditions set forth herein;

AND WHEREAS the investment shall take the form of notes (each a “Note”) in the form attached hereto as Exhibit 2.1 maturing on the Maturity Date (as defined in the Note) in the aggregate principal amount of US$6 million and secured by Security (defined below) on the present and after acquired properties of the Corporation as provided for in the Security Agreements (defined below) on the terms and in the manner set forth herein;

AND WHEREAS as further consideration for the purchase of the Notes by the Investors, the Corporation has agreed to issue the Investors warrants entitling the Investors to purchase up to 1,600,000 shares of common stock in the capital of the Corporation (provided that such warrants may only be exercised for up to 1,200,000 Common Shares on or before August 15, 2013 and thereafter up to 5:00 pm on the Expiry Time (“Expiry Date” as defined in the warrants) and may be exercised for up to 1,600,000 Common Shares in the aggregate if any of the Notes are outstanding on August 16, 2013) at the Exercise Price (defined below) per share, subject to adjustment as provided for in the Warrant in the form attached hereto as Exhibit 2.2.; and

AND WHEREAS the Corporation and the Manager are executing and delivering this Agreement and the Notes and Warrants are being delivered to the Deans Knight Investors and the Individual Investor in reliance upon the exemption from the registration requirements of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”) provided by Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission under the 1933 Act; and the exemption from the prospectus and registration requirements of Canadian Securities Laws provided under NI 45-106 and NI 31-103 of the British Columbia Securities Commission;

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set out below, the Parties, intending to be legally bound, hereby agree as follows.

ARTICLE 1

INTERPRETATION

1.1	Definitions

(a)	“1933 Act” has the meaning set forth in the Recitals;

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(c)	“43-101 Reports” has the meaning set forth in Section 4.24;

(d)	“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified;

(e)	“Agreement” means this Note Purchase Agreement and the Exhibits and Schedules hereto or thereto, as the same may be amended, modified or restated, and in effect at any time;

(f)	“Applicable Law” means, with respect to any Person, property, transaction or event, any present or future: (i) domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, convention, rule, regulation, restriction or by-law (zoning or otherwise); (ii) judgment, order, writ, injunction, decision, direction, determination, ruling, decree or award; (iii) regulatory policy, practice, ruling, interpretation, guideline or directive; or (iv) any order, permit, approval, grant, license, consent, right, franchise, privilege, certificate exemption, waiver, registration or other authorization, binding on or affecting the Person, property, transaction or event referred to in the context in which the term is used in each case whether or not having the force of law.

(g)	“Applicable Securities Laws” means all Applicable Laws of any Governmental Authority relating to the distribution, issue, transfer, trading or purchase and sale in or of securities, including the rules and regulations of any stock exchange on which the securities of the Corporation are listed for trading or to which the Corporation has made an application (which has not been withdrawn) for the listing of any of its securities;

(h)	“Board” means the board of directors of the Corporation;

(i)	“Business” means the business of the Corporation as described in its SEC Filings, including under Items 1 and 2 of its most recent annual report on Form 10-K, as amended, and includes the control and exploration of a large strategic land position in the central Powder River Basin of Wyoming and the development of the Nichols Ranch processing facility.

(j)	“Business Day” means a day (other than a Saturday, Sunday or statutory holiday) on which banks are generally open for business in the City of Vancouver, British Columbia;

(k)	“Closing” means completion of the issuance of the Notes and the Warrants in accordance with the terms hereof;

(l)	“Closing Date” means the date of Closing;

(m)	“Collateral Agency Agreement” means the Collateral Agency Agreement in the form of Exhibit 2.3(a)(ii);

(n)	“Commitment Fee” has the meaning set forth in Section 2.4;

(o)	“Common Shares” means the shares of common stock in the capital of the Corporation as the same are constituted on the date of this Agreement;

(p)	“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (written or oral);

(q)	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and “Controlling” and “Controlled” have meanings correlative thereto;

(r)	“Corporation” means Uranerz Energy Corporation, a Nevada corporation, and its permitted successors and assigns;

(s)	“Corporation Organizational Documents” has the meaning set out in Section 4.1;

(t)	“Deans Knight Investor” has the meaning set out in the parties to this Agreement;

(u)	“Default” has the meaning provided for in the Note;

(v)	“deliver” or any derivative thereof means, actual delivery to the other Party or its professional advisors;

(w)	“Disclosure Controls” has the meaning set out in Section 4.17;

(x)	“Disclosure Statement” means the Disclosure Statement attached hereto as Schedule 4;

(y)	“Exercise Price” means US$1.60 per Common Share;

(z)	“Encumbered Property” has the meaning given thereto in the Security Agreements;

(aa)	“Encumbrance” includes any assignment, mortgage, charge, pledge, lien, hypothec, encumbrance, security interest or insurance securing or in effect securing any obligation, conditional sale or title retention agreement, contractual deposit, trust deposit, escrow arrangement or other preferential arrangement whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, legal or equitable, perfected or not, and includes the rights of a lessor pursuant to an operating lease, capitalized lease or sale leaseback arrangement, any right of set-off and any guarantees or indemnities;

(bb)	“Equity Interests” of any Person means (i) any and all shares or other equity interests (including common shares, preferred shares, partnership interests, trust interests, limited liability company interests and limited liability partnership interests) in such Person and (ii) all rights to purchase, warrants or options, including securities convertible into or exchangeable for, participations or other equivalents of or interests in (however designated) such shares or other interests in such Person (whether or not currently exercisable, exchangeable or convertible);

(cc)	“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, and ambient air;

(dd)	“Environmental Laws” means all Applicable Laws that address, are related to, or are otherwise concerned with, the protection of the Environment, health or safety issues (including occupational safety and health);

(ee)	“Filings” or “Filed” means the Corporation’s publicly available filings available on the System for Electronic Document Analysis and Retrieval maintained by the applicable Canadian Securities Regulatory Authorities (“SEDAR”) and on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”), in each case as filed by the Corporation on SEDAR or EDGAR before May 15, 2013;

(ff)	“Financial Indebtedness” of any Person at any date means, without duplication, all Indebtedness of such Person: (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) evidenced by bonds, debentures, notes or other similar instruments; (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) to pay the deferred and unpaid purchase price of property or services; (v) in respect of leases of such Person that are required to be shown as a liability on the financial statements of such Person prepared in accordance with GAAP; (vi) secured by an Encumbrance on any property of such Person, whether or not such Indebtedness is assumed by such Person or the recourse of the holder of such Indebtedness is limited to such property; (vii) under conditional sale or other title retention agreements relating to assets purchased by such Person; (viii) in respect of redemption obligations with respect to any shares of any other Person which are (I) redeemable, retractable, payable or required to be purchased or otherwise retired or extinguished, or convertible into debt of such Person (A) at a fixed or determinable date, (B) at the option of any holder thereof, or (C) upon the occurrence of a condition not solely within the control and discretion of such Person; or (II) convertible into any other securities that are convertible described in (I) above; (ix) to the extent not otherwise included in the definition, Hedging Obligations of such Person, and (x) all Guarantees of Indebtedness of the type referred to in any of the foregoing sub-clauses (i) to (ix) of another Person. Notwithstanding the foregoing, the following shall not be considered Financial Indebtedness: (i) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities; and (ii) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business of such Person. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof. For all purposes hereof, the Financial Indebtedness of any Person shall include the Financial Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly non-recourse to such Person;

(gg)	“Financial Statements” has the meaning set out in Section 4.16;

(hh)	“first currency” has the meaning set out in Section 8.14;

(ii)	“Generally Accepted Accounting Principles” or “GAAP” means United States generally accepted accounting principles as established under the standards of the Financial Accounting Standards Board;

(jj)	“Governmental Authority” means any (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government or any governmental or public department, (ii) court, tribunal, arbitral body, statutory body, commission, board, bureau or agency, (iii) self-regulatory organization or authority including any stock exchange on which any securities of the Corporation are listed, (iv) subdivision, agent, commission, board or authority of any of the foregoing, or (v) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing and includes a Securities Regulatory Authority;

(kk)	“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning;

(ll)	“Hazardous Substances” means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance, dangerous good or other substance that is prohibited, listed, defined, designated or classified as dangerous, hazardous, radioactive, explosive or toxic or a pollutant or a contaminant under or pursuant to any applicable Environmental Laws, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials or any substance which is deemed under Environmental Laws to be deleterious to natural resources or worker or public health and safety;

(mm)	“Hedging Obligations” of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates; (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations; or (iii) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation;

(nn)	“Indebtedness” means all present and future obligations, indebtedness, liabilities, covenants, agreements and undertakings of a Person howsoever arising, whether direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, including all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether such Person be bound alone or with others and whether as principal or surety, including all interest, fees, expenses, indemnities and costs;

(oo)	“Indemnified Party” has the meaning set out in Section 7.2(a);

(pp)	“Indemnifying Party” has the meaning set out in Section 7.2(a)(i);

(qq)	“Internal Controls” has the meaning set out in Section 4.17(a);

(rr)	“Individual Investor” has the meaning set out in the parties to this Agreement

(ss)	“Investor” has the meaning set out in the parties to this Agreement;

(tt)	“Investor Representation Letter” has the meaning set forth in Section 3.3(a)

(uu)	“Judgment Conversion Rate” has the meaning set out in Section 8.14;

(vv)	“Lease or License Documents” has the meaning set out in Section 4.21(c);

(ww)	“Leased or Licensed Properties” has the meaning set out in Section 4.21(c);

(xx)	“Losses” has the meaning set out in Section 7.1;

(yy)	“Manager” has the meaning set out in the parties to this Agreement;

(zz)	“Manager Indemnified Party” and “Manager Indemnified Parties” have the meanings set out in Section 7.1;

(aaa)	“material” has the meaning set out in Section 4.11(a);

(bbb)	“Material Adverse Change” means any event, occurrence, development after the date hereof or state of occurrence or state of circumstances or facts that exists at any time on or after the date hereof that has or had or would reasonably be expected to have a Material Adverse Effect;

(ccc)	“Material Adverse Effect” means any event, occurrence, development or state of occurrence or state of circumstances or facts that has or had or would reasonably be expected to have an effect that, individually or in the aggregate, is reasonably or would reasonably be expected to be: (i) material and adverse to the business, condition (financial or otherwise), results of operations, assets or liabilities (actual or contingent), or prospects of the Corporation ; (ii) a material impairment of the ability of the Corporation to perform its obligations under any Transaction Document to which it is a party; (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Corporation of any Transaction Document to which it is a party; (iv) a material adverse effect on the rights or remedies of a Holder in respect of a Note or a Warrant or of the Manager under this Agreement or in respect of the Security Agreements; or (v) a material adverse effect on the value of the Encumbered Property or the ability of the Manager to exercise its remedies at the times and in the manner contemplated by the Security Agreements; except any such effect resulting from or arising in connection with: (a) any change in GAAP; (b) any change in the global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in the general economic, business, regulatory, political or market conditions or in the national or global financial or capital markets, or (c) any change in the industry in which the Corporation operates provided that for the purposes of (b) and (c) such effect does not primarily relate to (or have the effect primarily relating to) the Corporation or disproportionately adversely affects the Corporation compared to other entities operating in the industries in which the Corporation operates;

(ddd)	“Material Contracts” has the meaning set out in Section 4.11(a);

(eee)	“MD&A” has the meaning set forth in Section 4.16;

(fff)	“Mineral Rights” has the meaning set out in Section 4.23;

(ggg)	“Most Recent Financial Statements” has the meaning set out in Section 4.16;

(hhh)	“NI 43-101” has the meaning set forth in Section 4.24

(iii)	“Note” has the meaning set out in the recitals;

(jjj)	“NYSE” means the NYSE MKT LLC;

(kkk)	“Order” means any order, judgment, ruling, injunction, assessment, award, decree, directive or writ of any Governmental Authority;

(lll)	“Owned Real Property” has the meaning set out in Section 4.21(b);

(mmm)	“Parties” means the parties hereto and “Party” means any one of them;

(nnn)	“Pending Financing Facility” means Financial Indebtedness in the amount of up to US$20,000,000 which has been applied for by the Corporation to the Wyoming Business Council;

(ooo)	“Permit” means any license, permit, authorization, certificate of authority, qualification or similar document or authority that has been issued or granted by any Governmental Authority;

(ppp)	“Permitted Encumbrances” means:

(i)	Security Interests, upon or in any property acquired by the Corporation after the date hereof in the ordinary course of business, created at the time of such purchase or within 60 days thereafter to secure the purchase price of such property or to secure Financial Indebtedness incurred solely for the purpose of financing the acquisition of such property and Security Interests existing on such property at the time of its acquisition (other than any such Security Interest created in contemplation of such acquisition), provided that no such Security Interest shall extend to any property of the Corporation other than the property so acquired (“Purchase Money Security Interests”);

(ii)	Encumbrances of the type referred to in Schedule B; and

(iii)	Encumbrances in connection with the Pending Financing Facility, provided that no Financial Indebtedness is secured by any such Encumbrance;

(qqq)	“Permitted Issuance” means any of the following referred to in the Filings:

(i)	the issuance of options to acquire Common Shares pursuant to the Corporation’s stock option plan, as modified or amended from time to time and the issuance of Common Shares upon the exercise of such options;

(ii)	any issuance of Common Shares upon the exercise or conversion of the Corporation’s outstanding warrants to purchase Common Shares as disclosed in the Filings; and

(iii)	any issuance of Common Shares pursuant to the provisions of the Corporation’s current shareholder rights plan as disclosed in the Filings;

(rrr)	“Permitted Indebtedness” means any of the following:

(i)	Financial Indebtedness incurred under the Pending Financing Facility;

(ii)	Financial Indebtedness represented by the Notes;

(iii)	Financial Indebtedness secured by Permitted Encumbrances; and

(iv)	trade payables and accrued liabilities of the Corporation incurred in the ordinary course of business of the Corporation, including in connection with construction and development of the Nichols Ranch Facility;

(a)	“Person” means any individual, firm, partnership, company, corporation or other body corporate, government, governmental body, agency, instrumentality, unincorporated body or association and the heirs, executors, administrators or other legal representatives of an individual;

(b)	“Plans” has the meaning set out in Section 4.30(a);

(c)	“Proceeding” means any action, suit, proceeding, claim, arbitration, mediation or civil, criminal or administrative investigation or examination before any Governmental Authority or before any arbitrator or mediator or similar party, or any investigation or review by any Governmental Authority or similar party;

(d)	“Product Sales Contracts” has the meaning set out in Section 4.11(a)(x);

(e)	“Proprietary Assets” means:

(i)	any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and

(ii)	any right to use or exploit any of the foregoing;

(f)	“Registered” has the meaning set out in Section 5.2;

(g)	“Registration” has the meaning set out in Section 5.2;

(h)	“Registration Rights Agreement” means a registration rights agreement, substantially in the form attached hereto as Exhibit 2.3(b)(i);

(i)	“Regulation D” has the meaning provided for in the Recitals;

(j)	“Release” has the meaning prescribed in any Environmental Law and includes any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, migration, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction of a Hazardous Substance, whether accidental or intentional, into the environment;

(k)	“SEC” means the United States Securities and Exchange Commission;

(l)	“second currency” has the meaning set out in Section 8.14;

(m)	“Securities” has the meaning set out in Section 4.5(a);

(n)	“Securities Regulatory Authorities” means the securities commissions or similar regulatory authorities in each of the provinces of Canada and the SEC;

(o)	“Security” means the security interests provided or intended to be provided in the Security Agreements;

(p)	“Security Agreements” means the Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing and the Assignment of Product Sales Contracts, each in the respective forms of Exhibit 2.3(b);

(q)	“Solvent” shall mean, with respect to a Person, that (i) such Person is able to meet its obligations as they generally become due; (ii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iii) the aggregate of such Person’s property is, at a fair valuation, sufficient and if disposed of at a fairly conducted sale under legal process, would be sufficient to enable payment of all such obligations, due and accruing due;

(r)	“Subsidiary” or “subsidiary” means: (i) any corporation or company of which at least a majority of the outstanding securities having by the terms thereof ordinary voting power to elect a majority of the board of such corporation or company is at the time directly, indirectly or beneficially owned or under the Control of the Corporation; (ii) any partnership of which, at the time, the Corporation directly, indirectly or beneficially owns or Controls at least a majority of the voting interests (however designated) thereof, or otherwise Controls such partnership; and (iii) any other Person of which at least a majority of the voting interests (however designated) are at the time directly, indirectly or beneficially owned or Controlled by the Corporation;

(s)	“Tax Act” means the Income Tax Act (Canada);

(t)	“Tax Returns” means all reports, forms, elections, designations, schedules, statements, estimates, declarations of estimated tax, information statements and returns required to be filed with a Governmental Authority with respect to any Tax;

(u)	“Tax” or “Taxes” shall mean any federal, provincial, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, consumption, asset, transfer, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, waste water discharge, social security, social security contribution quotas, housing fund contribution quotas, retirement fund contribution quotas, single business, unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, workplace safety insurance board premiums, employment insurance premiums and deductions, pension plan deductions and contributions, employer health, goods and services, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Authority, including any estimated payments relating thereto;

(v)	“Technology” has the meaning set out in Section 4.10(e);

(w)	“Transaction Documents” means this Agreement, the Collateral Agency Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Security Agreements;

(x)	“Transaction Expenses” has the meaning set out in Section 8.7(a);

(y)	“TSX” means the Toronto Stock Exchange

(z)	“United States” and “U.S. Person” have the meaning given to such terms under Regulation S as promulgated under the 1933 Act. For purposes of Regulation S, “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia. “U.S. Person” includes, without limitation, with certain exceptions, any partnership or corporation organized or incorporated under the laws of the United States;

(aa)	“Warrant” or “Warrant Certificate” means the warrants, or the certificates representing the warrants, entitling the Investors to purchase up to 1,600,000 Common Shares at the Exercise Price per share, subject to adjustment as provided for in the Warrant Certificate each in the form attached as Exhibit 2.2; (provided that such warrants may only be exercised for up to 1,200,000 Common Shares on or before August 15, 2013 and thereafter up to 5:00 pm on the Expiry Time (“Expiry Date” as defined in the warrants) and may be exercised for up to 1,600,000 Common Shares in the aggregate if any of the Notes are outstanding on August 16, 2013); and

(bb)	“Warrant Shares” has the meaning set forth in Section 4.5(a).

1.2	Other Terms

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set out herein or in any other Transaction Document) in accordance with the terms hereof and thereof, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Transaction Document, shall be construed to refer to such Transaction Document in its entirety and not to any particular provision thereof, (iv) all references in a Transaction Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement of the other Transaction Document in which such references appear, (v) any reference to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Applicable Law and any reference to any Applicable Law shall, unless otherwise specified, refer to such Applicable Law as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights (vii) in the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day and all amounts are in United States dollars and “US$”means United States dollars.

1.3	Exhibits

The following are the Exhibits hereto:

Schedule A	Names of Investors, etc
Schedule B	Permitted Encumbrances
Schedule 4	Disclosure Statement
Exhibit 2.1	Form of Note
Exhibit 2.2	Form of Warrant
Exhibit 2.3(a)(ii)	Form of Collateral Agency Agreement
Exhibit 2.3(b)(i)	Form of Registration Rights Agreement
Exhibit 2.3(b)(ii)	Form of Security Agreements
Exhibit 3.3(a)_	Form of Investor Representation Letter
Exhibit 4.11(a)(x)	Product Sales Contracts

ARTICLE 2

ISSUANCE AND SALE

2.1	Issuance and Sale of the Notes

In reliance upon the representations, warranties and covenants of the Corporation set out herein, and subject to satisfaction of the relevant conditions set out in Section 3.1, 3.2 and 3.3 hereof, the Corporation shall issue, sell and deliver to the Manager, on behalf of the Deans Knight Investors, and the Individual Investor, and the Manager, on behalf of the Deans Knight Investors, and the Individual Investor, shall, severally and not jointly, purchase from the Corporation, the Notes in the principal amounts set forth in respect of each on Schedule A for proceeds equal to the principal amount of each such Note. The Notes will be issued to the Investors and in the names set forth under “Registration Instructions” as set forth on Schedule A. The Notes shall be in the form attached hereto as Exhibit 2.1.

2.2	Issue of the Warrants

As further consideration for the agreement by the Manager, on behalf of the Deans Knight Investors, and the Individual Investor to purchase the Notes, on the Closing Date the Corporation shall issue to the Investors Warrants to purchase an aggregate of up to 1,600,000 Warrant Shares. The Warrants will be issued to the Investors and in the names and in the numbers set forth under “Registration Instructions” as set forth on Schedule A. The Warrants shall be in the form attached hereto as Exhibit 2.2 and the “Expiry Date” is December 5, 2015, subject to acceleration as set forth in the Warrants.

2.3	Issue of the Notes and Closing

Closing of the issuance of the Notes and Warrants shall take place on the Closing Date or at such other date as shall be mutually agreed to by the Parties. On the Closing Date:

(a)	the Manager shall:

(i)	pay and deliver to the Corporation the principal amount of the Notes to be purchased by the Deans Knight Investors, less the pro rata portion to be withheld for payment of the Commitment Fee payable to the Deans Knight Investors, as set forth in Section 2.4, by wire transfer or other mutually acceptable means;

(ii)	execute and deliver to the appropriate Persons the Collateral Agency Agreement in the form attached hereto as Exhibit 2.3(a)(ii);

(b)	the Individual Investor pay and deliver to the Corporation the principal amount of the Notes to be purchased by the Individual Investor, less the pro rata portion to be withheld for payment of the Commitment Fee payable to the Individual Investor, as set forth in Section 2.4, by wire transfer or other mutually acceptable means; and

(c)	the Corporation shall issue and deliver to the Individual Investor and the Manager, on behalf of the Deans Knight Investors, the Collateral Agency Agreement, the Notes, the Registration Rights Agreement in the form attached hereto as Exhibit 2.3(b)(i), the Security Agreements in the form attached hereto as Exhibit 2.3(b)(ii) and the Warrants, in each case duly executed by the Corporation.

2.4	Commitment Fee

As consideration for the agreement and commitment of the Investors to purchase the Notes the Corporation shall pay to the Investors a fee (the “Commitment Fee”) in the aggregate amount of US$90,000 by payment of such amount to be withheld from the payment of the principal amount of Notes by the Investors as set forth in Section 2.3 above.

ARTICLE 3

CONDITIONS TO CLOSING AND TO ISSUE OF NOTES

3.1	Conditions to Each Party’s Obligations

The respective obligation of each Party hereto to consummate the transactions described in this Agreement on the Closing Date is subject to the satisfaction (or waiver by the respective Party), at or before the Closing Date of the following conditions:

(a)	no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition which has the effect of preventing the consummation of the transactions contemplated in this Agreement is in effect;

(b)	all approvals and consents of or filings with any Governmental Authority required in connection with the transactions contemplated by this Agreement have been obtained or made, and are in full force and effect.

3.2	Conditions to Obligations of the Manager at the Closing Date

The obligations of the Manager and the Individual Investor to consummate the transactions contemplated by this Agreement and to purchase Notes (in the case of the Manager, on behalf of the Deans Knight Investors) are subject to the satisfaction (or waiver by the Manager and Individual Investor), at or before the Closing Date, of the following conditions:

(a)	Representations and Warranties Correct. The representations and warranties of each of the Corporation set out in this Agreement are true and correct as of the Closing Date, with the same effect as though made as of the date of this Agreement, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date;

(b)	Performance of Obligations. The Corporation has performed or complied in all respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date;

(c)	Compliance Certificate. The Manager and Individual Investor have received a certificate dated as of the Closing Date and signed by a duly authorized officer of the Corporation on behalf of the Corporation stating that the conditions specified in Sections 3.2(a) and 3.2(b) have been satisfied;

(d)	Officer’s Certificate. The Corporation has delivered to the Manager and Individual Investor a certificate, executed by a duly authorized officer of the Corporation, dated as of the Closing Date, certifying the authenticity and continued effectiveness of attached copies of the Corporation Organizational Documents and resolutions of its Board approving the transactions contemplated by each of the Transaction Documents and authorizing the execution and delivery of each of the Transaction Documents by the Corporation;

(e)	Transaction Documents. Each of the Transaction Documents shall have been executed and delivered by the Corporation to the Manager or Investors, as the case may be;

(f)	No Default. No event or circumstance shall exist that is a Default;

(g)	Indebtedness. The Corporation is not in default under any Contract governing any Indebtedness;

(h)	Outstanding Indebtedness. The Corporation has no Indebtedness other than Permitted Indebtedness;

(i)	Material Adverse Change. No Material Adverse Change has occurred since the date of the Most Recent Financial Statements or exists;

(j)	Commitment Fee. The Commitment Fee has been paid or provided for in a manner satisfactory to the Manager and the Individual Investor;

(k)	Transaction Expenses. All Transaction Expenses incurred by the Manager to the Closing Date have been paid or provided for in a manner satisfactory to the Manager;

(l)	Required Approvals. The Corporation shall have obtained all necessary approvals in connection with the issuance of the Notes and the Warrants and the Warrant Shares as required by the Applicable Securities Laws and the Warrant Shares to be issued upon the exercise of the Warrants shall have been approved for listing on the TSX and the NYSE;

(m)	Security Filings. The Corporation has executed and delivered to the Manager and the Individual Investor copies of all filings necessary or appropriate for the perfection of the Security other than any such filings, if any, authorized pursuant to the terms of this Agreement to take place following the Closing, the result of which the Investors shall have first-ranking Security over the property covered thereby, subject only to Permitted Encumbrances;

(n)	Opinions of Corporation’s Counsel. The Manager shall have received opinions of Dorsey & Whitney LLP, McMillan LLP and Brown, Drew & Massey LLP, independent legal counsel to the Corporation, addressed to the Manager and the Investors, in form and substance reasonably satisfactory to the Manager;

(o)	Consents and Waivers. The Corporation has obtained all required consents, approvals, authorizations, permits and waivers of third parties necessary for the Corporation to consummate and perform the transactions contemplated in and by the Transaction Documents; and

(p)	Other Documents and Undertakings. The Manager and the Individual Investor shall have received from the Corporation such other documents as it may reasonably request in respect of the transactions contemplated by this Agreement.

3.3	Conditions to Obligations of the Corporation on the Closing Date

The obligation of the Corporation to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Corporation), at or before the Closing Date, of the following conditions:

(a)	Investor Representation Letter. Each Investor shall have executed and delivered to the Corporation an Investor Representation Letter in the form of Exhibit 3.3(a) (the “Investor Representation Letter”) including, a US Investor Representation Letter in the form of Schedule A to the Investor Representation Letter;

(b)	Representations and Warranties Correct. The representations and warranties of the Manager and the Individual Investor set out in this Agreement and of each Investor in the Investor Representation Letters, including Schedule A to the Investor Representation Letters, shall be true and correct as of the Closing Date with the same effect as though made as of the date of this Agreement, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date;

(c)	Performance of Obligations. The Manager and the Individual Investor shall have performed or complied in all respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date; and

(d)	Payment. The Manager and the Individual Investor shall have provided payment for the Notes in accordance with Section 2.3 hereof.

3.4	Conditions of Closing

Each Party will use its commercially reasonable efforts to cause each of the conditions set out in the relevant clauses of Sections 3.1, 3.2 and 3.3 as applicable to be satisfied. Each Party will notify the other Party immediately in the event that a Party becomes aware that any such condition has become or might reasonably be expected to become incapable of being satisfied. Neither Party shall be entitled to claim that any obligation under this Agreement need not be performed as a result of any condition set out in Sections 3.1, 3.2 or 3.3, as applicable not being satisfied if the failure to satisfy such condition is as a result of any action or failure to use commercially reasonable efforts by the Party seeking to rely on it.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to the Manager and to the Investors that, except as set forth in the Filings or set out in a section of the Disclosure Statement making specific reference to a specific Section of this Article 4, the statements contained in the following subsections of this Article 4 are true and correct.

4.1	Organization and Qualification

The Corporation is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate or other power and authority to own its assets as now owned and to carry on the Business. The Corporation is duly registered or otherwise authorized to do business and is in good standing in each jurisdiction in which the character of its properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such registration or authorization necessary, except where the failure to be so registered, authorized or in good standing is not a Material Adverse Effect. Correct, current and complete copies of the articles of incorporation, continuance or amalgamation and by-laws (or the equivalent organizational documents), each as amended to date, of the Corporation (the “Corporation Organizational Documents”) have been made available to the Manager.

4.2	Subsidiaries and Joint Ventures

The Corporation has no Equity Interest in any other Person and is not a partner of or joint venture with any other Person.

4.3	Authority Relative to this Agreement

The Corporation has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents or the performance by the Corporation of the transactions contemplated by the Transaction Documents to which it is a party have been duly authorized by its respective Board, and no other corporate proceedings on the part of the Corporation or their respective shareholders are necessary to authorize the execution and delivery by the Corporation of this Agreement or any other Transaction Document or any agreement ancillary thereto and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and the other Transaction Documents executed at Closing will be, duly executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

4.4	Reporting Status and Securities Laws Matters

The Corporation is a “reporting issuer” in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador, is not on the list of reporting issuers in default with any Securities Regulatory Authority of any such Province under Applicable Securities Laws. The Corporation’s shares of common stock are registered with the SEC pursuant to Section 12(b) of the 1934 Act. The Corporation is in compliance in all material respects with all Applicable Securities Laws. No delisting of, suspension of trading in or cease trading order with respect to any securities of the Corporation and, to the knowledge of the Corporation, no inquiry or investigation (formal or informal) of any Securities Regulatory Authority, is in effect or ongoing or, to the knowledge of the Corporation, expected to be implemented or undertaken. The Corporation has provided to the Manager copies of all written correspondence between the Corporation (including its legal advisors) and the TSX and NYSE in connection with the transactions contemplated by this Agreement.

4.5	Authorization

(a)	Corporation Action. All corporate and legal action on the part of the Corporation by its directors and shareholders necessary for the execution and delivery of this Agreement and any other Transaction Document, the sale and issuance of the Notes, the Warrants and the issue of any Common Shares issuable upon exercise of the Warrants (“Warrant Shares”, and together with the Notes and the Warrants, the “Securities”) and the performance of the Corporation’s obligations hereunder and thereunder, has been duly taken.

(b)	Valid Issuance. The Securities, when issued against payment in compliance with the provisions of this Agreement and delivered to the Manager, or any other holder thereof, will be validly issued and free and clear of any Encumbrance.

(c)	No Voting Rights. There are no agreements to which the Corporation is a party with respect to the voting or transfer of any securities of the Corporation other than as set out in the Corporation Organizational Documents and, in respect of transfer of securities, its listing agreements with the TSX and the NYSE, its ordinary-course agreements with its transfer agent and the restrictions on transfer of options imposed by its existing stock option plan and agreements.

(d)	Noncontravention. None of the execution, delivery and performance of and compliance with the Transaction Documents, nor the issuance of any of the Securities will result in or constitute any breach, default or violation of:

(i)	any Contract to which the Corporation is a party or is bound; or

(ii)	any Applicable Law or Order applicable to the Corporation or its properties, including any rule of the TSX or NYSE or result in the creation of any Encumbrance upon any of the properties or assets of the Corporation (other than as contemplated by the Transaction Documents).

4.6	Capitalization

The authorized share capital of the Corporation consists of 10,000,000 shares of preferred stock, none of which are issued and outstanding and 750,000,000 shares of common stock, of which 77,207,574 shares of common stock are issued and outstanding as of the date hereof; except for Permitted Issuances, there are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring or which may require the issuance, sale or transfer by the Corporation of any shares of the Corporation (or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the Corporation). All outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. All securities of the Corporation have been issued in compliance, in all material respects, with all Applicable Securities Laws. Other than the Common Shares, there are no securities of the Corporation outstanding which have the right to vote generally (or are convertible into, exchangeable or exercisable for securities of the Corporation) with the shareholders of the Corporation on any matter. Except for the Permitted Issuances referred to in the Filings , there are no outstanding contractual or other obligations of the Corporation to:

(a)	repurchase, redeem or otherwise acquire any of its securities;

(b)	make any investment in or provide any funds to (whether in the form of a loan, capital contribution or otherwise) any Person; or

(c)	provide any Guarantee with respect to the Indebtedness of any Person.

4.7	Consents

No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any Governmental Authority or other Person on the part of the Corporation is required in connection with its valid execution, delivery and performance of the Transaction Documents to which it is a party or the offer, sale or issuance of the Securities, other than any filing or approval required pursuant to the rules of the TSX and NYSE or the prospectus and registration exemptions relied upon by the Corporation under Applicable Securities Laws.

4.8	Liabilities

The Corporation has no outstanding Indebtedness other than the Indebtedness shown on the Most Recent Financial Statements and other than Permitted Indebtedness incurred since the date of the Most Recent Financial Statements in connection with the fulfillment of ordinary course operating obligations, none of which are outstanding beyond the date required for payment thereof.

4.9	Judgments

The Corporation is not subject to the terms or provisions of any judgment, decree, Order, writ or injunction of any Governmental Authority that is a Material Adverse Effect.

4.10	Intellectual Property

(a)	The Corporation owns all right, title and interest in and to, or has validly licensed (and is not in material breach of such licenses), all Proprietary Assets and all other intellectual property and proprietary rights that are material to the conduct of the Business, as presently contemplated;

(b)	all such Proprietary Assets are sufficient, in all material respects, for conducting the Business, as presently contemplated;

(c)	all such Proprietary Assets are valid and enforceable (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or laws relating to or affecting creditors’ rights generally), and do not infringe in any material way upon any third parties’ intellectual property and proprietary rights, and no event will occur as a result of the transactions contemplated by the Transaction Documents that would render invalid or unenforceable any such Proprietary Assets;

(d)	to the knowledge of the Corporation, no third party is infringing upon such Proprietary Assets in a manner that currently would reasonably be expected to adversely affect such Proprietary Assets in any material respect;

(e)	all computer hardware and their associated firmware and operating systems, application software, database engines and processed data, technology infrastructure and other computer systems used in connection with the conduct of the Business, as presently conducted (collectively, the “Technology”) are up-to-date and sufficient, in all material respects, for conducting the Business, as presently contemplated;

(f)	the Corporation owns or has validly licenced (and is not in material breach of any such licence) to the Technology and has commercially reasonable virus protection and security measures in place in relation to such Technology;

(g)	there is no breach of any license to any Proprietary Assets; and

(h)	the Corporation has reasonable back-up systems and audited procedures and disaster recovery strategies adequate to ensure the continuing availability of the functionality provided by the Technology, and has ownership of or a valid license to the Proprietary Assets necessary to allow it to continue to provide, in all material respects, the functionality provided by the Technology in the event of any malfunction of the Technology or other form of disaster affecting the Technology.

4.11	Contracts

(a)	The Corporation is not in material breach or violation of, or default (in each case, with or without notice or lapse of time or both) under, any Contract of the type listed below (the Contracts described in Sections 4.11(a)(i) through 4.11 (a)(x), together with all exhibits and schedules thereto being, the “Material Contracts”) and the Corporation has not received or given any notice of default under any such Material Contract which remains uncured and to the knowledge of the Corporation, there exists no state of facts which after notice or lapse of time or both would constitute a material default or breach of such Material Contract (it being agreed that for the purposes of this Section 4.11(a), the term “material” signifies that the breach or violation or default in question is a Material Adverse Effect):

(i)	any lease of real property by the Corporation, as tenant, with third parties providing for annual rentals of $200,000 or more;

(ii)	any Contract (other than a lease referred to in Section 4.11(a)(i)) under which the Corporation is obliged to make payments on an annual basis in excess of $200,000 in the aggregate;

(iii)	any partnership, limited liability company agreement, joint venture, alliance agreement or other similar agreement or arrangement relating to the formation, creation, operation, management, business or Control of any partnership or joint venture which is not wholly-owned by the Corporation (other than any such agreement or arrangement relating to the operation or business of a property in the ordinary course and which is not material with respect to such property) where the Corporation’s obligations with respect to any such partnership or joint venture exceed $200,000 individually;

(iv)	any Contract under which Financial Indebtedness in excess of $200,000 is outstanding or may be incurred or pursuant to which any property or asset of the Corporation is mortgaged, pledged or otherwise subject to an Encumbrance (other than Permitted Encumbrances), or any Contract restricting the incurrence of Indebtedness by the Corporation or the incurrence of Encumbrances (other than Permitted Encumbrances) on any properties or securities or restricting the payment of dividends;

(v)	any Contract that purports to limit the right of the Corporation to, in any material respect:

(A)	engage in any line of business; or

(B)	compete with any Person or operate in any location;

(vi)	any Contract providing for the sale or exchange of, or option to sell or exchange, any property with a fair market value in excess of $200,000, or for the purchase or exchange of, or option to purchase or exchange, any property with a fair market value in excess of $200,000 entered into in the past twelve (12) months or in respect of which the applicable transaction has not been consummated;

(vii)	any Contract entered into in the past twelve (12) months or in respect of which the applicable transaction has not yet been consummated for the acquisition or disposition, directly or indirectly (by amalgamation, merger or otherwise), of assets (other than Contracts referenced in Section 4.11(a)(v)(B)) or capital stock or other equity interests of another Person for aggregate consideration in excess of $200,000, in each case other than in the ordinary course of business of the Corporation and in a manner consistent with past practice;

(viii)	any standstill or similar Contract currently restricting the ability of the Corporation to offer to purchase or purchase the assets or equity securities of another Person;

(ix)	any Contract among or between shareholders of the Corporation;

(x)	the Contracts for the sale of uranium produced by the Company described in Exhibit 4.11(a)(x) (the “Product Sales Contracts”);

(xi)	the Lease or License Documents; and

(xii)	any Contract (other than Contracts referenced in Sections 4.11(a)(i) through 4.11(a)(ix)) which is required by the Corporation or its affiliates with Securities Regulatory Authorities as a material contract and forming part of the Filings.

(b)	There are no Contracts that provide for an obligation of the Corporation of $200,000 or more per period of 12 months.

(c)	There are no Contracts for the sale of uranium produced by the Corporation other than the Product Sales Contracts.

4.12	Prospectus and Registration Rights

The Corporation has no obligation to any Person and no Person has any right to have any securities of the Corporation qualified pursuant to a prospectus in any province of Canada or registered with the SEC under the 1933 Act or with any other Governmental Authority (including piggyback registration rights).

4.13	Changes

Since the date of the Most Recent Financial Statements, there has not occurred or could reasonably be expected to occur any of the following:

(a)	any Material Adverse Change;

(b)	any resignation or termination of any officer, key employee or groups of employees of the Corporation;

(c)	any material change, except in the ordinary course of business, in the Indebtedness of the Corporation;

(d)	any damage, destruction or loss, whether or not covered by insurance that is a Material Adverse Effect;

(e)	any waiver by the Corporation of a material right or of a material debt owed to it;

(f)	any material increase in any compensation arrangement or agreement with any employee, officer or director of the Corporation other than routine annual increases in compensation or promotions or bonuses awarded in the ordinary course of business;

(g)	to the knowledge of the Corporation, any labour organization activity related to the Corporation;

(h)	any Indebtedness of the Corporation, except for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(i)	any sale or other disposition of any Proprietary Asset, other than the nonexclusive license by the Corporation, of such Proprietary Assets to customers, suppliers or contract manufacturers in the ordinary course of business consistent with past practices;

(j)	any sale or other disposition of any Real Property or Mineral Interest or entered into an agreement to do except in the ordinary course of the Business consistent with past practice;

(k)	any change in any Material Contract to which the Corporation is a party or by which it is bound, which change is a Material Adverse Effect; and

(l)	any arrangement or commitment by the Corporation to do any of the acts described in this Section 4.13.

4.14	Compliance with Corporation Instruments and Applicable Laws and Permits

The Corporation is not in violation of any provisions of its Corporation Organizational Documents as currently in effect. The Corporation has been and is in compliance in all respects with all Applicable Laws, including Applicable Laws relating to the importation or exportation or licensing of its products, except where failure to be in compliance is not a Material Adverse Effect. All Permits and other authorizations by any Governmental Authority held by the Corporation and which are necessary to its businesses are valid and sufficient in all respects for the business presently carried or presently contemplated to be carried on by it, except where such failure to obtain such Permits and authorizations is not a Material Adverse Effect.

4.15	Litigation

There are no Proceedings pending or, to the Corporation’s knowledge, threatened, against:

(a)	the Corporation or against any of its property or assets at law or in equity before or by any Governmental Authority; or

(b)	any director or officer of the Corporation or any employee of the Corporation, which Proceedings is, a Material Adverse Effect.

Neither the Corporation nor any of its assets or properties is subject to any outstanding judgment, Order, writ, injunction or decree that is a Material Adverse Effect

4.16	Financial Statements

The Corporation’s audited consolidated financial statements as at and for the fiscal years ended December 31, 2011 and 2012, as amended and restated, (consisting of a Consolidated Balance Sheet, Consolidated Statements of Operations and Comprehensive Loss, Consolidated Statements of Cash Flows, and Consolidated Statement of Stockholders’ Equity and the notes thereto) and all consolidated financial statements of the Corporation included or incorporated by reference in the Filings since December 31, 2012, including the interim financial statements as at and for the three month period ended March 31, 2013 (the “Most Recent Financial Statements” and together with the financial statements referred to in this sentence, (collectively, the “Financial Statements”) and the financial information contained in the related management’s discussion and analysis (“MD&A”) contained in Item 2. of Part I of the Company’s most recent quarterly report on Form 10-Q, as filed with the SEC on May 9, 2013, were prepared in accordance with GAAP consistently applied (except (A) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of the Corporation’s independent auditors, or (B) in the case of unaudited interim consolidated financial statements, are subject to normal period-end adjustments and they may omit notes which are not required by Applicable Laws and GAAP in the unaudited statements) and fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Corporation as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim consolidated financial statements, to normal period-end adjustments). There has been no material change in the Corporation’s accounting policies since December 31, 2012, except as described in the notes to the Financial Statements. There are no “off-balance sheet arrangements” (as such term is defined under GAAP) in respect of the Corporation.

4.17	Disclosure Controls

The Corporation:

(a)	has designed and maintains a process of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act and Multilateral Instrument 52-109) (“Internal Controls”) for the Corporation providing reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of the Corporation has caused the Corporation to disclose in Item 4 of Part I of the Company’s most recent quarterly report on Form 10-Q, as filed with the SEC on May 9, 2013, any change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Internal Controls during the quarter ended March 31, 2013. Management of the Corporation has designed and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act and Multilateral Instrument 52-109) (“Disclosure Controls”) for the Corporation sufficient to provide reasonable assurance that material information relating to the Corporation is made known, on a timely basis, to the Corporation’s management, including the chief executive officer and chief financial officer, by others within the Corporation. Management has evaluated the effectiveness of the Disclosure Controls, and has caused the Corporation to disclose in Item 4 of Part I of the Company’s most recent quarterly report on Form 10-Q, as filed with the SEC on May 9, 2013, the conclusions about the effectiveness of the Disclosure Controls based on such evaluation;

(b)	is not aware (after making reasonable investigations) of (i) any significant deficiencies in the design or operation of the Internal Controls which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s Internal Controls; (iii) any material weaknesses in the design or operation of Internal Controls, which have not been identified for the Corporations’ auditors; (iv) and since the date of the most recent evaluation of the Internal Controls, any significant changes in Internal Controls that are reasonably likely to Materially Adversely Effect Internal Controls;

(c)	is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are in effect; and

(d)	is in material compliance with all applicable corporate governance requirements under Applicable Securities Laws.

4.18       Solvency The Corporation is Solvent prior to, and after giving effect to, the transactions contemplated by this Agreement and the other Transaction Documents.

4.19	Taxes

(a)	The Corporation has:

(i)	as relates to income and sales Taxes, duly and timely filed, or caused to be filed, all material Tax Returns required to be filed by it prior to the date hereof, other than those which have been administratively waived, and all such Tax Returns are true and correct in all material respects;

(ii)	paid on a timely basis all Tax and all assessments and reassessments of Tax due on or before the date hereof, other than Tax which is being or has been contested in good faith and for which, in the reasonable opinion of the Corporation, adequate reserves have been provided in the Financial Statements, except to the extent that failure to pay such Tax is not a Material Adverse Affect

(iii)	duly and timely withheld, or caused to be withheld, all Tax required by Law to be withheld by it (including Tax and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account of any Person, including any employees, officers or directors and any non resident Person) and duly and timely remitted, or caused to be remitted, to the appropriate Tax authority such Tax required by Law to be remitted by it, except to the extent that such failure is not a Material Adverse Effect; and

(iv)	duly and timely collected, or caused to be collected, any sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Applicable Law to be collected by it and duly and timely remitted to the appropriate Tax authority any such amounts required by Applicable Law to be remitted by it, except to the extent that such failure is not a Material Adverse Effect;

(b)	the unpaid Tax of the Corporation did not, as of the date of the Most Recent Financial Statements, exceed the reserves and provisions for Tax accrued but not yet due as reflected in the Financial Statements, and Tax payable by the Corporation as of the Closing Date will not exceed such reserves and provisions for Tax as adjusted through the applicable closing date in accordance with the past custom and practice of the Corporation;

(c)	no deficiencies, litigation, proposed adjustments or matters in controversy with respect to Tax exists or has been asserted which remain unresolved at the date hereof, and no action or proceeding for assessment or collection of Tax has been taken, asserted, or to the knowledge of the Corporation, threatened, against the Corporation or any of their assets, except, in each case, as disclosed or provided for in the Financial Statements or except such deficiencies, litigation, proposed adjustments, confirmations, actions or proceedings that is not a Material Adverse Effect;

(d)	there are no currently effective elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any Tax of, or the filing of any Tax Return or any payment of any Tax by the Corporation;

(e)	there are no Encumbrances, other than Permitted Encumbrances, for Tax upon any of the assets of the Corporation;

(f)	the Corporation is substantially in compliance with the Applicable Laws, including any documentation and recordkeeping requirements thereunder, applicable to the allocation of income and deductions and transactions among related taxpayers; and

(g)	the Corporation is not a party to any indemnification, allocation or sharing agreement with respect to Tax that could give rise to a payment or indemnification obligation (other than customary Tax indemnification provisions contained in credit or loan agreements or agreements related thereto or other transactions entered into in the ordinary course) and the Corporation has no liability for Tax of any Person as a transferee or successor, by contract, or otherwise.

4.20	Employment Agreements and Collective Agreements

The Corporation is not a party to or bound or governed by:

(a)	in respect of the employees of the Corporation, except for employment offers and letters delivered in the ordinary course of business, none of which is with an officer of the Corporation:

(i)	any existing employment agreement with any executive officer of the Corporation; or

(ii)	any change of control agreement with any executive officer or any written or, to the knowledge of the Corporation, oral agreement, arrangement or understanding providing for an existing retention, severance or termination compensation or benefits to any executive officer; or

(b)	any existing collective bargaining or union agreements.

There are no material labour disputes, strikes or lock-outs relating to or involving any employees of the Corporation that would constitute a Material Adverse Effect. There are no actual applications or, to the knowledge of the Corporation, threatened applications for certification, voluntary recognition, related employer, successor employer or union bargaining rights in respect of the Corporation.

4.21	Property and Interests

(a)	Except as is not a Material Adverse Effect, the Corporation is, except with respect to the properties referred to in Section 4.20(c) of the Disclosure Statement, the absolute legal and beneficial owner of, and has marketable title to, all of the material property or assets reflected in the Financial Statements as being owned by it, free of all Encumbrances or demands whatsoever, other than Permitted Encumbrance and no other material property rights are necessary for the Corporation to conduct their respective business as currently conducted or contemplated to be conducted.

(b)	The Disclosure Statement sets forth a complete and accurate list of all of the real property owned by the Corporation (collectively, the “Owned Real Property”). (i) The Corporation owns good and marketable title in fee simple to each parcel of Owned Real Property free and clear of any Encumbrances, other than Permitted Encumbrances, (ii) there are no outstanding options, rights of first offer or rights of first refusal to pursue such Owned Real Property or any material portion thereof or interest therein (iii) the Corporation is not a party to any Contract or option to purchase any real property or interest therein: and (iv) there are no statutory rights of way, easements, covenants, restrictive covenants relating to real property (or any portion thereof or interest therein) owned or leased or otherwise held by the Corporation except as registered on title..

(c)	Each property currently leased or subleased or licensed by the Corporation from a third party (collectively, the “Leased or Licensed Properties” and together with the Owned Real Property, the “Real Property”) is listed in the Disclosure Statement identifying the name of the lessee (i.e., the Corporation or otherwise) and the documents under which such lease or license is created (collectively, the “Lease or License Documents”). The Corporation holds good and valid leases or licenses in the Leased or Licensed Properties, free and clear of all Encumbrances other than Permitted Encumbrances. Each of the Lease or License Documents is valid, binding and in full force and effect as against the Corporation and, to the knowledge of the Corporation, as against the other party thereto. None of the Corporation nor, to the knowledge of the Corporation, any of the other parties to the Lease or License Documents, is in breach or violation or default (in each case, with or without notice or lapse of time or both) under any of the Lease or License Documents which breach, violation or default has not been cured and is not a Material Adverse Effect, and the Corporation has not received or given any notice of default under any Lease or License Document which remains uncured which is a Material Adverse Effect. To the knowledge of the Corporation, the Corporation is not in violation of any covenants, or not in compliance with any condition, restrictions or Permitted Encumbrances, affecting any Leased or Licensed Properties which violations or non-compliances is a Material Adverse Effect.

(d)	All accounts for materials, work and services performed or materials placed or furnished upon or in respect of construction at each Real Property have been fully paid or the Corporation has made arrangements with such contractor for payment in the ordinary course.

(e)	To the knowledge of the Corporation, all of the buildings and improvements (including fixtures, systems and utilities) on the real property owned or leased or licensed or otherwise held by the Corporation were constructed and are maintained in accordance with Applicable Laws and are maintained in good operating condition and repair, subject to normal wear and tear except where such would not be a Material Adverse Effect.

4.22	Personal Property

The Corporation owns, or has a valid and enforceable lease or license of, all personal property used in its respective business as presently carried on or contemplated to be carried on, except as is not a Material Adverse Effect. The Corporation’s ownership of or lease or license in any such personal property is not subject to any Encumbrances, other than Permitted Encumbrances. At the Closing Date, the Investors shall have a first-ranking security interest or hypothec or equivalent security on all of the present and after acquired personal property of the Corporation, subject only to the Permitted Encumbrances.

4.23	Property and Mineral Rights

Section 4.22 of the Disclosure Statement lists all mineral interests and rights, including claims, concessions, surface rights, easements, exploration licenses and exploitation licenses and leases which are 100% held by the Corporation (collectively, the “Mineral Rights”). Except as is not a Material Adverse Effect:

(i)	the Corporation is the sole legal and beneficial owner of all right, title and interest in and to the Mineral Rights, free and clear of any Encumbrances, except Permitted Encumbrances;

(ii)	all of the Mineral Rights have been properly located, in the case of mineral claims, and recorded in compliance with Applicable Laws and are comprised of valid and subsisting mineral claims or leases;

(iii)	the Mineral Rights are in good standing under Applicable Laws and all work required to be performed and filed in respect thereof has been performed and filed, all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made;

(iv)	there is no adverse claim against or challenge to the title to or ownership of any of the Mineral Rights;

(v)	the Corporation has the exclusive right to deal with all of the Mineral Rights;

(vi)	no Person other than the Corporation has any interest in any of the Mineral Rights or the production or profits therefrom or any royalty in respect thereof or any right to acquire any such interest;

(vii)	there are no options, back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would affect the interest of the Corporation in any of the Mineral Rights;

(viii)	there are no restrictions on the ability of the Corporation to use, transfer or exploit any of the Mineral Rights, except pursuant to Applicable Laws;

(ix)	the Corporation has not received any written notice from any Governmental Authority of any revocation or intention to revoke any interest of the Corporation in any of the Mineral Rights; and

(x)	the Corporation has all surface rights, including easements and rights of way from landowners or Governmental Authorities, that are required to develop and exploit the Nichols Ranch ISR Uranium Project as described in the Filings and no Person other than the Corporation holds any such rights that would be required by the Corporation to develop and exploit the Nichols Ranch ISR Uranium Project as described in the Filings.

4.24	Mineral Information

The Corporation has duly filed with the applicable Securities Regulatory Authorities in Canada all reports (the “43-101 Reports’) required by National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and all such 43-101 Reports comply in all material respects with the requirements of NI 43-101. The information set forth in the Filings relating to the estimates by the Corporation of mineral resources (i) has been reviewed and verified by “qualified persons” (as that term is defined under NI 43-101); (ii) in all cases, the mineral resource information has been prepared in accordance with Canadian industry standards set forth in NI 43-101, (iii) the method of estimating the mineral resources has been verified by individuals with mining experience, (iv) the information upon which the estimates of mineral resources were based, was, to the knowledge of the Corporation, at the time of delivery thereof, complete and accurate in all material respects, and (v) there have been no material changes to such information since the date of delivery or preparation thereof. The Mineral Rights over which the Security to be created by the Mortgage, Security Agreements, Assignment, Financing Statement and Fixture Filing included in the Security Agreements are the only Mineral Rights reflected in the “Measured Resource” and “Indicated Resource” in the 43-101 Reports

4.25	Insurance

Except as is not a Material Adverse Effect, the Corporation is covered by valid and currently effective insurance policies issued in favour of the Corporation that are commercially reasonable, taking into account the industries in which the Corporation operates. Except as is not a Material Adverse Effect, with respect to each insurance policy issued in favour of the Corporation, or pursuant to which the Corporation is a named insured or otherwise a beneficiary under an insurance policy:

(a)	the policy is in full force and effect and all premiums due thereon have been paid;

(b)	the Corporation is not in breach or default, and has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any such policy;

(c)	to the knowledge of the Corporation, no insurer on any such policy has been declared insolvent or placed in receivership, debt restructuring proceedings or liquidation, and no notice of cancellation or termination has been received by the Corporation with respect to any such policy;

(d)	none of such policies will terminate or lapse by reason of the transactions contemplated by the Transaction Documents;

(e)	no insurer under any such policy has cancelled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy;

(f)	there is no claim by the Corporation pending under any such policy that has been denied or disputed by the insurer; and

(g)	all claims under such policies have been filed in a timely fashion.

4.26	Related Party Transactions

(a)	None of the Corporation’s Affiliates, officers, directors, members or employees, or any Affiliate of any of the foregoing, or to the Corporation’s knowledge, any supplier, distributor or customer of the Corporation has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets or Mineral Rights used in or pertaining to the business of the Corporation except for the normal rights of a stockholder or member.

(b)	Other than arrangements in the ordinary course of business since the date of the Most Recent Financial Statements there are no agreements, understandings or proposed transactions between the Corporation and any of its respective officers, directors, employees, shareholders or Affiliates.

(c)	No officer or director of the Corporation has any material direct or indirect ownership interest in any firm or corporation with which the Corporation has a material business relationship, or any firm or corporation that competes in any material respect with the Corporation. To the Corporation’s knowledge, no member of the immediate family of any officer or director of the Corporation is directly or indirectly interested in any Material Contract.

4.27	Filings

The Corporation has filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by it with the Securities Regulatory Authorities. As of the date of such Filings, such Filings, as they may have been subsequently amended by Filings made by the Corporation with Securities Regulatory Authorities prior to May 15, 2013, complied in all material respects with the requirements of Applicable Securities Laws applicable to the Filings. None of the Filings, as of the date filed and as they may have been subsequently amended by filings made by the Corporation with the applicable Securities Regulatory Authority prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in this Section 4.26 shall not be qualified by the words “except as set forth in the Filings”.

4.28	No Violations

None of the execution and delivery of this Agreement or the other Transaction Documents by the Corporation nor the consummation of the transactions contemplated herein and therein by the Corporation or compliance by the Corporation with any of the provisions hereof or thereof will:

(a)	violate, conflict with, or result in a material breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which with or without notice or lapse of time or both, would constitute a material default) under, or result in granting to a third party a right to reduce fees or other payments to the Corporation under, or result in granting to a third party a right of first refusal, first opportunity, or other right or option to acquire properties or assets of the Corporation under, or grant to a third party a right to force the Corporation to purchase one or more assets under, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon, any of the properties or assets of the Corporation or cause any Financial Indebtedness of the Corporation to come due before its stated maturity or cause any credit commitment to cease to be available, or cause any payment or other obligation to be imposed on the Corporation under, any of the terms, conditions or provisions of:

(i)	the Corporation Organizational Documents; or

(ii)	any note, bond, mortgage, indenture, loan agreement, deed of trust, Encumbrance, or other Contract to which the Corporation is a party or to which any of them, or any of its properties or assets, may be subject or by which any of them is bound; or

(b)	subject to obtaining regulatory approvals as required under Applicable Securities Laws, violate any Applicable Law that is a Material Adverse Effect;

(c)	cause the suspension or revocation of any material Permit currently in effect (except, in the case of Sections 4.27(a)(ii), for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances which, or any consents, approvals or notices which, if not given or received, or any Permits which, if suspended or revoked, is not a Material Adverse Effect); or

(d)	violate or cause the suspension or revocation of any license to any Proprietary Asset or licence or lease to any Mineral Right.

None of the Corporation nor any director, officer, or to the knowledge of the Corporation, agent or employee of the Corporation nor their Affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, payoff, influence payment, kickback or other unlawful payment.

4.29	Listing

The Common Shares are listed for trading on the TSX and the NYSE.

4.30	Pension and Employee Benefits

(a)	The Corporation does not maintain any health, welfare, supplemental unemployment benefit, bonus, profit sharing, option, insurance, incentive, incentive compensation, deferred compensation, share purchase, share compensation, disability, pension or retirement plans and other material employee or director compensation or benefit plans, policies, trusts, funds, agreements or arrangements for the benefit of directors or former directors of the Corporation, employees or former employees of the Corporation, which are maintained by or binding upon the Corporation or in respect of which the Corporation has any actual or, to the Corporation’s knowledge, potential liability (collectively, the “Plans”).

(b)	None of the execution and delivery of this Agreement or any Transaction Document by the Corporation or consummation of the transactions contemplated in this Agreement or a Transaction Document or compliance by the Corporation with any of the provisions hereof or thereof shall result in any payment (including severance, unemployment compensation, bonuses or otherwise) becoming due to any director, officer or employee of the Corporation or result in any increase or acceleration of contributions, liabilities or benefits, or acceleration of vesting, under any Plan or restriction held in connection with a Plan.

4.31	Environment

(a)	Except as is not a Material Adverse Effect, the Corporation is in compliance with all, and has not violated any, Environmental Laws.

(b)	Except as is not a Material Adverse Effect:

(i)	the Corporation has not Released, and, no other Person has Released, any Hazardous Substances (in each case except in compliance with applicable Environmental Laws) on, at, in, under or from any of the real properties (including the workplace environment) currently or previously owned, leased or operated by the Corporation; and

(ii)	there are no Hazardous Substances or other conditions that could reasonably be expected to result in liability of or adversely affect the Corporation under or related to any Environmental Law on, at, in, under or from any of the real properties (including the workplace environment) currently or, to the Corporation’s knowledge, previously owned, leased or operated by the Corporation.

(c)	There are no pending claims or, to the Corporation’s knowledge, threatened claims, against the Corporation arising out of any Environmental Laws.

(d)	No Encumbrance in favour of a Governmental Authority arising under Environmental Laws is pending or, to the Corporation’s knowledge, threatened, affecting the Corporation or any real property owned, or leased by the Corporation, except as is not a Material Adverse Effect.

(e)	There are no Orders from any Governmental Authority which relates to Environmental Laws and which requires any material work, repairs, construction or capital expenditures by the Corporation.

4.32	Stop Transfer

The Corporation will not issue any stop transfer order or other order impeding the sale and delivery of any of the Warrant Shares at such time as they are registered for public sale or an exemption from registration is available, except as required by Law.

4.33	No Brokers

The Corporation is not obligated for the payment of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of this Agreement or the other Transaction Documents, or in connection with any transaction contemplated hereby or thereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES BY MANAGER

The Manager and the Individual Investor represents to the Corporation, severally on its own behalf but not on behalf of the other, as follows:

5.1	Authority

The Manager is a corporation duly formed and validly existing under the laws of Canada. The Individual Investor is of the age of majority and is legally competent to execute this Agreement. Each of the Manager and the Individual Investor has the requisite legal right and power, as applicable, to enter into, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party for itself and, in the case of the Manager, on behalf of the Deans Knight Investors. Assuming due execution and delivery by the other Parties, this Agreement is, and upon their execution, the other Transaction Documents to which the Manager or the Individual Investor is a party will be legal, valid and binding obligations of the Manager or the Individual Investor, as the case may be, enforceable against the Manager or the Individual Investor, as the case may be, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. The entering into of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will not result in a violation of any of the terms or provisions of any Applicable Law applicable to the Manager or the Individual Investor, or any of the organizational documents of the Manager, or any material Contract to which the Manager or the Individual Investor is a party or by which it is bound.

5.2	Securities Not Registered

The Manager and the Individual Investor each understands and acknowledges that none of the Securities have been or will be registered under the 1933 Act or pursuant to any applicable securities laws of any state of the United States or qualified by a prospectus under any Applicable Securities Laws (collectively, “Registered”, and the act of having securities registered means “Registration”), and that such Securities will be offered and sold in reliance upon applicable exemptions from Registration, and that the Corporation’s reliance upon such exemptions is predicated upon the Investor’s representations, warranties, agreements, acknowledgements and undertakings set out in this Agreement. The Manager and the Investor each understands and acknowledges that resale of the Securities may be restricted indefinitely in the United States unless they are subsequently Registered in the United States, and in a province of Canada unless they are Registered in that province, unless an exemption from Registration under Applicable Laws applies.

5.3	Accredited Investor; Securities Law Compliance; Investment Intent

The Manager is an “accredited investor” as such term is defined in paragraph (q) of the definition of “accredited investor” in National Instrument 45-106 Prospectus and Registration Exemptions (which states “a Person acting on behalf of a fully managed account managed by that Person if the Person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction in Canada or a foreign jurisdiction”) and is registered to carry on business as an advisor under the Securities Act (British Columbia).

5.4	Disclosure of Information to Securities Regulatory Authorities

The Manager and the Individual Investor each acknowledges that the Corporation may be required to disclose to Securities Regulatory Authorities the name and address of the Investors, the number and type of Securities purchased and the purchase price for such Securities, and, if required by Applicable Laws, each will, in a timely manner, execute, deliver, file and otherwise assist the Corporation in obtaining such necessary consents and filing such reports, undertakings and other documents with respect to the distribution of the Securities as may be required or requested by the Corporation to enable the Corporation to comply with such obligations.

5.5	Financial Capability

Each of the Manager and the Individual Investor will have, subject to the satisfaction of the conditions described herein, sufficient funds in accounts managed by it to make and complete the payment for the Notes and the availability of such funds is not and will not be subject to the consent, approval or authorization of any other Person.

5.6	No Impairment

Nothing contained in this Article 5 is intended to otherwise impair the representations, warranties or covenants of the Corporation in this Agreement or the other Transaction Documents.

ARTICLE 6

COVENANTS

The Corporation covenants and agrees with the Manager and the Individual Investor that from and after the date hereof:

6.1	Access

For such time as the Notes remain outstanding, to the extent permitted by Applicable Laws and not in contravention of the rights of third parties, it will permit representatives of the Manager to have reasonable access to the properties of the Corporation, to examine the corporate books and make copies or extracts therefrom or to discuss the affairs, finances and accounts of the Corporation with the officers and employees of the Corporation upon request, all during normal business hours and subject to other reasonable restrictions by the Corporation.

6.2	Tax Law Compliance and Stamp Duties

The Corporation shall pay any transfer taxes, stamp duties or other similar charges that may be imposed with respect to the issue or delivery of the Securities by the Corporation to the Manager and the Individual Investor or the execution and delivery of any Transaction Document.

6.3	Use of Proceeds and Transaction Expenses

The Corporation hereby covenants and agrees that all of the proceeds received by it from the issuance and sale of the Notes shall be used for working capital and general corporate purposes for the Business. In addition the Corporation shall pay to the Manager or as the Manager may direct, (i) on the Closing Date, all Transaction Expenses incurred by the Manager to and including the Closing Date and (ii) within thirty days of receipt by the Corporation of an invoice in respect thereof, all Transaction Expenses incurred by the Manager from the Closing Date and to the date of such invoice.

6.4	Stop-Orders

For such time as the Warrants remain outstanding, the Corporation will advise the Manager promptly after it receives notice of issuance by any Securities Regulatory Authority or any other regulatory authority of any cease trade order, stop order or of any order preventing or suspending any offering of or trading in any securities of the Corporation, or of the suspension of the qualification of the Common Shares offered for sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.5	Listing

Until the later of (i) the expiration of all Warrants, if no Warrants are exercised, or (ii) the date that is one year following the date on which the last Warrants were exercised prior to expiration thereof, the Corporation will use reasonable best efforts to maintain the listing of its Common Shares on the TSX and the NYSE and will comply in all material respects with the Corporation’s reporting, filing and other obligations under Applicable Securities Laws.

6.6	Market Regulations

The Corporation shall notify the TSX and NYSE of, and make all necessary filings of the Corporation with Securities Regulatory Authorities, in accordance with their requirements, in connection with the transactions contemplated by the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by Applicable Laws, for the legal and valid issuance of the Securities to the Manager, and promptly provide copies of all such notices and filings to the Manager.

6.7	Reporting Requirements

Until the later of (i) the expiration of all Warrants, if no Warrants are exercised, or (ii) the date that is one year following the date on which the last Warrants were exercised prior to expiration thereof, the Corporation will file with each Securities Regulatory Authorities all reports required to be filed by the Corporation pursuant to Applicable Securities Laws on a timely basis taking into account any and all extensions granted or permitted by the applicable Securities Regulatory Authorities, and refrain from terminating its status as a reporting issuer in any Province of Canada in which it is now a reporting issuer or seeking to withdraw the registration of its Common Shares with the SEC.

6.8	No Short Selling

Until this Agreement and the other Transaction Documents are terminated, the Manager will not engage in any transaction which is designed to sell short the Common Shares or any other publicly traded securities of the Corporation. In addition, the Manager represents that as of the date of this Agreement it does not have any existing short position in the Common Shares, nor has the Manager executed any derivative instruments with any third party, which in either case is designed to dispose of the Common Shares.

ARTICLE 7

INDEMNIFICATION

7.1	Indemnity

The Corporation will indemnify and defend and hold harmless each of the Manager, the Investors, their respective Affiliates, successors and assigns and each of their respective officers, directors, and employees (a “Manager Indemnified Party” or collectively the “Manager Indemnified Parties”) from and against, and agrees to pay or cause to be paid to the Manager Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind, other than loss of profits of such Manager Indemnified Parties or consequential damages (“Losses”) that the Manager Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses), which arise or result from any breach by the Corporation of any of its representations or warranties, or failure by the Corporation to perform any of its covenants or agreements, in any Transaction Document or in any certificate or document delivered pursuant to any Transaction Document, including but not limited to any third party claims arising or resulting from such breach or failure, except to the extent such Losses arise out of the intentional or gross fault, gross negligence or willful misconduct of the Manager. The rights of the Manager Indemnified Parties hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to it by Law or under the Transaction Documents. Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 8.1, in determining the amount of any Losses, no effect shall be given to any qualification as to “materiality” or “Material Adverse Effect” in such representations and warranties.

7.2	Procedures

(a)	If a third party shall notify a Manager Indemnified Party (an “Indemnified Party”) with respect to any matter that may give rise to a claim for indemnification under the indemnities set out above in Section 7.1, the procedure set out below shall be followed.

(i)	Notice. The respective Indemnified Party shall give to the party providing indemnification (the “Indemnifying Party”) written notice of any claim, suit, judgment or matter for which indemnity may be sought under Section 8.1 promptly but in any event within thirty (30) days after the Indemnified Party receives notice thereof; provided, however, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set out in reasonable detail:

(A)	the basis for such potential claim; and

(B)	the dollar amount of such claim.

The Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If the Indemnifying Party does not respond within such 30-day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

(ii)	Defense of Claim. With respect to a claim by a third party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set out in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within thirty (30) days of receipt of such notice; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party’s reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party and the Indemnifying Party, to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party but only in respect of one counsel (chosen by the Manager) plus appropriate local counsel, if applicable, for all Indemnified Parties. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such 30-day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including legal fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party after it provides notice under Section 7.2(a)(i) and prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

(iii)	Final Authority. The Parties shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which shall not be unreasonably withheld. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld.

(b)	Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of thirty (30) days within which to respond thereto.

(c)	The Manager accepts the indemnification obligations on behalf of each Manager Indemnified Party.

ARTICLE 8

MISCELLANEOUS

8.1	Waivers and Amendments

Unless otherwise provided, any provision of this Agreement may be amended or modified upon the written consent of the Corporation and the Manager (and the Individual Investor hereby authorizes the Manager to make such amendments or modifications, all of which will be binding upon the Individual Investor) Any provision of this Agreement may only be waived by the Party in whose favour such provision is intended to benefit, such waiver to be evidenced by a notice in writing by the waiving Party to the other party.

8.2	Governing Law

This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to the conflict of laws provisions thereof.

8.3	Non-Exclusive Jurisdiction

Any action or proceeding brought by a Party arising out of or in connection with this Agreement or any other Transaction Document, may be brought in a court of competent jurisdiction located in the Province of British Columbia. The Parties agree not to contest such jurisdiction or seek to transfer any action relating to such dispute brought in the Province of British Columbia to any other jurisdiction.

8.4	Submission to Jurisdiction; Waivers

The Corporation hereby irrevocably and unconditionally:

(a)	submits, for itself and its property, in any action, suit or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Province of British Columbia, Canada, sitting in Vancouver, and appellate courts from any decision thereof;

(b)	consents that any such action, suit or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)	appoints Michael Taylor McMillan LLP, Royal Centre, 1055 West Georgia Street, Suite 1500, PO Box 11117, Vancouver, BC, V6E 4N7 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding of the nature referred to above; said designation and appointment shall, to the fullest extent permitted by Applicable Law, be irrevocable until this Agreement is terminated; if any such agent shall cease to act, the Corporation shall without delay appoint another such agent with an address in Vancouver, British Columbia and shall promptly deliver to the Manager evidence in writing of such other agent’s acceptance of such appointment;

(d)	consents to process being served in any action, suit or proceeding of the nature referred to above by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of the party to whom it is addressed specified in or designated pursuant to Section 8.8 or by serving a copy thereof upon the relevant agent for service of process referred to above at the address set forth in respect of such agent in subsection (c) above (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service);

(e)	waives, to the fullest extent it may effectively do so under Applicable Law, all claim of error by reason of any such service and agrees, to the fullest extent it may effectively do so under Applicable Law, that such service (i) shall be deemed in every respect effective service of process upon a party hereto in any such action, suit or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to such party; and

(f)	agrees that nothing contained herein shall affect the right of any party hereto to serve process in any other manner permitted by Applicable Law or limit any right that any party hereto may have to bring actions, suits or proceedings against any party hereto in the courts of any jurisdiction.

8.5	Entire Agreement and Paramountcy

The Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. If there is any conflict between the provisions of this Agreement and the provisions of any other Transaction Documents, the provisions of this Agreement shall govern.

8.6	Headings and Numbering of Articles

The headings of the articles, sections, subsections and clauses of this Agreement have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Agreement. Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Agreement.

8.7	Fees and Expenses

The Corporation shall pay::

(a)	whether or not the Closing occurs for any reason, all reasonable out-of-pocket expenses and fees and disbursements (“Transaction Expenses”) incurred by or on behalf of the Manager in connection with (i) the negotiation and consummation of this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder, including any due diligence or other review conducted prior to the negotiation of this Agreement as well as any filing fees related to the Security; and (ii) any amendment, modification or waiver, or consent with respect to, this Agreement of any of the other Transaction Documents or any documentation or agreements in connection therewith, provided that the amount of such fees will not exceed US$40,000, plus the fees of local counsel engaged by the Manager in respect of matters governed by the Applicable Laws of the State of Wyoming or the United States of America plus fees incurred as a result of unanticipated information obtained from due diligence inquiries and negotiations with legal counsel for the Corporation; and

(b)	all reasonable out-of-pocket expenses and fees and disbursements incurred by or on behalf of the Manager or an Investor in connection with any attempt to enforce any right of Manager or an Investor against the Corporation or any Person or other entity that may be obligated to the Manager or an Investor by virtue of this Agreement or any of the other Transaction Documents, unless a court of competent jurisdiction determines that the Manager or an Investor is not entitled to enforce such right.

8.8	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by any Party to the other shall be in writing and may be given by delivering same or sending same by facsimile transmission or email transmission addressed to the party to which the notice is to be given at its address, facsimile number or email address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day and if not, the next succeeding Business Day) and if sent by facsimile transmission or email transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. local time or on a date that does not fall on a Business Day at the point of delivery in which case it shall be deemed to have been given and received on the next business day.

The address, facsimile or email address for service of each of Parties shall be as follows or at such other address as a Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Corporation:

Uranerz Energy Corporation

Administrative Office

1410 - 800 West Pender Street,

Vancouver, B.C.,

Canada V6C 2V6

Attention:	Sandra MacKay

Telecopier No.:604-689-1722

email: smackay@uranerz.com

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado

80202

Attention:	Jason K. Brenkert

Telecopier No.:303-629-3450

email: brenkert.jason@dorsey.com

If to the Manager or an Investor:

Deans Knight Capital Management Ltd.

1500-999 West Hastings Street

Vancouver, British Columbia, V6C 2W2

Canada

Attention:	Dillon Cameron

Telecopier No.: 604-669-0238

email: dcameron@deansknight.com

with a copy to (which shall not constitute notice):

Farris, Vaughan, Wills & Murphy LLP

25th Floor – 700 W. Georgia St.

Vancouver, British Columbia, V7Y 1B3

Canada

Attention:	Mitchell Gropper, Q.C.

Telecopier No.: 604-661-9349

email: mgropper@farris.com

8.9	Validity

If any provision of this Agreement or any of the other Transaction Documents shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

8.10	Counterparts

This Agreement may be executed in any number of counterparts. This Agreement, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by PDF, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in Person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

8.11	Publicity

None of the Manager, the Individual Investor nor the Corporation shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance; provided that such consent shall not be necessary if otherwise required by Applicable Law, a Governmental Authority or a securities exchange in the judgment of the disclosing Party, based on the advice of counsel, so long as prior to such disclosure, such Party consults with the other Party hereto on such press release or public disclosure. All parties acknowledge and agree that the Corporation will be required to file a Form 8-K report with the SEC disclosing the material terms of the Transaction Documents and attaching the Transaction Documents thereto, without redaction of party names or material terms.

8.12	Succession and Assignment

Except as otherwise expressly provided in this Agreement and subject to the other Transaction Documents and Applicable Laws, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, permitted transferees, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by the Corporation without the prior written consent of the Manager; but each of the Manager and the Individual Investor shall have the right to assign their respective rights under this Agreement so long as the Manager or the Individual Investor, as the case may be, provides prompt written notice to the Corporation of such assignment. No assignment contemplated by this Section 8.12 shall be or shall be deemed to be a discharge, rescission, extinguishment, novation or substitution of this Agreement and this Agreement shall continue to be the same obligation and not a new obligation.

8.13	Termination; Survival

This Agreement may be terminated (except as provided in the second succeeding sentence):

(a)	with the consent of each Party hereto to the termination of this Agreement; or

(b)	at any time prior to the Closing by the Manager in writing, if the Corporation has, or by the Corporation in writing, if the Manager has, in any material respect, breached:

(i)	any covenant or agreement contained herein; or

(ii)	any representation or warranty contained herein, and in either case if such breach has not been cured by the date thirty (30) days after the date on which written notice of such breach is given to the Party committing such breach; or

(c)	at any time prior to the Closing, by the Manager or the Corporation, in writing, if the applications for prior approval referred to in Section 3.1(b) hereof have been denied, and the time period for appeals and requests for reconsideration has elapsed; or

(d)	by the Manager or the Corporation, in writing, if the Closing has not occurred by June 7, 2013; provided that neither Party may terminate this Agreement under this Section 8.13(d) if the failure of such Party to perform its obligations hereunder contributed materially to the delay in consummating the transaction contemplated to be consummated at the Closing.

In the event this Agreement is terminated for any reason, this Agreement shall have no further effect, except that:

(e)	the obligations of Article 7 shall continue for a period of one (1) year thereafter; and

(f)	the provisions set out in Section 6.2, Section 8.1, Section 8.2, Section 8.3, Section 8.7(b), Section 8.9, Section 8.11, Section 8.12, Section 8.13 and Section 8.14 shall remain in full force and effect, each shall survive such termination indefinitely;

A termination pursuant to Sections 8.13(b) shall not relieve the breaching party from liability for an uncured willful breach of any covenant or agreement contained herein.

8.14	Currency

Unless otherwise provided, all dollar amounts referred to in this Agreement are to United States currency or “American dollars”. If, in connection with any action or proceeding brought in connection with this Agreement or any resulting judgment or Order, it becomes necessary to convert any amount due hereunder in one currency (the “first currency”) into another currency (the “second currency”), then the conversion shall be made at the Judgment Conversion Rate on the first Business Day prior to the day on which payment is received. If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Judgment Conversion Rate on the day on which the judgment is given. If the Judgment Conversion Rate on the date of payment is different from the Judgment Conversion Rate on such first Business Day or on the date of judgment, as the case may be, the party shall pay such additional amount (if any) in the second currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in the second currency which, when converted at the Judgment Conversion Rate on the date of payment, is the amount due in the first currency, together with all costs, charges and expenses of conversion. Any additional amount owing pursuant to the provisions of this section shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of this Agreement.

The term “Judgment Conversion Rate” used in this section means the noon rate of exchange for Canadian interbank transactions in Canadian dollars in the other currency published by the Bank of Canada for the date in question.

8.15	Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may require, acting reasonably, from time to time, for the purpose of giving effect to this Agreement and shall take such steps as may be reasonably within its power to implement the full extent of this Agreement.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date and year first written above.

URANERZ ENERGY CORPORATION

Per:		/s/ Dennis Higgs
	Name:	Dennis Higgs
	Title:	Executive Chairman

DEANS KNIGHT CAPITAL MANAGEMENT LTD.

Per:		/s/ Dillion Cameron
	Name:	Dillion Cameron
	Title:	Portfolio Manager

INDIVIDUAL INVESTOR

/s/ Robert Disbrow
Robert Disbrow (as beneficiary of a trust of which Haywood Securities is trustee)

SCHEDULE A

Names of Investors, etc.

Name of Investor	Aggregate Principal Amount of Note to be Purchased	Number of Warrant Shares on Closing Date	Number of Warrant Shares Exercisable on or before August 15, 2013	Number of Warrant Shares Exercisable After August 16, 2013 if Notes Outstanding on August 16, 2013	Registration Instructions
Deans Knight Income Corporation	$2,250,000	600,000	450,000	150,000	Brant Investments Ltd. 164179002
DK Strategic Yield Master Fund Limited Partnership	$250,000	66,666	50,000	16,666	Jayvee & Co. ITF YTCF6310002
Lockheed Martin Investment Management Company	$2,500,000	666,666	500,000	166,666	Roytor & Co. ITF 120028850013
Haywood Securities in trust for Robert Disbrow	$1,000,000	266,666	200,000	66,666	Haywood ITF VR2 5199 C

SCHEDULE B

Permitted Encumbrances

“Permitted Encumbrances” means the following types of Encumbrances:

(i)	statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, suppliers, material men, repairmen and other Encumbrances imposed by law incurred in the ordinary course of business and Encumbrances for taxes, assessments or governmental charges or claims, in either case, for sums not yet overdue or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(ii)	Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(iii)	Encumbrances upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(iv)	Encumbrances encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Corporation, including rights of offset and setoff;
(v)	bankers’ liens, rights of setoff and other similar Encumbrances existing solely with respect to cash on deposit in one or more accounts maintained by the Corporation, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Encumbrances secure (either directly or indirectly) the repayment of any Indebtedness (as such term is defined in the Notes);
(vi)	leases or subleases (or any Encumbrances related thereto) granted to others that do not materially interfere with the ordinary course of business of the Corporation;
(vii)	attachment or judgment Encumbrances not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings;
(viii)	easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Corporation;
(ix)	zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;
(x)	any right of first refusal, right of first offer, option, contract or other agreement to sell an asset existing on the date hereof and set forth the Schedules attached hereto; and
(xi)	Encumbrances securing hedging obligations entered into for bona fide hedging purposes of the Corporation not for the purpose of speculation.

Attachment 1 to Schedule 4 – Disclosure Statement **Page 1 of 3**

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
EB	67	277010	27/01/2006	43	76	17	Campbell	103/244	1
EB	68	277011	27/01/2006	43	76	17	Campbell	103/245	1
EB	69	7681	15/09/1968	43	76	17	Campbell	48/21	1
EB	70	7682	15/09/1968	43	76	17	Campbell	48/22	1
EB	71	7683	15/09/1968	43	76	17	Campbell	48/23	1
EB	73	7685	15/09/1968	43	76	17	Campbell	48/25	1
EB	102	290876	26/09/2007	43	76	17	Campbell	107/516	1
EB	103	290877	26/09/2007	43	76	17	Campbell	107/517	1
EB	104	290878	26/09/2007	43	76	17	Campbell	107/518	1
EB	105	290879	26/09/2007	43	76	17	Campbell	107/519	1
EB	106	290880	26/09/2007	43	76	17	Campbell	107/520	1
NN	37A	275937	22/04/2006	43	76	5	Campbell	104/462	1
NN	38A	275938	22/04/2006	43	76	5	Campbell	104/463	1
NN	39A	275939	22/04/2006	43	76	5	Campbell	104/464	1
NN	40A	275940	22/04/2006	43	76	5	Campbell	104/465	1
NN	41A	275941	22/04/2006	43	76	5	Campbell	104/466	1
NN	42A	275942	22/04/2006	43	76	5	Campbell	104/467	1
NN	43A	275943	22/04/2006	43	76	5	Campbell	104/468	1
NN	44A	275944	22/04/2006	43	76	5	Campbell	104/469	1
NN	45A	275945	22/04/2006	43	76	5	Campbell	104/470	1
NN	46A	275946	22/04/2006	43	76	5	Campbell	104/471	1
NN	55	279437	04/10/2006	44	76	32	Campbell	105/433	1
NN	56	279438	04/10/2006	44	76	32	Campbell	105/434	1
NN	57	279439	04/10/2006	44	76	32	Campbell	105/435	1
NN	58	279440	04/10/2006	44	76	32	Campbell	105/436	1
NN	59	279441	04/10/2006	44	76	32	Campbell	105/437	1
NN	60	279442	04/10/2006	44	76	32	Campbell	105/438	1
NN	61	279443	04/10/2006	44	76	32	Campbell	105/439	1
NN	62	279444	04/10/2006	44	76	32	Campbell	105/440	1
NN	63	279445	04/10/2006	44	76	32	Campbell	105/441	1
NN	64	279446	04/10/2006	44	76	32	Campbell	105/442	1
NN	73	279455	06/10/2006	44	76	32	Campbell	105/443	1
NN	74 AM	279456	06/10/2006	44	76	32	Campbell	105/444	1
NN	75	279457	06/10/2006	44	76	32	Campbell	105/445	1
NN	76	279458	06/10/2006	44	76	32	Campbell	105/446	1
NN	77	279459	06/10/2006	44	76	32	Campbell	105/447	1
NN	78	279460	06/10/2006	44	76	29	Campbell	105/448	1
NN	79	279461	06/10/2006	44	76	29,32	Campbell	105/449	1
NN	80	279462	06/10/2006	44	76	29	Campbell	105/450	1
NN	81 AM	279463	06/10/2006	44	76	29	Campbell	105/451	1
NN	82	279464	06/10/2006	44	76	29	Campbell	105/452	1

03/06/2013 1 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi[North	Range West	Sec.	County	Book/Page	Claim Count
NN	83	279465	06/10/2006	44	76	29	Campbell	105/453	1
NN	84	279466	06/10/2006	44	76	29	Campbell	105/454	1
NN	85	279467	06/10/2006	44	76	29	Campbell	105/455	1
NN	86	279468	06/10/2006	44	76	29	Campbell	105/456	1
NN	87	279469	06/10/2006	44	76	29	Campbell	105/457	1
NN	96	279478	06/10/2006	44	76	29	Campbell	105/458	1
NN	97	279479	06/10/2006	44	76	29	Campbell	105/459	1
NN	98	279480	06/10/2006	44	76	29	Campbell	105/460	1
NN	99	279481	06/10/2006	44	76	29	Campbell	105/461	1
NN	100	279482	06/10/2006	44	76	29	Campbell	105/462	1
NN	101	279483	06/10/2006	44	76	29	Campbell	105/463	1
NN	102	279484	06/10/2006	44	76	29	Campbell	105/464	1
NN	103	279485	06/10/2006	44	76	29	Campbell	105/465	1
NN	104	279486	06/10/2006	44	76	29	Campbell	105/466	1
NN	105	279487	06/10/2006	44	76	29	Campbell	105/467	1
NN	126	290881	21/09/2007	44	76	28	Campbell	107/521	1
NN	127	290882	21/09/2007	44	76	28	Campbell	107/522	1
NN	128	290883	21/09/2007	44	76	28	Campbell	107/523	1
NN	129	290884	21/09/2007	44	76	28	Campbell	107/524	1
NN	130	290885	21/09/2007	44	76	28	Campbell	107/525	1
NN	131	290886	21/09/2007	44	76	28	Campbell	107/526	1
NN	132	290887	21/09/2007	44	76	28	Campbell	107/527	1
NN	133	290888	21/09/2007	44	76	28	Campbell	107/528	1
NN	134	290889	21/09/2007	44	76	28	Campbell	107/529	1
NN	135	290890	21/09/2007	44	76	28	Campbell	107/530	1
NN	136	290891	21/09/2007	44	76	28	Campbell	107/531	1
NN	137	290892	21/09/2007	44	76	28	Campbell	107/532	1
NN	138	290893	21/09/2007	44	76	28	Campbell	107/533	1
NN	139	290894	21/09/2007	44	76	28	Campbell	107/534	1
NN	140	290895	21/09/2007	44	76	28	Campbell	107/535	1
NN	141	290896	21/09/2007	44	76	28	Campbell	107/536	1
NN	142	290897	21/09/2007	44	76	28	Campbell	107/537	1
NN	143	290898	21/09/2007	44	76	28	Campbell	107/538	1
NN	144	290899	21/09/2007	44	76	28	Campbell	107/539	1
NN	145	290900	21/09/2007	44	76	28	Campbell	107/540	1
EN	73	287975	14/06/2007	44	76	34	Campbell	107/51	1
EN	74	287976	14/06/2007	44	76	34	Campbell	107/52	1
EN	75	287977	14/06/2007	44	76	34	Campbell	107/53	1
EN	76	287978	14/06/2007	44	76	34	Campbell	107/54	1
EN	77	287979	14/06/2007	44	76	34	Campbell	107/55	1
EN	78	287980	14/06/2007	44	76	34	Campbell	107/56	1
EN	79	287981	14/06/2007	44	76	34	Campbell	107/57	1
EN	80	287982	14/06/2007	44	76	34	Campbell	107/58	1

03/06/2013 2 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
EN	81	287983	14/06/2007	44	76	34	Campbell	107/59	1
EN	82	287984	14/06/2007	44	76	34	Campbell	107/60	1
EN	83	287985	15/06/2007	44	76	34	Campbell	107/61	1
EN	84	287986	15/06/2007	44	76	34	Campbell	107/62	1
EN	85	287987	15/06/2007	44	76	34	Campbell	107/63	1
EN	86	287988	15/06/2007	44	76	34	Campbell	107/64	1
EN	87	287989	15/06/2007	44	76	34	Campbell	107/65	1
EN	88	287990	15/06/2007	44	76	34	Campbell	107/66	1
EN	89	287991	15/06/2007	44	76	34	Campbell	107/67	1
EN	90	287992	15/06/2007	44	76	34	Campbell	107/68	1
EN	91	287993	15/06/2007	44	76	34	Campbell	107/69	1
EN	92	287994	14/06/2007	44	76	27	Campbell	107/70	1
EN	93	287995	14/06/2007	44	76	27	Campbell	107/71	1
EN	94	287996	14/06/2007	44	76	27	Campbell	107/72	1
EN	95	287997	14/06/2007	44	76	27	Campbell	107/73	1
EN	96	287998	14/06/2007	44	76	27	Campbell	107/74	1
EN	97	287999	14/06/2007	44	76	27	Campbell	107/75	1
EN	98	288000	14/06/2007	44	76	27,34	Campbell	107/76	1
EN	99	288001	14/06/2007	44	76	27	Campbell	107/77	1
EN	100	288002	14/06/2007	44	76	27	Campbell	107/78	1
EN	101	288003	14/06/2007	44	76	27	Campbell	107/79	1
EN	102	288004	14/06/2007	44	76	27	Campbell	107/80	1
EN	103	288005	14/06/2007	44	76	27	Campbell	107/81	1
EN	104	288006	14/06/2007	44	76	27,34	Campbell	107/82	1
EN	105	288007	14/06/2007	44	76	27	Campbell	107/83	1
EN	106	288008	14/06/2007	44	76	27	Campbell	107/84	1
EN	107	288009	14/06/2007	44	76	27	Campbell	107/85	1
EN	108	288010	14/06/2007	44	76	27	Campbell	107/86	1
EN	109	288011	28/06/2007	44	76	27	Campbell	107/87	1
EN	110	288012	28/06/2007	44	76	27	Campbell	107/88	1
EN	111	288013	28/06/2007	44	76	27	Campbell	107/89	1
EN	112	288014	28/06/2007	44	76	27	Campbell	107/90	1
EN	113	288015	28/06/2007	44	76	27	Campbell	107/91	1
EN	114	288016	28/06/2007	44	76	27	Campbell	107/92	1
EN	115	288017	28/06/2007	44	76	27	Campbell	107/93	1
EN	116	288018	28/06/2007	44	76	27	Campbell	107/94	1
MB	1	278641	22/06/2006	43	75	6	Campbell	105/262	1
MB	2	278642	22/06/2006	43	75	6	Campbell	105/263	1
MB	3	278643	22/06/2006	43	75	6	Campbell	105/264	1
MB	4	278644	22/06/2006	43	75	6	Campbell	105/265	1
MB	5	278645	22/06/2006	43	75	6	Campbell	105/266	1
MB	6	278646	22/06/2006	43	75	6	Campbell	105/267	1
MB	7	278647	22/06/2006	43	75	6	Campbell	105/268	1

03/06/2013 3 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
MB	8	278648	22/06/2006	43	75	6	Campbell	105/301	1
MB	9	278649	22/06/2006	43	75	6	Campbell	105/269	1
MB	10	278650	22/06/2006	43	75	6	Campbell	105/270	1
MB	11	278651	22/06/2006	43	75	6	Campbell	105/271	1
MB	12	278652	22/06/2006	43	75	6	Campbell	105/272	1
MB	13	278653	22/06/2006	43	75	6	Campbell	105/273	1
MB	14	278654	22/06/2006	43	75	6	Campbell	105/274	1
MB	15	278655	22/06/2005	43	75	6	Campbell	105/275	1
MB	16	278656	22/06/2006	43	75	6	Campbell	105/276	1
MB	17	278657	22/06/2006	43	75	6 & 7	Campbell	105/277	1
MB	18	278658	22/06/2006	43	75	6 & 7	Campbell	105/278	1
MB	19	278659	01/08/2006	43	75	7	Campbell	105/279	1
MB	20	278660	01/08/2006	43	75	7	Campbell	105/280	1
MB	21	278661	01/08/2006	43	75	7	Campbell	105/281	1
MB	22	278662	01/08/2006	43	75	7	Campbell	105/282	1
MB	23	278663	01/08/2006	43	75	7	Campbell	105/283	1
MB	24	278664	01/08/2006	43	75	7,8	Campbell	105/284	1
MB	25	278665	01/08/2006	43	75	7	Campbell	105/285	1
MB	26	278666	01/08/2006	43	75	7	Campbell	105/286	1
MB	28	278667	01/08/2006	43	75	7	Campbell	105/287	1
MB	30	278668	01/08/2006	43	75	7	Campbell	105/288	1
B	81	26870	15/09/1968	44	75	31	Campbell	48/167	1
B	83	26872	15/09/1968	44	75	31	Campbell	48/169	1
B	85	26874	15/09/1968	44	75	31	Campbell	48/171	1
B	87	26876	15/09/1968	44	75	31	Campbell	48/173	1
B	89	26878	15/09/1968	44	75	31	Campbell	48/175	1
B	91	26903	15/09/1968	44	75	31	Campbell	48/177	1
B	93	26905	15/09/1968	44	75	31	Campbell	48/179	1
B	94A	26906	15/09/1968	44	75	31	Campbell	48/180	1
B	95	26907	15/09/1968	44	75	31	Campbell	48/181	1
B	96A	26908	15/09/1968	44	75	31	Campbell	48/182	1
B	100	293468	22/02/2008	44	75	31	Campbell	108/128	1
B	101	293469	22/02/2008	44	75	31	Campbell	108/129	1
B	102	293470	22/02/2008	44	75	31	Campbell	108/130	1
B	103	293471	22/02/2008	44	75	31	Campbell	108/131	1
B	104	293472	22/02/2008	44	75	31	Campbell	108/132	1
B	105	293473	22/02/2008	44	75	31	Campbell	108/133	1
B	106	293474	22/02/2008	44	75	31	Campbell	108/134	1
B	107	293475	22/02/2008	44	75	31	Campbell	108/135	1
HB	1	297964	10/08/2009	44	75	31	Campbell	108/484	1
HB	2	297965	10/08/2009	44	75	31	Campbell	108/485	1
HB	3	297966	10/08/2009	44	75	31	Campbell	108/486	1
B	850	6896	17/02/1968	44	76	35	Campbell	38/478	1

03/06/2013 4 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
B	851	6897	17/02/1968	44	76	35	Campbell	38/479	1
B	852	6898	17/02/1968	44	76	35	Campbell	38/480	1
B	853	6899	17/02/1968	44	76	35	Campbell	38/481	1
B	854	6900	17/02/1968	44	76	35	Campbell	38/482	1
B	855	6901	17/02/1968	44	76	35	Campbell	38/483	1
B	856	6902	17/02/1968	44	76	35	Campbell	38/484	1
B	857	6903	17/02/1968	44	76	35	Campbell	38/485	1
B	858	6904	17/02/1968	44	76	35	Campbell	38/486	1
B	860	6906	17/02/1968	44	76	35	Campbell	38/488	1
B	862	6908	17/02/1968	44	76	35	Campbell	38/490	1
G	55	27161		44	75	12	Campbell	32/487	1
G	57	27163		44	75	12	Campbell	32/489	1
G	60	27166		44	75	12	Campbell	32/492	1
G	62	27167		44	75	12	Campbell	32/494	1
LG	25	27771		44	74	7	Campbell	80/46	1
LG	26	27772		44	74	7	Campbell	80/47	1
LG	27	27773		44	74	7	Campbell	80/48	1
P	175	268368	20/06/2005	44	76	26	Campbell	100/479	1
P	176	268369	20/06/2005	44	76	26	Campbell	100/480	1
P	177	268370	20/06/2005	44	76	26	Campbell	100/481	1
P	178	268371	20/06/2005	44	76	26	Campbell	100/482	1
P	185	268400	20/06/2005	44	76	23	Campbell	100/511	1
P	186	268401	20/06/2005	44	76	23	Campbell	100/512	1
P	187	268402	20/06/2005	44	76	23	Campbell	100/513	1
P	188	268403	20/06/2005	44	76	23	Campbell	100/514	1
P	200	288790	28/06/2007	44	76	23	Campbell	107/232	1
P	201	288791	28/06/2007	44	76	23	Campbell	107/233	1
P	202	288792	28/06/2007	44	76	23	Campbell	107/234	1
P	203	288793	28/06/2007	44	76	23	Campbell	107/235	1
P	204	288794	28/06/2007	44	76	23	Campbell	107/236	1
P	205	288795	28/06/2007	44	76	23	Campbell	107/237	1
WC	126	268372	06/07/2005	44	76	10	Campbell	100/483	1
WC	128	268373	06/07/2005	44	76	10	Campbell	100/484	1
WC	130	268374	06/07/2005	44	76	10,11	Campbell	100/485	1
WC	132	268375	06/07/2005	44	76	11	Campbell	100/486	1
WC	157	268376	06/07/2005	44	76	10	Campbell	100/487	1
WC	159	268377	06/07/2005	44	76	10	Campbell	100/488	1
WC	172	268378	07/07/2005	44	76	15	Campbell	100/489	1
WC	173	268379	07/07/2005	44	76	14	Campbell	100/490	1
WC	174	268380	07/07/2005	44	76	15	Campbell	100/491	1
WC	176	268381	07/07/2005	44	76	15	Campbell	100/492	1
WC	179	268382	06/07/2005	44	76	11	Campbell	100/493	1
WC	181	268383	06/07/2005	44	76	11	Campbell	100/494	1

03/06/2013 5 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi[p] North	Range West	Sec.	County	Book/Page	Claim Count
B	900	268384	20/06/2005	44	76	25	Campbell	100/495	1
B	901	268385	20/06/2005	44	76	25	Campbell	100/496	1
B	902	268386	20/06/2005	44	76	25	Campbell	100/497	1
B	1765	268393	28/06/2005	44	76	23	Campbell	100/504	1
B	1766	268394	28/06/2005	44	76	23	Campbell	100/505	1
B	1771	268395	20/06/2005	44	76	14	Campbell	100/506	1
B	1772	268396	20/06/2005	44	76	23	Campbell	100/507	1
B	1773	268397	20/06/2005	44	76	14	Campbell	100/508	1
B	1774	268398	20/06/2005	44	76	23	Campbell	100/509	1
B	1775	268399	20/06/2005	44	76	13	Campbell	100/510	1
B	1796	268436	27/06/2005	44	76	13	Campbell	100/547	1
B	1797AM	268437	27/06/2005	44	76	13	Campbell	100/548	1
B	1798	268438	27/06/2005	44	76	13	Campbell	100/549	1
B	1799AM	268439	27/06/2005	44	76	13	Campbell	100/550	1
B	1800	268440	27/06/2005	44	76	13	Campbell	100/551	1
B	1801AM	268441	27/06/2005	44	76	13	Campbell	100/552	1
B	1802A	268442	27/06/2005	44	76	13	Campbell	100/553	1
B	1803A	268443	27/06/2005	44	76	13	Campbell	100/554	1
JC	4	268412	05/07/2005	44	76	14	Campbell	100/523	1
JC	5	268413	05/07/2005	44	76	14	Campbell	100/524	1
JC	6	268414	05/07/2005	44	76	14	Campbell	100/525	1
JC	7	268415	05/07/2005	44	76	11,14	Campbell	100/526	1
JC	32	268409	05/07/2005	44	76	14	Campbell	100/520	1
JC	34	268410	05/07/2005	44	76	11,14	Campbell	100/521	1
JC	36	268411	05/07/2005	44	76	11,14	Campbell	100/522	1
JC	42	268387	28/06/2005	44	76	23	Campbell	100/498	1
JC	43	268388	28/06/2005	44	76	14	Campbell	100/499	1
JC	44	268389	28/06/2005	44	76	23	Campbell	100/500	1
JC	45	268390	28/06/2005	44	76	14	Campbell	100/501	1
JC	46	268391	28/06/2005	44	76	14	Campbell	100/502	1
JC	47	268392	28/06/2005	44	76	14	Campbell	100/503	1
JC	1	233039	21/02/1987	44	76	13,14	Campbell	95/217	1
JC	2	233040	22/02/1987	44	76	14	Campbell	95/218	1
JC	3	233041	22/02/1987	44	76	14	Campbell	95/219	1
JC	20	233057	24/02/1987	44	76	14	Campbell	95/235	1
JC	22	233059	24/02/1987	44	76	14	Campbell	95/237	1
JC	24	233061	24/02/1987	44	76	14	Campbell	95/239	1
JC	25	233062	24/02/1987	44	76	14	Campbell	95/240	1
JC	26	233063	24/02/1987	44	76	14	Campbell	95/241	1
JC	27	233064	24/02/1987	44	76	14	Campbell	95/242	1
WSC	1	233000	24/02/1987	44	76	14	Campbell	95/253	1
WC	114	233002	18/02/1987	44	76	10	Campbell	95/180	1
WC	116	233003	18/02/1987	44	76	10	Campbell	95/181	1

03/06/2013

6 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
WC	118	233004	18/02/1987	44	76	10	Campbell	95/182	1
WC	120	233005	18/02/1987	44	76	10	Campbell	95/183	1
WC	122	233006	18/02/1987	44	76	10	Campbell	95/184	1
WC	124	233007	18/02/1987	44	76	10	Campbell	95/185	1
WC	175	233030	19/02/1987	44	76	14, 15	Campbell	95/208	1
WC	177	233032	19/02/1987	44	76	14, 15	Campbell	95/210	1
WC	177A	233033	19/02/1987	44	76	10, 11	Campbell	95/211	1
WC	178	233034	19/02/1987	44	76	10	Campbell	95/212	1
WC	180	233036	19/02/1987	44	76	10	Campbell	95/214	1
WC	182	233038	19/02/1987	44	76	10	Campbell	95/216	1
JC	28	233065	24/02/1987	44	76	14	Campbell	95/243	1
JC	29	233066	24/02/1987	44	76	14	Campbell	95/244	1
JC	30	233067	25/02/1987	44	76	14	Campbell	95/245	1
JC	31	233068	26/02/1987	44	76	14	Campbell	95/246	1
JC	33	233070	26/02/1987	44	76	14,15	Campbell	95/248	1
JC	35	233072	26/02/1987	44	76	14,15	Campbell	95/250	1
B	1767	232969	16/02/1987	44	76	14,23	Campbell	95/121	1
B	1768	232970	16/02/1987	44	76	23	Campbell	95/122	1
B	1769	232971	17/02/1987	44	76	14,23	Campbell	95/123	1
B	1770	232972	17/02/1987	44	76	23	Campbell	95/124	1
WSC	2	233001	24/02/1987	44	76	13,14	Campbell	95/254	1
B	745	232936	12/02/1987	44	[75]76	[19]24	Campbell	95/157	1
B	747	232937	12/02/1987	44	[75]76	[19]24	Campbell	95/158	1
B	748	232938	12/02/1987	44	75	19	Campbell	95/159	1
B	749	232939	12/02/1987	44	[75]76	[19]24	Campbell	95/160	1
B	750	232940	12/02/1987	44	75	19	Campbell	95/161	1
B	751	232941	12/02/1987	44	[75]76	[19]24	Campbell	95/162	1
B	752	232942	12/02/1987	44	75	19	Campbell	95/163	1
B	753	232943	12/02/1987	44	[75]76	[19]24	Campbell	95/164	1
B	754	232944	12/02/1987	44	[75]76	[19]24	Campbell	95/165	1
P	19	232905	12/02/1987	44	76	24	Campbell	95/287	1
P	21	232906	12/02/1987	44	76	24	Campbell	95/288	1
P	23	232907	12/02/1987	44	76	24	Campbell	95/289	1
P	25	232908	12/02/1987	44	76	24	Campbell	95/290	1
P	27	232909	12/02/1987	44	76	24	Campbell	95/291	1
P	29	232910	12/02/1987	44	76	24	Campbell	95/292	1
P	30	232911	12/02/1987	44	76	24,25	Campbell	95/293	1
P	179	232916	15/02/1987	44	76	26	Campbell	95/135	1
P	180	232917	15/02/1987	44	76	26	Campbell	95/136	1
P	181	232918	15/02/1987	44	76	26	Campbell	95/137	1
P	182	232919	15/02/1987	44	76	26	Campbell	95/138	1
P	189	232926	16/02/1987	44	76	23	Campbell	95/146	1
P	190	232927	16/02/1987	44	76	23	Campbell	95/147	1

03/06/2013 7 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
P	191	232928	16/02/1987	44	76	23	Campbell	95/148	1
P	192	232929	16/02/1987	44	76	23	Campbell	95/149	1
GAP	4	232899	12/02/1987	44	75	19	Campbell	95/156	1
JC	1AM	275322	25/02/2006	44	76	13,14	Campbell	104/424	1
JC	2AM	275323	25/02/2006	44	76	13,14	Campbell	104/425	1
JC	3AM	275324	25/02/2006	44	76	14	Campbell	104/426	1
JC	20AM	275325	25/02/2006	44	76	14	Campbell	104/427	1
JC	22AM	275326	25/02/2006	44	76	14	Campbell	104/428	1
JC	24AM	275327	25/02/2006	44	76	14	Campbell	104/429	1
JC	25AM	275328	26/02/2006	44	76	14	Campbell	104/430	1
JC	26AM	275329	25/02/2006	44	76	14	Campbell	104/431	1
JC	27AM	275330	25/02/2006	44	76	14	Campbell	104/432	1
WSC	1AM	275331	25/02/2006	44	76	14	Campbell	104/423	1
PB	1	282582	02/12/2006	43	76	10,11	Campbell	106/434	1
PB	2	282583	02/12/2006	43	76	11	Campbell	106/435	1
PB	3	282584	02/12/2006	43	76	10,11	Campbell	106/436	1
PB	4	282585	02/12/2006	43	76	11	Campbell	106/437	1
PB	5	282586	02/12/2006	43	76	10,11	Campbell	106/438	1
PB	6	282587	02/12/2006	43	76	11	Campbell	106/439	1
PB	7	282588	02/12/2006	43	76	10,11	Campbell	106/440	1
PB	8	282589	02/12/2006	43	76	11	Campbell	106/441	1
PB	9	282590	02/12/2006	43	76	10,11	Campbell	106/442	1
PB	10	282591	02/12/2006	43	76	11	Campbell	106/443	1
PB	11	282592	02/12/2006	43	76	10,11	Campbell	106/444	1
PB	12	282593	02/12/2006	43	76	11	Campbell	106/445	1
PB	13	282594	02/12/2006	43	76	10,11	Campbell	106/446	1
PB	14	282595	02/12/2006	43	76	11	Campbell	106/447	1
PB	15	282596	02/12/2006	43	76	10,11	Campbell	106/448	1
PB	16	282597	02/12/2006	43	76	11	Campbell	106/449	1
PB	17	282598	02/12/2006	43	76	10,11,14, 15	Campbell	106/450	1
PB	18	282599	02/12/2006	43	76	11,14	Campbell	106/451	1
PB	19	282600	02/12/2006	43	76	14,15	Campbell	106/452	1
PB	20	282601	02/12/2006	43	76	14	Campbell	106/453	1
PB	21	282602	02/12/2006	43	76	14,15	Campbell	106/454	1
PB	22	282603	02/12/2006	43	76	14	Campbell	106/455	1
PB	23	282604	02/12/2006	43	76	14,15	Campbell	106/456	1
PB	24	282605	02/12/2006	43	76	14	Campbell	106/457	1
PB	25	282606	02/12/2006	43	76	14,15	Campbell	106/458	1
PB	26	282607	02/12/2006	43	76	14	Campbell	106/459	1
PB	27	282608	02/12/2006	43	76	10	Campbell	106/460	1
PB	28	282609	02/12/2006	43	76	10	Campbell	106/461	1
PB	29	282610	02/12/2006	43	76	10,15	Campbell	106/462	1

03/06/2013 8 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
PB	30	282611	02/12/2006	43	76	10,15	Campbell	106/463	1
PB	31	282612	02/12/2006	43	76	15	Campbell	106/464	1
PB	32	282613	02/12/2006	43	76	15	Campbell	106/465	1
PB	33	282614	02/12/2006	43	76	15	Campbell	106/466	1
PB	34	282615	02/12/2006	43	76	15	Campbell	106/467	1
PB	35	282616	02/12/2006	43	76	15	Campbell	106/468	1
PB	36	282617	02/12/2006	43	76	15	Campbell	106/469	1
PB	37	282618	02/12/2006	43	76	15	Campbell	106/470	1
PB	38	282619	02/12/2006	43	76	15	Campbell	106/471	1
PB	39	282620	02/12/2006	43	76	15	Campbell	106/472	1
PB	40	282621	02/12/2006	43	76	15	Campbell	106/473	1
PB	53	294509	16/06/2008	43	76	11	Campbell	108/190	1
PB	54	294510	16/06/2008	43	76	11	Campbell	108/191	1
PB	55	294511	16/06/2008	43	76	11	Campbell	108/192	1
PB	56	294512	16/06/2008	43	76	11	Campbell	108/193	1
PB	57	294513	09/06/2008	43	76	2	Campbell	108/194	1
PB	58	294514	09/06/2008	43	76	2	Campbell	108/195	1
PB	59	294515	09/06/2008	43	76	2	Campbell	108/196	1
PB	60	294516	09/06/2008	43	76	2	Campbell	108/197	1
PB	61	294517	09/06/2008	43	76	2	Campbell	108/198	1
PB	62	294518	09/06/2008	43	76	2	Campbell	108/199	1
PB	63	294519	09/06/2008	43[44]	76	2,[35]	Campbell	108/200	1
PB	64	294520	09/06/2008	44	76	35	Campbell	108/201	1
PB	65	294521	09/06/2008	44	76	35	Campbell	108/202	1
PB	66	294522	09/06/2008	44	76	35	Campbell	108/203	1
GEO	1AA	268348	08/07/2005	43	76	35	Campbell	100/555	1
GEO	2AA	268349	08/07/2005	43	76	35	Campbell	100/556	1
GEO	3AA	268350	08/07/2005	43	76	35	Campbell	100/557	1
GEO	4AA	268351	08/07/2005	43	76	35	Campbell	100/558	1
GEO	5AA	268352	08/07/2005	43	76	35	Campbell	100/559	1
GEO	6AA	268353	08/07/2005	43	76	35	Campbell	100/560	1
GEO	7AA	268354	08/07/2005	43	76	35	Campbell	100/561	1
GEO	8AA	268355	08/07/2005	43	76	35	Campbell	100/562	1
GEO	9AA	268356	08/07/2005	43	76	35	Campbell	100/563	1
GEO	10AA	268357	08/07/2005	43	76	35	Campbell	100/564	1
GEO	21	272652	03/11/2005	43	76	35	Campbell	101/653	1
GEO	22	272653	03/11/2005	43	76	35	Campbell	101/654	1
GEO	23	272654	02/11/2005	43	76	35	Campbell	101/655	1
GEO	24	272655	03/11/2005	43	76	35	Campbell	101/656	1
GEO	25	272656	03/11/2005	43	76	35	Campbell	101/657	1
GEO	26	272657	03/11/2005	43	76	35	Campbell	101/658	1
GEO	27	272658	03/11/2005	43	76	35	Campbell	101/659	1
GEO	28	272659	03/11/2005	43	76	35	Campbell	101/660	1

03/06/2013 9 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
GEO	29	272660	03/11/2005	43	76	35	Campbell	101/661	1
GEO	30	272661	03/11/2005	43	76	35	Campbell	101/662	1
GEO	37A	272668	04/11/2005	42	76	2	Campbell	101/669	1
GEO	38A	272669	04/11/2005	42	76	2	Campbell	101/670	1
GEO	39A	272670	04/11/2005	42	76	2	Campbell	101/671	1
GEO	40A	272671	04/11/2005	42	76	2	Campbell	101/672	1
GEO	41A	272672	04/11/2005	42	76	1,2	Campbell	101/673	1
GEO	42A	272673	04/11/2005	42	76	1,2	Campbell	101/674	1
GEO	43A	272674	04/11/2005	42	76	1	Campbell	101/675	1
GEO	44A	272675	04/11/2005	42	76	1	Campbell	101/676	1
GEO	45A	272676	04/11/2005	42	76	1	Campbell	101/677	1
GEO	46A	272677	04/11/2005	42	76	1	Campbell	101/678	1
GEO	47A	272678	04/11/2005	42	76	1	Campbell	101/679	1
GEO	48A	272679	04/11/2005	42	76	1	Campbell	101/680	1
BFR	1	274577	03/03/2006	43	73	30,31	Campbell	103/142	1
BFR	2	274578	03/03/2006	43	74	31	Campbell	103/143	1
BFR	3	274579	03/03/2006	43	74	31	Campbell	103/144	1
TC	74	283054	26/01/2007	44	76	17	Campbell	106/541	1
TC	75A	283055	26/01/2007	44	76	17	Campbell	106/542	1
TC	76A	283056	26/01/2007	44	76	17	Campbell	106/543	1
TC	81	283061	26/01/2007	44	76	17	Campbell	106/544	1
TC	82	283062	26/01/2007	44	76	17	Campbell	106/545	1
TC	83	283063	07/02/2007	44	76	17	Campbell	106/546	1
TC	84	283064	07/02/2007	44	76	17	Campbell	106/547	1
TC	85	283065	07/02/2007	44	76	17	Campbell	106/548	1
TC	102	283081	08/02/2007	44	76	20	Campbell	106/549	1
TC	103	283082	08/02/2007	44	76	20	Campbell	106/550	1
TC	106	283085	08/02/2007	44	76	20	Campbell	106/553	1
TC	107	283086	08/02/2007	44	76	20	Campbell	106/554	1
TC	110	283089	08/02/2007	44	76	20	Campbell	106/557	1
TC	111	283090	08/02/2007	44	76	20	Campbell	106/558	1
TC	115	283094	07/02/2007	44	76	17	Campbell	105/560	1
TC	116	283095	07/02/2007	44	76	17	Campbell	106/561	1
CR	450	282986	09/02/2007	44	76	9	Campbell	106/636	1
CR	451	282987	09/02/2007	44	76	9	Campbell	106/637	1
CR	452	282988	09/02/2007	44	76	9	Campbell	106/638	1
CR	453	282989	09/02/2007	44	76	9	Campbell	106/639	1
CR	454	282990	09/02/2007	44	76	9	Campbell	106/640	1
CR	455	282991	09/02/2007	44	76	9	Campbell	106/641	1
CR	456	282992	09/02/2007	44	76	9	Campbell	106/642	1
CR	457	282993	09/02/2007	44	76	9	Campbell	106/643	1
CR	458	282994	09/02/2007	44	76	9	Campbell	106/644	1
CR	459	282995	09/02/2007	44	76	9	Campbell	106/645	1

03/06/2013 10 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
CR	460	282996	09/02/2007	44	76	9	Campbell	106/646	1
CR	461	282997	09/02/2007	44	76	9	Campbell	106/647	1
CR	462	282998	09/02/2007	44	76	9	Campbell	106/648	1
CR	463	282999	09/02/2007	44	76	9	Campbell	106/649	1
CR	464	283000	09/02/2007	44	76	9	Campbell	106/650	1
CR	465	283001	09/02/2007	44	76	9	Campbell	106/651	1
CR	466AM	283002	09/02/2007	44	76	9	Campbell	106/652	1
CR	467AM	283003	09/02/2007	44	76	9	Campbell	106/653	1
CR	468AM	283004	09/02/2007	44	76	9	Campbell	106/654	1
CR	469AM	283005	09/02/2007	44	76	9	Campbell	106/655	1
CR	470AM	283006	09/02/2007	44	76	9	Campbell	106/656	1
CR	471AM	283007	09/02/2007	44	76	9	Campbell	106/657	1
CR	472AM	283008	09/02/2007	44	76	4,9	Campbell	106/658	1
TC	42	283151	25/01/2007	44	76	8	Campbell	106/562	1
TC	43	283134	25/01/2007	44	76	8	Campbell	106/563	1
TC	44	283135	25/01/2007	44	76	8	Campbell	106/564	1
TC	45	283136	25/01/2007	44	76	8	Campbell	106/565	1
TC	46	283137	25/01/2007	44	76	8,9	Campbell	106/566	1
TC	47	283138	25/01/2007	44	76	9	Campbell	106/567	1
TC	48	283139	25/01/2007	44	76	9	Campbell	106/568	1
TC	49	283140	25/01/2007	44	76	9	Campbell	106/569	1
TC	50	283141	25/01/2007	44	76	8	Campbell	106/570	1
TC	51	283142	25/01/2007	44	76	8	Campbell	106/571	1
TC	52	283143	25/01/2007	44	76	8	Campbell	106/572	1
TC	53	283144	25/01/2007	44	76	8	Campbell	106/573	1
TC	54	283152	25/01/2007	44	76	8	Campbell	106/574	1
TC	61	283159	25/01/2007	44	76	8	Campbell	106/575	1
TC	62	283160	25/01/2007	44	76	8	Campbell	106/576	1
TC	63	283145	25/01/2007	44	76	8	Campbell	106/577	1
TC	64	283146	25/01/2007	44	76	8	Campbell	106/578	1
JS	1	284603	27/02/2007	43	75	6	Campbell	106/678	1
JS	2	284604	27/02/2007	43	75	6	Campbell	106/679	1
JS	3	284605	27/02/2007	43	75	6	Campbell	106/680	1
JS	4	284606	27/02/2007	43	75	6	Campbell	106/681	1
JS	5	284607	27/02/2007	43	75	6	Campbell	106/682	1
JS	6	284608	27/02/2007	43	75	6	Campbell	106/683	1
JS	7	284609	27/02/2007	43	75	6	Campbell	106/684	1
JS	8	284610	27/02/2007	43	75	6	Campbell	106/685	1
JS	9	284611	27/02/2007	43	75	6	Campbell	106/686	1
JS	10	284612	27/02/2007	43	75	6	Campbell	106/687	1
JS	11	284613	27/02/2007	43	75	6	Campbell	106/688	1
JS	12	284614	27/02/2007	43	75	6	Campbell	106/689	1
JS	13	284615	27/02/2007	43	75	6	Campbell	106/690	1

03/06/2013 11 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
JS	14	284616	27/02/2007	43	75	6	Campbell	106/691	1
JS	15	284617	27/02/2007	43	75	6	Campbell	106/692	1
JS	16	284618	27/02/2007	43	75	6	Campbell	106/693	1
JS	17	284619	27/02/2007	43	75	6	Campbell	106/694	1
ARVG	1	303054	01/12/2010	44	75	2	Campbell	109/270	1
ARVG	2	303055	01/12/2010	44	75	2	Campbell	109/271	1
ARVG	3	303056	01/12/2010	44	75	2	Campbell	109/272	1
ARVG	4	303057	01/12/2010	44	75	2	Campbell	109/273	1
ARVG	5	303058	01/12/2010	44	75	2	Campbell	109/274	1
ARVG	6	303059	01/12/2010	44	75	2	Campbell	109/275	1
ARVG	7	303060	01/12/2010	44	75	2	Campbell	109/276	1
ARVG	8	303061	01/12/2010	44	75	2	Campbell	109/277	1
ARVG	9	303062	01/12/2010	44	75	2	Campbell	109/278	1
ARVG	10	303063	01/12/2010	44	75	2	Campbell	109/279	1
ARVS	1	303064	30/11/2010	45	75	35	Campbell	109/260	1
ARVS	2	303065	30/11/2010	45	75	35	Campbell	109/261	1
ARVS	3	303066	30/11/2010	45	75	35	Campbell	109/262	1
ARVS	4	303067	30/11/2010	45	75	35	Campbell	109/263	1
ARVS	5	303068	30/11/2010	45	75	35	Campbell	109/264	1
ARVS	6	303069	30/11/2010	45	75	35	Campbell	109/265	1
ARVS	7	303070	30/11/2010	45	75	35	Campbell	109/266	1
ARVS	8	303071	30/11/2010	45	75	35	Campbell	109/267	1
ARVS	9	303072	30/11/2010	45	75	35	Campbell	109/268	1
ARVS	10	303073	30/11/2010	45	75	35	Campbell	109/269	1
DS	25	281348	10/12/2006	43	76	20	Campbell	106/108	1
DS	26	281349	10/12/2006	43	76	20	Campbell	106/109	1
DS	28	281351	10/12/2006	43	76	20	Campbell	106/111	1
DS	30	281353	10/12/2006	43	76	20	Campbell	106/113	1
DS	32	281355	10/12/2006	43	76	20	Campbell	106/115	1
DS	34	281357	10/12/2006	43	76	20	Campbell	106/117	1
RR	23	271889	27/09/2005	44	75	28	Campbell	102/340	1
RR	24	271890	27/09/2005	44	75	28	Campbell	102/341	1
RR	25	271891	27/09/2005	44	75	28	Campbell	102/342	1
RR	26	271892	27/09/2005	44	75	28	Campbell	102/343	1
RR	27	271893	27/09/2005	44	75	28	Campbell	102/344	1
RR	28	271894	27/09/2005	44	75	28	Campbell	102/345	1
RR	29	271895	27/09/2005	44	75	28	Campbell	102/346	1
RR	30	271896	27/09/2005	44	75	28	Campbell	102/347	1
RR	31	271897	27/09/2005	44	75	28	Campbell	102/348	1
RR	32	271898	27/09/2005	44	75	28	Campbell	102/349	1
RR	33	271899	27/09/2005	44	75	28	Campbell	102/350	1
RR	34	271900	27/09/2005	44	75	28	Campbell	102/351	1
RR	35	271901	27/09/2005	44	75	28	Campbell	102/352	1

03/06/2013 12 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
RR	36	271902	27/09/2005	44	75	28	Campbell	102/353	1
RR	37	271903	27/09/2005	44	75	28	Campbell	102/354	1
RR	38	271904	27/09/2005	44	75	28	Campbell	102/355	1
RR	39	271905	27/09/2005	44	75	28	Campbell	102/356	1
RR	40	271906	27/09/2005	44	75	28	Campbell	102/357	1
RR	41	271907	27/09/2005	44	75	28	Campbell	102/358	1
RR	42	271908	27/09/2005	44	75	28	Campbell	102/359	1
RR	44	271910	27/09/2005	44	75	28,33	Campbell	102/361	1
RR	46	271912	27/09/2005	44	75	28,33	Campbell	102/363	1
RR	48	271914	27/09/2005	44	75	28,33	Campbell	102/365	1
RR	50	271916	27/09/2005	44	75	28,33	Campbell	102/367	1
RR	51	271917	27/09/2005	44	75	33	Campbell	102/368	1
RR	52	271918	27/09/2005	44	75	28,33	Campbell	102/369	1
RR	73	271936	27/09/2005	44	75	28	Campbell	102/375	1
RR	74	271937	27/09/2005	44	75	28	Campbell	102/376	1
RR	75	274114	10/01/2006	44	75	33	Campbell	103/335	1
RR	76	274115	10/01/2006	44	75	33	Campbell	103/336	1
RR	77	274116	10/01/2006	44	75	33	Campbell	103/337	1
RR	78	274117	10/01/2006	44	75	33	Campbell	103/338	1
RR	79	274118	10/01/2006	44	75	33	Campbell	103/339	1
RR	80	274119	10/01/2006	44	75	33	Campbell	103/340	1
RR	81	274120	10/01/2006	44	75	33	Campbell	103/341	1
RR	82	274121	10/01/2006	44	75	33	Campbell	103/342	1
RR	83	274122	10/01/2006	44	75	33,34	Campbell	103/343	1
RR	84	274123	10/01/2006	44	75	33,34	Campbell	103/344	1
RR	85	274124	10/01/2006	44	75	34	Campbell	103/345	1
RR	86	274125	10/01/2006	44	75	34	Campbell	103/346	1
RR	87	274126	10/01/2006	44	75	34	Campbell	103/347	1
RR	88	274127	10/01/2006	44	75	34	Campbell	103/348	1
RR	89	274128	10/01/2006	44	75	33	Campbell	103/349	1
RR	90	274129	10/01/2006	44	75	33	Campbell	103/350	1
RR	91	274130	10/01/2006	44	75	33	Campbell	103/351	1
RR	92	274131	10/01/2006	44	75	33	Campbell	103/352	1
RR	93	274132	10/01/2006	44	75	33	Campbell	103/353	1
RR	99	273902	06/01/2006	44	75	21	Campbell	103/188	1
RR	100	273903	06/01/2006	44	75	21	Campbell	103/189	1
RR	101	273904	06/01/2006	44	75	21	Campbell	103/190	1
RR	102	273905	06/01/2006	44	75	21	Campbell	103/191	1
RR	103	273906	06/01/2006	44	75	21	Campbell	103/192	1
RR	104	273907	06/01/2006	44	75	21	Campbell	103/193	1
RR	105	273908	06/01/2006	44	75	21,22	Campbell	103/194	1
RR	106	273909	06/01/2006	44	75	21,22	Campbell	103/195	1
RR	301	291537	04/09/2007	44	75	23	Campbell	107/590	1

03/06/2013 13 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
RR	302	291538	04/09/2007	44	75	23	Campbell	107/591	1
RR	303	291539	04/09/2007	44	75	23	Campbell	107/592	1
RR	304	291540	04/09/2007	44	75	23	Campbell	107/593	1
RR	305	291541	04/09/2007	44	75	23	Campbell	107/594	1
RR	306	291542	04/09/2007	44	75	23	Campbell	107/595	1
RR	307	291543	04/09/2007	44	75	23	Campbell	107/596	1
RR	308	291544	04/09/2007	44	75	23	Campbell	107/597	1
RR	309	291545	04/09/2007	44	75	23	Campbell	107/598	1
RR	310	291546	04/09/2007	44	75	23	Campbell	107/599	1
RR	311	291547	04/09/2007	44	75	23	Campbell	107/600	1
RR	312	291548	04/09/2007	44	75	23	Campbell	107/601	1
RR	313	291549	04/09/2007	44	75	23	Campbell	107/602	1
RR	314	291550	04/09/2007	44	75	23	Campbell	107/603	1
RR	315	291551	04/09/2007	44	75	23	Campbell	107/604	1
RR	316	291552	04/09/2007	44	75	23	Campbell	107/605	1
RR	317	291553	04/09/2007	44	75	23	Campbell	107/606	1
RR	318	291554	04/09/2007	44	75	23	Campbell	107/607	1
RR	319	291555	04/09/2007	44	75	23	Campbell	107/608	1
RR	320	291556	04/09/2007	44	75	23	Campbell	107/609	1
RR	321	291557	04/09/2007	44	75	23	Campbell	107/610	1
RR	322	291558	04/09/2007	44	75	23	Campbell	107/611	1
RR	323	291559	04/09/2007	44	75	23	Campbell	107/612	1
WC	133	271995	27/09/2005	44	75	28	Campbell	102/446	1
WC	134	271996	27/09/2005	44	75	28	Campbell	102/447	1
WC	135	271997	27/09/2005	44	75	28	Campbell	102/448	1
WC	136	271998	27/09/2005	44	75	28	Campbell	102/449	1
WC	137	271999	27/09/2005	44	75	28	Campbell	102/450	1
WC	138	272000	27/09/2005	44	75	28	Campbell	102/451	1
WC	139	272001	27/09/2005	44	75	28	Campbell	102/452	1
WC	140	272002	27/09/2005	44	75	28	Campbell	102/453	1
WC	141	272003	27/09/2005	44	75	28	Campbell	102/454	1
WC	142	272004	27/09/2005	44	75	28	Campbell	102/455	1
WC	143	272005	27/09/2005	44	75	21	Campbell	102/456	1
WC	144	272006	27/09/2005	44	75	21	Campbell	102/457	1
WC	145	272007	27/09/2005	44	75	21	Campbell	102/458	1
WC	146	272008	27/09/2005	44	75	21	Campbell	102/459	1
WC	147	272009	27/09/2005	44	75	21	Campbell	102/460	1
WC	148	272010	27/09/2005	44	75	21	Campbell	102/461	1
WC	149	272011	27/09/2005	44	75	21	Campbell	102/462	1
WC	150	272012	27/09/2005	44	75	21	Campbell	102/463	1
WC	151	272013	27/09/2005	44	75	21	Campbell	102/464	1
WC	152	272014	27/09/2005	44	75	21	Campbell	102/465	1
WC	153	272015	27/09/2005	44	75	21	Campbell	102/466	1

03/06/2013 14 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
WC	154	272016	27/09/2005	44	75	21	Campbell	102/467	1
WC	155	273650	22/12/2005	44	75	25	Campbell	103/26	1
WC	156	273651	22/12/2005	44	75	25	Campbell	103/27	1
WC	157	273652	22/12/2005	44	75	25	Campbell	103/28	1
WC	158	273653	22/12/2005	44	75	25	Campbell	103/29	1
WC	159	273654	22/12/2005	44	75	25	Campbell	103/30	1
WC	160	273655	22/12/2005	44	75	25	Campbell	103/31	1
WC	161	273656	22/12/2005	44	75	25	Campbell	103/32	1
WC	162	273657	22/12/2005	44	75	25	Campbell	103/33	1
WC	163	273658	22/12/2005	44	75	25	Campbell	103/34	1
WC	164	273659	22/12/2005	44	75	25	Campbell	103/35	1
WC	165	273660	22/12/2005	44	75	25	Campbell	103/36	1
WC	166	273661	22/12/2005	44	75	25	Campbell	103/37	1
WC	167	273662	22/12/2005	44	75	25	Campbell	103/38	1
WC	168	273663	22/12/2005	44	75	25	Campbell	103/39	1
WC	169	273664	22/12/2005	44	75	25	Campbell	103/40	1
WC	170	273665	22/12/2005	44	75	25	Campbell	103/41	1
WC	171	273666	22/12/2005	44	75	25	Campbell	103/42	1
WC	172	273667	22/12/2005	44	75	25	Campbell	103/43	1
WC	173	273668	22/12/2005	44	75	24	Campbell	103/44	1
WC	174	273669	22/12/2005	44	75	24	Campbell	103/45	1
WC	175	273670	22/12/2005	44	75	24	Campbell	103/46	1
WC	176	273671	22/12/2005	44	75	24	Campbell	103/47	1
WC	177	273672	22/12/2005	44	75	24	Campbell	103/48	1
WC	178	273673	22/12/2005	44	75	24	Campbell	103/49	1
WC	179	273674	22/12/2005	44	75	24	Campbell	103/50	1
WC	180	273675	22/12/2005	44	75	24	Campbell	103/51	1
WC	181	273676	22/12/2005	44	75	24	Campbell	103/52	1
WC	182	273677	22/12/2005	44	75	24	Campbell	103/53	1
WC	183	273678	22/12/2005	44	75	24	Campbell	103/54	1
WC	184	273679	22/12/2005	44	75	24	Campbell	103/55	1
WC	185	273680	22/12/2005	44	75	24	Campbell	103/56	1
WC	186	273681	22/12/2005	44	75	24	Campbell	103/57	1
WC	187	273682	22/12/2005	44	75	24	Campbell	103/58	1
WC	188	273683	22/12/2005	44	75	24	Campbell	103/59	1
WC	189	273684	22/12/2005	44	75	24	Campbell	103/60	1
WC	190	273685	22/12/2005	44	75	24	Campbell	103/61	1
RK	305	274101	10/01/2006	44	75	35	Campbell	103/316	1
RK	306	274102	10/01/2006	44	75	35	Campbell	103/317	1
RK	307	274103	10/01/2006	44	75	35	Campbell	103/318	1
RK	308	274104	10/01/2006	44	75	35	Campbell	103/319	1
RK	309	274105	10/01/2006	44	75	35	Campbell	103/320	1
RK	310	274106	10/01/2006	44	75	35	Campbell	103/321	1

03/06/2013 15 OF 53

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
RK	311	274107	10/01/2006	44	75	35	Campbell	103/322	1
RK	312	274108	10/01/2006	44	75	35	Campbell	103/323	1
RK	313	274109	10/01/2006	44	75	35	Campbell	103/324	1
RK	314	274110	10/01/2006	44	75	26,35	Campbell	103/325	1
RK	315	274111	10/01/2006	44	75	26	Campbell	103/326	1
RK	316	274112	10/01/2006	44	75	26	Campbell	103/327	1
RK	317	274113	10/01/2006	44	75	26	Campbell	103/328	1
RK	319	273928	09/01/2006	44	75	21	Campbell	103/214	1
RK	320	273929	09/01/2006	44	75	21	Campbell	103/215	1
RK	321	273930	09/01/2006	44	75	21	Campbell	103/216	1
RK	322	273931	09/01/2006	44	75	21	Campbell	103/217	1
RK	323	273932	09/01/2006	44	75	21	Campbell	103/218	1
RK	324	273933	09/01/2006	44	75	21	Campbell	103/219	1
RK	325	273934	09/01/2006	44	75	21	Campbell	103/220	1
RK	326	273935	09/01/2006	44	75	21	Campbell	103/221	1
RK	327	273936	09/01/2006	44	75	21	Campbell	103/222	1
RK	328	273937	09/01/2006	44	75	21	Campbell	103/223	1
RK	329	273938	09/01/2006	44	75	21	Campbell	103/224	1
RK	330	273939	09/01/2006	44	75	21	Campbell	103/225	1
RK	331	273940	09/01/2006	44	75	21	Campbell	103/226	1
RK	332	273941	09/01/2006	44	75	21	Campbell	103/227	1
RK	333	273942	09/01/2006	44	75	21	Campbell	103/228	1
RK	334	273943	09/01/2006	44	75	21	Campbell	103/229	1
RK	335	273944	09/01/2006	44	75	21	Campbell	103/230	1
RK	336	273945	09/01/2006	44	75	21	Campbell	103/231	1
RK	337	273946	09/01/2006	44	75	21	Campbell	103/232	1
RK	338	273947	09/01/2006	44	75	21	Campbell	103/233	1
RK	339	273948	09/01/2006	44	75	21	Campbell	103/234	1
RK	340	273949	09/01/2006	44	75	21	Campbell	103/235	1
RK	341	273950	09/01/2006	44	75	21	Campbell	103/236	1
RK	342	273951	09/01/2006	44	75	21	Campbell	103/237	1
EBC	1	302561	13/09/2010	44	74	30	Campbell	109/212	1
EBC	2	302562	13/09/2010	44	74	30	Campbell	109/213	1
EBC	3	302563	13/09/2010	44	74	30	Campbell	109/214	1
RR	61	271924	27/09/2005	43	75	10	Campbell	102/377	1
RR	62	271925	27/09/2005	43	75	10	Campbell	102/378	1
RR	63	271926	27/09/2005	43	75	10	Campbell	102/379	1
RR	64	271927	27/09/2005	43	75	10	Campbell	102/380	1
RR	65	271928	27/09/2005	43	75	10	Campbell	102/381	1
RR	66	271929	27/09/2005	43	75	10	Campbell	102/382	1
RR	67	271930	27/09/2005	43	75	10	Campbell	102/383	1
RR	68	271931	27/09/2005	43	75	10	Campbell	102/384	1
RR	69	271932	27/09/2005	43	75	10,11	Campbell	102/385	1

03/06/2013 16 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
RR	70	271933	27/09/2005	43	75	10,11	Campbell	102/386	1
RR	71	271934	27/09/2005	43	75	11	Campbell	102/387	1
RR	72	271935	27/09/2005	43	75	11	Campbell	102/388	1
RR	125	281123	07/11/2006	43	75	13	Campbell	105/633	1
RR	126	281124	07/11/2006	43	75	13	Campbell	105/634	1
RR	127	281125	07/11/2006	43	75	12,13	Campbell	105/635	1
RR	128	281126	07/11/2006	43	75	12	Campbell	105/636	1
RR	129	281127	07/11/2006	43	75	12	Campbell	105/637	1
RR	130	281128	07/11/2006	43	75	12	Campbell	105/638	1
RR	131	281129	07/11/2006	43	75	12	Campbell	105/639	1
RR	132	281130	07/11/2006	43	75	12	Campbell	105/640	1
RR	133	281131	07/11/2006	43	75	12	Campbell	105/641	1
RR	134	281132	07/11/2006	43	75	12	Campbell	105/642	1
RR	135	281133	07/11/2006	43	75	12	Campbell	105/643	1
RR	136	281134	07/11/2006	43	75	12	Campbell	105/644	1
RR	137	281135	08/11/2006	43	75	22	Campbell	105/645	1
RR	139	281137	08/11/2006	43	75	22	Campbell	105/647	1
RR	141	281139	08/11/2006	43	75	22	Campbell	105/649	1
RR	143	281141	08/11/2006	43	75	22	Campbell	105/651	1
RR	145	281143	08/11/2006	43	75	22	Campbell	105/653	1
RR	147	281145	08/11/2006	43	75	22	Campbell	105/655	1
RR	148	281146	08/11/2006	43	75	22	Campbell	105/656	1
RR	149	281147	08/11/2006	43	75	22	Campbell	105/657	1
RR	150	281148	08/11/2006	43	75	22	Campbell	105/658	1
RR	151	281149	08/11/2006	43	75	22	Campbell	105/659	1
RR	152	281150	08/11/2006	43	75	22	Campbell	105/660	1
RR	153	281151	08/11/2006	43	75	22	Campbell	105/661	1
RR	154	281152	08/11/2006	43	75	22	Campbell	105/662	1
RR	155	281153	08/11/2006	43	75	22	Campbell	105/663	1
RR	156	281154	08/11/2006	43	75	22	Campbell	105/664	1
RR	157	281155	08/11/2006	43	75	22	Campbell	105/665	1
RR	158	281156	08/11/2006	43	75	22	Campbell	105/666	1
RR	159	281157	08/11/2006	43	75	22	Campbell	105/667	1
RR	160	281158	08/11/2006	43	75	22	Campbell	105/668	1
RR	161	281159	07/11/2006	43	75	22	Campbell	105/669	1
RR	162	281160	07/11/2006	43	75	22	Campbell	105/670	1
RR	163	281161	07/11/2006	43	75	22	Campbell	105/671	1
RR	165	281162	22/11/2006	43	75	13	Campbell	105/686	1
RR	166	281163	22/11/2006	43	75	13	Campbell	105/687	1
RR	167	281164	22/11/2006	43	75	13	Campbell	105/688	1
RR	168	281165	22/11/2006	43	75	13	Campbell	105/689	1
RR	169	281166	22/11/2006	43	75	13	Campbell	105/690	1
RR	170	281167	22/11/2006	43	75	13	Campbell	105/691	1

03/06/2013 17 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
RR	171	281168	22/11/2006	43	75	13	Campbell	105/692	1
RR	172	281169	22/11/2006	43	75	13	Campbell	105/693	1
RR	173	281170	22/11/2006	43	75	13	Campbell	105/694	1
RR	174	281171	22/11/2006	43	75	13	Campbell	105/695	1
RR	175	281172	22/11/2006	43	75	13	Campbell	105/696	1
RR	176	281173	22/11/2006	43	75	13	Campbell	105/697	1
RR	177	281174	22/11/2006	43	75	13	Campbell	105/698	1
RR	178	281175	22/11/2006	43	75	13	Campbell	105/699	1
RR	179	281176	22/11/2006	43	75	12	Campbell	106/1	1
RR	180	281177	22/11/2006	43	75	12	Campbell	106/2	1
RR	181	281178	22/11/2006	43	75	12	Campbell	106/3	1
RR	182	281179	22/11/2006	43	75	12	Campbell	106/4	1
RR	183	281180	22/11/2006	43	75	12	Campbell	106/5	1
RR	184	281181	22/11/2006	43	75	12	Campbell	106/6	1
RR	185	281182	22/11/2006	43	75	12	Campbell	106/7	1
RR	186	281183	22/11/2006	43	75	12	Campbell	106/8	1
RR	187	281184	22/11/2006	43	75	12	Campbell	106/9	1
RR	188	281185	22/11/2006	43	75	12	Campbell	106/10	1
RR	189	281186	22/11/2006	43	75	12	Campbell	106/11	1
RR	190	281187	22/11/2006	43	75	12	Campbell	106/12	1
RR	191	281188	22/11/2006	43	75	12	Campbell	106/13	1
RR	192	281189	22/11/2006	43	75	12	Campbell	106/14	1
RR	193	281190	22/11/2006	43	75	12	Campbell	106/15	1
RR	194	281191	22/11/2006	43	75	12	Campbell	106/16	1
RR	195	281192	22/11/2006	43	75	12	Campbell	106/17	1
RR	196	281193	22/11/2006	43	75	12	Campbell	106/18	1
RR	197	281194	22/11/2006	43	75	12	Campbell	106/19	1
RR	198	281195	22/11/2006	43	75	12	Campbell	106/20	1
RR	264	281109	05/12/2006	43	75	15	Campbell	105/672	1
RR	265	281110	05/12/2006	43	75	15	Campbell	105/673	1
RR	266	281111	05/12/2006	43	75	15	Campbell	105/674	1
RR	267	281112	05/12/2006	43	75	15	Campbell	105/675	1
RR	268	281113	05/12/2006	43	75	15	Campbell	105/676	1
RR	269	281114	05/12/2006	43	75	15	Campbell	105/677	1
RR	270	281115	05/12/2006	43	75	15	Campbell	105/678	1
RR	271	281116	05/12/2006	43	75	15	Campbell	105/679	1
RR	272	281117	05/12/2006	43	75	15	Campbell	105/680	1
RR	273	281118	05/12/2006	43	75	15	Campbell	105/681	1
RR	274	281119	05/12/2006	43	75	15	Campbell	105/682	1
RR	275	281120	05/12/2006	43	75	15	Campbell	105/683	1
RR	276	281121	05/12/2006	43	75	15	Campbell	105/684	1
RR	277	281122	05/12/2006	43	75	15	Campbell	105/685	1
WC	75	271938	26/09/2005	43	75	10	Campbell	102/389	1

03/06/2013 18 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
WC	76	271939	26/09/2005	43	75	10	Campbell	102/390	1
WC	77	271940	26/09/2005	43	75	10	Campbell	102/391	1
WC	78	271941	26/09/2005	43	75	10	Campbell	102/392	1
WC	79	271942	26/09/2005	43	75	10,15	Campbell	102/393	1
WC	80	271943	26/09/2005	43	75	10	Campbell	102/394	1
WC	81	271944	26/09/2005	43	75	10,15	Campbell	102/395	1
WC	82	271945	26/09/2005	43	75	10	Campbell	102/396	1
WC	83	271946	26/09/2005	43	75	10,11,14,15	Campbell	102/397	1
WC	84	271947	26/09/2005	43	75	10,11	Campbell	102/398	1
WC	85	271948	26/09/2005	43	75	11,14	Campbell	102/399	1
WC	86	271949	26/09/2005	43	75	11	Campbell	102/400	1
WC	87	271950	26/09/2005	43	75	11,14	Campbell	102/401	1
WC	88	271951	26/09/2005	43	75	11	Campbell	102/402	1
WC	89	271952	26/09/2005	43	75	14	Campbell	102/403	1
WC	90	271953	26/09/2005	43	75	14	Campbell	102/404	1
WC	91	271954	26/09/2005	43	75	14	Campbell	102/405	1
WC	92	271955	26/09/2005	43	75	14	Campbell	102/406	1
WC	93	271956	26/09/2005	43	75	14	Campbell	102/407	1
WC	94	271957	26/09/2005	43	75	14	Campbell	102/408	1
WC	95	271958	26/09/2005	43	75	14	Campbell	102/409	1
WC	96	271959	26/09/2005	43	75	14	Campbell	102/410	1
WC	97	271960	26/09/2005	43	75	14	Campbell	102/411	1
WC	98	271961	26/09/2005	43	75	14	Campbell	102/412	1
WC	99	271962	26/09/2005	43	75	14	Campbell	102/413	1
WC	100	271963	26/09/2005	43	75	14	Campbell	102/414	1
WC	101	271964	26/09/2005	43	75	14	Campbell	102/415	1
WC	102	271965	26/09/2005	43	75	14,15	Campbell	102/416	1
WC	103	271966	26/09/2005	43	75	14	Campbell	102/417	1
WC	104	271967	26/09/2005	43	75	14	Campbell	102/418	1
WC	105	271968	26/09/2005	43	75	14	Campbell	102/419	1
WC	106	271969	26/09/2005	43	75	14	Campbell	102/420	1
WC	107	271970	26/09/2005	43	75	14	Campbell	102/421	1
WC	108	271971	26/09/2005	43	75	14	Campbell	102/422	1
WC	109	271972	26/09/2005	43	75	14	Campbell	102/423	1
WC	110	271973	26/09/2005	43	75	14	Campbell	102/424	1
WC	111	271974	26/09/2005	43	75	14	Campbell	102/425	1
WC	112	271975	26/09/2005	43	75	14	Campbell	102/426	1
WC	113	271976	26/09/2005	43	75	14	Campbell	102/427	1
WC	114	271977	26/09/2005	43	75	14	Campbell	102/428	1
WC	115	271978	26/09/2005	43	75	14	Campbell	102/429	1
WC	116	271979	26/09/2005	43	75	14	Campbell	102/430	1
WC	117	271980	26/09/2005	43	75	14,15	Campbell	102/431	1
WC	118	271981	26/09/2005	43	75	15	Campbell	102/432	1

03/06/2013 19 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
WC	119	271982	26/09/2005	43	75	14,15	Campbell	102/433	1
WC	120	271983	26/09/2005	43	75	15	Campbell	102/434	1
WC	121	271984	26/09/2005	43	75	15	Campbell	102/435	1
WC	231	273726	28/12/2005	43	75	25	Campbell	103/102	1
WC	232	273727	28/12/2005	43	75	24,25	Campbell	103/103	1
WC	233	273728	28/12/2005	43	75	25	Campbell	103/104	1
WC	234	273729	28/12/2005	43	75	24,25	Campbell	103/105	1
WC	235	273730	28/12/2005	43	75	25	Campbell	103/106	1
WC	236	273731	28/12/2005	43	75	24,25	Campbell	103/107	1
WC	251	273746	28/12/2005	43	75	24	Campbell	103/122	1
WC	252	273747	28/12/2005	43	75	24	Campbell	103/123	1
WC	253	273748	28/12/2005	43	75	24	Campbell	103/124	1
WC	254	273749	28/12/2005	43	75	24	Campbell	103/125	1
WC	255	273750	28/12/2005	43	75	24	Campbell	103/126	1
WC	256	273751	28/12/2005	43	75	24	Campbell	103/127	1
WC	257	273752	28/12/2005	43	75	24	Campbell	103/128	1
WC	258	273753	28/12/2005	43	75	24	Campbell	103/129	1
WC	259	273754	28/12/2005	43	75	24	Campbell	103/130	1
WC	260	273755	28/12/2005	43	75	24	Campbell	103/131	1
WC	261	273756	28/12/2005	43	75	24	Campbell	103/132	1
WC	262	273757	28/12/2005	43	75	24	Campbell	103/133	1
WC	263	273758	28/12/2005	43	75	24	Campbell	103/134	1
WC	264	273759	28/12/2005	43	75	24	Campbell	103/135	1
WC	265	273760	28/12/2005	43	75	24	Campbell	103/136	1
WC	266	273761	28/12/2005	43	75	24	Campbell	103/137	1
WC	267	273762	28/12/2005	43	75	24	Campbell	103/138	1
WC	268	273763	28/12/2005	43	75	24	Campbell	103/139	1
WC	269	273764	28/12/2005	43	75	24	Campbell	103/140	1
WC	270	273765	28/12/2005	43	75	24	Campbell	103/141	1
SK	230	274133	11/01/2006	43	75	14	Campbell	103/329	1
SK	231	274134	11/01/2006	43	75	14	Campbell	103/330	1
SK	232	274135	11/01/2006	43	75	14	Campbell	103/331	1
RK	161	271817	26/09/2005	43	75	23	Campbell	102/199	1
RK	162	271818	26/09/2005	43	75	23	Campbell	102/200	1
RK	163	271819	26/09/2005	43	75	23	Campbell	102/201	1
RK	164	271820	26/09/2005	43	75	23	Campbell	102/202	1
RK	165	271821	26/09/2005	43	75	23	Campbell	102/203	1
RK	166	271822	26/09/2005	43	75	23	Campbell	102/204	1
RK	167	271823	26/09/2005	43	75	23	Campbell	102/205	1
RK	168	271824	26/09/2005	43	75	23	Campbell	102/206	1
RK	169	271825	26/09/2005	43	75	23	Campbell	102/207	1
RK	170	271826	26/09/2005	43	75	23	Campbell	102/208	1
RK	171	271827	26/09/2005	43	75	23	Campbell	102/209	1

03/06/2013 20 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi[North	Range West	Sec.	County	Book/Page	Claim Count
RK	172	271828	26/09/2005	43	75	23	Campbell	102/210	1
RK	173	271829	26/09/2005	43	75	23	Campbell	102/211	1
RK	174	271830	26/09/2005	43	75	23	Campbell	102/212	1
RK	175	271831	26/09/2005	43	75	23	Campbell	102/213	1
RK	176	271832	26/09/2005	43	75	23	Campbell	102/214	1
RK	177	271833	26/09/2005	43	75	23	Campbell	102/215	1
RK	178	271834	26/09/2005	43	75	23	Campbell	102/216	1
RK	179	271835	26/09/2005	43	75	23	Campbell	102/217	1
RK	180	271836	26/09/2005	43	75	23	Campbell	102/218	1
RK	181	271837	26/09/2005	43	75	23	Campbell	102/219	1
RK	182	271838	26/09/2005	43	75	23	Campbell	102/220	1
RK	183	271839	26/09/2005	43	75	23	Campbell	102/221	1
RK	184	271840	26/09/2005	43	75	23	Campbell	102/222	1
RK	185	271841	26/09/2005	43	75	23	Campbell	102/223	1
RK	186	271842	26/09/2005	43	75	23	Campbell	102/224	1
RK	187	271843	26/09/2005	43	75	23	Campbell	102/225	1
RK	188	271844	26/09/2005	43	75	23	Campbell	102/226	1
RK	189	271845	26/09/2005	43	75	23	Campbell	102/227	1
RK	190	271846	26/09/2005	43	75	23	Campbell	102/228	1
RK	191	271847	26/09/2005	43	75	23	Campbell	102/229	1
RK	192	271848	26/09/2005	43	75	23	Campbell	102/230	1
RK	193	271849	26/09/2005	43	75	23	Campbell	102/231	1
RK	194	271850	26/09/2005	43	75	23	Campbell	102/232	1
RK	195	271851	26/09/2005	43	75	23	Campbell	102/233	1
RK	196	271852	26/09/2005	43	75	23	Campbell	102/234	1
RK	197	271853	26/09/2005	43	75	23	Campbell	102/235	1
RK	198	271854	26/09/2005	43	75	23	Campbell	102/236	1
RK	199	271855	26/09/2005	43	75	23	Campbell	102/237	1
RK	200	271856	26/09/2005	43	75	23	Campbell	102/238	1
RK	239	274035	11/01/2006	43	75	13	Campbell	103/250	1
RK	240	274036	11/01/2006	43	75	13	Campbell	103/251	1
RK	241	274037	11/01/2006	43	75	13	Campbell	103/252	1
RK	242	274038	11/01/2006	43	75	11	Campbell	103/253	1
RK	243	274039	11/01/2006	43	75	11	Campbell	103/254	1
RK	244	274040	11/01/2006	43	75	11	Campbell	103/255	1
RK	245	274041	11/01/2006	43	75	11	Campbell	103/256	1
RK	246	274042	11/01/2006	43	75	11	Campbell	103/257	1
RK	247	274043	11/01/2006	43	75	11	Campbell	103/258	1
RK	248	274044	11/01/2006	43	75	11	Campbell	103/259	1
RK	249	274045	11/01/2006	43	75	11	Campbell	103/260	1
RK	250	274046	11/01/2006	43	75	11	Campbell	103/261	1
RK	251	274047	11/01/2006	43	75	11	Campbell	103/262	1
RK	252	274048	11/01/2006	43	75	11	Campbell	103/263	1

03/06/2013 21 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
RK	253	274049	11/01/2006	43	75	11	Campbell	103/264	1
RK	254	274050	11/01/2006	43	75	11	Campbell	103/265	1
RK	255	274051	11/01/2006	43	75	11	Campbell	103/266	1
RK	256	274052	11/01/2006	43	75	11	Campbell	103/267	1
RK	257	274053	11/01/2006	43	75	11,12	Campbell	103/268	1
RK	258	274054	11/01/2006	43	75	11,12	Campbell	103/269	1
RK	259	274055	11/01/2006	43	75	12	Campbell	103/270	1
RK	260	274056	11/01/2006	43	75	12	Campbell	103/271	1
RK	261	274057	11/01/2006	43	75	12	Campbell	103/272	1
RK	262	274058	11/01/2006	43	75	12	Campbell	103/273	1
RK	263	274059	11/01/2006	43	75	12	Campbell	103/274	1
RK	264	274060	11/01/2006	43	75	12	Campbell	103/275	1
RK	265	274061	11/01/2006	43	75	12	Campbell	103/276	1
RK	266	274062	11/01/2006	43	75	12	Campbell	103/277	1
RK	267	274063	11/01/2006	43	75	12	Campbell	103/278	1
RK	268	274064	11/01/2006	43	75	12	Campbell	103/279	1
RK	269	274065	11/01/2006	43	75	11	Campbell	103/280	1
RK	270	274066	11/01/2006	43	75	11	Campbell	103/281	1
RK	271	274067	11/01/2006	43	75	11	Campbell	103/282	1
RK	272	274068	11/01/2006	43	75	11	Campbell	103/283	1
RK	273	274069	11/01/2006	43	75	11	Campbell	103/284	1
RK	274	274070	11/01/2006	43	75	11	Campbell	103/285	1
RK	275	274071	11/01/2006	43	75	11	Campbell	103/286	1
RK	276	274072	11/01/2006	43	75	11	Campbell	103/287	1
RK	277	274073	11/01/2006	43	75	11	Campbell	103/288	1
RK	278	274074	11/01/2006	43	75	11	Campbell	103/289	1
RK	343	274202	14/01/2006	43	75	26	Campbell	103/354	1
RK	344	274203	14/01/2006	43	75	26	Campbell	103/355	1
RK	345	274204	14/01/2006	43	75	26	Campbell	103/356	1
RK	346	274205	14/01/2006	43	75	26	Campbell	103/357	1
RK	347	274206	14/01/2006	43	75	26	Campbell	103/358	1
RK	348	274207	14/01/2006	43	75	26	Campbell	103/359	1
RK	349	274208	14/01/2006	43	75	26	Campbell	103/360	1
RK	350	274209	14/01/2006	43	75	26	Campbell	103/361	1
RK	351	274210	14/01/2006	43	75	26	Campbell	103/362	1
RK	352	274211	14/01/2006	43	75	26	Campbell	103/363	1
RK	353	274212	14/01/2006	43	75	26	Campbell	103/364	1
RK	354	274213	14/01/2006	43	75	26	Campbell	103/365	1
RK	355	274214	14/01/2006	43	75	26	Campbell	103/366	1
RK	356	274215	14/01/2006	43	75	26	Campbell	103/367	1
RK	357	274216	14/01/2006	43	75	26	Campbell	103/368	1
RK	358	274217	14/01/2006	43	75	26	Campbell	103/369	1
RK	359	274218	14/01/2006	43	75	26	Campbell	103/370	1

03/06/2013 22 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
RK	360	274219	14/01/2006	43	75	26	Campbell	103/371	1
RK	361	274220	14/01/2006	43	75	26	Campbell	103/372	1
RK	362	274221	14/01/2006	43	75	26	Campbell	103/373	1
RK	379	274238	14/01/2006	43	75	26,27	Campbell	103/390	1
RK	380	274239	14/01/2006	43	75	26	Campbell	103/391	1
RK	381	274240	14/01/2006	43	75	26	Campbell	103/392	1
RK	382	274241	14/01/2006	43	75	26	Campbell	103/393	1
RK	383	274242	14/01/2006	43	75	26	Campbell	103/394	1
SK	143	271324	15/09/2005	42	75	15	Campbell	101/470	1
SK	144	271325	15/09/2005	42	75	15	Campbell	101/471	1
SK	145	271326	15/09/2005	42	75	15	Campbell	101/472	1
SK	146	271327	15/09/2005	42	75	15	Campbell	101/473	1
SK	147	271328	15/09/2005	42	75	15	Campbell	101/474	1
SK	148	271329	15/09/2005	42	75	15	Campbell	101/475	1
SK	149	271330	15/09/2005	42	75	15	Campbell	101/476	1
SK	150	271331	15/09/2005	42	75	15	Campbell	101/477	1
SK	151	271332	15/09/2005	42	75	15	Campbell	101/478	1
SK	152	271333	15/09/2005	42	75	15	Campbell	101/479	1
SK	153	271334	15/09/2005	42	75	15	Campbell	101/480	1
SK	154	271335	15/09/2005	42	75	15	Campbell	101/481	1
SK	155	271336	15/09/2005	42	75	15	Campbell	101/482	1
SK	156	271337	15/09/2005	42	75	15	Campbell	101/483	1
SK	157	271338	15/09/2005	42	75	15	Campbell	101/484	1
SK	158	271339	15/09/2005	42	75	15	Campbell	101/485	1
SK	159	271340	15/09/2005	42	75	15	Campbell	101/486	1
SK	160	271341	15/09/2005	42	75	15	Campbell	101/487	1
SK	165	271372	21/09/2005	42	75	27	Campbell	101/491	1
SK	166	271373	21/09/2005	42	75	27	Campbell	101/492	1
SK	167	271374	21/09/2005	42	75	27	Campbell	101/493	1
SK	168	271375	21/09/2005	42	75	27	Campbell	101/494	1
SK	169	271376	21/09/2005	42	75	27	Campbell	101/495	1
SK	170	271377	21/09/2005	42	75	27	Campbell	101/496	1
SK	171	271378	21/09/2005	42	75	27	Campbell	101/497	1
SK	172	271379	21/09/2005	42	75	27	Campbell	101/498	1
SK	173	271380	21/09/2005	42	75	27	Campbell	101/499	1
SK	174	271381	21/09/2005	42	75	27	Campbell	101/500	1
SK	175	271382	20/09/2005	42	75	25	Campbell	101/501	1
SK	176	271383	20/09/2005	42	75	25	Campbell	101/502	1
SK	177	271384	20/09/2005	42	75	25	Campbell	101/503	1
SK	178	271385	20/09/2005	42	75	25	Campbell	101/504	1
SK	179	271386	20/09/2005	42	75	25	Campbell	101/505	1
SK	180	271387	20/09/2005	42	75	25	Campbell	101/506	1
SK	181	271388	20/09/2005	42	75	25	Campbell	101/507	1

03/06/2013 23 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
SK	182	271389	20/09/2005	42	75	25	Campbell	101/508	1
SK	203	271345	21/09/2005	42	75	15	Campbell	101/529	1
SK	204	271346	21/09/2005	42	75	15	Campbell	101/530	1
SK	205	271347	21/09/2005	42	75	15	Campbell	101/531	1
SK	206	271348	21/09/2005	42	75	15	Campbell	101/532	1
SK	207	271349	21/09/2005	42	75	15	Campbell	101/533	1
SK	208	271350	21/09/2005	42	75	15	Campbell	101/534	1
SK	209	271351	21/09/2005	42	75	15	Campbell	101/535	1
SK	210	271352	21/09/2005	42	75	15	Campbell	101/536	1
SK	211	271353	21/09/2005	42	75	15	Campbell	101/537	1
SK	212	271354	21/09/2005	42	75	15	Campbell	101/538	1
SK	213	271355	21/09/2005	42	75	15	Campbell	101/539	1
SK	214	271356	21/09/2005	42	75	15	Campbell	101/540	1
SK	215	271357	21/09/2005	42	75	15	Campbell	101/541	1
SK	216	271358	21/09/2005	42	75	15	Campbell	101/542	1
SK	217	271359	21/09/2005	42	75	15	Campbell	101/543	1
SK	218	271360	21/09/2005	42	75	15	Campbell	101/544	1
SK	219	271361	21/09/2005	42	75	15	Campbell	101/545	1
SK	220	271362	21/09/2005	42	75	15	Campbell	101/546	1
RK	79	271522	20/09/2005	42	75	26	Campbell	102/161	1
RK	80	271523	20/09/2005	42	75	26	Campbell	102/162	1
RK	81	271524	20/09/2005	42	75	26	Campbell	102/163	1
RK	82	271525	20/09/2005	42	75	26	Campbell	102/164	1
RK	83	271526	20/09/2005	42	75	26	Campbell	102/165	1
RK	84	271527	20/09/2005	42	75	26	Campbell	102/166	1
RK	85	271528	20/09/2005	42	75	26	Campbell	102/167	1
RK	86	271529	20/09/2005	42	75	26	Campbell	102/168	1
RK	87	271530	20/09/2005	42	75	23,26	Campbell	102/169	1
RK	88	271531	20/09/2005	42	75	23,26	Campbell	102/170	1
RK	89	271532	20/09/2005	42	75	23	Campbell	102/171	1
RK	90	271533	20/09/2005	42	75	23	Campbell	102/172	1
RK	91	271534	20/09/2005	42	75	23	Campbell	102/173	1
RK	92	271535	20/09/2005	42	75	23	Campbell	102/174	1
RK	93	271536	20/09/2005	42	75	23	Campbell	102/175	1
RK	94	271537	20/09/2005	42	75	23	Campbell	102/176	1
RK	95	271538	20/09/2005	42	75	23	Campbell	102/177	1
RK	96	271539	20/09/2005	42	75	23	Campbell	102/178	1
RK	97	271540	20/09/2005	42	75	23	Campbell	102/179	1
RK	98	271541	20/09/2005	42	75	23	Campbell	102/180	1
RK	99	271542	20/09/2005	42	75	23	Campbell	102/181	1
RK	100	271543	20/09/2005	42	75	23	Campbell	102/182	1
RK	101	271544	20/09/2005	42	75	23	Campbell	102/183	1
RK	102	271545	20/09/2005	42	75	23	Campbell	102/184	1

03/06/2013 24 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
RK	131	271578	20/09/2005	42	75	14	Campbell	102/103	1
RK	132	271579	20/09/2005	42	75	14	Campbell	102/104	1
RK	133	271580	20/09/2005	42	75	14	Campbell	102/105	1
RK	134	271581	20/09/2005	42	75	14	Campbell	102/106	1
RK	135	271582	20/09/2005	42	75	14	Campbell	102/107	1
RK	136	271583	20/09/2005	42	75	14	Campbell	102/108	1
RK	137	271584	20/09/2005	42	75	14	Campbell	102/109	1
RK	138	271585	20/09/2005	42	75	14	Campbell	102/110	1
RK	139	271586	20/09/2005	42	75	14	Campbell	102/111	1
RK	140	271587	20/09/2005	42	75	14	Campbell	102/112	1
RK	141	271588	20/09/2005	42	75	14	Campbell	102/113	1
RK	142	271589	20/09/2005	42	75	14	Campbell	102/114	1
RK	143	271590	20/09/2005	42	75	14	Campbell	102/115	1
RK	144	271591	20/09/2005	42	75	14	Campbell	102/116	1
RK	145	271592	20/09/2005	42	75	14	Campbell	102/117	1
RK	146	271593	20/09/2005	42	75	14	Campbell	102/118	1
RK	147	271594	20/09/2005	42	75	14	Campbell	102/119	1
RK	148	271595	20/09/2005	42	75	14	Campbell	102/120	1
RK	149	271596	20/09/2005	42	75	14	Campbell	102/121	1
RK	150	271597	20/09/2005	42	75	14	Campbell	102/122	1
RK	151	271546	20/09/2005	42	75	23	Campbell	102/185	1
RK	152	271547	20/09/2005	42	75	23	Campbell	102/186	1
RK	153	271548	20/09/2005	42	75	23	Campbell	102/187	1
RK	154	271549	20/09/2005	42	75	23	Campbell	102/188	1
CP	209	271276	15/09/2005	42	75	22	Campbell	101/612	1
CP	210	271277	15/09/2005	42	75	22	Campbell	101/613	1
CP	211	271278	15/09/2005	42	75	22	Campbell	101/614	1
CP	212	271279	15/09/2005	42	75	22	Campbell	101/615	1
CP	213	271280	15/09/2005	42	75	22	Campbell	101/616	1
CP	214	271281	15/09/2005	42	75	22	Campbell	101/617	1
CP	215	271282	15/09/2005	42	75	22	Campbell	101/618	1
CP	216	271283	15/09/2005	42	75	22	Campbell	101/619	1
CP	217	271284	15/09/2005	42	75	22	Campbell	101/620	1
CP	218	271285	15/09/2005	42	75	22	Campbell	101/621	1
CP	219	271286	15/09/2005	42	75	22	Campbell	101/622	1
CP	220	271287	15/09/2005	42	75	22	Campbell	101/623	1
CP	221	271288	15/09/2005	42	75	22	Campbell	101/624	1
CP	222	271289	15/09/2005	42	75	22	Campbell	101/625	1
CP	223	271290	15/09/2005	42	75	22	Campbell	101/626	1
CP	224	271291	15/09/2005	42	75	22	Campbell	101/627	1
CP	225	271292	15/09/2005	42	75	22	Campbell	101/628	1
CP	226	271293	15/09/2005	42	75	22	Campbell	101/629	1
CP	227	271294	15/09/2005	42	75	22	Campbell	101/630	1

03/06/2013 25 OF 53

EXHIBIT A

to

Mortgage, Security Agreement, Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
CP	228	271295	15/09/2005	42	75	22	Campbell	101/631	1
SK	266	274469	17/01/2006	42	76	1,12	Campbell	103/542	1
SK	268	274471	20/01/2006	42	76	1,12	Campbell	103/544	1
SK	270	274473	20/01/2006	42	76	1,12	Campbell	103/546	1
SK	285	274488	20/01/2006	42	76	1	Campbell	103/561	1
SK	286	274489	20/01/2006	42	76	1	Campbell	103/562	1
SK	287	274490	20/01/2006	42	76	1	Campbell	103/563	1
SK	288	274491	20/01/2006	42	76	1	Campbell	103/564	1
SK	289	274492	20/01/2006	42	76	1	Campbell	103/565	1
SK	290	274493	20/01/2006	42	76	1	Campbell	103/566	1
WC	27	270973	13/09/2005	42	76	25	Campbell	101/177	1
WC	28	270974	13/09/2005	42	76	25	Campbell	101/178	1
WC	29	270975	13/09/2005	42	76	25	Campbell	101/179	1
WC	30	270976	13/09/2005	42	76	25	Campbell	101/180	1
WC	31	270977	13/09/2005	42	76	25	Campbell	101/181	1
WC	32	270978	13/09/2005	42	76	25	Campbell	101/182	1
WC	33	270979	13/09/2005	42	76	25	Campbell	101/183	1
WC	34	270980	13/09/2005	42	76	25	Campbell	101/184	1
WC	35	270981	13/09/2005	42	76	25	Campbell	101/185	1
WC	36	270982	13/09/2005	42	76	25	Campbell	101/186	1
WC	37	270983	13/09/2005	42	76	25	Campbell	101/187	1
WC	38	270984	13/09/2005	42	76	25	Campbell	101/188	1
WC	39	270985	13/09/2005	42	76	25	Campbell	101/189	1
WC	40	270986	13/09/2005	42	76	25	Campbell	101/190	1
WC	41	270987	13/09/2005	42	76	25	Campbell	101/191	1
WC	42	270988	13/09/2005	42	76	25	Campbell	101/192	1
WC	43	270989	13/09/2005	42	76	25	Campbell	101/193	1
WC	44	270990	13/09/2005	42	76	25	Campbell	101/194	1
WC	45	270991	13/09/2005	42	76	25	Campbell	101/195	1
WC	46	270992	13/09/2005	42	76	25	Campbell	101/196	1
WC	47	270993	13/09/2005	42	76	25	Campbell	101/197	1
WC	48	270994	13/09/2005	42	76	25	Campbell	101/198	1
WC	49	270995	13/09/2005	42	76	25	Campbell	101/199	1
WC	50	270996	13/09/2005	42	76	25	Campbell	101/200	1
WC	51	270997	13/09/2005	42	76	25	Campbell	101/201	1
WC	52	270998	13/09/2005	42	76	25	Campbell	101/202	1
WC	53	270999	13/09/2005	42	76	25	Campbell	101/203	1
WC	54	271000	13/09/2005	42	76	25	Campbell	101/204	1
WC	55	271001	13/09/2005	42	76	25	Campbell	101/205	1
WC	56	271002	13/09/2005	42	76	25	Campbell	101/206	1
WC	57	271003	13/09/2005	42	76	25	Campbell	101/207	1
WC	58	271004	13/09/2005	42	76	25	Campbell	101/208	1
WC	59	271005	13/09/2005	42	76	25	Campbell	101/209	1

03/06/2013 26 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshij North	Range West	Sec.	County	Book/Page	Claim Count
WC	60	271006	13/09/2005	42	76	25	Campbell	101/210	1
WC	61	271007	13/09/2005	42	76	25	Campbell	101/211	1
WC	62	271008	13/09/2005	42	76	25	Campbell	101/212	1
WC	63	271009	13/09/2005	42	76	24	Campbell	101/213	1
WC	64	271010	13/09/2005	42	76	24	Campbell	101/214	1
WC	65	271011	13/09/2005	42	76	24	Campbell	101/215	1
WC	66	271012	13/09/2005	42	76	24	Campbell	101/216	1
WC	67	271013	13/09/2005	42	76	24	Campbell	101/217	1
WC	68	271014	13/09/2005	42	76	24	Campbell	101/218	1
WC	69	271015	13/09/2005	42	76	24	Campbell	101/219	1
WC	70	271016	13/09/2005	42	76	24	Campbell	101/220	1
WC	71	271017	13/09/2005	42	76	24	Campbell	101/221	1
WC	72	271018	13/09/2005	42	76	24	Campbell	101/222	1
WC	73	271019	13/09/2005	42	76	24	Campbell	101/223	1
WC	74	271020	13/09/2005	42	76	24	Campbell	101/224	1
SK	77	270694	14/09/2005	42	75	19	Campbell	101/41	1
SK	78	270695	14/09/2005	42	75	19	Campbell	101/42	1
SK	79	270696	14/09/2005	42	75	19	Campbell	101/43	1
SK	80	270697	14/09/2005	42	75	19	Campbell	101/44	1
SK	81	270698	14/09/2005	42	75	19	Campbell	101/45	1
SK	82	270699	14/09/2005	42	75	19	Campbell	101/46	1
SK	83	270700	14/09/2005	42	75	19	Campbell	101/47	1
SK	84	270701	14/09/2005	42	75	19	Campbell	101/48	1
SK	85	270702	14/09/2005	42	75	19	Campbell	101/49	1
SK	86	270703	14/09/2005	42	75	19	Campbell	101/50	1
SK	87	270704	14/09/2005	42	75	19	Campbell	101/51	1
SK	88	270705	14/09/2005	42	75	19	Campbell	101/52	1
SK	89	270706	14/09/2005	42	75	19	Campbell	101/53	1
SK	90	270707	14/09/2005	42	75	19	Campbell	101/54	1
SK	91	270708	14/09/2005	42	75	19	Campbell	101/55	1
SK	92	270709	14/09/2005	42	75	19	Campbell	101/56	1
SK	93	270710	14/09/2005	42	75	19	Campbell	101/57	1
SK	94	270711	14/09/2005	42	75	19	Campbell	101/58	1
SK	95	270712	14/09/2005	42	75	19	Campbell	101/59	1
SK	96	270713	14/09/2005	42	75	19	Campbell	101/60	1
SK	97	270714	14/09/2005	42	75	28	Campbell	101/61	1
SK	98	270715	14/09/2005	42	75	28	Campbell	101/62	1
SK	99	270716	14/09/2005	42	75	28	Campbell	101/63	1
SK	100	270717	14/09/2005	42	75	28	Campbell	101/64	1
SK	101	270718	14/09/2005	42	75	28	Campbell	101/65	1
SK	102	270719	14/09/2005	42	75	28	Campbell	101/66	1
SK	103	270720	14/09/2005	42	75	28	Campbell	101/67	1
SK	104	270721	14/09/2005	42	75	28	Campbell	101/68	1

03/06/2013 27 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
SK	105	270722	14/09/2005	42	75	28	Campbell	101/69	1
SK	106	270723	14/09/2005	42	75	28	Campbell	101/70	1
SK	107	270724	14/09/2005	42	75	28	Campbell	101/71	1
SK	108	270725	14/09/2005	42	75	28	Campbell	101/72	1
SK	109	270726	14/09/2005	42	75	28	Campbell	101/73	1
SK	110	270727	14/09/2005	42	75	28	Campbell	101/74	1
SK	111	270728	14/09/2005	42	75	28	Campbell	101/75	1
SK	112	270729	14/09/2005	42	75	28	Campbell	101/76	1
SK	113	270730	14/09/2005	42	75	28	Campbell	101/77	1
SK	114	270731	14/09/2005	42	75	28	Campbell	101/78	1
SK	115	271297	15/09/2005	42	75	21	Campbell	101/443	1
SK	116	271298	15/09/2005	42	75	21	Campbell	101/444	1
SK	117	271299	15/09/2005	42	75	21	Campbell	101/445	1
SK	118	271300	15/09/2005	42	75	21	Campbell	101/446	1
SK	119	271301	15/09/2005	42	75	21	Campbell	101/447	1
SK	120	271302	15/09/2005	42	75	21	Campbell	101/448	1
SK	121	271303	15/09/2005	42	75	21	Campbell	101/449	1
SK	122	271304	15/09/2005	42	75	21	Campbell	101/450	1
SK	123	271305	15/09/2005	42	75	21	Campbell	101/451	1
SK	124	271306	15/09/2005	42	75	21	Campbell	101/452	1
SK	125	271307	15/09/2005	42	75	21	Campbell	101/453	1
SK	126	271308	15/09/2005	42	75	21	Campbell	101/454	1
SK	127	271309	15/09/2005	42	75	21	Campbell	101/455	1
SK	128	271310	15/09/2005	42	75	21	Campbell	101/456	1
SK	129	271311	15/09/2005	42	75	21	Campbell	101/457	1
SK	130	271312	15/09/2005	42	75	21	Campbell	101/458	1
SK	131	271313	15/09/2005	42	75	21	Campbell	101/459	1
SK	132	271314	15/09/2005	42	75	21	Campbell	101/460	1
SK	133	271315	14/09/2005	42	75	21	Campbell	101/461	1
SK	134	271316	14/09/2005	42	75	21	Campbell	101/462	1
SK	135	271317	14/09/2005	42	75	21	Campbell	101/463	1
SK	136	271318	14/09/2005	42	75	21	Campbell	101/464	1
SK	137	271319	14/09/2005	42	75	21	Campbell	101/465	1
SK	138	271320	14/09/2005	42	75	21	Campbell	101/466	1
SK	139	271321	14/09/2005	42	75	21	Campbell	101/467	1
SK	140	271322	14/09/2005	42	75	21	Campbell	101/468	1
SK	141	271323	14/09/2005	42	75	21	Campbell	101/469	1
SK	161	271342	14/09/2005	42	75	21	Campbell	101/488	1
SK	162	271343	15/09/2005	42	75	21	Campbell	101/489	1
SK	163	271344	15/09/2005	42	75	21	Campbell	101/490	1
CP	153	271220	14/09/2005	42	75	20	Campbell	101/556	1
CP	154	271221	14/09/2005	42	75	20	Campbell	101/557	1
CP	155	271222	14/09/2005	42	75	20,21	Campbell	101/558	1

03/06/2013 28 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
CP	156	271223	14/09/2005	42	75	20	Campbell	101/559	1
CP	157	271224	14/09/2005	42	75	21	Campbell	101/560	1
CP	158	271225	14/09/2005	42	75	21	Campbell	101/561	1
CP	159	271226	14/09/2005	42	75	21	Campbell	101/562	1
CP	160	271227	14/09/2005	42	75	21	Campbell	101/563	1
CP	161	271228	14/09/2005	42	75	21	Campbell	101/564	1
CP	162	271229	14/09/2005	42	75	21	Campbell	101/565	1
CP	163	271230	14/09/2005	42	75	21	Campbell	101/566	1
CP	164	271231	14/09/2005	42	75	21	Campbell	101/567	1
CP	165	271232	14/09/2005	42	75	21	Campbell	101/568	1
CP	169	271236	15/09/2005	42	75	20	Campbell	101/572	1
CP	171	271238	15/09/2005	42	75	20	Campbell	101/574	1
CP	173	271240	15/09/2005	42	75	20	Campbell	101/576	1
CP	175	271242	15/09/2005	42	75	20	Campbell	101/578	1
CP	177	271244	15/09/2005	42	75	20	Campbell	101/580	1
CP	179	271246	15/09/2005	42	75	20	Campbell	101/582	1
CP	181	271248	15/09/2005	42	75	20	Campbell	101/584	1
CP	182	271249	15/09/2005	42	75	20	Campbell	101/585	1
CP	183	271250	15/09/2005	42	75	20	Campbell	101/586	1
CP	184	271251	28/09/2005	42	75	20	Campbell	101/587	1
CP	185	271252	28/09/2005	42	75	20	Campbell	101/588	1
CP	186	271253	28/09/2005	42	75	20	Campbell	101/589	1
CP	187	271254	28/09/2005	42	75	20	Campbell	101/590	1
CP	188	271255	28/09/2005	42	75	20	Campbell	101/591	1
CP	189	271256	28/09/2005	42	75	20	Campbell	101/592	1
CP	190	271257	28/09/2005	42	75	20	Campbell	101/593	1
CP	191	271258	28/09/2005	42	75	20	Campbell	101/594	1
CP	192	271259	28/09/2005	42	75	20	Campbell	101/595	1
CP	193	271260	28/09/2005	42	75	20	Campbell	101/596	1
CP	194	271261	28/09/2005	42	75	20	Campbell	101/597	1
CP	195	271262	28/09/2005	42	75	20	Campbell	101/598	1
CP	196	271263	28/09/2005	42	75	20	Campbell	101/599	1
CP	197	271264	28/09/2005	42	75	20	Campbell	101/600	1
CP	198	271265	28/09/2005	42	75	20	Campbell	101/601	1
CP	199	271266	28/09/2005	42	75	29	Campbell	101/602	1
CP	200	271267	28/09/2005	42	75	29	Campbell	101/603	1
CP	201	271268	28/09/2005	42	75	29	Campbell	101/604	1
CP	202	271269	28/09/2005	42	75	29	Campbell	101/605	1
CP	203	271270	28/09/2005	42	75	29	Campbell	101/606	1
CP	204	271271	28/09/2005	42	75	29	Campbell	101/607	1
CP	205	271272	28/09/2005	42	75	29	Campbell	101/608	1
CP	206	271273	28/09/2005	42	75	29	Campbell	101/609	1
CP	207	271274	14/09/2005	42	75	20	Campbell	101/610	1

03/06/2013 29 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
CP	208	271275	14/09/2005	42	75	20	Campbell	101/611	1
CP	231	274839	31/01/2006	42	76	24	Campbell	104/182	1
CP	232	274840	31/01/2006	42	76	24	Campbell	104/183	1
CP	233	274841	31/01/2006	42	76	24	Campbell	104/184	1
CP	234	274842	31/01/2006	42	76	24	Campbell	104/185	1
CP	235	274843	31/01/2006	42	76	24	Campbell	104/186	1
CP	236	274844	31/01/2006	42	76	24	Campbell	104/187	1
CP	237	274845	31/01/2006	42	76	24	Campbell	104/188	1
CP	238	274846	31/01/2006	42	76	24	Campbell	104/189	1
CP	239	274847	31/01/2006	42	76	24	Campbell	104/190	1
CP	240	274848	31/01/2006	42	76	24	Campbell	104/191	1
CP	241	274849	31/01/2006	42	76	24	Campbell	104/192	1
CP	242	274850	31/01/2006	42	76	24	Campbell	104/193	1
CP	243	274851	31/01/2006	42	76	24	Campbell	104/194	1
CP	244	274852	31/01/2006	42	76	24	Campbell	104/195	1
CP	245	274853	31/01/2006	42	76	24	Campbell	104/196	1
CP	246	274854	31/01/2006	42	76	24	Campbell	104/197	1
CP	247	274603	24/01/2006	42	76	14	Campbell	103/633	1
CP	248	274604	24/01/2006	42	76	14	Campbell	103/634	1
CP	249	274605	24/01/2006	42	76	14	Campbell	103/635	1
CP	250	274606	24/01/2006	42	76	14	Campbell	103/636	1
CP	251	274607	24/01/2006	42	76	14	Campbell	103/637	1
CP	252	274608	24/01/2006	42	76	14	Campbell	103/638	1
CP	253	274609	24/01/2006	42	76	14	Campbell	103/639	1
CP	254	274610	24/01/2006	42	76	14	Campbell	103/640	1
CP	255	274611	24/01/2006	42	76	14	Campbell	103/641	1
CP	256	274612	24/01/2006	42	76	14	Campbell	103/642	1
CP	257	274613	24/01/2006	42	76	14	Campbell	103/643	1
CP	258	274614	24/01/2006	42	76	14	Campbell	103/644	1
CP	259	274615	24/01/2006	42	76	14	Campbell	103/645	1
CP	260	274616	24/01/2006	42	76	14	Campbell	103/646	1
CP	261	274617	25/01/2006	42	76	14	Campbell	103/647	1
CP	262	274618	25/01/2006	42	76	14	Campbell	103/648	1
CP	263	274619	25/01/2006	42	76	14	Campbell	103/649	1
CP	264	274620	25/01/2006	42	76	14	Campbell	103/650	1
CP	265	274621	25/01/2006	42	76	14	Campbell	103/651	1
CP	266	274622	25/01/2006	42	76	14	Campbell	103/652	1
CP	267	274623	25/01/2006	42	76	14	Campbell	103/653	1
CP	268	274624	25/01/2006	42	76	14	Campbell	103/654	1
CP	269	274625	25/01/2006	42	76	14	Campbell	103/655	1
CP	270	274626	25/01/2006	42	76	14	Campbell	103/656	1
CP	271	274627	25/01/2006	42	76	14	Campbell	103/657	1
CP	272	274628	25/01/2006	42	76	14	Campbell	103/658	1

03/06/2013 30 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshi[p] North	Range West	Sec.	County	Book/Page	Claim Count
CP	273	274629	25/01/2006	42	76	14	Campbell	103/659	1
CP	274	274630	25/01/2006	42	76	14	Campbell	103/660	1
TR	153	274750	23/01/2006	42	76	35	Campbell	104/76	1
TR	154	274751	23/01/2006	42	76	35	Campbell	104/77	1
TR	155	274752	23/01/2006	42	76	35	Campbell	104/78	1
TR	156	274753	23/01/2006	42	76	35	Campbell	104/79	1
TR	157	274754	23/01/2006	42	76	35	Campbell	104/80	1
TR	158	274755	23/01/2006	42	76	35	Campbell	104/81	1
TR	159	274756	23/01/2006	42	76	35	Campbell	104/82	1
TR	160	274757	23/01/2006	42	76	35	Campbell	104/83	1
TR	161	274758	23/01/2006	42	76	35	Campbell	104/84	1
TR	162	274759	23/01/2006	42	76	35	Campbell	104/85	1
TR	163	274760	23/01/2006	42	76	35	Campbell	104/86	1
TR	164	274761	23/01/2006	42	76	35	Campbell	104/87	1
TR	165	274762	23/01/2006	42	76	35	Campbell	104/88	1
TR	166	274763	23/01/2006	42	76	35	Campbell	104/89	1
TR	167	274764	23/01/2006	42	76	26,35	Campbell	104/90	1
TR	168	274765	23/01/2006	42	76	26	Campbell	104/91	1
TR	169	274766	23/01/2006	42	76	26,35	Campbell	104/92	1
TR	170	274767	23/01/2006	42	76	26	Campbell	104/93	1
TR	171	274768	23/01/2006	42	76	26,35	Campbell	104/94	1
TR	172	274769	23/01/2006	42	76	26	Campbell	104/95	1
TR	173	274771	23/01/2006	42	76	26,35	Campbell	104/97	1
TR	174	274772	23/01/2006	42	76	26	Campbell	104/98	1
TR	175	274773	23/01/2006	42	76	26,35	Campbell	104/99	1
TR	176	274774	23/01/2006	42	76	26	Campbell	104/100	1
TR	177	274775	23/01/2006	42	76	26	Campbell	104/101	1
TR	178	274776	23/01/2006	42	76	26	Campbell	104/102	1
TR	179	274777	23/01/2006	42	76	26	Campbell	104/103	1
TR	180	274778	23/01/2006	42	76	26	Campbell	104/104	1
TR	181	274779	23/01/2006	42	76	26	Campbell	104/105	1
TR	182	274780	23/01/2006	42	76	26	Campbell	104/106	1
TR	183	274781	23/01/2006	42	76	26	Campbell	104/107	1
TR	184	274782	23/01/2006	42	76	26	Campbell	104/108	1
TR	185	274783	23/01/2006	42	76	26	Campbell	104/109	1
TR	186	274784	23/01/2006	42	76	26	Campbell	104/110	1
TR	187	274785	23/01/2006	42	76	26	Campbell	104/111	1
TR	188	274786	23/01/2006	42	76	26	Campbell	104/112	1
TR	189	274787	24/01/2006	42	76	23,26,27	Campbell	104/113	1
TR	190	274788	24/01/2006	42	76	23	Campbell	104/114	1
TR	191	274789	24/01/2006	42	76	23,26	Campbell	104/115	1
TR	192	274790	24/01/2006	42	76	23	Campbell	104/116	1
TR	193	274791	24/01/2006	42	76	23,26	Campbell	104/117	1

03/06/2013 31 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
TR	194	274792	24/01/2006	42	76	23	Campbell	104/118	1
TR	195	274793	24/01/2006	42	76	23,26	Campbell	104/119	1
TR	196	274794	24/01/2006	42	76	23	Campbell	104/120	1
TR	197	274795	24/01/2006	42	76	23,26	Campbell	104/121	1
TR	198	274796	24/01/2006	42	76	23	Campbell	104/122	1
TR	199	274797	24/01/2006	42	76	23,26	Campbell	104/123	1
TR	200	274798	24/01/2006	42	76	23,26	Campbell	104/124	1
TR	201	274799	24/01/2006	42	76	23,26	Campbell	104/125	1
TR	202	274800	24/01/2006	42	76	23,26	Campbell	104/126	1
TR	203	274801	24/01/2006	42	76	23,26	Campbell	104/127	1
TR	204	274802	24/01/2006	42	76	23,26	Campbell	104/128	1
TR	205	274803	24/01/2006	42	76	23,26	Campbell	104/129	1
TR	206	274804	24/01/2006	42	76	23,26	Campbell	104/130	1
TR	207	274805	24/01/2006	42	76	23	Campbell	104/131	1
TR	208	274806	24/01/2006	42	76	23	Campbell	104/132	1
TR	209	274807	24/01/2006	42	76	23	Campbell	104/133	1
TR	210	274808	24/01/2006	42	76	23	Campbell	104/134	1
TR	211	274809	24/01/2006	42	76	23	Campbell	104/135	1
TR	212	274810	24/01/2006	42	76	23	Campbell	104/136	1
TR	213	274811	24/01/2006	42	76	23	Campbell	104/137	1
TR	214	274812	24/01/2006	42	76	23	Campbell	104/138	1
TR	215	274813	24/01/2006	42	76	23	Campbell	104/139	1
TR	216	274814	24/01/2006	42	76	23	Campbell	104/140	1
TR	217	274815	24/01/2006	42	76	23	Campbell	104/141	1
TR	218	274816	24/01/2006	42	76	23	Campbell	104/142	1
TR	219	274817	24/01/2006	42	76	23	Campbell	104/143	1
TR	220	274818	24/01/2006	42	76	23	Campbell	104/144	1
TR	221	274819	24/01/2006	42	76	23	Campbell	104/145	1
TR	222	274820	24/01/2006	42	76	23	Campbell	104/146	1
TR	223	274821	24/01/2006	42	76	23	Campbell	104/147	1
TR	224	274822	24/01/2006	42	76	23	Campbell	104/148	1
TR	225	274823	24/01/2006	42	76	23	Campbell	104/149	1
SB	91	270742	14/09/2005	42	75	29	Campbell	101/89	1
SB	92	270743	14/09/2005	42	75	29	Campbell	101/90	1
SB	93	270744	14/09/2005	42	75	29	Campbell	101/91	1
SB	94	270745	14/09/2005	42	75	29	Campbell	101/92	1
SB	95	270746	14/09/2005	42	75	29	Campbell	101/93	1
SB	96	270747	14/09/2005	42	75	29	Campbell	101/94	1
SB	97	270748	14/09/2005	42	75	29	Campbell	101/95	1
SB	98	270749	14/09/2005	42	75	29	Campbell	101/96	1
SB	99	270750	14/09/2005	42	75	29	Campbell	101/97	1
SB	100	270751	13/09/2005	42	75	30	Campbell	101/98	1
SB	101	270752	13/09/2005	42	75	30	Campbell	101/99	1

03/06/2013 32 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
SB	102	270753	13/09/2005	42	75	30	Campbell	101/100	1
SB	103	270754	13/09/2005	42	75	30	Campbell	101/101	1
SB	104	270755	13/09/2005	42	75	30	Campbell	101/102	1
SB	105	270756	13/09/2005	42	75	30	Campbell	101/103	1
SB	106	270757	13/09/2005	42	75	30	Campbell	101/104	1
SB	107	270758	13/09/2005	42	75	30	Campbell	101/105	1
SB	108	270759	13/09/2005	42	75	30	Campbell	101/106	1
SB	109	270760	13/09/2005	42	75	30	Campbell	101/107	1
SB	110	270761	13/09/2005	42	75	30	Campbell	101/108	1
SB	111	270762	13/09/2005	42	75	30	Campbell	101/109	1
SB	112	270763	13/09/2005	42	75	30	Campbell	101/110	1
SB	113	270764	13/09/2005	42	75	30	Campbell	101/111	1
SB	114	270765	13/09/2005	42	75	30	Campbell	101/112	1
SB	115	270766	13/09/2005	42	75	29	Campbell	101/113	1
SB	116	270767	13/09/2005	42	75	29	Campbell	101/114	1
SB	117	270768	13/09/2005	42	75	29	Campbell	101/115	1
SB	118	270769	13/09/2005	42	75	29	Campbell	101/116	1
SB	119	270770	13/09/2005	42	75	29	Campbell	101/117	1
SB	120	270771	13/09/2005	42	75	29	Campbell	101/118	1
SB	121	270772	13/09/2005	42	75	29	Campbell	101/119	1
SB	122	270773	13/09/2005	42	75	29	Campbell	101/120	1
SB	123	270774	13/09/2005	42	75	29	Campbell	101/121	1
SB	124	270775	13/09/2005	42	75	29	Campbell	101/122	1
SB	125	270776	13/09/2005	42	75	29	Campbell	101/123	1
SB	126	270777	13/09/2005	42	75	29	Campbell	101/124	1
SB	127	270778	13/09/2005	42	75	29	Campbell	101/125	1
SB	128	270779	13/09/2005	42	75	29	Campbell	101/126	1
SB	129	270780	13/09/2005	42	75	29	Campbell	101/127	1
SB	130	270781	13/09/2005	42	75	29	Campbell	101/128	1
SB	131	270782	13/09/2005	42	75	29	Campbell	101/129	1
SB	132	270783	13/09/2005	42	75	29	Campbell	101/130	1
SB	133	270784	13/09/2005	42	75	30	Campbell	101/131	1
SB	134	270785	13/09/2005	42	75	30	Campbell	101/132	1
SB	135	270786	13/09/2005	42	75	30	Campbell	101/133	1
SB	136	270787	13/09/2005	42	75	30	Campbell	101/134	1
SB	137	270788	13/09/2005	42	75	30	Campbell	101/135	1
SB	138	270789	13/09/2005	42	75	30	Campbell	101/136	1
SB	139	270790	13/09/2005	42	75	30	Campbell	101/137	1
SB	140	270791	13/09/2005	42	75	30	Campbell	101/138	1
SB	141	270792	13/09/2005	42	75	30	Campbell	101/139	1
SB	142	270793	13/09/2005	42	75	30	Campbell	101/140	1
SB	143	270794	13/09/2005	42	75	30	Campbell	101/141	1
SB	144	270795	13/09/2005	42	75	30	Campbell	101/142	1

03/06/2013

33 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
SB	145	270796	13/09/2005	42	75	30	Campbell	101/143	1
SB	146	270797	13/09/2005	42	75	30	Campbell	101/144	1
SB	147	270798	13/09/2005	42	75	30	Campbell	101/145	1
SB	148	270799	13/09/2005	42	75	30	Campbell	101/146	1
SB	149	270800	13/09/2005	42	75	30	Campbell	101/147	1
SB	150	270801	13/09/2005	42	75	30	Campbell	101/148	1
SB	151	270802	13/09/2005	42	75	30	Campbell	101/149	1
SB	152	270803	13/09/2005	42	75	30	Campbell	101/150	1
WC	1	270947	11/09/2005	41	76	1	Campbell	101/151	1
WC	2	270948	11/09/2005	41	76	1	Campbell	101/152	1
WC	3	270949	11/09/2005	41	76	1	Campbell	101/153	1
WC	4	270950	11/09/2005	41	76	1	Campbell	101/154	1
WC	5	270951	11/09/2005	41	76	1	Campbell	101/155	1
WC	6	270952	11/09/2005	41	76	1	Campbell	101/156	1
WC	7	270953	11/09/2005	41	76	1	Campbell	101/157	1
WC	8	270954	11/09/2005	41	76	1	Campbell	101/158	1
WC	9	270955	11/09/2005	41	76	1	Campbell	101/159	1
WC	10	270956	11/09/2005	41	76	1	Campbell	101/160	1
WC	11	270957	11/09/2005	41	76	1	Campbell	101/161	1
WC	12	270958	11/09/2005	41	76	1	Campbell	101/162	1
WC	13	270959	11/09/2005	41	76	1	Campbell	101/163	1
WC	14	270960	11/09/2005	41	76	1	Campbell	101/164	1
WC	15	270961	11/09/2005	41	76	1	Campbell	101/165	1
WC	16	270962	11/09/2005	41	76	1	Campbell	101/166	1
WC	17	270963	11/09/2005	41	76	1	Campbell	101/167	1
WC	18	270964	11/09/2005	41	76	1	Campbell	101/168	1
WC	19	270965	11/09/2005	41	76	1	Campbell	101/169	1
WC	20	270966	11/09/2005	41	76	1	Campbell	101/170	1
WC	21	270967	11/09/2005	41	76	1	Campbell	101/171	1
WC	22	270968	11/09/2005	41	76	1	Campbell	101/172	1
WC	23	270969	11/09/2005	41	76	1	Campbell	101/173	1
WC	24	270970	11/09/2005	41	76	1	Campbell	101/174	1
WC	25	270971	11/09/2005	41	76	1	Campbell	101/175	1
WC	26	270972	11/09/2005	41	76	1	Campbell	101/176	1
SK	459	277599	19/05/2006	41	76	11	Campbell	104/544	1
SK	460	277600	19/05/2006	41	76	2,11	Campbell	104/545	1
SK	461	277601	19/05/2006	41	76	11	Campbell	104/546	1
SK	462	277602	19/05/2006	41	76	2,11	Campbell	104/547	1
SK	463	277603	19/05/2006	41	76	11	Campbell	104/548	1
SK	464	277604	19/05/2006	41	76	2,11	Campbell	104/549	1
SK	465	277605	19/05/2006	41	76	12	Campbell	104/550	1
SK	466	277606	19/05/2006	41	76	1,12	Campbell	104/551	1
SK	467	277607	19/05/2006	41	76	12	Campbell	104/552	1

03/06/2013 34 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
SK	468	277608	19/05/2006	41	76	1,12	Campbell	104/554	1
SK	469	277609	19/05/2006	41	76	12	Campbell	104/553	1
SK	470	277610	19/05/2006	41	76	1,12	Campbell	104/555	1
SK	471	277611	19/05/2006	41	76	12	Campbell	104/556	1
SK	472	277612	19/05/2006	41	76	1,12	Campbell	104/557	1
SK	473	277613	19/05/2006	41	76	12	Campbell	104/558	1
SK	474	277614	19/05/2006	41	76	1,12	Campbell	104/559	1
SK	475	277615	19/05/2006	41	76	1	Campbell	104/560	1
SK	476	277616	19/05/2006	41	76	12	Campbell	104/561	1
SK	477	277617	19/05/2006	41	76	12	Campbell	104/562	1
SK	478	277618	19/05/2006	41	76	12	Campbell	104/563	1
SK	479	277619	19/05/2006	41	76	12	Campbell	104/564	1
SK	480	277620	19/05/2006	41	76	12	Campbell	104/565	1
SK	481	277621	19/05/2006	41	75,[76]	7,[12]	Campbell	104/566	1
SK	482	277622	19/05/2006	41	75,[76]	7,[12]	Campbell	104/567	1
SK	483	277623	19/05/2006	41	75	7	Campbell	104/568	1
SK	484	277624	19/05/2006	41	75	7	Campbell	104/569	1
SK	485	277625	19/05/2006	41	75	7	Campbell	104/570	1
SK	486	277626	19/05/2006	41	75	7	Campbell	104/571	1
SK	487	277627	19/05/2006	41	75	7	Campbell	104/572	1
SK	488	277628	19/05/2006	41	75	7	Campbell	104/573	1
SK	489	277629	22/05/2006	41	76	2	Campbell	104/574	1
SK	490	277630	22/05/2006	41	76	2	Campbell	104/575	1
SK	491	277631	22/05/2006	41	76	2	Campbell	104/576	1
SK	492	277632	22/05/2006	41	76	2	Campbell	104/577	1
SK	493	277633	22/05/2006	41	76	2	Campbell	104/578	1
SK	494	277634	22/05/2006	41	76	2	Campbell	104/579	1
SK	495	277635	22/05/2006	41	76	2	Campbell	104/580	1
SK	496	277636	22/05/2006	41	76	2	Campbell	104/581	1
SK	497	277637	22/05/2006	41	76	2	Campbell	104/582	1
SK	498	277638	22/05/2006	41	76	2	Campbell	104/583	1
SK	499	277639	22/05/2006	41	76	2	Campbell	104/584	1
SK	500	277640	22/05/2006	41	76	2	Campbell	104/585	1
SK	501	277641	22/05/2006	41	76	2	Campbell	104/586	1
SK	502	277642	22/05/2006	41	76	2	Campbell	104/587	1
SK	503	277643	22/05/2006	41	76	2	Campbell	104/588	1
SK	504	277644	22/05/2006	41	76	2	Campbell	104/589	1
SK	505	277645	19/05/2006	41	76	2	Campbell	104/590	1
SK	506	277646	19/05/2006	41	76	2	Campbell	104/591	1
SK	507	277647	19/05/2006	41	76	1	Campbell	104/592	1
SK	508	277648	19/05/2006	41	76	1	Campbell	104/593	1
SK	509	277649	19/05/2006	41	76	1	Campbell	104/594	1
SK	510	277650	19/05/2006	41	76	1	Campbell	104/595	1

03/06/2013 35 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
SK	511	277651	19/05/2006	41	76	1	Campbell	104/596	1
SK	512	277652	19/05/2006	41	76	1	Campbell	104/597	1
SK	513	277653	19/05/2006	41	76	1	Campbell	104/598	1
SK	514	277654	22/05/2006	41	76	2	Campbell	104/599	1
SK	515	277655	22/05/2006	41	76	2	Campbell	104/600	1
SK	516	277656	22/05/2006	41	76	2	Campbell	104/601	1
SK	517	277657	22/05/2006	41	76	2	Campbell	104/602	1
SK	518	277658	22/05/2006	41	76	2	Campbell	104/603	1
SK	519	277659	22/05/2006	41	76	2	Campbell	104/604	1
SK	520	277660	22/05/2006	41	76	2	Campbell	104/605	1
SK	521	277661	22/05/2006	41	76	2	Campbell	104/606	1
SK	522	277662	22/05/2006	41	76	2	Campbell	104/607	1
SK	523	277663	22/05/2006	41	76	2	Campbell	104/608	1
SK	524	277664	22/05/2006	41	76	2	Campbell	104/609	1
SK	525	277665	22/05/2006	41	76	2	Campbell	104/610	1
SK	526	277666	22/05/2006	41	76	2	Campbell	104/611	1
SK	527	277667	22/05/2006	41	76	2	Campbell	104/612	1
SK	528	277668	22/05/2006	41	76	2	Campbell	104/613	1
SK	529	277669	19/05/2006	41	76	11	Campbell	104/614	1
SK	530	277670	19/05/2006	41	76	11	Campbell	104/615	1
SK	531	277671	19/05/2006	41	76	11	Campbell	104/616	1
RK	1	271739	23/09/2005	41	75	9	Campbell	102/239	1
RK	2	271740	23/09/2005	41	75	9	Campbell	102/240	1
RK	3	271741	23/09/2005	41	75	9	Campbell	102/241	1
RK	4	271742	23/09/2005	41	75	9	Campbell	102/242	1
RK	5	271743	23/09/2005	41	75	9	Campbell	102/243	1
RK	6	271744	23/09/2005	41	75	9	Campbell	102/244	1
RK	7	271745	23/09/2005	41	75	9	Campbell	102/245	1
RK	8	271746	23/09/2005	41	75	9	Campbell	102/246	1
RK	9	271747	23/09/2005	41	75	9	Campbell	102/247	1
RK	10	271748	23/09/2005	41	75	9	Campbell	102/248	1
RK	11	271749	23/09/2005	41	75	9	Campbell	102/249	1
RK	12	271750	23/09/2005	41	75	9	Campbell	102/250	1
RK	13	271751	23/09/2005	41	75	4,9	Campbell	102/251	1
RK	14	271752	23/09/2005	41	75	4	Campbell	102/252	1
RK	15	271753	23/09/2005	41	75	4,9	Campbell	102/253	1
RK	16	271754	23/09/2005	41	75	4	Campbell	102/254	1
RK	17	271755	23/09/2005	41	75	4,9	Campbell	102/255	1
RK	18	271756	23/09/2005	41	75	4	Campbell	102/256	1
RK	19	271757	23/09/2005	41	75	4,9	Campbell	102/257	1
RK	20	271758	23/09/2005	41	75	4	Campbell	102/258	1
RK	21	271759	23/09/2005	41	75	4,9	Campbell	102/259	1
RK	22	271760	23/09/2005	41	75	4	Campbell	102/260	1

03/06/2013 36 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
RK	23	271761	23/09/2005	41	75	4,9	Campbell	102/261	1
RK	24	271762	23/09/2005	41	75	4	Campbell	102/262	1
RK	25	271763	23/09/2005	41	75	4,9	Campbell	102/263	1
RK	26	271764	23/09/2005	41	75	4	Campbell	102/264	1
RK	27	271765	23/09/2005	41	75	4	Campbell	102/265	1
RK	28	271766	23/09/2005	41	75	4	Campbell	102/266	1
RK	29	271767	23/09/2005	41	75	3,4	Campbell	102/267	1
RK	30	271768	23/09/2005	41	75	3,4	Campbell	102/268	1
RK	31	271769	23/09/2005	41	75	3	Campbell	102/269	1
RK	32	271770	23/09/2005	41	75	3	Campbell	102/270	1
RK	33	271771	23/09/2005	41	75	3	Campbell	102/271	1
RK	34	271772	23/09/2005	41	75	3	Campbell	102/272	1
RK	35	271773	23/09/2005	41	75	3	Campbell	102/273	1
RK	36	271774	23/09/2005	41	75	3	Campbell	102/274	1
RK	37	271775	23/09/2005	41	75	3	Campbell	102/275	1
RK	38	271776	23/09/2005	41	75	3	Campbell	102/276	1
RK	39	271777	23/09/2005	41	75	3	Campbell	102/277	1
RK	40	271778	23/09/2005	41	75	3	Campbell	102/278	1
RK	41	271779	23/09/2005	41	75	4	Campbell	102/279	1
RK	42	271780	23/09/2005	41	75	4	Campbell	102/280	1
RK	43	271781	23/09/2005	41	75	4	Campbell	102/281	1
RK	44	271782	23/09/2005	41	75	4	Campbell	102/282	1
RK	45	271783	23/09/2005	41	75	4	Campbell	102/283	1
RK	46	271784	23/09/2005	41	75	4	Campbell	102/284	1
RK	47	271785	23/09/2005	41	75	4	Campbell	102/285	1
RK	48	271786	23/09/2005	41	75	4	Campbell	102/286	1
RK	49	271787	23/09/2005	41	75	4	Campbell	102/287	1
RK	50	271788	23/09/2005	41	75	4	Campbell	102/288	1
RK	51	271789	23/09/2005	41	75	4	Campbell	102/289	1
RK	52	271790	23/09/2005	41	75	4	Campbell	102/290	1
RK	53	271791	23/09/2005	41	75	4	Campbell	102/291	1
RK	54	271792	23/09/2005	41	75	4	Campbell	102/292	1
RK	55	271793	23/09/2005	42	75	33	Campbell	102/293	1
RK	56	271794	23/09/2005	42	75	33	Campbell	102/294	1
RK	57	271795	23/09/2005	42	75	33	Campbell	102/295	1
RK	58	271796	23/09/2005	42	75	33	Campbell	102/296	1
RK	59	271797	23/09/2005	42	75	33	Campbell	102/297	1
RK	60	271798	23/09/2005	42	75	33	Campbell	102/298	1
RK	61	271799	23/09/2005	42	75	33	Campbell	102/299	1
RK	62	271800	23/09/2005	42	75	33	Campbell	102/300	1
RK	63	271801	23/09/2005	42	75	33	Campbell	102/301	1
RK	64	271802	23/09/2005	42	75	33	Campbell	102/302	1
RK	65	271803	28/09/2005	42	75	33	Campbell	102/303	1

03/06/2013 37 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
RK	66	271804	28/09/2005	42	75	33	Campbell	102/304	1
RK	67	271805	28/09/2005	42	75	33	Campbell	102/305	1
RK	68	271806	28/09/2005	42	75	33	Campbell	102/306	1
RK	69	271807	28/09/2005	42	75	33	Campbell	102/307	1
RK	70	271808	28/09/2005	42	75	33	Campbell	102/308	1
RK	71	271809	28/09/2005	42	75	33	Campbell	102/309	1
RK	72	271810	28/09/2005	42	75	33	Campbell	102/310	1
RK	73	271811	28/09/2005	42	75	33	Campbell	102/311	1
RK	74	271812	28/09/2005	42	75	33	Campbell	102/312	1
RK	75	271813	28/09/2005	42	75	33	Campbell	102/313	1
RK	76	271814	28/09/2005	42	75	33	Campbell	102/314	1
RK	77	271815	28/09/2005	42	75	33	Campbell	102/315	1
RK	78	271816	28/09/2005	42	75	33	Campbell	102/316	1
CP	77	270872	07/09/2005	41	75	5	Campbell	101/293	1
CP	78	270873	07/09/2005	41	75	5	Campbell	101/294	1
CP	79	270874	07/09/2005	41	75	5	Campbell	101/295	1
CP	80	270875	07/09/2005	41	75	5	Campbell	101/296	1
CP	81	270876	07/09/2005	41	75	5	Campbell	101/297	1
CP	82	270877	07/09/2005	41	75	5	Campbell	101/298	1
CP	83	270878	07/09/2005	41	75	5	Campbell	101/299	1
CP	84	270879	07/09/2005	41	75	5	Campbell	101/300	1
CP	85	270880	07/09/2005	41	75	5	Campbell	101/301	1
CP	86	270881	07/09/2005	41	75	5	Campbell	101/302	1
CP	87	270882	07/09/2005	41	75	5	Campbell	101/303	1
CP	88	270883	07/09/2005	41	75	5	Campbell	101/304	1
CP	89	270884	07/09/2005	41	75	5	Campbell	101/305	1
CP	90	270885	07/09/2005	41	75	5	Campbell	101/306	1
CP	91	270886	07/09/2005	41	75	5	Campbell	101/307	1
CP	92	270887	07/09/2005	41	75	5	Campbell	101/308	1
CP	93	270888	07/09/2005	41	75	5	Campbell	101/309	1
CP	94	270889	07/09/2005	41	75	5	Campbell	101/310	1
CP	95	270890	07/09/2005	41	75	5	Campbell	101/311	1
CP	96	270891	07/09/2005	41	75	5	Campbell	101/312	1
CP	97	270892	07/09/2005	41	75	5	Campbell	101/313	1
CP	98	270893	07/09/2005	41	75	5	Campbell	101/314	1
CP	99	270894	07/09/2005	41	75	5	Campbell	101/315	1
CP	100	270895	07/09/2005	41	75	5	Campbell	101/316	1
CP	101	270896	07/09/2005	41	75	5	Campbell	101/317	1
CP	102	270897	07/09/2005	41	75	5	Campbell	101/318	1
CP	103	270898	07/09/2005	41	75	5	Campbell	101/319	1
CP	105	270899	12/09/2005	42	75	31	Campbell	101/320	1
CP	106	270900	12/09/2005	42	75	31	Campbell	101/321	1
CP	107	270901	12/09/2005	42	75	31	Campbell	101/322	1

03/06/2013

38 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
CP	108	270902	12/09/2005	42	75	31	Campbell	101/323	1
CP	109	270903	12/09/2005	42	75	31	Campbell	101/324	1
CP	110	270904	12/09/2005	42	75	31	Campbell	101/325	1
CP	111	270905	12/09/2005	42	75	31	Campbell	101/326	1
CP	112	270906	12/09/2005	42	75	31	Campbell	101/327	1
CP	113	270907	12/09/2005	42	75	31	Campbell	101/328	1
CP	114	270908	12/09/2005	42	75	31	Campbell	101/329	1
CP	115	270909	12/09/2005	42	75	31	Campbell	101/330	1
CP	116	270910	12/09/2005	42	75	31	Campbell	101/331	1
CP	117	270911	12/09/2005	42	75	31	Campbell	101/332	1
CP	118	270912	12/09/2005	42	75	31	Campbell	101/333	1
CP	119	270913	12/09/2005	42	75	31	Campbell	101/334	1
CP	120	270914	12/09/2005	42	75	31	Campbell	101/335	1
CP	121	270915	12/09/2005	42	75	31	Campbell	101/336	1
CP	122	270916	12/09/2005	42	75	31	Campbell	101/337	1
CP	123	270917	12/09/2005	42	75	31,32	Campbell	101/338	1
CP	124	270918	12/09/2005	42	75	31,32	Campbell	101/339	1
CP	125	270919	12/09/2005	42	75	32	Campbell	101/340	1
CP	126	270920	12/09/2005	42	75	32	Campbell	101/341	1
CP	127	270921	12/09/2005	42	75	32	Campbell	101/342	1
CP	128	270922	12/09/2005	42	75	32	Campbell	101/343	1
CP	129	270923	12/09/2005	42	75	32	Campbell	101/344	1
CP	130	270924	12/09/2005	42	75	32	Campbell	101/345	1
CP	131	270925	12/09/2005	42	75	32	Campbell	101/346	1
CP	132	270926	12/09/2005	42	75	32	Campbell	101/347	1
CP	133	270927	12/09/2005	42	75	31	Campbell	101/348	1
CP	134	270928	12/09/2005	42	75	31	Campbell	101/349	1
CP	135	270929	12/09/2005	42	75	31	Campbell	101/350	1
CP	136	270930	12/09/2005	42	75	31	Campbell	101/351	1
CP	137	270931	12/09/2005	42	75	31	Campbell	101/352	1
CP	138	270932	12/09/2005	42	75	31	Campbell	101/353	1
CP	139	270933	12/09/2005	42	75	31	Campbell	101/354	1
CP	140	270934	12/09/2005	42	75	31	Campbell	101/355	1
CP	141	270935	12/09/2005	42	75	31	Campbell	101/356	1
CP	142	270936	12/09/2005	42	75	31	Campbell	101/357	1
CP	143	270937	12/09/2005	42	75	31	Campbell	101/358	1
CP	144	270938	12/09/2005	42	75	31	Campbell	101/359	1
CP	145	270939	12/09/2005	42	75	31	Campbell	101/360	1
CP	146	270940	12/09/2005	42	75	31	Campbell	101/361	1
CP	147	270941	12/09/2005	42	75	31	Campbell	101/362	1
CP	148	270942	12/09/2005	42	75	31	Campbell	101/363	1
CP	149	270943	12/09/2005	42	75	31	Campbell	101/364	1
CP	150	270944	12/09/2005	42	75	31	Campbell	101/365	1

03/06/2013 39 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
CP	151	270945	12/09/2005	42	75	31	Campbell	101/366	1
CP	152	270946	12/09/2005	42	75	31	Campbell	101/367	1
TR	1	270804	10/09/2005	41	75	8	Campbell	101/225	1
TR	2	270805	10/09/2005	41	75	8	Campbell	101/234	1
TR	3	270806	10/09/2005	41	75	8	Campbell	101/226	1
TR	4	270807	10/09/2005	41	75	8	Campbell	101/235	1
TR	5	270808	10/09/2005	41	75	8	Campbell	101/227	1
TR	6	270809	10/09/2005	41	75	8	Campbell	101/236	1
TR	7	270810	10/09/2005	41	75	8	Campbell	101/228	1
TR	8	270811	10/09/2005	41	75	8	Campbell	101/237	1
TR	9	270812	10/09/2005	41	75	8	Campbell	101/229	1
TR	10	270813	10/09/2005	41	75	8	Campbell	101/238	1
TR	11	270814	10/09/2005	41	75	8	Campbell	101/230	1
TR	12	270815	10/09/2005	41	75	8	Campbell	101/239	1
TR	13	270816	10/09/2005	41	75	8	Campbell	101/231	1
TR	14	270817	10/09/2005	41	75	8	Campbell	101/240	1
TR	15	270818	10/09/2005	41	75	8	Campbell	101/232	1
TR	16	270819	10/09/2005	41	75	8	Campbell	101/241	1
TR	17	270820	10/09/2005	41	75	8	Campbell	101/233	1
TR	18	270821	10/09/2005	41	75	8	Campbell	101/242	1
TR	19	270822	10/09/2005	41	75	8	Campbell	101/243	1
TR	20	270823	10/09/2005	41	75	8	Campbell	101/250	1
TR	21	270824	10/09/2005	41	75	8	Campbell	101/244	1
TR	22	270825	10/09/2005	41	75	8	Campbell	101/251	1
TR	23	270826	10/09/2005	41	75	8	Campbell	101/245	1
TR	24	270827	10/09/2005	41	75	8	Campbell	101/252	1
TR	25	270828	10/09/2005	41	75	8	Campbell	101/246	1
TR	26	270829	10/09/2005	41	75	8	Campbell	101/253	1
TR	27	270830	10/09/2008	41	75	8	Campbell	101/247	1
TR	28	270831	10/09/2005	41	75	8	Campbell	101/254	1
TR	29	270832	10/09/2005	41	75	8	Campbell	101/248	1
TR	30	270833	10/09/2005	41	75	8	Campbell	101/255	1
TR	31	270834	10/09/2005	41	75	8	Campbell	101/249	1
TR	32	270835	10/09/2005	41	75	8	Campbell	101/256	1
TR	33	270836	07/09/2005	41	75	5	Campbell	101/257	1
TR	34	270837	07/09/2005	41	75	5	Campbell	101/258	1
TR	35	270838	07/09/2005	41	75	5	Campbell	101/259	1
TR	36	270839	07/09/2005	41	75	5	Campbell	101/260	1
TR	37	270840	07/09/2005	41	75	5	Campbell	101/261	1
TR	38	270841	07/09/2005	41	75	5	Campbell	101/262	1
TR	39	270842	07/09/2005	41	75	5	Campbell	101/263	1
TR	40	270843	07/09/2005	41	75	5	Campbell	101/264	1
TR	41	270844	07/09/2005	41	75	5	Campbell	101/265	1

03/06/2013 40 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
TR	42	270845	10/09/2005	41	75	7	Campbell	101/266	1
TR	43	270846	10/09/2005	41	75	7	Campbell	101/267	1
TR	44	270847	10/09/2005	41	75	7	Campbell	101/268	1
TR	45	270848	10/09/2005	41	75	7	Campbell	101/269	1
TR	46	270849	10/09/2005	41	75	7	Campbell	101/270	1
TR	47	270850	11/09/2005	41	75	7	Campbell	101/271	1
TR	48	270851	11/09/2005	41	75	7	Campbell	101/272	1
TR	49	270852	11/09/2005	41	75	6,7	Campbell	101/273	1
TR	50	270853	11/09/2005	41	75	6	Campbell	101/274	1
TR	51	270854	11/09/2005	41	75	6	Campbell	101/275	1
TR	52	270855	11/09/2005	41	75	6	Campbell	101/276	1
TR	53	270856	11/09/2005	41	75	6	Campbell	101/277	1
TR	54	270857	11/09/2005	41	75	6	Campbell	101/278	1
TR	55	270858	11/09/2005	41	75	6	Campbell	101/279	1
TR	56	270859	11/09/2005	41	75	6	Campbell	101/280	1
TR	57	270860	11/09/2005	41	75	6	Campbell	101/281	1
TR	58	270861	11/09/2005	41	75	6	Campbell	101/282	1
TR	59	270862	11/09/2005	41	75	6	Campbell	101/283	1
TR	60	270863	11/09/2005	41	75	6	Campbell	101/284	1
TR	61	270864	11/09/2005	41	75	6	Campbell	101/285	1
TR	62	270865	11/09/2005	41	75	6	Campbell	101/286	1
TR	63	270866	11/09/2005	41	75	6	Campbell	101/287	1
TR	64	270867	11/09/2005	41	75	6	Campbell	101/288	1
TR	65	270868	11/09/2005	41	75	6	Campbell	101/289	1
TR	66	270869	11/09/2005	41	75	6	Campbell	101/290	1
TR	67	270870	11/09/2005	41	75	6	Campbell	101/291	1
TR	68	270871	11/09/2005	41	75	6	Campbell	101/292	1
TR	69	271857	28/09/2005	42	75	33	Campbell	102/189	1
TR	70	271858	28/09/2005	42	75	33	Campbell	102/190	1
TR	71	271859	28/09/2005	42	75	33	Campbell	102/191	1
TR	72	271860	28/09/2005	42	75	33	Campbell	102/192	1
TR	73	271861	28/09/2005	42	75	33	Campbell	102/193	1
TR	74	271862	28/09/2005	42	75	33	Campbell	102/194	1
TR	75	271863	28/09/2005	42	75	33	Campbell	102/195	1
TR	76	271864	28/09/2005	42	75	33	Campbell	102/196	1
TR	77	271865	28/09/2005	42	75	33	Campbell	102/197	1
TR	78	271866	28/09/2005	42	75	33	Campbell	102/198	1
TR	353	277491	18/05/2006	41	76	13	Campbell	105/14	1
TR	354	277492	18/05/2006	41	76	13	Campbell	105/15	1
TR	355	277493	18/05/2006	41	76	13	Campbell	105/16	1
TR	356	277494	18/05/2006	41	76	13	Campbell	105/17	1
TR	357	277495	18/05/2006	41	76	13	Campbell	105/18	1
TR	358	277496	18/05/2006	41	76	13	Campbell	105/19	1

03/06/2013 41 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
TR	359	277497	18/05/2006	41	76	13	Campbell	105/20	1
TR	360	277498	18/05/2006	41	76	13	Campbell	105/21	1
TR	361	277499	18/05/2006	41	76	13	Campbell	105/22	1
TR	362	277500	15/05/2006	41	76	13	Campbell	105/23	1
TR	363	277501	18/05/2006	41	76	13	Campbell	105/24	1
TR	364	277502	18/05/2006	41	76	13	Campbell	105/25	1
TR	365	277503	18/05/2006	41	76	13	Campbell	105/26	1
TR	366	277504	18/05/2006	41	76	13	Campbell	105/27	1
TR	367	277505	18/05/2006	41	76	13	Campbell	105/28	1
TR	368	277506	18/05/2006	41	76	13	Campbell	105/29	1
TR	369	277507	18/05/2006	41	75,[76]	18,[13]	Campbell	105/30	1
TR	370	277508	18/05/2006	41	75,[76]	18,[13]	Campbell	105/31	1
TR	371	277509	18/05/2006	41	75	18	Campbell	105/32	1
TR	372	277510	18/05/2006	41	75	18	Campbell	105/33	1
TR	373	277511	18/05/2006	41	75	18	Campbell	105/34	1
TR	374	277512	18/05/2006	41	75	18	Campbell	105/35	1
TR	375	277513	18/05/2006	41	75	18	Campbell	105/36	1
TR	376	277514	18/05/2006	41	75	18	Campbell	105/37	1
TR	377	277515	18/05/2006	41	75	18	Campbell	105/38	1
TR	378	277516	18/05/2006	41	75	18	Campbell	105/39	1
TR	379	277517	18/05/2006	41	75	18	Campbell	105/40	1
TR	380	277518	18/05/2006	41	75	18	Campbell	105/41	1
TR	381	277519	18/05/2006	41	75	18	Campbell	105/42	1
TR	382	277520	18/05/2006	41	75	18	Campbell	105/43	1
TR	383	277521	18/05/2006	41	75	18	Campbell	105/44	1
TR	384	277522	18/05/2006	41	75	18	Campbell	105/45	1
TR	385	277523	18/05/2006	41	76	13	Campbell	105/46	1
TR	386	277524	18/05/2006	41	76	13	Campbell	105/47	1
TR	387	277525	18/05/2006	41	76	13	Campbell	105/48	1
TR	388	277526	18/05/2006	41	76	13	Campbell	105/49	1
TR	389	277527	18/08/2006	41	76	13	Campbell	105/50	1
TR	390	277528	18/05/2006	41	76	13	Campbell	105/51	1
TR	391	277529	18/05/2006	41	76	13	Campbell	105/52	1
TR	392	277530	18/05/2006	41	76	13	Campbell	105/53	1
TR	393	277531	18/05/2006	41	76	13	Campbell	105/54	1
TR	394	277532	18/05/2006	41	76	13	Campbell	105/55	1
TR	395	277533	18/05/2006	41	75,[76]	18,[13]	Campbell	105/56	1
TR	396	277534	18/05/2006	41	75,[76]	18,[13]	Campbell	105/57	1
TR	397	277535	18/05/2006	41	75	18	Campbell	105/58	1
TR	398	277536	18/05/2006	41	75	18	Campbell	105/59	1
TR	399	277537	18/05/2006	41	75	18	Campbell	105/60	1
TR	400	277538	18/05/2006	41	75	18	Campbell	105/61	1
TR	401	277539	18/05/2006	41	75	18	Campbell	105/62	1

03/06/2013 42 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
TR	402	277540	18/05/2006	41	75	18	Campbell	105/63	1
TR	403	277541	18/05/2006	41	75	18	Campbell	105/64	1
TR	404	277542	18/05/2006	41	75	18	Campbell	105/65	1
TR	405	277543	18/05/2006	41	75	18	Campbell	105/66	1
TR	406	277544	18/05/2006	41	75	18	Campbell	105/67	1
TR	407	277545	19/05/2006	41	76	12	Campbell	105/68	1
TR	408	277546	19/05/2006	41	76	12	Campbell	105/69	1
TR	409	277547	19/05/2006	41	76	12	Campbell	105/70	1
TR	410	277548	19/05/2006	41	76	12	Campbell	105/71	1
TR	411	277549	19/05/2006	41	76	12	Campbell	105/72	1
TR	412	277550	19/05/2006	41	76	12	Campbell	105/73	1
TR	413	277551	19/05/2006	41	76	12	Campbell	105/74	1
TR	414	277552	19/05/2006	41	76	12	Campbell	105/75	1
TR	415	277553	19/05/2006	41	76	12	Campbell	105/76	1
TR	416	277554	19/05/2006	41	76	12	Campbell	105/77	1
TR	417	277555	19/05/2006	41	75,[76]	7,[12]	Campbell	105/78	1
TR	418	277556	19/05/2006	41	75,[76]	7,[12]	Campbell	105/79	1
TR	419	277557	19/05/2006	41	75	7	Campbell	105/80	1
TR	420	277558	19/05/2006	41	75	7	Campbell	105/81	1
TR	421	277559	19/05/2006	41	75	7	Campbell	105/82	1
TR	422	277560	19/05/2006	41	75	7	Campbell	105/83	1
TR	423	277561	19/05/2006	41	75	7	Campbell	105/84	1
TR	424	277562	19/05/2006	41	75	7	Campbell	105/85	1
TR	425	277563	19/05/2006	41	75	7	Campbell	105/86	1
TR	426	277564	19/05/2006	41	75	7	Campbell	105/87	1
TR	427	277565	19/05/2006	41	75	7	Campbell	105/88	1
TR	428	277566	19/05/2006	41	75	7	Campbell	105/89	1
TR	461	280756	16/11/2006	41	75	17	Campbell	105/477	1
TR	462	280757	16/11/2006	41	75	17	Campbell	105/478	1
TR	463	280758	16/11/2006	41	75	17	Campbell	105/479	1
TR	464	280759	16/11/2006	41	75	17	Campbell	105/480	1
TR	465	280760	16/11/2006	41	75	17	Campbell	105/481	1
TR	466	280761	16/11/2006	41	75	17	Campbell	105/482	1
TR	467	280762	16/11/2006	41	75	17	Campbell	105/483	1
TR	468	280763	16/11/2006	41	75	17	Campbell	105/484	1
TR	469	280764	16/11/2006	41	75	17	Campbell	105/485	1
TR	470	280765	16/11/2006	41	75	17	Campbell	105/486	1
TR	471	280766	16/11/2006	41	75	17	Campbell	105/487	1
TR	472	280767	16/11/2006	41	75	17	Campbell	105/488	1
TR	473	280768	16/11/2006	41	75	17	Campbell	105/489	1
TR	474	280769	16/11/2006	41	75	17	Campbell	105/490	1
TR	475	280770	16/11/2006	41	75	17	Campbell	105/491	1
TR	476	280771	16/11/2006	41	75	17	Campbell	105/492	1

03/06/2013 43 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
TR	477	280772	16/11/2006	41	75	17	Campbell	105/493	1
TR	478	280773	16/11/2006	41	75	17	Campbell	105/494	1
TR	479	280774	16/11/2006	41	75	17	Campbell	105/495	1
TR	480	280775	16/11/2006	41	75	17	Campbell	105/496	1
TR	481	280776	16/11/2006	41	75	17	Campbell	105/497	1
TR	482	280777	16/11/2006	41	75	17	Campbell	105/498	1
TR	483	280778	16/11/2006	41	75	17	Campbell	105/499	1
TR	484	280779	16/11/2006	41	75	17	Campbell	105/500	1
TR	485	280780	16/11/2006	41	75	17	Campbell	105/501	1
TR	486	280781	16/11/2006	41	75	17	Campbell	105/502	1
TR	487	280782	16/11/2006	41	75	17	Campbell	105/503	1
TR	488	280783	16/11/2006	41	75	17	Campbell	105/504	1
TR	489	280784	16/11/2006	41	75	9	Campbell	105/505	1
TR	490	280785	16/11/2006	41	75	9	Campbell	105/506	1
TR	491	280786	16/11/2006	41	75	9	Campbell	105/507	1
TR	492	280787	16/11/2006	41	75	9	Campbell	105/508	1
TR	493	280788	16/11/2006	41	75	9	Campbell	105/509	1
TR	494	280789	16/11/2006	41	75	9	Campbell	105/510	1
TR	495	280790	16/11/2006	41	75	9	Campbell	105/511	1
TR	496	280791	16/11/2006	41	75	9	Campbell	105/512	1
TR	497	280792	16/11/2006	41	75	9	Campbell	105/513	1
TR	498	280793	16/11/2006	41	75	9	Campbell	105/514	1
TR	499	280794	16/11/2006	41	75	9	Campbell	105/515	1
TR	500	280795	16/11/2006	41	75	9	Campbell	105/516	1
TR	501	280796	16/11/2006	41	75	9	Campbell	105/517	1
TR	502	280797	16/11/2006	41	75	9	Campbell	105/518	1
SB	81	270732	12/09/2005	42	75	32	Campbell	101/79	1
SB	82	270733	12/09/2005	42	75	32	Campbell	101/80	1
SB	83	270734	12/09/2005	42	75	32	Campbell	101/81	1
SB	84	270735	12/09/2005	42	75	32	Campbell	101/82	1
SB	85	270736	12/09/2005	42	75	32	Campbell	101/83	1
SB	86	270737	12/09/2005	42	75	32	Campbell	101/84	1
SB	87	270738	12/09/2005	42	75	32	Campbell	101/85	1
SB	88	270739	12/09/2005	42	75	32	Campbell	101/86	1
SB	89	270740	12/09/2005	42	75	32	Campbell	101/87	1
SB	90	270741	12/09/2005	42	75	32	Campbell	101/88	1
WC	311	275255	22/02/2006	42	76	8	Campbell	104/327	1
WC	312	275256	22/02/2006	42	76	8	Campbell	104/328	1
WC	313	275257	22/02/2006	42	76	8	Campbell	104/329	1
WC	314	275258	22/02/2006	42	76	8	Campbell	104/330	1
WC	315	275259	22/02/2006	42	76	8	Campbell	104/331	1
WC	316	275260	22/02/2006	42	76	8	Campbell	104/332	1
WC	317	275261	22/02/2006	42	76	8	Campbell	104/333	1

03/06/2013 44 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
WC	318	275262	22/02/2006	42	76	8	Campbell	104/334	1
SK	301	274675	26/01/2006	42	76	27	Campbell	104/1	1
SK	302	274676	26/01/2006	42	76	27	Campbell	104/2	1
SK	303	274677	26/01/2006	42	76	27	Campbell	104/3	1
SK	304	274678	26/01/2006	42	76	27	Campbell	104/4	1
SK	305	274679	26/01/2006	42	76	27	Campbell	104/5	1
SK	306	274680	26/01/2006	42	76	27	Campbell	104/6	1
SK	307	274681	25/01/2006	42	76	22	Campbell	104/7	1
SK	308	274682	25/01/2006	42	76	22,27	Campbell	104/8	1
SK	309	274683	25/01/2006	42	76	22	Campbell	104/9	1
SK	310	274684	25/01/2006	42	76	22	Campbell	104/10	1
SK	311	274685	25/01/2006	42	76	22	Campbell	104/11	1
SK	312	274686	25/01/2006	42	76	22	Campbell	104/12	1
SK	313	274687	25/01/2006	42	76	22	Campbell	104/13	1
SK	314	274688	25/01/2006	42	76	22	Campbell	104/14	1
SK	315	274689	25/01/2006	42	76	22	Campbell	104/15	1
SK	316	274690	25/01/2006	42	76	22	Campbell	104/16	1
SK	317	274691	25/01/2006	42	76	22	Campbell	104/17	1
SK	318	274692	25/01/2006	42	76	22	Campbell	104/18	1
SK	319	274693	25/01/2006	42	76	22	Campbell	104/19	1
SK	320	274694	25/01/2006	42	76	22	Campbell	104/20	1
SK	321	274695	25/01/2006	42	76	22	Campbell	104/21	1
SK	322	274696	25/01/2006	42	76	22	Campbell	104/22	1
SK	323	274697	25/01/2006	42	76	22	Campbell	104/23	1
SK	324	274698	25/01/2006	42	76	22	Campbell	104/24	1
SK	325	274699	26/01/2006	42	76	22,27	Campbell	104/25	1
SK	326	274700	26/01/2006	42	76	21,22	Campbell	104/26	1
SK	327	274701	26/01/2006	42	76	22	Campbell	104/27	1
SK	328	274702	26/01/2006	42	76	21,22	Campbell	104/28	1
SK	329	274703	26/01/2006	42	76	22	Campbell	104/29	1
SK	330	274704	26/01/2006	42	76	21,22	Campbell	104/30	1
SK	331	274705	26/01/2006	42	76	22	Campbell	104/31	1
SK	332	274706	26/01/2008	42	76	21,22	Campbell	104/32	1
SK	333	274707	26/01/2006	42	76	22	Campbell	104/33	1
SK	334	274708	26/01/2006	42	76	21,22	Campbell	104/34	1
SK	335	274709	26/01/2006	42	76	22	Campbell	104/35	1
SK	336	274710	26/01/2006	42	76	21,22	Campbell	104/36	1
SK	337	274711	26/01/2006	42	76	22	Campbell	104/37	1
SK	338	274712	26/01/2006	42	76	21,22	Campbell	104/38	1
SK	339	274713	26/01/2006	42	76	22	Campbell	104/39	1
SK	340	274714	26/01/2006	42	76	21,22	Campbell	104/40	1
SK	341	274715	26/01/2006	42	76	22	Campbell	104/41	1
SK	342	274716	26/01/2006	42	76	21,22	Campbell	104/42	1

03/06/2013

45 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
SK	343	274717	26/01/2006	42	76	21	Campbell	104/43	1
SK	344	274718	26/01/2006	42	76	21	Campbell	104/44	1
SK	345	274719	26/01/2006	42	76	21	Campbell	104/45	1
SK	346	274720	26/01/2006	42	76	21	Campbell	104/46	1
SK	347	274721	26/01/2006	42	76	21	Campbell	104/47	1
SK	348	274722	26/01/2006	42	76	21	Campbell	104/48	1
SK	349	274723	26/01/2006	42	76	21	Campbell	104/49	1
SK	350	274724	26/01/2006	42	76	21	Campbell	104/50	1
SK	351	274725	26/01/2006	42	76	21	Campbell	104/51	1
SK	352	274726	26/01/2006	42	76	21	Campbell	104/52	1
SK	353	274727	26/01/2006	42	76	21	Campbell	104/53	1
SK	354	274728	26/01/2006	42	76	21	Campbell	104/54	1
SK	355	274729	26/01/2006	42	76	21	Campbell	104/55	1
SK	356	274730	26/01/2006	42	76	21	Campbell	104/56	1
SK	357	274731	26/01/2006	42	76	21	Campbell	104/57	1
SK	358	274732	26/01/2006	42	76	21	Campbell	104/58	1
SK	359	274733	26/01/2006	42	76	21	Campbell	104/59	1
SK	360	274734	26/01/2006	42	76	21	Campbell	104/60	1
SK	361	274735	26/01/2006	42	76	21	Campbell	104/61	1
SK	362	274736	26/01/2006	42	76	21	Campbell	104/62	1
SK	363	274737	26/01/2006	42	76	21	Campbell	104/63	1
SK	364	274738	26/01/2006	42	76	21	Campbell	104/64	1
SK	365	274739	26/01/2006	42	76	21	Campbell	104/65	1
SK	366	274740	26/01/2006	42	76	21	Campbell	104/66	1
SK	367	274741	26/01/2006	42	76	21	Campbell	104/67	1
SK	368	274742	26/01/2006	42	76	21	Campbell	104/68	1
SK	369	274743	26/01/2006	42	76	21	Campbell	104/69	1
SK	370	274744	26/01/2006	42	76	21	Campbell	104/70	1
SK	371	274745	26/01/2006	42	76	21	Campbell	104/71	1
SK	372	274746	26/01/2006	42	76	21	Campbell	104/72	1
SK	373	274747	26/01/2006	42	76	21	Campbell	104/73	1
SK	374	274748	26/01/2006	42	76	21	Campbell	104/74	1
SK	375	274749	26/01/2006	42	76	21	Campbell	104/75	1
RK	539	277185	24/05/2006	42	76	34	Campbell	104/472	1
RK	540	277186	24/05/2006	42	76	34	Campbell	104/473	1
RK	541	277187	24/05/2006	42	76	34	Campbell	104/474	1
RK	542	277188	24/05/2006	42	76	34	Campbell	104/475	1
RK	543	277189	24/05/2006	42	76	34	Campbell	104/476	1
RK	544	277190	24/05/2006	42	76	34	Campbell	104/477	1
RK	545	277191	24/05/2006	42	76	34	Campbell	104/478	1
RK	546	277192	24/05/2006	42	76	27	Campbell	104/479	1
RK	547	277193	24/05/2006	42	76	34	Campbell	104/480	1
RK	548	277194	24/05/2006	42	76	34	Campbell	104/481	1

03/06/2013 46 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
RK	549	277195	24/05/2006	42	76	34	Campbell	104/482	1
RK	550	277196	24/05/2006	42	76	34	Campbell	104/483	1
RK	551	277197	24/05/2006	42	76	27,34	Campbell	104/484	1
RK	552	277198	24/05/2006	42	76	27,34	Campbell	104/485	1
RK	553	277199	24/05/2006	42	76	27	Campbell	104/486	1
RK	554	277200	24/05/2006	42	76	27	Campbell	104/487	1
RK	555	277201	24/05/2006	42	76	27	Campbell	104/488	1
RK	556	277202	24/05/2006	42	76	27	Campbell	104/489	1
RK	557	277203	24/05/2006	42	76	27	Campbell	104/490	1
RK	558	277204	24/05/2006	42	76	27	Campbell	104/491	1
RK	559	277205	24/05/2006	42	76	27	Campbell	104/492	1
RK	560	277206	24/05/2006	42	76	27	Campbell	104/493	1
RK	561	277207	24/05/2006	42	76	27	Campbell	104/494	1
RK	562	277208	24/05/2006	42	76	27	Campbell	104/495	1
RK	563	277209	24/05/2006	42	76	34	Campbell	104/496	1
RK	564	277210	24/05/2006	42	76	34	Campbell	104/497	1
RK	565	277211	24/05/2006	42	76	34	Campbell	104/498	1
RK	566	277212	24/05/2006	42	76	34	Campbell	104/499	1
RK	567	277213	24/05/2006	42	76	34	Campbell	104/500	1
RK	568	277214	24/05/2006	42	76	34	Campbell	104/501	1
RK	569	277215	24/05/2006	42	76	34	Campbell	104/502	1
RK	570	277216	24/05/2006	42	76	34	Campbell	104/503	1
RK	571	277217	24/05/2006	42	76	34	Campbell	104/504	1
RK	572	277218	24/05/2006	42	76	34	Campbell	104/505	1
RK	573	277219	24/05/2006	42	76	27	Campbell	104/506	1
RK	574	277220	24/05/2006	42	76	27	Campbell	104/507	1
RK	575	277221	22/05/2006	42	76	28	Campbell	104/508	1
RK	576	277222	22/05/2006	42	76	28	Campbell	104/509	1
RK	577	277223	22/05/2006	42	76	28	Campbell	104/510	1
RK	578	277224	22/05/2006	42	76	28	Campbell	104/511	1
RK	579	277225	22/05/2006	42	76	28	Campbell	104/512	1
RK	580	277226	22/05/2006	42	76	28	Campbell	104/513	1
RK	581	277227	22/05/2006	42	76	28	Campbell	104/514	1
RK	582	277228	22/05/2006	42	76	28	Campbell	104/515	1
RK	583	277229	22/05/2006	42	76	28	Campbell	104/516	1
RK	584	277230	22/05/2006	42	76	28	Campbell	104/517	1
RK	585	277231	22/05/2006	42	76	28	Campbell	104/518	1
RK	586	277232	22/05/2006	42	76	28	Campbell	104/519	1
RK	587	277233	22/05/2006	42	76	28	Campbell	104/520	1
RK	588	277234	22/05/2006	42	76	28	Campbell	104/521	1
RK	589	277235	22/05/2006	42	76	28	Campbell	104/522	1
RK	590	277236	22/05/2006	42	76	28	Campbell	104/523	1
RK	591	277237	22/05/2006	42	76	28	Campbell	104/524	1

03/06/2013 47 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
RK	592	277238	22/05/2006	42	76	28	Campbell	104/525	1
RK	593	277239	22/05/2006	42	76	28	Campbell	104/526	1
RK	594	277240	22/05/2006	42	76	28	Campbell	104/527	1
RK	595	277241	22/05/2006	42	76	28	Campbell	104/528	1
RK	596	277242	22/05/2006	42	76	28	Campbell	104/529	1
RK	597	277243	22/05/2006	42	76	28	Campbell	104/530	1
RK	598	277244	22/05/2006	42	76	28	Campbell	104/531	1
RK	599	277245	22/05/2006	42	76	28	Campbell	104/532	1
RK	600	277246	22/05/2006	42	76	28	Campbell	104/533	1
RK	601	277247	22/05/2006	42	76	28	Campbell	104/534	1
RK	602	277248	22/05/2006	42	76	28	Campbell	104/535	1
RK	603	277249	22/05/2006	42	76	28	Campbell	104/536	1
RK	604	277250	22/05/2006	42	76	28	Campbell	104/537	1
RK	605	277251	22/05/2006	42	76	28	Campbell	104/538	1
RK	606	277252	22/05/2006	42	76	28	Campbell	104/539	1
RK	607	277253	22/05/2006	42	76	28	Campbell	104/540	1
RK	608	277254	22/05/2006	42	76	28	Campbell	104/541	1
RK	609	277255	22/05/2006	42	76	28	Campbell	104/542	1
RK	610	277256	22/05/2006	42	76	28	Campbell	104/543	1
CP	275	274855	30/01/2006	42	76	20	Campbell	104/166	1
CP	276	274856	30/01/2006	42	76	20	Campbell	104/167	1
CP	277	274857	30/01/2006	42	76	20	Campbell	104/168	1
CP	278	274858	30/01/2006	42	76	20	Campbell	104/169	1
CP	279	274859	30/01/2006	42	76	20	Campbell	104/170	1
CP	280	274860	30/01/2006	42	76	20	Campbell	104/171	1
CP	281	274861	30/01/2006	42	76	20	Campbell	104/172	1
CP	282	274862	30/01/2006	42	76	20	Campbell	104/173	1
CP	283	274863	30/01/2006	42	76	17,20	Campbell	104/174	1
CP	284	274864	30/01/2006	42	76	17,20	Campbell	104/175	1
TR	226	274824	24/01/2006	42	76	27	Campbell	104/150	1
TR	227	274825	24/01/2006	42	76	27	Campbell	104/151	1
TR	228	274826	24/01/2006	42	76	27	Campbell	104/152	1
TR	429	277567	15/06/2006	42	76	29	Campbell	104/658	1
TR	430	277568	15/06/2006	42	76	20	Campbell	104/659	1
TR	431	277569	15/06/2006	42	76	29	Campbell	104/660	1
TR	432	277570	15/06/2006	42	76	20	Campbell	104/661	1
TR	433	277571	15/06/2006	42	76	29	Campbell	104/662	1
TR	434	277572	15/06/2006	42	76	20	Campbell	104/663	1
TR	435	277573	15/06/2006	42	76	21	Campbell	104/664	1
TR	436	277574	15/06/2006	42	76	21	Campbell	104/665	1
TR	437	277575	15/06/2006	42	76	21	Campbell	104/666	1
TR	438	277576	15/06/2006	42	76	21	Campbell	104/667	1
TR	439	277577	15/06/2006	42	76	21	Campbell	104/668	1

03/06/2013

48 OF 53

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
TR	440	277578	15/06/2006	42	76	21	Campbell	104/669	1
TR	503	293447	11/02/2008	42	76	15	Campbell	108/112	1
TR	504	293448	11/02/2008	42	76	15	Campbell	108/113	1
TR	505	293449	11/02/2008	42	76	15	Campbell	108/114	1
TR	506	293450	11/02/2008	42	76	15	Campbell	108/115	1
TR	507	293451	11/02/2008	42	76	15	Campbell	108/116	1
TR	508	293452	11/02/2008	42	76	15	Campbell	108/117	1
TR	509	293453	11/02/2008	42	76	15	Campbell	108/118	1
TR	510	293454	11/02/2008	42	76	15	Campbell	108/119	1
TR	511	293455	11/02/2008	42	76	15	Campbell	108/120	1
TR	512	293456	11/02/2008	42	76	15	Campbell	108/121	1
TR	513	293457	11/02/2008	42	76	15	Campbell	108/122	1
TR	514	293458	11/02/2008	42	76	15	Campbell	108/123	1
TR	515	293459	11/02/2008	42	76	15	Campbell	108/124	1
TR	516	293460	11/02/2008	42	76	15	Campbell	108/125	1
TR	517	293461	11/02/2008	42	76	15	Campbell	108/126	1
TR	518	293462	11/02/2008	42	76	15	Campbell	108/127	1
SB	254	274631	25/01/2006	42	76	15	Campbell	103/589	1
SB	255	274632	25/01/2006	42	76	15	Campbell	103/590	1
SB	256	274633	25/01/2006	42	76	15	Campbell	103/591	1
SB	257	274634	25/01/2006	42	76	15	Campbell	103/592	1
SB	258	274635	25/01/2006	42	76	15	Campbell	103/593	1
SB	259	274636	25/01/2006	42	76	15	Campbell	103/594	1
SB	260	274637	25/01/2006	42	76	15	Campbell	103/595	1
SB	261	274638	27/01/2006	42	76	15	Campbell	103/596	1
SB	262	274639	27/01/2006	42	76	15	Campbell	103/597	1
SB	263	274640	27/01/2006	42	76	15	Campbell	103/598	1
SB	264	274641	27/01/2006	42	76	15	Campbell	103/599	1
SB	265	274642	27/01/2006	42	76	15	Campbell	103/600	1
SB	266	274643	27/01/2006	42	76	15	Campbell	103/601	1
SB	267	274644	27/01/2006	42	76	15	Campbell	103/602	1
SB	268	274645	27/01/2006	42	76	15	Campbell	103/603	1
SB	269	274646	27/01/2006	42	76	15	Campbell	103/604	1
SB	270	274647	27/01/2006	42	76	15	Campbell	103/605	1
SB	271	274648	27/01/2006	42	76	15	Campbell	103/606	1
SB	272	274649	27/01/2006	42	76	15	Campbell	103/607	1
SB	391	277257	31/05/2006	42	76	33	Campbell	104/617	1
SB	392	277258	31/05/2006	42	76	33	Campbell	104/618	1
SB	393	277259	31/05/2006	42	76	33	Campbell	104/619	1
SB	394	277260	31/05/2006	42	76	33	Campbell	104/620	1
SB	395	277261	31/05/2006	42	76	33	Campbell	104/621	1
SB	396	277262	31/05/2006	42	76	33	Campbell	104/622	1
SB	397	277263	31/05/2006	42	76	33	Campbell	104/623	1

03/06/2013

49 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
SB	398	277264	31/05/2006	42	76	33	Campbell	104/624	1
SB	399	277265	31/05/2006	42	76	33	Campbell	104/625	1
SB	400	277266	31/05/2006	42	76	33	Campbell	104/626	1
SB	401	277267	31/05/2006	42	76	33	Campbell	104/627	1
SB	402	277268	24/05/2006	42	76	29	Campbell	104/628	1
SB	403	277269	31/05/2006	42	76	32	Campbell	104/629	1
SB	404	277270	31/05/2006	42	76	32	Campbell	104/630	1
SB	405	277271	31/05/2006	42	76	32	Campbell	104/631	1
SB	406	277272	31/05/2006	42	76	32	Campbell	104/632	1
SB	407	277273	31/05/2006	42	76	32	Campbell	104/633	1
SB	408	277274	31/05/2006	42	76	32	Campbell	104/634	1
SB	409	277275	31/05/2006	42	76	32	Campbell	104/635	1
SB	410	277276	31/05/2006	42	76	29,32	Campbell	104/636	1
SB	411	277277	24/05/2006	42	76	29	Campbell	104/637	1
SB	412	277278	24/05/2006	42	76	29	Campbell	104/638	1
SB	413	277279	24/05/2006	42	76	29	Campbell	104/639	1
SB	414	277280	24/05/2006	42	76	29	Campbell	104/640	1
SB	415	277281	24/05/2006	42	76	29	Campbell	104/641	1
SB	416	277282	24/05/2006	42	76	29	Campbell	104/642	1
SB	417	277283	24/05/2006	42	76	29	Campbell	104/643	1
SB	418	277284	24/05/2006	42	76	29	Campbell	104/644	1
SB	419	277285	24/05/2006	42	76	29	Campbell	104/645	1
SB	420	277286	24/05/2006	42	76	29	Campbell	104/646	1
SB	421	277287	24/05/2006	42	76	29	Campbell	104/647	1
SB	422	277288	24/05/2006	42	76	29	Campbell	104/648	1
SB	423	277289	24/05/2006	42	76	29	Campbell	104/649	1
SB	424	277290	24/05/2006	42	76	20,29	Campbell	104/650	1
SB	425	277291	24/05/2006	42	76	20	Campbell	104/651	1
SB	426	277292	24/05/2006	42	76	20	Campbell	104/652	1
SB	427	277293	24/05/2006	42	76	20	Campbell	104/653	1
SB	428	277294	24/05/2006	42	76	20	Campbell	104/654	1
SB	429	277295	24/05/2006	42	76	20	Campbell	104/655	1
SB	430	277296	24/05/2006	42	76	20	Campbell	104/656	1
SB	431	277297	24/05/2006	42	76	20	Campbell	104/657	1
RK	397	274887	03/02/2006	42	76	5	Campbell	104/198	1
RK	398	274888	03/02/2006	42	76	5	Campbell	104/199	1
RK	399	274889	03/02/2006	42	76	5	Campbell	104/200	1
RK	400	274890	03/02/2006	42	76	5	Campbell	104/201	1
RK	401	274891	03/02/2006	42	76	4,5	Campbell	104/202	1
RK	402	274892	03/02/2006	42	76	4,5	Campbell	104/203	1
RK	407	274897	02/02/2006	42	76	5	Campbell	104/208	1
RK	408	274898	02/02/2006	42	76	5	Campbell	104/209	1
RK	409	274899	02/02/2006	42	76	5	Campbell	104/210	1

03/06/2013

50 OF 53

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
RK	410	274900	02/02/2006	42	76	5	Campbell	104/211	1
RK	411	274901	02/02/2006	42	76	4,5	Campbell	104/212	1
RK	412	274902	02/02/2006	42	76	4,5	Campbell	104/213	1
RK	429	274919	02/02/2006	42	76	3,4	Campbell	104/230	1
RK	430	274920	02/02/2006	42	76	3,4	Campbell	104/231	1
RK	431	274921	02/02/2006	42	76	3	Campbell	104/232	1
RK	432	274922	02/02/2006	42	76	3	Campbell	104/233	1
RK	433	274923	02/02/2006	42	76	3	Campbell	104/234	1
RK	434	274924	02/02/2006	42	76	3	Campbell	104/235	1
RK	435	274925	02/02/2006	42	76	3	Campbell	104/236	1
RK	436	274926	02/02/2006	42	76	3	Campbell	104/237	1
RK	437	274927	02/02/2006	42	76	3	Campbell	104/238	1
RK	438	274928	02/02/2006	42	76	3	Campbell	104/239	1
RK	439	274929	02/02/2006	42	76	3	Campbell	104/240	1
RK	440	274930	02/02/2006	42	76	3	Campbell	104/241	1
RK	441	274931	03/02/2006	42	76	3	Campbell	104/242	1
RK	442	274932	03/02/2006	42	76	3	Campbell	104/243	1
RK	443	274933	03/02/2006	42	76	3	Campbell	104/244	1
RK	444	274934	03/02/2006	42	76	3	Campbell	104/245	1
RK	445	274935	03/02/2006	42	76	2,3	Campbell	104/246	1
RK	446	274936	03/02/2006	42	76	2,3	Campbell	104/247	1
SB	299	274827	03/02/2006	43	76	35	Campbell	104/153	1
SB	300	274828	03/02/2006	43	76	35	Campbell	104/154	1
SB	301	274829	03/02/2006	43	76	35	Campbell	104/155	1
SB	302	274830	03/02/2006	43	76	35	Campbell	104/156	1
SB	303	274831	03/02/2006	43	76	35	Campbell	104/157	1
SB	304	274832	03/02/2006	43	76	35	Campbell	104/158	1
SB	323	274833	03/02/2006	43	76	34,35	Campbell	104/159	1
SB	324	274834	03/02/2006	43	76	34,35	Campbell	104/160	1
SB	325	274835	03/02/2006	43	76	35	Campbell	104/161	1
SB	326	274836	03/02/2006	43	76	35	Campbell	104/162	1
SB	327	274837	03/02/2006	43	76	35	Campbell	104/163	1
SB	328	274838	03/02/2006	43	76	35	Campbell	104/164	1
WC	319	275263	22/02/2006	43	76	32	Campbell	104/335	1
WC	320	275264	22/02/2006	43	76	32	Campbell	104/336	1
WC	321	275265	22/02/2006	43	76	32	Campbell	104/337	1
WC	322	275266	22/02/2006	43	76	32	Campbell	104/338	1
WC	323	275267	22/02/2006	43	76	32	Campbell	104/339	1
WC	324	275268	22/02/2006	43	76	32	Campbell	104/340	1
WC	325	275269	22/02/2006	43	76	32	Campbell	104/341	1
WC	326	275270	22/02/2006	43	76	32	Campbell	104/342	1
WC	327	275271	22/02/2006	43	76	32	Campbell	104/343	1
WC	328	275272	22/02/2006	43	76	32	Campbell	104/344	1

03/06/2013 51 OF 53

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
RK	453	274943	08/02/2006	43	76	33	Campbell	104/254	1
RK	454	274944	08/02/2006	43	76	33	Campbell	104/255	1
RK	455	274945	08/02/2006	43	76	33	Campbell	104/256	1
RK	456	274946	08/02/2006	43	76	33	Campbell	104/257	1
RK	457	274947	08/02/2006	43	76	33	Campbell	104/258	1
RK	458	274948	08/02/2006	43	76	33	Campbell	104/259	1
TR	229	275174	24/02/2006	43	76	29	Campbell	104/300	1
TR	230	275175	24/02/2006	43	76	29	Campbell	104/301	1
TR	231	275176	24/02/2006	43	76	29	Campbell	104/302	1
TR	232	275177	24/02/2006	43	76	29	Campbell	104/303	1
TR	233	275178	24/02/2006	43	76	29	Campbell	104/304	1
TR	234	275179	24/02/2006	43	76	29	Campbell	104/305	1
TR	235	275180	24/02/2006	43	76	29	Campbell	104/306	1
TR	236	275181	24/02/2006	43	76	29	Campbell	104/307	1
TR	237	275182	24/02/2006	43	76	29	Campbell	104/308	1
TR	238	275183	24/02/2006	43	76	29	Campbell	104/309	1
TR	239	275184	24/02/2006	43	76	29	Campbell	104/310	1
TR	240	275185	24/02/2006	43	76	29	Campbell	104/311	1
TR	241	275186	24/02/2006	43	76	29	Campbell	104/312	1
TR	242	275187	24/02/2006	43	76	20,29	Campbell	104/313	1
TR	243	275188	24/02/2006	43	76	20,29	Campbell	104/314	1
TR	244	275189	24/02/2006	43	76	20	Campbell	104/315	1
TR	245	275190	24/02/2006	43	76	20	Campbell	104/316	1
DS	3	281326	10/12/2006	43	76	28	Campbell	106/86	1
DS	4	281327	10/12/2006	43	76	21,28	Campbell	106/87	1
DS	5	281328	10/12/2006	43	76	28	Campbell	106/88	1
DS	6	281329	10/12/2006	43	76	21,28	Campbell	106/89	1
DS	7	281330	10/12/2006	43	76	28	Campbell	106/90	1
DS	8	281331	10/12/2006	43	76	21,28	Campbell	106/91	1
DS	9	281332	10/12/2006	43	76	28	Campbell	106/92	1
DS	10	281333	10/12/2006	43	76	21,28	Campbell	106/93	1
DS	11	281334	10/12/2006	43	76	28	Campbell	106/94	1
DS	12	281335	10/12/2006	43	76	21,28	Campbell	106/95	1
DS	13	281336	10/12/2006	43	76	28	Campbell	106/96	1
DS	14	281337	10/12/2006	43	76	21,28	Campbell	106/97	1
DS	15	281338	10/12/2006	43	76	28	Campbell	106/98	1
DS	16	281339	10/12/2006	43	76	21,28	Campbell	106/99	1
DS	17	281340	10/12/2006	43	76	28,29	Campbell	106/100	1
DS	18	281341	10/12/2006	43	76	20,21,28,29	Campbell	106/101	1
DS	19	281342	10/12/2006	43	76	29	Campbell	106/102	1
DS	20	281343	10/12/2006	43	76	20,29	Campbell	106/103	1
DS	21	281344	10/12/2006	43	76	29	Campbell	106/104	1
DS	22	281345	10/12/2006	43	76	20,29	Campbell	106/105	1

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52 OF 53

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Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Campbell County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
DS	23	281346	10/12/2006	43	76	29	Campbell	106/106	1
DS	24	281347	10/12/2006	43	76	20,29	Campbell	106/107	1
DS	27	281350	10/12/2006	43	76	20	Campbell	106/110	1
DS	29	281352	10/12/2006	43	76	20	Campbell	106/112	1
DS	31	281354	10/12/2006	43	76	20	Campbell	106/114	1
DS	33	281356	10/12/2006	43	76	20	Campbell	106/116	1
DS	37	281360	10/12/2006	43	76	20	Campbell	106/237	1
DS	38	281361	10/12/2006	43	76	20	Campbell	106/238	1
DS	39	281362	10/12/2006	43	76	20	Campbell	106/239	1
DS	100	284593	01/03/2007	43	76	21	Campbell	106/695	1
DS	101	284594	01/03/2007	43	76	21	Campbell	106/696	1
EB	43	274582	06/02/2006	43	76	20,21	Campbell	103/240	1
EB	44	274583	06/02/2006	43	76	21	Campbell	103/241	1

03/06/2013

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EXHIBIT A

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Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Attachment 1 to Schedule 4 – Disclosure Statement

Page 2 of 3

Claim Name	Claim No.	W MC#	Location Date	Townshi[p] North	Range West	Sec.	County	Book/Page	Claim Count
EB	77	274590	27/01/2006	43	76	17	Johnson	310/29	1
EB	78	274591	27/01/2006	43	76	17	Johnson	310/30	1
EB	79	274592	27/01/2006	43	76	17	Johnson	310/31	1
EB	80	274593	27/01/2006	43	76	17	Johnson	310/32	1
EB	82	274594	27/01/2006	43	76	17	Johnson	310/33	1
EB	84	274595	27/01/2006	43	76	17	Johnson	310/34	1
EB	86	274596	27/01/2006	43	76	17	Johnson	310/35	1
EB	94	274597	06/02/2006	43	76	17	Johnson	310/36	1
EB	95	274598	06/02/2006	43	76	7,8,17,18	Johnson	310/37	1
EB	96	274599	06/02/2006	43	76	8,17	Johnson	310 /38	1
EB	97	277012	28/01/2006	43	76	7,8	Johnson	310/39	1
EB	98	274600	28/01/2006	43	76	8	Johnson	310/40	1
EB	99	274601	28/01/2006	43	76	7,8	Johnson	310/41	1
EB	100	274602	28/01/2006	43	76	8	Johnson	310/42	1
EB	81	7693	19/09/1968	43	76	17	Johnson	A66/231	1
EB	83	7695	19/09/1968	43	76	17	Johnson	A66/233	1
EB	85 Am	7697	19/09/1968	43	76	17	Johnson	A66/235	1
EB	87 Am	7699	19/09/1968	43	76	17,18	Johnson	A66/237	1
EB	88	7700	19/09/1968	43	76	17	Johnson	A66/238	1
EB	89 Am	7701	19/09/1968	43	76	17,18	Johnson	A66/239	1
EB	90	7702	19/09/1968	43	76	17	Johnson	A66/240	1
EB	91 Am	7703	19/09/1968	43	76	17,18	Johnson	A66/241	1
EB	92	7704	19/09/1968	43	76	17	Johnson	A66/242	1
EB	93 Am	7705	19/09/1968	43	76	17	Johnson	A66/243	1
EEB	1	297963	11/08/2009	43	76	18	Johnson	325/415	1
NN	45A	275945	22/04/2006	43	76	5	Johnson	311/203	1
NN	46A	275946	22/04/2006	43	76	5	Johnson	311/204	1
NN	47A	275947	22/04/2006	43	76	5	Johnson	311/205	1
NN	48A	275948	22/04/2006	43	76	5	Johnson	311/206	1
NN	49A	275949	22/04/2006	43	76	5	Johnson	311/207	1
NN	50A	275950	22/04/2006	43	76	5	Johnson	311/208	1
NN	51A	275951	22/04/2006	43	76	5	Johnson	311/209	1
NN	52A	275952	22/04/2006	43	76	5	Johnson	311/210	1
NN	53A	275953	22/04/2006	43	76	5	Johnson	311/211	1
NN	54A	275954	22/04/2006	43	76	5	Johnson	311/212	1
NN	63	279445	04/10/2006	44	76	32	Johnson	313/241	1
NN	64	279446	04/10/2006	44	76	32	Johnson	313/240	1
NN	65	279447	04/10/2006	44	76	32	Johnson	313/242	1
NN	66	279448	04/10/2006	44	76	32	Johnson	313/243	1
NN	67	279449	04/10/2006	44	76	32	Johnson	313/244	1
NN	68	279450	04/10/2006	44	76	32	Johnson	313/245	1

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Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
NN	69	279451	04/10/2006	44	76	32	Johnson	313/246	1
NN	70	279452	04/10/2006	44	76	32	Johnson	313/247	1
NN	71	279453	04/10/2006	44	76	32	Johnson	313/248	1
NN	72	279454	04/10/2006	44	76	32	Johnson	313/249	1
NN	86	279468	06/10/2006	44	76	29	Johnson	313/250	1
NN	87	279469	06/10/2006	44	76	29	Johnson	313/251	1
NN	88	279470	06/10/2006	44	76	29	Johnson	313/252	1
NN	89	279471	06/10/2006	44	76	29	Johnson	313/253	1
NN	90	279472	06/10/2006	44	76	29	Johnson	313/254	1
NN	91	279473	06/10/2006	44	76	29	Johnson	313/255	1
NN	92	279474	06/10/2006	44	76	29	Johnson	313/256	1
NN	93 AM	279475	06/10/2006	44	76	29	Johnson	313/257	1
NN	94	279476	06/10/2006	44	76	29	Johnson	313/258	1
NN	95	279477	06/10/2006	44	76	29	Johnson	313/259	1
NN	104	279486	06/10/2006	44	76	29	Johnson	313/260	1
NN	105	279487	06/10/2006	44	76	29	Johnson	313/261	1
NN	106	279488	06/10/2006	44	76	29	Johnson	313/262	1
NN	107	279489	06/10/2006	44	76	29	Johnson	313/263	1
NN	108	279490	06/10/2006	44	76	29	Johnson	313/264	1
NN	109	279491	06/10/2006	44	76	29	Johnson	313/265	1
NN	110	279492	06/10/2006	44	76	29	Johnson	313/266	1
NN	111	279493	06/10/2006	44	76	29	Johnson	313/267	1
NN	112	279494	06/10/2006	44	76	29	Johnson	313/268	1
NN	113	279495	06/10/2006	44	76	29	Johnson	313/269	1
NN	115	287965	19/06/2007	44	76	31	Johnson	317/354	1
NN	116	287966	19/06/2007	44	76	31	Johnson	317/355	1
NN	117	287967	19/06/2007	44	76	31	Johnson	317/356	1
NN	118	287968	19/06/2007	44	76	31	Johnson	317/357	1
NN	119	287969	19/06/2007	44	76	31	Johnson	317/358	1
NN	120	287970	19/06/2007	44	76	31	Johnson	317/359	1
NN	121	287971	19/06/2007	44	76	31	Johnson	317/360	1
NN	122	287972	19/06/2007	44	76	31	Johnson	317/361	1
NN	123	287973	19/06/2007	44	76	31	Johnson	317/362	1
NN	124	287974	19/06/2007	44	76	31	Johnson	317/363	1
CR	1	282774	15/01/2007	45	77	35	Johnson	315/85	1
CR	2	282775	15/01/2007	45	77	35	Johnson	315/86	1
CR	3	282776	15/01/2007	45	77	35	Johnson	315/87	1
CR	4	282777	15/01/2007	45	77	35	Johnson	315/88	1
CR	25	282780	15/01/2007	45	77	35	Johnson	315/91	1
CR	26	282781	15/01/2007	45	77	35	Johnson	315/92	1
CR	27	282782	15/01/2007	45	77	35	Johnson	315/93	1
CR	28	282783	15/01/2007	45	77	35	Johnson	315/94	1
CR	29	282784	14/01/2007	45	77	35	Johnson	315/95	1

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Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
CR	30	282785	14/01/2007	45	77	35	Johnson	315/96	1
CR	31	282786	14/01/2007	45	77	35	Johnson	315/97	1
CR	32	282787	14/01/2007	45	77	35	Johnson	315/98	1
CR	53	282790	14/01/2007	45	77	34,35	Johnson	315/101	1
CR	54	282791	14/01/2007	45	77	34,35	Johnson	315/102	1
CR	55	282792	14/01/2007	45	77	34,35	Johnson	315/103	1
CR	56	282793	14/01/2007	45	77	34,35	Johnson	315/104	1
CR	57	282794	14/01/2007	45	77	34	Johnson	315/105	1
CR	58	282795	14/01/2007	45	77	34	Johnson	315/106	1
CR	59	282796	14/01/2007	45	77	34	Johnson	315/107	1
CR	60	282797	14/01/2007	45	77	34	Johnson	315/108	1
CR	61	282798	14/01/2007	45	77	34	Johnson	315/109	1
CR	62	282799	14/01/2007	45	77	34	Johnson	315/110	1
CR	63	282800	14/01/2007	45	77	34	Johnson	315/111	1
CR	64	282801	14/01/2007	45	77	34	Johnson	315/112	1
CR	65	282802	14/01/2007	45	77	34	Johnson	315/113	1
CR	66	282803	14/01/2007	45	77	34	Johnson	315/114	1
CR	67	282804	14/01/2007	45	77	34	Johnson	315/115	1
CR	68	282805	14/01/2007	45	77	34	Johnson	315/116	1
CR	69	282806	14/01/2007	45	77	34	Johnson	315/117	1
CR	70	282807	14/01/2007	45	77	34	Johnson	315/118	1
CR	71	282808	14/01/2007	45	77	34	Johnson	315/119	1
CR	72	282809	14/01/2007	45	77	34	Johnson	315/120	1
CR	73	282810	14/01/2007	45	77	34	Johnson	315/121	1
TC	120	283009	10/02/2007	44	77	3	Johnson	315/122	1
TC	121	283010	10/02/2007	44	77	3	Johnson	315/123	1
TC	122	283011	10/02/2007	44	77	3	Johnson	315/124	1
TC	123	283012	10/02/2007	44	77	3	Johnson	315/125	1
TC	124	283013	10/02/2007	44,[45]	77	3,[34]	Johnson	315/126	1
TC	125	283014	10/02/2007	44	77	3	Johnson	315/127	1
TC	126	283015	10/02/2007	44	77	3	Johnson	315/128	1
TC	127	283016	10/02/2007	44	77	3	Johnson	315/129	1
TC	128	283017	10/02/2007	44	77	3	Johnson	315/130	1
TC	129	283018	10/02/2007	44	77	3	Johnson	315/131	1
TC	130	283019	10/02/2007	44	77	3	Johnson	315/132	1
TC	148	283037	10/02/2007	45	77	34	Johnson	315/150	1
TC	149	283038	10/02/2007	45	77	34	Johnson	315/151	1
TC	150	283039	10/02/2007	45	77	34	Johnson	315/152	1
TC	154	283043	10/02/2007	45	77	35	Johnson	315/156	1
TC	157	283046	10/02/2007	45	77	35	Johnson	315/159	1
TC	158	283047	10/02/2007	45	77	35	Johnson	315/160	1
TC	159	283048	10/02/2007	45	77	35	Johnson	315/161	1
TC	160	283049	10/02/2007	45	77	35	Johnson	315/162	1

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EXHIBIT A

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Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi[North	Range West	Sec.	County	Book/Page	Claim Count
TC	161	283050	10/02/2007	45	77	35	Johnson	315/163	1
CR	105	282906	18/01/2007	44	[76],77	[6],1	Johnson	315/230	1
CR	106	282907	18/01/2007	44	[76],77	[6],1	Johnson	315/231	1
CR	107	282908	18/01/2007	44	[76],77	[6],1	Johnson	315/232	1
CR	108	282909	18/01/2007	44	77	1	Johnson	315/233	1
CR	109	282910	18/01/2007	44	[76],77	[6],1	Johnson	315/234	1
CR	110	282911	18/01/2007	44	[76],77	[6],1	Johnson	315/235	1
CR	111	282912	18/01/2007	44	[76],77	[6],1	Johnson	315/236	1
CR	112	282913	18/01/2007	44	[76],77	[6],1	Johnson	315/237	1
CR	113	282914	18/01/2007	44	77	1	Johnson	315/238	1
CR	114	282915	18/01/2007	44	77	1	Johnson	315/239	1
CR	115	282916	18/01/2007	44	77	1	Johnson	315/240	1
CR	116	282917	18/01/2007	44	77	1	Johnson	315/241	1
CR	117	282918	18/01/2007	44	77	1	Johnson	315/242	1
CR	118	282919	18/01/2007	44	77	1	Johnson	315/243	1
CR	119	282920	18/01/2007	44	77	1	Johnson	315/244	1
CR	120	282921	18/01/2007	44	77	1	Johnson	315/245	1
CR	121	282922	18/01/2007	44	77	1	Johnson	315/246	1
CR	122	282923	18/01/2007	44	77	1	Johnson	315/247	1
CR	123	282924	18/01/2007	44	77	1	Johnson	315/248	1
CR	124	282925	18/01/2007	44	77	1	Johnson	315/249	1
CR	125	282926	18/01/2007	44	77	1	Johnson	315/250	1
CR	126	282927	18/01/2007	44	77	1	Johnson	315/251	1
CR	127	282928	18/01/2007	44	77	1	Johnson	315/252	1
CR	128	282929	18/01/2007	44	77	1	Johnson	315/253	1
CR	129	282930	18/01/2007	44	77	1	Johnson	315/254	1
CR	130	282931	18/01/2007	44	77	1	Johnson	315/255	1
TC	136AM	283025	11/02/2007	44	77	2	Johnson	315/138	1
TC	137AM	283026	10/02/2007	44	77	1,2	Johnson	315/139	1
TC	138AM	283027	10/02/2007	44	77	1,2	Johnson	315/140	1
TC	139	283028	10/02/2007	44	77	1	Johnson	315/141	1
TC	140	283029	10/02/2007	44	77	1	Johnson	315/142	1
TC	141	283030	13/02/2007	44	77	1	Johnson	315/143	1
TC	142	283031	13/02/2007	44	77	1	Johnson	315/144	1
TC	145AM	283034	10/02/2007	[44] 45	77	[2] 35	Johnson	315/147	1
TC	146	283035	10/02/2007	[44] 45	77	[2,3] 35	Johnson	315/148	1
TC	147	283036	10/02/2007	44	77	2	Johnson	315/149	1
CR	400	283195	08/02/2007	44	76	30	Johnson	315/49	1
CR	401	283196	08/02/2007	44	76	30	Johnson	315/50	1
CR	402	283197	08/02/2007	44	76	30	Johnson	315/51	1
CR	403	283198	08/02/2007	44	76	30	Johnson	315/52	1
CR	404	283199	08/02/2007	44	76	30	Johnson	315/53	1
CR	405	283200	08/02/2007	44	76	30	Johnson	315/54	1

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EXHIBIT A

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Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
CR	406	283201	08/02/2007	44	76	30	Johnson	315/55	1
CR	407	283202	08/02/2007	44	76	30	Johnson	315/56	1
CR	408	283203	08/02/2007	44	76	30	Johnson	315/57	1
CR	409	283204	08/02/2007	44	76	30	Johnson	315/58	1
CR	410	283205	08/02/2007	44	76	30	Johnson	315/59	1
CR	411	283206	08/02/2007	44	76	30	Johnson	315/60	1
CR	412	283207	08/02/2007	44	76	30	Johnson	315/61	1
CR	413	283208	08/02/2007	44	76	30	Johnson	315/62	1
CR	414	283209	08/02/2007	44	76	30	Johnson	315/63	1
CR	415	283210	08/02/2007	44	76	30	Johnson	315/64	1
CR	416	283211	08/02/2007	44	76	30	Johnson	315/65	1
CR	417	283212	08/02/2007	44	76	30	Johnson	315/66	1
CR	418	283213	08/02/2007	44	76	30	Johnson	315/67	1
CR	419	283214	08/02/2007	44	76	30	Johnson	315/68	1
CR	420	283215	08/02/2007	44	76	30	Johnson	315/69	1
CR	421	283216	08/02/2007	44	76	30	Johnson	315/70	1
CR	422	283217	08/02/2007	44	76	30	Johnson	315/71	1
CR	423	283218	08/02/2007	44	76	30	Johnson	315/72	1
CR	424	283219	08/02/2007	44	76	30	Johnson	315/73	1
CR	425	283220	08/02/2007	44	76	30	Johnson	315/74	1
CR	426	283221	08/02/2007	44	76	30	Johnson	315/75	1
CR	427	283222	08/02/2007	44	76	30	Johnson	315/76	1
CR	428	283223	08/02/2007	44	76	30	Johnson	315/77	1
CR	429	283224	08/02/2007	44	76	30	Johnson	315/78	1
CR	430	283225	08/02/2007	44	76	30	Johnson	315/79	1
CR	431	283226	08/02/2007	44	76	30	Johnson	315/80	1
CR	432	283227	08/02/2007	44	76	30	Johnson	315/81	1
CR	433	283228	08/02/2007	44	76	30	Johnson	315/82	1
CR	434	283229	08/02/2007	44	76	30	Johnson	315/83	1
CR	435	283230	08/02/2007	44	76	30	Johnson	315/84	1
CR	540AM	284764	04/03/2007	45	76	31	Johnson	316/53	1
CR	541AM	284765	04/03/2007	45	76	31	Johnson	316/54	1
CR	545AM	284769	03/03/2007	45	76	30	Johnson	316/58	1
CR	546AM	284770	03/03/2007	45	76	30	Johnson	316/59	1
CR	552	284776	03/03/2007	45	76	30	Johnson	316/65	1
CR	553	284777	03/03/2007	45	76	30	Johnson	316/66	1
CR	554AM	284778	03/03/2007	45	76	31	Johnson	316/67	1
CR	555AM	284779	03/03/2007	45	76	31	Johnson	316/68	1
CR	556AM	284780	03/03/2007	45	76	30,31	Johnson	316/69	1
CR	557AM	284781	01/03/2007	45	76	30	Johnson	316/70	1
CR	558AM	284782	01/03/2007	45	76	30	Johnson	316/71	1
CR	559	284783	01/03/2007	45	76	30	Johnson	316/72	1
CR	560	284784	01/03/2007	45	76	30	Johnson	316/73	1

03/06/2013 5 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
CR	561	284785	01/03/2007	45	76	30	Johnson	316/74	1
CR	562	284786	01/03/2007	45	76	30	Johnson	316/75	1
CR	563	284787	03/03/2007	45	76	30,31	Johnson	316/76	1
CR	564	284788	03/03/2007	45	76	30,31	Johnson	316/77	1
CR	565	284789	03/03/2007	45	76	31	Johnson	316/78	1
CR	566	284790	03/03/2007	45	76	31	Johnson	316/79	1
TC	1	283096	23/01/2007	45	76	31	Johnson	315/272	1
TC	2	283097	23/01/2007	45	76	31	Johnson	315/273	1
TC	3	283098	23/01/2007	45	76	31	Johnson	315/274	1
TC	4	283099	23/01/2007	45	76	31	Johnson	315/275	1
TC	5	283100	23/01/2007	45	76	31	Johnson	315/276	1
TC	6	283101	23/01/2007	45	76	31	Johnson	315/277	1
TC	7	283102	23/01/2007	45	76	31	Johnson	315/278	1
TC	9AM	283104	23/01/2007	45	76	31	Johnson	315/280	1
TC	10AM	283105	23/01/2007	45	76	31	Johnson	315/281	1
TC	11AM	283106	23/01/2007	45	76	31	Johnson	315/282	1
TC	12AM	283107	23/01/2007	45	76	31	Johnson	315/283	1
TC	13	283108	23/01/2007	45	76	31	Johnson	315/284	1
TC	14	283109	23/01/2007	45	76	31	Johnson	315/285	1
TC	15	283110	23/01/2007	45	76	31	Johnson	315/286	1
TC	16	283111	23/01/2007	45	76	31	Johnson	315/287	1
TC	17	283112	23/01/2007	45	76	31	Johnson	315/288	1
TC	18	283113	23/01/2007	45	76	31	Johnson	315/289	1
TC	19	283114	22/01/2007	45	76	31	Johnson	315/290	1
TC	20	283115	22/01/2007	45	76	31	Johnson	315/291	1
TC	21	283116	22/01/2007	[44],45	76	[6],31	Johnson	315/292	1
TC	22	283117	23/01/2007	44	76	6	Johnson	315/293	1
TC	23	283118	23/01/2007	44	76	6	Johnson	315/294	1
TC	24	283119	23/01/2007	44	76	6	Johnson	315/295	1
TC	25	283120	23/01/2007	44	76	6	Johnson	315/296	1
TC	26	283121	23/01/2007	44	76	6	Johnson	315/297	1
TC	27	283122	23/01/2007	44	76	6	Johnson	315/298	1
TC	28	283123	23/01/2007	44	76	6	Johnson	315/299	1
TC	29	283124	23/01/2007	44	76	6	Johnson	315/300	1
TC	30	283125	24/01/2007	44	76	6	Johnson	315/301	1
TC	31	283126	24/01/2007	44	76	6	Johnson	315/302	1
TC	32	283127	24/01/2007	44	76	6	Johnson	315/303	1
TC	33	283128	24/01/2007	44	76	6	Johnson	315/304	1
TC	35	283129	24/01/2007	[44],45	76	[6],31	Johnson	315/305	1
TC	36	283130	24/01/2007	44	76	6	Johnson	315/306	1
TC	37	283131	24/01/2007	44	76	6	Johnson	315/307	1
TC	938A	283132	19/02/2007	44	76	6	Johnson	315/308	1
TC	939A	283133	19/02/2007	44	76	6	Johnson	315/309	1

03/06/2013

6 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
CR	100	282901	18/01/2007	44	76	6	Johnson	315/225	1
CR	101	282902	18/01/2007	44	76	6	Johnson	315/226	1
CR	102	282903	18/01/2007	44	76	6	Johnson	315/227	1
CR	103	282904	18/01/2007	44	76	6	Johnson	315/228	1
CR	104	282905	18/01/2007	44	76	6	Johnson	315/229	1
CR	131	282932	28/01/2007	44	76	6	Johnson	315/256	1
CR	132	282933	28/01/2007	44	76	6	Johnson	315/257	1
CR	300	282954	30/01/2007	44	76	19	Johnson	315/356	1
CR	301	282955	30/01/2007	44	76	19	Johnson	315/357	1
CR	302	282956	30/01/2007	44	76	19	Johnson	315/358	1
CR	303	282957	30/01/2007	44	76	19	Johnson	315/359	1
CR	304	282958	30/01/2007	44	76	19	Johnson	315/360	1
CR	305	282959	30/01/2007	44	76	19	Johnson	315/361	1
CR	306	282960	30/01/2007	44	76	19	Johnson	315/362	1
CR	307	282961	30/01/2007	44	76	19	Johnson	315/363	1
CR	308	282962	30/01/2007	44	76	19	Johnson	315/364	1
CR	309	282963	30/01/2007	44	76	18,19	Johnson	315/365	1
CR	310	282964	30/01/2007	44	76	18,19	Johnson	315/366	1
CR	311	282965	30/01/2007	44	76	18,19	Johnson	315/367	1
CR	312	282966	30/01/2007	44	76	18,19	Johnson	315/368	1
CR	313	282967	30/01/2007	44	76	18,19	Johnson	315/369	1
CR	314	282968	30/01/2007	44	76	19	Johnson	315/370	1
CR	315	282969	30/01/2007	44	76	19	Johnson	315/371	1
CR	316	282970	30/01/2007	44	76	19	Johnson	315/372	1
CR	317	282971	30/01/2007	44	76	19	Johnson	315/373	1
CR	318	282972	06/02/2007	44	76	18	Johnson	315/374	1
CR	319	282973	06/02/2007	44	76	18	Johnson	315/375	1
CR	320	282974	06/02/2007	44	76	18	Johnson	315/376	1
CR	321	282975	06/02/2007	44	76	18	Johnson	315/377	1
CR	322	282976	06/02/2007	44	76	18	Johnson	315/378	1
CR	323	282977	06/02/2007	44	76	18	Johnson	315/379	1
CR	324	282978	06/02/2007	44	76	18	Johnson	315/380	1
CR	325	282979	06/02/2007	44	76	18	Johnson	315/381	1
CR	326	282980	06/02/2007	44	76	18	Johnson	315/382	1
CR	328	282982	06/02/2007	44	76	18	Johnson	315/384	1
CR	330	282984	06/02/2007	44	76	18	Johnson	315/386	1
CR	331	282985	06/02/2007	44	76	18	Johnson	315/387	1
TC	77	283057	26/01/2007	44	76	17	Johnson	315/310	1
TC	78	283058	26/01/2007	44	76	17	Johnson	315/311	1
TC	79	283059	26/01/2007	44	76	17	Johnson	315/312	1
TC	80	283060	26/01/2007	44	76	17	Johnson	315/313	1
TC	81	283061	26/01/2007	44	76	17	Johnson	315/314	1
TC	82	283062	26/01/2007	44	76	17	Johnson	315/315	1

03/06/2013 7 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
TC	83	283063	07/02/2007	44	76	17	Johnson	315/316	1
TC	84	283064	07/02/2007	44	76	17	Johnson	315/317	1
TC	85	283065	07/02/2007	44	76	17	Johnson	315/318	1
TC	86	283066	26/01/2007	44	76	17	Johnson	315/319	1
TC	87	283067	26/01/2007	44	76	17	Johnson	315/320	1
TC	88	283068	07/02/2007	44	76	17	Johnson	315/321	1
TC	89	283069	07/02/2007	44	76	17	Johnson	315/322	1
TC	96	283076	07/02/2007	44	76	20	Johnson	315/329	1
TC	97	283077	07/02/2007	44	76	20	Johnson	315/330	1
TC	98	283078	07/02/2007	44	76	20	Johnson	315/331	1
TC	99	283079	07/02/2007	44	76	20	Johnson	315/332	1
TC	100	283080	07/02/2007	44	76	20	Johnson	315/333	1
TC	113	283092	06/02/2007	44	76	17	Johnson	315/334	1
TC	114	283093	06/02/2007	44	76	17	Johnson	315/335	1
TC	38	283147	24/01/2007	44	76	8	Johnson	315/258	1
TC	39	283148	24/01/2007	44	76	8	Johnson	315/259	1
TC	40	283149	24/01/2007	44	76	8	Johnson	315/260	1
TC	41	283150	25/01/2007	44	76	8	Johnson	315/261	1
TC	42	283151	25/01/2007	44	76	8	Johnson	315/262	1
TC	54	283152	25/01/2007	44	76	8	Johnson	106/574	1
TC	55	283153	25/01/2007	44	76	8	Johnson	315/264	1
TC	56	283154	24/01/2007	44	76	8	Johnson	315/265	1
TC	57	283155	25/01/2007	44	76	8	Johnson	315/266	1
TC	58	283156	25/01/2007	44	76	8	Johnson	315/267	1
TC	59	283157	25/01/2007	44	76	8	Johnson	315/268	1
TC	60	283158	25/01/2007	44	76	8	Johnson	315/269	1
TC	61	283159	25/01/2007	44	76	8	Johnson	315/270	1
TC	62	283160	25/01/2007	44	76	8	Johnson	315/271	1
DS	34	281357	10/12/2006	43	76	20	Johnson	314/309	1
DS	35	281358	10/12/2006	43	76	20	Johnson	314/310	1
DS	36	281359	10/12/2006	43	76	20	Johnson	314/311	1
WC	339	275283	22/02/2006	42	76	8	Johnson	310/466	1
WC	340	275284	22/02/2006	42	76	8	Johnson	310/467	1
WC	341	275285	22/02/2006	42	76	8	Johnson	310/468	1
WC	342	275286	22/02/2006	42	76	8	Johnson	310/469	1
WC	343	275287	22/02/2006	42	76	8	Johnson	310/470	1
WC	344	275288	22/02/2006	42	76	8	Johnson	310/471	1
WC	345	275289	22/02/2006	42	76	5,8	Johnson	310/472	1
WC	346	275290	22/02/2006	42	76	5,8	Johnson	310/473	1
PR	222	280693	06/11/2006	42	76	31	Johnson	314/21	1
PR	223	280694	06/11/2006	42	76	31	Johnson	314/22	1
PR	224	280695	06/11/2006	42	76	31	Johnson	314/23	1
PR	225	280696	06/11/2006	42	76	31	Johnson	314/24	1

03/06/2013 8 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
PR	226	280697	06/11/2006	42	76	31	Johnson	314/25	1
PR	227	280698	06/11/2006	42	76	31	Johnson	314/26	1
PR	228	280699	06/11/2006	42	76	31	Johnson	314/27	1
PR	229	280700	06/11/2006	42	76	31	Johnson	314/28	1
PR	230	280701	06/11/2006	42	76	31	Johnson	314/29	1
PR	231	280702	06/11/2006	42	76	31	Johnson	314/30	1
PR	232	280703	06/11/2006	42	76	31	Johnson	314/31	1
PR	233	280704	06/11/2006	42	76	31	Johnson	314/32	1
PR	234	280705	06/11/2006	42	76	31	Johnson	314/33	1
PR	235	280706	06/11/2006	42	76	31	Johnson	314/34	1
PR	236	280707	06/11/2006	42	76	31	Johnson	314/35	1
PR	237	280708	06/11/2006	42	76	31	Johnson	314/36	1
PR	238	280709	06/11/2006	42	76	31	Johnson	314/37	1
PR	239	280710	06/11/2006	42	76	31	Johnson	314/38	1
PR	240	280711	06/11/2006	42	76	31	Johnson	314/39	1
PR	241	280712	06/11/2006	42	76	31	Johnson	314/40	1
PR	242	280713	06/11/2006	42	76	31	Johnson	314/41	1
PR	243	280714	06/11/2006	42	76	31	Johnson	314/42	1
PR	244	280715	06/11/2006	42	76	31	Johnson	314/43	1
PR	245	280716	06/11/2006	42	76	31	Johnson	314/44	1
PR	246	280717	06/11/2006	42	76	31	Johnson	314/45	1
PR	247	280718	06/11/2006	42	76	31	Johnson	314/46	1
PR	285	290297	09/07/2007	42	76	31	Johnson	318/370	1
PR	286	290298	09/07/2007	42	76	31	Johnson	318/371	1
PR	287	290299	09/07/2007	42	76	31	Johnson	318/372	1
SB	432	277298	26/05/2006	42	76	29	Johnson	312/9	1
SB	433	277299	26/05/2006	42	76	29	Johnson	312/10	1
SB	434	277300	26/05/2006	42	76	29	Johnson	312/11	1
SB	435	277301	26/05/2006	42	76	29	Johnson	312/12	1
SB	436	277302	26/05/2006	42	76	29	Johnson	312/13	1
SB	437	277303	26/05/2006	42	76	29	Johnson	312/14	1
SB	438	277304	26/05/2006	42	76	29	Johnson	312/15	1
SB	439	277305	26/05/2006	42	76	29	Johnson	312/16	1
SB	440	277306	26/05/2006	42	76	29	Johnson	312/17	1
SB	441	277307	26/05/2006	42	76	29	Johnson	312/18	1
SB	442	277308	26/05/2006	42	76	29	Johnson	312/19	1
SB	443	277309	26/05/2006	42	76	29	Johnson	312/20	1
SB	444	277310	26/05/2006	42	76	29	Johnson	312/21	1
SB	445	277311	26/05/2006	42	76	29	Johnson	312/22	1
SB	446	277312	26/05/2006	42	76	29	Johnson	312/23	1
SB	447	277313	26/05/2006	42	76	29	Johnson	312/24	1
SB	448	277314	26/05/2006	42	76	29	Johnson	312/25	1
SB	449	277315	26/05/2006	42	76	20,29	Johnson	312/26	1

03/06/2013 9 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
SB	450	277316	26/05/2006	42	76	20	Johnson	312/27	1
SB	451	277317	26/05/2006	42	76	20	Johnson	312/28	1
SB	452	277318	26/05/2006	42	76	20	Johnson	312/29	1
SB	453	277319	26/05/2006	42	76	20	Johnson	312/30	1
SB	454	277320	26/05/2006	42	76	20	Johnson	312/31	1
SB	455	277321	26/05/2006	42	76	20	Johnson	312/32	1
SB	456	277322	26/05/2006	42	76	19,20	Johnson	312/33	1
SB	457	277323	26/05/2006	42	76	20	Johnson	312/34	1
SB	458	277324	26/05/2006	42	76	19,20	Johnson	312/35	1
SB	459	277325	26/05/2006	42	76	20	Johnson	312/36	1
SB	460	277326	26/05/2006	42	76	19,20	Johnson	312/37	1
SB	461	277327	26/05/2006	42	76	20	Johnson	312/38	1
SB	462	277328	26/05/2006	42	76	19,20	Johnson	312/39	1
HWY	1	299477	03/11/2009	41	76	6	Johnson	327/120	1
HWY	2	299478	03/11/2009	41	76	6	Johnson	327/121	1
HWY	3	299479	03/11/2009	41	76	6	Johnson	327/122	1
HWY	4	299480	03/11/2009	41	76	6	Johnson	327/123	1
HWY	5	299481	03/11/2009	41	76	6	Johnson	327/124	1
WC	347	275291	22/02/2006	42	76	5	Johnson	310/474	1
WC	348	275292	22/02/2006	42	76	5	Johnson	310/475	1
WC	349	275293	22/02/2006	42	76	5	Johnson	310/476	1
WC	350	275294	22/02/2006	42	76	5	Johnson	310/477	1
WC	351	275295	22/02/2006	42	76	5	Johnson	310/478	1
WC	352	275296	22/02/2006	42	76	5	Johnson	310/479	1
WC	353	275297	22/02/2006	42	76	5	Johnson	310/480	1
WC	354	275298	22/02/2006	42	76	5	Johnson	310/481	1
WC	355	275299	22/02/2006	42	76	5	Johnson	310/482	1
WC	356	275300	22/02/2006	42	76	5	Johnson	310/483	1
WC	357	275301	22/02/2006	42	76	5	Johnson	310/484	1
WC	358	275302	22/02/2006	42	76	5	Johnson	310/485	1
WC	359	275303	22/02/2006	42	76	5	Johnson	310/486	1
WC	360	275304	22/02/2006	42	76	5	Johnson	310/487	1
WC	361	275305	22/02/2006	42	76	5	Johnson	310/488	1
WC	362	275306	22/02/2006	42	76	5	Johnson	310/489	1
WC	363	275307	22/02/2006	42,[43]	76	5,[32]	Johnson	310/490	1
WC	364	275308	22/02/2006	42,[43]	76	5,[32]	Johnson	310/491	1
SK	19	269897	05/09/2005	42	77	34,35	Johnson	307/801	1
SK	20	269898	05/09/2005	42	77	34,35	Johnson	307/802	1
SK	21	269899	05/09/2005	42	77	35	Johnson	307/803	1
SK	22	269900	05/09/2005	42	77	35	Johnson	307/804	1
SK	23	269901	05/09/2005	42	77	35	Johnson	307/805	1
SK	24	269902	05/09/2005	42	77	35	Johnson	307/806	1
SK	25	269903	05/09/2005	42	77	35	Johnson	307/807	1

03/06/2013

10 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
SK	26	269904	05/09/2005	42	77	35	Johnson	307/808	1
SK	27	269905	05/09/2005	42	77	35	Johnson	307/809	1
SK	28	269906	05/09/2005	42	77	35	Johnson	307/810	1
SK	29	269907	05/09/2005	42	77	35	Johnson	307/811	1
SK	30	269908	05/09/2005	42	77	35	Johnson	307/812	1
SK	31	269909	05/09/2005	42	77	35	Johnson	307/813	1
SK	32	269910	05/09/2005	42	77	35	Johnson	307/814	1
SK	33	269911	05/09/2005	42	77	35	Johnson	307/815	1
SK	34	269912	05/09/2005	42	77	35	Johnson	307/816	1
SK	35	269913	05/09/2005	42	77	35	Johnson	307/817	1
SK	36	269914	05/09/2005	42	77	35	Johnson	307/818	1
SK	37	269915	05/09/2005	42	77	35	Johnson	307/819	1
SK	38	269916	05/09/2005	42	77	35	Johnson	307/820	1
SK	39	269917	05/09/2005	42	77	35	Johnson	307/821	1
SK	40	269918	05/09/2005	42	77	35	Johnson	307/822	1
SK	41	269919	05/09/2005	42	77	35	Johnson	307/823	1
SK	42	269920	05/09/2005	42	77	35	Johnson	307/824	1
SK	43	269921	05/09/2005	42	77	35	Johnson	307/825	1
SK	44	269922	05/09/2005	42	77	35	Johnson	307/826	1
SK	45	269923	05/09/2005	42	77	35	Johnson	307/827	1
SK	46	269924	05/09/2005	42	77	35	Johnson	307/828	1
SK	65	269943	03/09/2005	42	77	8	Johnson	307/847	1
SK	66	269944	03/09/2005	42	77	8	Johnson	307/845	1
SK	67	269945	03/09/2005	42	77	8	Johnson	307/849	1
SK	68	269946	03/09/2005	42	77	8	Johnson	307/850	1
SK	69	269947	03/09/2005	42	77	8	Johnson	307/851	1
SK	70	269948	03/09/2005	42	77	8	Johnson	307/852	1
SK	71	269949	03/09/2005	42	77	9	Johnson	307/853	1
SK	72	269950	03/09/2005	42	77	9	Johnson	307/854	1
SK	73	269951	03/09/2005	42	77	9	Johnson	307/855	1
SK	74	269952	03/09/2005	42	77	9	Johnson	307/856	1
SK	75	269953	03/09/2005	42	77	9	Johnson	307/857	1
NW	257	287556	22/03/2007	43	77	31	Johnson	317/179	1
NW	258	287557	22/03/2007	43	77	31	Johnson	317/180	1
NW	259	287558	22/03/2007	43	77	31	Johnson	317/181	1
NW	260	287559	22/03/2007	43	77	31	Johnson	317/182	1
NW	261	287560	22/03/2007	43	77	31	Johnson	317/183	1
NW	262	287561	22/03/2007	43	77	30	Johnson	317/184	1
NW	263	287562	22/03/2007	43	77	30	Johnson	317/185	1
NW	264	287563	22/03/2007	43	77	30	Johnson	317/186	1
NW	265	287564	22/03/2007	43	77	30	Johnson	317/187	1
NW	266	287565	22/03/2007	43	77	30	Johnson	317/188	1
NW	267	287566	22/03/2007	43	77	30	Johnson	317/189	1

03/06/2013 11 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi| North	Range West	Sec.	County	Book/Page	Claim Count
NW	268	287567	22/03/2007	43	77	30	Johnson	317/190	1
NW	269	287568	22/03/2007	43	77	30	Johnson	317/191	1
NW	270	287569	22/03/2007	43	77	30	Johnson	317/192	1
NW	271	287570	22/03/2007	43	77	30	Johnson	317/193	1
NW	272	287571	22/03/2007	43	77	30	Johnson	317/194	1
NW	273	287572	22/03/2007	43	77	30	Johnson	317/195	1
NW	274	287573	22/03/2007	43	77	30	Johnson	317/196	1
NW	275	287574	22/03/2007	43	77	30	Johnson	317/197	1
NW	276	287575	22/03/2007	43	77	30	Johnson	317/198	1
NW	277	287576	22/03/2007	43	77	30	Johnson	317/199	1
NW	278	287577	22/03/2007	43	77	30	Johnson	317/200	1
NW	279	287578	22/03/2007	43	77	30	Johnson	317/201	1
NW	280	287579	22/03/2007	43	77	30	Johnson	317/202	1
NW	281	287580	22/03/2007	43	77	19,30	Johnson	317/203	1
NW	282	287581	22/03/2007	43	77	19,30	Johnson	317/204	1
SB	1	269954	03/09/2005	42	77	5	Johnson	308/1	1
SB	2	269955	03/09/2005	42	77	5	Johnson	308/2	1
SB	3	269956	03/09/2005	42	77	5	Johnson	308/3	1
SB	4	269957	03/09/2005	42	77	5	Johnson	308/4	1
SB	5	269958	03/09/2005	42	77	5	Johnson	308/5	1
SB	6	269959	03/09/2005	42	77	5	Johnson	308/6	1
SB	7	269960	03/09/2005	42	77	5	Johnson	308/7	1
SB	8	269961	03/09/2005	42	77	5	Johnson	308/8	1
SB	9	269962	03/09/2005	42	77	5	Johnson	308/9	1
SB	10	269963	03/09/2005	42	77	5	Johnson	308/10	1
SB	11	269964	03/09/2005	42	77	5	Johnson	308/11	1
SB	12	269965	03/09/2005	42	77	5	Johnson	308/12	1
SB	13	269966	03/09/2005	42	77	5	Johnson	308/13	1
SB	14	269967	03/09/2005	42	77	5	Johnson	308/14	1
SB	15	269968	03/09/2005	42	77	5	Johnson	308/15	1
SB	16	269969	03/09/2005	42	77	5	Johnson	308/16	1
SB	17	269970	03/09/2005	42	77	4,5	Johnson	308/17	1
SB	18	269971	03/09/2005	42	77	4,5	Johnson	308/18	1
SB	19	269972	03/09/2005	42	77	4	Johnson	308/19	1
SB	20	269973	03/09/2005	42	77	4	Johnson	308/20	1
SB	21	269974	03/09/2005	42	77	4	Johnson	308/21	1
SB	22	269975	03/09/2005	42	77	4	Johnson	308/22	1
SB	23	269976	03/09/2005	42	77	4	Johnson	308/23	1
SB	24	269977	03/09/2005	42	77	4	Johnson	308/24	1
SB	25	269978	03/09/2005	42	77	5	Johnson	308/25	1
SB	27	269979	03/09/2005	42	77	5	Johnson	308/26	1
SB	28	269980	03/09/2005	42	77	5	Johnson	308/27	1
SB	29	269981	03/09/2005	42	77	5	Johnson	308/28	1

03/06/2013 12 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
SB	30	269982	03/09/2005	42	77	5	Johnson	308/29	1
SB	31	269983	03/09/2005	42	77	5	Johnson	308/30	1
SB	32	269984	03/09/2005	42	77	5	Johnson	308/31	1
SB	33	269985	03/09/2005	42	77	5	Johnson	308/32	1
SB	34	269986	03/09/2005	42	77	5	Johnson	308/33	1
SB	35	269987	03/09/2005	42	77	5	Johnson	308/34	1
SB	36	269988	03/09/2005	42	77	5	Johnson	308/35	1
SB	37	269989	03/09/2005	42	77	5	Johnson	308/36	1
SB	38	269990	03/09/2005	42	77	5	Johnson	308/37	1
SB	39	269991	03/09/2005	42	77	5	Johnson	308/38	1
SB	40	269992	03/09/2005	42	77	5	Johnson	308/39	1
SB	41	269993	03/09/2005	42	77	5	Johnson	308/40	1
SB	42	269994	03/09/2005	42	77	5	Johnson	308/41	1
SB	43	269995	03/09/2005	42	77	5	Johnson	308/42	1
SB	44	269996	03/09/2005	42	77	5	Johnson	308/43	1
SB	45	269997	03/09/2005	42	77	4	Johnson	308/44	1
SB	46	269998	03/09/2005	42	77	4	Johnson	308/45	1
SB	47	269999	03/09/2005	42	77	4	Johnson	308/46	1
SB	48	270000	03/09/2005	42	77	4	Johnson	308/47	1
SB	49	270001	03/09/2005	42	77	4	Johnson	308/48	1
SB	50	270002	03/09/2005	42	77	4	Johnson	308/49	1
SB	51	270003	03/09/2005	42	77	9	Johnson	308/50	1
SB	52	270004	03/09/2005	42	77	9	Johnson	308/51	1
SB	53	270005	03/09/2005	42	77	9	Johnson	308/52	1
SB	54	270006	03/09/2005	42	77	9	Johnson	308/53	1
SB	55	270007	03/09/2005	42	77	9	Johnson	308/54	1
SB	56	270008	03/09/2005	42	77	9	Johnson	308/55	1
SB	57	270009	03/09/2005	42	77	9	Johnson	308/56	1
SB	58	270010	03/09/2005	42	77	9	Johnson	308/57	1
SB	59	270011	03/09/2005	42	77	9	Johnson	308/58	1
SB	60	270012	03/09/2005	42	77	9	Johnson	308/59	1
SB	61	270013	04/09/2005	42	77	9	Johnson	308/60	1
SB	62	270014	04/09/2005	42	77	9	Johnson	308/61	1
SB	63	270015	04/09/2005	42	77	9	Johnson	308/62	1
SB	64	270016	04/09/2005	42	77	9	Johnson	308/63	1
SB	65	270017	04/09/2005	42	77	9	Johnson	308/64	1
SB	66	270018	04/09/2005	42	77	9	Johnson	308/65	1
SB	67	270019	04/09/2005	42	77	9	Johnson	308/66	1
SB	68	270020	04/09/2005	42	77	9	Johnson	308/67	1
SB	69	270021	04/09/2005	42	77	9	Johnson	308/68	1
SB	70	270022	04/09/2005	42	77	9	Johnson	308/69	1
SB	71	270023	04/09/2005	42	77	9	Johnson	308/70	1
SB	72	270024	04/09/2005	42	77	9	Johnson	308/71	1

03/06/2013 13 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
SB	73	270025	04/09/2005	42	77	9	Johnson	308/72	1
SB	74	270026	04/09/2005	42	77	9	Johnson	308/73	1
SB	75	270027	04/09/2005	42	77	9	Johnson	308/74	1
SB	76	270028	04/09/2005	42	77	9	Johnson	308/75	1
SB	77	270029	04/09/2005	42	77	9	Johnson	308/76	1
SB	78	270030	04/09/2005	42	77	9	Johnson	308/77	1
SB	79	270031	04/09/2005	42	77	9	Johnson	308/78	1
SB	80	270032	04/09/2005	42	77	9	Johnson	308/79	1
SK	376	276586	22/04/2006	43	77	24	Johnson	311/500	1
SK	431	276637	22/04/2006	43	77	24	Johnson	311/551	1
SK	432	276638	22/04/2006	43	77	24	Johnson	311/552	1
SK	433	276639	22/04/2006	43	77	24	Johnson	311/553	1
SK	434	276640	22/04/2006	43	77	24	Johnson	311/554	1
SK	435	276641	22/04/2006	43	77	24	Johnson	311/555	1
SK	436	276642	22/04/2006	43	77	24	Johnson	311/556	1
SK	437	276643	22/04/2006	43	77	24	Johnson	311/557	1
SK	438	276644	22/04/2006	43	77	24	Johnson	311/558	1
SK	533	280798	02/11/2006	43	77	34	Johnson	314/163	1
SK	534	280799	02/11/2006	43	77	34	Johnson	314/164	1
SK	535	280800	02/11/2006	43	77	34	Johnson	314/165	1
SK	536	280801	02/11/2006	43	77	34	Johnson	314/166	1
SK	537	280802	02/11/2006	43	77	34	Johnson	314/167	1
SK	538	280803	02/11/2006	43	77	34	Johnson	314/168	1
SK	539	280804	02/11/2006	43	77	34	Johnson	314/169	1
SK	540	280805	02/11/2006	43	77	34	Johnson	314/170	1
SK	541	280806	02/11/2006	43	77	34	Johnson	314/171	1
SK	542	280807	02/11/2006	43	77	34	Johnson	314/172	1
SK	543	280808	02/11/2006	43	77	34	Johnson	314/173	1
SK	544	280809	02/11/2006	43	77	34	Johnson	314/174	1
SK	545	280810	02/11/2006	43	77	34	Johnson	314/175	1
SK	546	280811	02/11/2006	43	77	34	Johnson	314/176	1
SK	547	280812	02/11/2006	43	77	27,34	Johnson	314/177	1
SK	548	280813	02/11/2006	43	77	27,34	Johnson	314/178	1
SK	549	280814	02/11/2006	43	77	27	Johnson	314/179	1
SK	550	280815	02/11/2006	43	77	27	Johnson	314/180	1
SK	551	280816	02/11/2006	43	77	27	Johnson	314/181	1
SK	552	280817	02/11/2006	43	77	27	Johnson	314/182	1
SK	553	280818	02/11/2006	43	77	27	Johnson	314/183	1
SK	554	280819	02/11/2006	43	77	27	Johnson	314/184	1
SK	555	280820	02/11/2006	43	77	27	Johnson	314/185	1
SK	556	280821	02/11/2006	43	77	27	Johnson	314/186	1
SK	557	280822	02/11/2006	43	77	27	Johnson	314/187	1
SK	558	280823	02/11/2006	43	77	27	Johnson	314/188	1

03/06/2013 14 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi[p] North	Range West	Sec.	County	Book/Page	Claim Count
SK	559	280824	02/11/2006	43	77	27	Johnson	314/189	1
SK	560	280825	02/11/2006	43	77	27	Johnson	314/190	1
SK	561	280826	02/11/2006	43	77	27	Johnson	314/191	1
SK	562	280827	02/11/2006	43	77	27	Johnson	314/192	1
SK	563	280828	02/11/2006	43	77	34	Johnson	314/193	1
SK	564	280829	02/11/2006	43	77	34	Johnson	314/194	1
SK	565	280830	02/11/2006	43	77	34	Johnson	314/195	1
SK	566	280831	02/11/2006	43	77	34	Johnson	314/196	1
SK	567	280832	02/11/2006	43	77	34	Johnson	314/197	1
SK	568	280833	02/11/2006	43	77	34	Johnson	314/198	1
SK	569	280834	02/11/2006	43	77	34	Johnson	314/199	1
SK	570	280835	02/11/2006	43	77	34	Johnson	314/200	1
SK	571	280836	02/11/2006	43	77	34	Johnson	314/201	1
SK	572	280837	02/11/2006	43	77	34	Johnson	314/202	1
SK	573	280838	02/11/2006	43	77	34	Johnson	314/203	1
SK	574	280839	02/11/2006	43	77	34	Johnson	314/204	1
SK	575	280840	02/11/2006	43	77	34	Johnson	314/205	1
SK	576	280841	02/11/2006	43	77	34	Johnson	314/206	1
SK	577	280842	02/11/2006	43	77	34	Johnson	314/207	1
SK	578	280843	02/11/2006	43	77	34	Johnson	314/208	1
SK	579	280844	02/11/2006	43	77	27,34	Johnson	314/209	1
SK	580	280845	02/11/2006	43	77	27,34	Johnson	314/210	1
SK	581	280846	02/11/2006	43	77	27	Johnson	314/211	1
SK	582	280847	02/11/2006	43	77	27	Johnson	314/212	1
SK	583	280848	02/11/2006	43	77	27	Johnson	314/213	1
SK	584	280849	02/11/2006	43	77	27	Johnson	314/214	1
SK	585	280850	02/11/2006	43	77	27	Johnson	314/215	1
SK	586	280851	02/11/2006	43	77	27	Johnson	314/216	1
SK	587	280852	02/11/2006	43	77	27	Johnson	314/217	1
SK	588	280853	02/11/2006	43	77	27	Johnson	314/218	1
TR	265	275210	23/02/2006	43	76	30	Johnson	310/421	1
TR	266	275211	23/02/2006	43	76	30	Johnson	310/422	1
TR	267	275212	23/02/2006	43	76	30	Johnson	310/423	1
TR	268	275213	23/02/2006	43	76	30	Johnson	310/424	1
TR	269	275214	23/02/2006	43	76	30	Johnson	310/425	1
TR	270	275215	23/02/2006	43	76	30	Johnson	310/426	1
TR	271	275216	23/02/2006	43	76	30	Johnson	310/427	1
TR	272	275217	23/02/2006	43	76	30	Johnson	310/428	1
TR	273	275218	23/02/2006	43	76	30	Johnson	310/429	1
TR	274	275219	23/02/2006	43	76	30	Johnson	310/430	1
TR	275	275220	23/02/2006	43	76	30	Johnson	310/431	1
TR	276	275221	23/02/2006	43	76	30	Johnson	310/432	1
TR	277	275222	23/02/2006	43	76	30	Johnson	310/433	1

03/06/2013 15 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
TR	278	275223	23/02/2006	43	76	30	Johnson	310/434	1
TR	279	275224	23/02/2006	43	76	30	Johnson	310/435	1
TR	281	275225	23/02/2006	43	76	19,30	Johnson	310/436	1
TR	282	275226	23/02/2006	43	76	19	Johnson	310/437	1
TR	283	275227	23/02/2006	43	76	19	Johnson	310/438	1
TR	284	275228	23/02/2006	43	76	19	Johnson	310/439	1
TR	285	275229	23/02/2006	43	76	19	Johnson	310/440	1
TR	286	275230	23/02/2006	43	76	19	Johnson	310/441	1
TR	287	275231	23/02/2006	43	76	19	Johnson	310/442	1
TR	288	275232	23/02/2006	43	76	19	Johnson	310/443	1
TR	289	275233	24/02/2006	43	77	25	Johnson	310/444	1
TR	290	275234	24/02/2006	43	77	25	Johnson	310/445	1
TR	291	275235	24/02/2006	43	77	25	Johnson	310/446	1
TR	292	275236	24/02/2006	43	77	25	Johnson	310/447	1
TR	293	275237	24/02/2006	43	77	25	Johnson	310/448	1
TR	294	275238	24/02/2006	43	77	25	Johnson	310/449	1
TR	295	275239	24/02/2006	43	77	25	Johnson	310/450	1
TR	296	275240	24/02/2006	43	77	25	Johnson	310/451	1
TR	297	275241	24/02/2006	43	77	25	Johnson	310/452	1
TR	298	275242	24/02/2006	43	77	25	Johnson	310/453	1
TR	299	275243	24/02/2006	43	77	25	Johnson	310/454	1
TR	300	275244	24/02/2006	43	77	25	Johnson	310/455	1
TR	446	277584	15/06/2006	43	76	30	Johnson	312/157	1
TR	459	277597	15/06/2006	43	76	30	Johnson	312/170	1
TR	460	277598	15/06/2006	43	76	30	Johnson	312/171	1
NW	23	277342	15/06/2006	43	77	24	Johnson	312/109	1
NW	24	277343	15/06/2006	43	77	23	Johnson	312/110	1
NW	25	277344	15/06/2006	43	77	24	Johnson	312/111	1
NW	26	277345	15/06/2006	43	77	23	Johnson	312/112	1
NW	27	277346	15/06/2006	43	77	24	Johnson	312/113	1
NW	28	277347	15/06/2006	43	77	23	Johnson	312/114	1
NW	29	277348	15/06/2006	43	77	24	Johnson	312/115	1
NW	30	277349	15/06/2006	43	77	23	Johnson	312/116	1
NW	31	277350	15/06/2006	43	77	24	Johnson	312/117	1
NW	32	277351	15/06/2006	43	77	23	Johnson	312/118	1
NW	247 AM	290257	09/07/2007	43	77	27	Johnson	318/378	1
NW	248 AM	290258	09/07/2007	43	77	27	Johnson	318/379	1
NW	249 AM	290259	09/07/2007	43	77	26,27	Johnson	318/380	1
NW	250 AM	290260	09/07/2007	43	77	26,27	Johnson	318/381	1
SK	385	276595	22/04/2006	43	77	14	Johnson	311/509	1
SK	386	276596	22/04/2006	43	77	14	Johnson	311/510	1
SK	387	276597	22/04/2006	43	77	14	Johnson	311/511	1
SK	388	276598	22/04/2006	43	77	14	Johnson	311/512	1

03/06/2013 16 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
SK	389	276599	22/04/2006	43	77	14	Johnson	311/513	1
SK	390	276600	22/04/2006	43	77	14	Johnson	311/514	1
SK	391	276601	22/04/2006	43	77	14	Johnson	311/515	1
SK	392	276602	22/04/2006	43	77	14	Johnson	311/516	1
SK	393	276603	22/04/2006	43	77	13,14,24	Johnson	311/517	1
SK	394	276604	22/04/2006	43	77	13,14	Johnson	311/518	1
SK	395	276605	22/04/2006	43	77	13,24	Johnson	311/519	1
SK	396	276606	22/04/2006	43	77	13	Johnson	311/520	1
SK	397	276607	22/04/2006	43	77	13,24	Johnson	311/521	1
SK	398	276608	22/04/2006	43	77	13	Johnson	311/522	1
SK	399	276609	22/04/2006	43	77	13,24	Johnson	311/523	1
SK	400	276610	22/04/2006	43	77	13	Johnson	311/524	1
SK	401	276611	22/04/2006	43	77	13,24	Johnson	311/525	1
SK	402	276612	22/04/2006	43	77	13	Johnson	311/526	1
SK	403	276613	22/04/2006	43	77	13,24	Johnson	311/527	1
SK	404	276614	22/04/2006	43	77	13	Johnson	311/528	1
SK	413	276623	22/04/2006	43	77	14	Johnson	311/537	1
SK	414	276624	22/04/2006	43	77	14	Johnson	311/538	1
SK	439	276645	22/04/2006	43	77	12	Johnson	311/559	1
SK	440	276646	22/04/2006	43	77	12	Johnson	311/560	1
SK	441	276647	22/04/2006	43	77	12	Johnson	311/561	1
SK	442	276648	22/04/2006	43	77	12	Johnson	311/562	1
SK	443	276649	22/04/2006	43	77	12	Johnson	311/563	1
SK	444	276650	22/04/2006	43	77	12	Johnson	311/564	1
SK	445	276651	22/04/2006	43	77	12	Johnson	311/565	1
SK	446	276652	22/04/2006	43	77	12	Johnson	311/566	1
SK	447	276653	22/04/2006	43	77	12	Johnson	311/567	1
SK	448	276654	22/04/2006	43	77	12	Johnson	311/568	1
SK	449	276655	22/04/2006	43	77	12	Johnson	311/569	1
SK	450	276656	22/04/2006	43	77	12	Johnson	311/570	1
SK	451	276657	22/04/2006	43	77	12	Johnson	311/571	1
SK	452	276658	22/04/2006	43	77	12	Johnson	311/572	1
SK	453	276659	22/04/2006	43	77	12	Johnson	311/573	1
SK	454	276660	22/04/2006	43	77	12	Johnson	311/574	1
SK	455	276661	22/04/2006	43	77	12	Johnson	311/575	1
SK	456	276662	22/04/2006	43	77	12	Johnson	311/576	1
SK	457	276663	22/04/2006	43	77	12	Johnson	311/577	1
SK	458	276664	22/04/2006	43	77	12	Johnson	311/578	1
CP	379	277150	31/05/2006	44	77	34	Johnson	312/244	1
CP	380	277151	31/05/2006	44	77	34	Johnson	312/245	1
CP	381	277152	31/05/2006	44	77	34	Johnson	312/246	1
CP	382	277153	31/05/2006	44	77	34	Johnson	312/247	1
CP	383	277154	31/05/2006	44	77	34	Johnson	312/248	1

03/06/2013 17 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
CP	384	277155	31/05/2006	44	77	34	Johnson	312/249	1
CP	385	277156	31/05/2006	44	77	34	Johnson	312/250	1
CP	386	277157	31/05/2006	44	77	34	Johnson	312/251	1
CP	387	277158	31/05/2006	44	77	34	Johnson	312/252	1
CP	388	277159	31/05/2006	44	77	34	Johnson	312/253	1
CP	389	277160	31/05/2006	44	77	34	Johnson	312/254	1
CP	390	277161	31/05/2006	44	77	34	Johnson	312/255	1
CP	391	277162	31/05/2006	44	77	34	Johnson	312/256	1
CP	392	277163	31/05/2006	44	77	34	Johnson	312/257	1
CP	393	277164	31/05/2006	44	77	34	Johnson	312/258	1
NW	1	276565	23/04/2006	43	77	13	Johnson	311/479	1
NW	2	276566	23/04/2006	43	77	13	Johnson	311/480	1
NW	3	276567	23/04/2006	43	77	13	Johnson	311/481	1
NW	4	276568	23/04/2006	43	77	13	Johnson	311/482	1
NW	5	276569	23/04/2006	43	77	13	Johnson	311/483	1
NW	6	276570	23/04/2006	43	77	13	Johnson	311/484	1
NW	7	276571	23/04/2006	43	77	13	Johnson	311/485	1
NW	8	276572	23/04/2006	43	77	13	Johnson	311/486	1
NW	9	276573	23/04/2006	43	77	13	Johnson	311/487	1
NW	10	276574	23/04/2006	43	77	13	Johnson	311/488	1
NW	11	276575	23/04/2006	43	77	13	Johnson	311/489	1
NW	12	276576	23/04/2006	43	77	13	Johnson	311/490	1
NW	13	276577	23/04/2006	43	77	13	Johnson	311/491	1
NW	14	276578	23/04/2006	43	77	13	Johnson	311/492	1
NW	15	276579	23/04/2006	43	77	13	Johnson	311/493	1
NW	17	276580	23/04/2006	43	77	14	Johnson	311/494	1
NW	18	276581	23/04/2006	43	77	14	Johnson	311/495	1
NW	19	276582	23/04/2006	43	77	14	Johnson	311/496	1
NW	20	276583	23/04/2006	43	77	14	Johnson	311/497	1
NW	21	276584	23/04/2006	43	77	14	Johnson	311/498	1
NW	22	276585	23/04/2006	43	77	14	Johnson	311/499	1
NW	56	277375	16/06/2006	44	77	34	Johnson	312/142	1
NW	57	277376	16/06/2006	44	77	34	Johnson	312/143	1
NW	58	277377	16/06/2006	44	77	34	Johnson	312/144	1
NW	59	277378	16/06/2006	44	77	34	Johnson	312/145	1
NW	60	277379	16/06/2006	44	77	34	Johnson	312/146	1
NW	61	277380	16/06/2006	44	77	35	Johnson	312/147	1
NW	62	277381	16/06/2006	44	77	35	Johnson	312/148	1
NW	63	277382	16/06/2006	44	77	35	Johnson	312/149	1
NW	64	277383	16/06/2006	44	77	35	Johnson	312/150	1
NW	65	277384	16/06/2006	44	77	35	Johnson	312/151	1
SB	342	276356	21/04/2006	44	77	34	Johnson	311/346	1
SB	343	276357	21/04/2006	44	77	34	Johnson	311/347	1

03/06/2013 18 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi[p] North	Range West	Sec.	County	Book/Page	Claim Count
SB	344	276358	21/04/2006	44	77	34	Johnson	311/348	1
SB	345	276359	20/04/2006	43[44]	77	3,[34]	Johnson	311/349	1
SB	346	276360	20/04/2006	44	77	34	Johnson	311/350	1
SB	347	276361	20/04/2006	43[44]	77	3[34]	Johnson	311/351	1
SB	348	276362	20/04/2006	44	77	34	Johnson	311/352	1
SB	349	276363	20/04/2006	43[44]	77	3[34]	Johnson	311/353	1
SB	350	276364	20/04/2006	44	77	34	Johnson	311/354	1
SB	351	276365	20/04/2006	43[44]	77	3[34]	Johnson	311/355	1
SB	352	276366	20/04/2006	44	77	34	Johnson	311/356	1
SB	353	276367	20/04/2006	43[44]	77	3[34]	Johnson	311/357	1
SB	354	276368	20/04/2006	44	77	34	Johnson	311/358	1
SB	355	276369	20/04/2006	43[44]	77	3[34]	Johnson	311/359	1
SB	356	276370	20/04/2006	44	77	34	Johnson	311/360	1
SB	357	276371	20/04/2006	43[44]	77	3[34]	Johnson	311/361	1
SB	358	276372	20/04/2006	44	77	34	Johnson	311/362	1
SB	359	276373	20/04/2006	43[44]	77	3[34]	Johnson	311/363	1
SB	360	276374	20/04/2006	44	77	34	Johnson	311/364	1
SB	361	276375	20/04/2006	43[44]	77	3[34]	Johnson	311/365	1
SB	362	276376	20/04/2006	44	77	34	Johnson	311/366	1
SB	363	276377	20/04/2006	43[44]	77	3[34]	Johnson	311/367	1
SB	364	276378	20/04/2006	44	77	34	Johnson	311/368	1
SB	390	276404	21/04/2006	44	77	34	Johnson	311/393	1
NW	33	277352	16/06/2006	44	77	33	Johnson	312/119	1
NW	34	277353	16/06/2006	44	77	33	Johnson	312/120	1
NW	35	277354	16/06/2006	44	77	33	Johnson	312/121	1
NW	36	277355	16/06/2006	44	77	33	Johnson	312/122	1
NW	37	277356	16/06/2006	44	77	33	Johnson	312/123	1
NW	38	277357	16/06/2006	44	77	33	Johnson	312/124	1
NW	39	277358	16/06/2006	44	77	33	Johnson	312/125	1
NW	40	277359	16/06/2006	44	77	33	Johnson	312/126	1
NW	41	277360	16/06/2006	44	77	33	Johnson	312/127	1
NW	42	277361	16/06/2006	44	77	33	Johnson	312/128	1
NW	43	277362	16/06/2006	44	77	33	Johnson	312/129	1
NW	44	277363	16/06/2006	44	77	33	Johnson	312/130	1
NW	45	277364	16/06/2006	44	77	33	Johnson	312/131	1
NW	46	277365	16/06/2006	44	77	33	Johnson	312/132	1
NW	47	277366	16/06/2006	44	77	33	Johnson	312/133	1
NW	48	277367	16/06/2006	44	77	33	Johnson	312/134	1
NW	49	277368	16/06/2006	44	77	33	Johnson	312/135	1
NW	50	277369	16/06/2006	44	77	33	Johnson	312/136	1
NW	51	277370	16/06/2006	44	77	33	Johnson	312/137	1
NW	52	277371	16/06/2006	44	77	33	Johnson	312/138	1
NW	53	277372	16/06/2006	44	77	33	Johnson	312/139	1

03/06/2013

19 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshij North	Range West	Sec.	County	Book/Page	Claim Count
NW	54	277373	16/06/2006	44	77	33	Johnson	312/140	1
NW	55	277374	16/06/2006	44	77	33	Johnson	312/141	1
NW	149	284486	18/01/2007	44	77	28	Johnson	315/682	1
NW	150	284487	18/01/2007	44	77	28	Johnson	315/683	1
NW	151	284488	18/01/2007	44	77	28	Johnson	315/684	1
NW	152	284489	18/01/2007	44	77	28	Johnson	315/685	1
NW	153	284490	18/01/2007	44	77	28	Johnson	315/686	1
NW	154	284491	18/01/2007	44	77	28	Johnson	315/687	1
NW	155	284492	18/01/2007	44	77	28	Johnson	315/688	1
NW	156	284493	18/01/2007	44	77	28	Johnson	315/689	1
NW	157	284494	18/01/2007	44	77	28	Johnson	315/690	1
NW	158	284495	18/01/2007	44	77	28	Johnson	315/691	1
SK	759	287425	23/03/2007	43	77	7	Johnson	317/118	1
SK	760	287426	23/03/2007	43	77	7	Johnson	317/119	1
SK	761	287427	23/03/2007	43	77	7	Johnson	317/120	1
SK	762	287428	23/03/2007	43	77	7	Johnson	317/121	1
SK	763	287429	23/03/2007	43	77	7	Johnson	317/122	1
SK	764	287430	23/03/2007	43	77	7	Johnson	317/123	1
SK	765	287431	23/03/2007	43	77	7	Johnson	317/124	1
SK	766	287432	23/03/2007	43	77	7	Johnson	317/125	1
SK	767	287433	23/03/2007	43	77	7	Johnson	317/126	1
SK	768	287434	23/03/2007	43	77	7	Johnson	317/127	1
SK	769	287435	23/03/2007	43	77	7	Johnson	317/128	1
SK	770	287436	23/03/2007	43	77	7	Johnson	317/129	1
SK	771	287437	23/03/2007	43	77	7	Johnson	317/130	1
SK	772	287438	23/03/2007	43	77	7	Johnson	317/131	1
SK	773	287439	23/03/2007	43	77	7	Johnson	317/132	1
SK	774	287440	23/03/2007	43	77	7	Johnson	317/133	1
SK	775	287441	23/03/2007	43	77	7	Johnson	317/134	1
SK	776	287442	23/03/2007	43	77	7	Johnson	317/135	1
SK	777	287443	23/03/2007	43	77	8	Johnson	317/136	1
SK	778	287444	23/03/2007	43	77	8	Johnson	317/137	1
SK	779	287445	23/03/2007	43	77	8	Johnson	317/138	1
SK	780	287446	23/03/2007	43	77	8	Johnson	317/139	1
SK	781	287447	23/03/2007	43	77	8	Johnson	317/140	1
SK	782	287448	23/03/2007	43	77	8	Johnson	317/141	1
SK	783	287449	23/03/2007	43	77	8	Johnson	317/142	1
SK	784	287450	23/03/2007	43	77	8	Johnson	317/143	1
SK	785	287451	23/03/2007	43	77	8	Johnson	317/144	1
SK	786	287452	23/03/2007	43	77	8	Johnson	317/145	1
SK	787	287453	23/03/2007	43	77	8	Johnson	317/146	1
SK	788	287454	23/03/2007	43	77	8	Johnson	317/147	1
SK	789	287455	23/03/2007	43	77	5,8	Johnson	317/148	1

03/06/2013 20 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
SK	790	287456	23/03/2007	43	77	5,8	Johnson	317/149	1
SK	791	287457	27/03/2007	43	77	5,8	Johnson	317/150	1
SK	792	287458	27/03/2007	43	77	5	Johnson	317/151	1
SK	793	287459	27/03/2007	43	77	5	Johnson	317/152	1
SK	794	287460	27/03/2007	43	77	5	Johnson	317/153	1
SK	795	287461	27/03/2007	43	77	5	Johnson	317/154	1
SK	796	287462	27/03/2007	43	77	5	Johnson	317/155	1
SK	797	287463	27/03/2007	43	77	5	Johnson	317/156	1
SK	798	287464	27/03/2007	43	77	5	Johnson	317/157	1
SK	799	287465	27/03/2007	43	77	5	Johnson	317/158	1
SK	800	287466	27/03/2007	43	77	5	Johnson	317/159	1
SK	801	287467	27/03/2007	43	77	5	Johnson	317/160	1
SK	802	287468	27/03/2007	43	77	5	Johnson	317/161	1
SK	803	287469	27/03/2007	43	77	5	Johnson	317/162	1
SK	804	287470	27/03/2007	43	77	5,6	Johnson	317/163	1
SK	805	287471	27/03/2007	43	77	5	Johnson	317/164	1
SK	806	287472	27/03/2007	43	77	5,6	Johnson	317/165	1
SK	807	287473	27/03/2007	43	77	5	Johnson	317/166	1
SK	808	287474	27/03/2007	43	77	5,6	Johnson	317/167	1
SK	809	287475	27/03/2007	43	77	5	Johnson	317/168	1
SK	810	287476	27/03/2007	43	77	5	Johnson	317/169	1
SK	811	287477	27/03/2007	43	77	5	Johnson	317/170	1
SK	812	287478	27/03/2007	43	77	5	Johnson	317/171	1
SK	813	287479	27/03/2007	43	77	5	Johnson	317/172	1
SK	814	287480	27/03/2007	43	77	5	Johnson	317/173	1
SK	815	287481	27/03/2007	43	77	5	Johnson	317/174	1
SK	816	287482	27/03/2007	43	77	5	Johnson	317/175	1
SK	817	287483	27/03/2007	43	77	6	Johnson	317/176	1
SK	818	287484	27/03/2007	43	77	6	Johnson	317/177	1
SK	819	287485	27/03/2007	43	77	6	Johnson	317/178	1
RK	611	287486	27/03/2007	44	77	31	Johnson	317/48	1
RK	612	287487	27/03/2007	44	77	31	Johnson	317/49	1
RK	613	287488	27/03/2007	44	77	31	Johnson	317/50	1
RK	614	287489	27/03/2007	44	77	31	Johnson	317/51	1
RK	615	287490	27/03/2007	44	77	31	Johnson	317/52	1
RK	616	287491	27/03/2007	44	77	31	Johnson	317/53	1
RK	617	287492	27/03/2007	44	77	31	Johnson	317/54	1
RK	618	287493	27/03/2007	44	77	31	Johnson	317/55	1
RK	619	287494	27/03/2007	44	77	31	Johnson	317/56	1
RK	620	287495	27/03/2007	44	77	31	Johnson	317/57	1
RK	621	287496	27/03/2007	44	77	31	Johnson	317/58	1
RK	622	287497	27/03/2007	44	77	31	Johnson	317/59	1
RK	623	287498	27/03/2007	44	77	31	Johnson	317/60	1

03/06/2013 21 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
RK	624	287499	27/03/2007	44	77	31	Johnson	317/61	1
RK	625	287500	27/03/2007	44	77	31	Johnson	317/62	1
RK	626	287501	27/03/2007	44	77	31	Johnson	317/63	1
RK	627	287502	27/03/2007	44	77	31	Johnson	317/64	1
RK	628	287503	27/03/2007	44	77	31	Johnson	317/65	1
RK	629	287504	27/03/2007	44	77	30,31	Johnson	317/66	1
RK	630	287505	27/03/2007	44	77	30,31	Johnson	317/67	1
RK	631	287506	27/03/2007	44	77	30	Johnson	317/68	1
RK	632	287507	27/03/2007	44	77	30	Johnson	317/69	1
RK	633	287508	27/03/2007	44	77	30	Johnson	317/70	1
RK	634	287509	27/03/2007	44	77	30	Johnson	317/71	1
RK	635	287510	27/03/2007	44	77	30	Johnson	317/72	1
RK	636	287511	27/03/2007	44	77	30	Johnson	317/73	1
RK	637	287512	12/04/2007	44	77	32	Johnson	317/74	1
RK	638	287513	12/04/2007	44	77	31,32	Johnson	317/75	1
RK	639	287514	12/04/2007	44	77	32	Johnson	317/76	1
RK	640	287515	12/04/2007	44	77	31,32	Johnson	317/77	1
RK	641	287516	12/04/2007	44	77	32	Johnson	317/78	1
RK	642	287517	12/04/2007	44	77	31,32	Johnson	317/79	1
RK	643	287518	12/04/2007	44	77	32	Johnson	317/80	1
RK	644	287519	12/04/2007	44	77	31,32	Johnson	317/81	1
RK	645	287520	12/04/2007	44	77	32	Johnson	317/82	1
RK	646	287521	12/04/2007	44	77	31,32	Johnson	317/83	1
RK	647	287522	12/04/2007	44	77	32	Johnson	317/84	1
RK	648	287523	12/04/2007	44	77	31,32	Johnson	317/85	1
RK	649	287524	12/04/2007	44	77	32	Johnson	317/86	1
RK	650	287525	12/04/2007	44	77	31,32	Johnson	317/87	1
RK	651	287526	12/04/2007	44	77	32	Johnson	317/88	1
RK	652	287527	12/04/2007	44	77	31,32	Johnson	317/89	1
RK	653	287528	12/04/2007	44	77	32	Johnson	317/90	1
RK	654	287529	12/04/2007	44	77	31,32	Johnson	317/91	1
RK	655	287530	12/04/2007	44	77	29,32	Johnson	317/92	1
RK	656	287531	12/04/2007	44	77	29,30,31,32	Johnson	317/93	1
RK	657	287532	12/04/2007	44	77	29	Johnson	317/94	1
RK	658	287533	12/04/2007	44	77	29,30	Johnson	317/95	1
RK	659	287534	12/04/2007	44	77	29	Johnson	317/96	1
RK	660	287535	12/04/2007	44	77	29,30	Johnson	317/97	1
RK	661	287536	12/04/2007	44	77	29	Johnson	317/98	1
RK	662	287537	12/04/2007	44	77	29,30	Johnson	317/99	1
RK	663	287538	12/04/2007	44	77	29	Johnson	317/100	1
RK	664	287539	12/04/2007	44	77	29,30	Johnson	317/101	1
RK	665	287540	12/04/2007	44	77	29	Johnson	317/102	1
RK	666	287541	12/04/2007	44	77	29,30	Johnson	317/103	1

03/06/2013 22 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
RK	667	287542	12/04/2007	44	77	29	Johnson	317/104	1
RK	668	287543	12/04/2007	44	77	29	Johnson	317/105	1
RK	669	287544	12/04/2007	44	77	29	Johnson	317/106	1
RK	670	287545	12/04/2007	44	77	29	Johnson	317/107	1
RK	671	287546	12/04/2007	44	77	29	Johnson	317/108	1
RK	672	287547	12/04/2007	44	77	29	Johnson	317/109	1
RK	673	287548	12/04/2007	44	77	29	Johnson	317/110	1
RK	674	287549	12/04/2007	44	77	29	Johnson	317/111	1
RK	675	287550	12/04/2007	44	77	29	Johnson	317/112	1
RK	676	287551	12/04/2007	44	77	29	Johnson	317/113	1
RK	677	287552	12/04/2007	44	77	29	Johnson	317/114	1
RK	678	287553	12/04/2007	44	77	29	Johnson	317/115	1
RK	679	287554	12/04/2007	44	77	29	Johnson	317/116	1
RK	680	287555	12/04/2007	44	77	29	Johnson	317/117	1
NW	146	284483	18/01/2007	44	77	28	Johnson	315/679	1
NW	147	284484	18/01/2007	44	77	28	Johnson	315/680	1
NW	148	284485	18/01/2007	44	77	28	Johnson	315/681	1
NW	159	284496	18/01/2007	44	77	28	Johnson	315/692	1
NW	160	284497	18/01/2007	44	77	28	Johnson	315/693	1
NW	161	284498	18/01/2007	44	77	28	Johnson	315/694	1
NW	162	284499	18/01/2007	44	77	28	Johnson	315/695	1
NW	163	284500	18/01/2007	44	77	28	Johnson	315/696	1
NW	164	284501	18/01/2007	44	77	28	Johnson	315/697	1
NW	165	284502	18/01/2007	44	77	28	Johnson	315/698	1
NW	166	284503	18/01/2007	44	77	28	Johnson	315/699	1
NW	167	284504	18/01/2007	44	77	28	Johnson	315/700	1
NW	168	284505	18/01/2007	44	77	28	Johnson	315/701	1
NW	169	284506	19/01/2007	44	77	19	Johnson	315/702	1
NW	170	284507	19/01/2007	44	77	19	Johnson	315/703	1
NW	171	284508	19/01/2007	44	77	19	Johnson	315/704	1
NW	172	284509	19/01/2007	44	77	30	Johnson	315/705	1
NW	173	284510	19/01/2007	44	77	30	Johnson	315/706	1
NW	174	284511	19/01/2007	44	77	30	Johnson	315/707	1
NW	175	284512	19/01/2007	44	77	30	Johnson	315/708	1
NW	176	284513	19/01/2007	44	77	30	Johnson	315/709	1
NW	177	284514	19/01/2007	44	77	30	Johnson	315/710	1
NW	178	284515	19/01/2007	44	77	30	Johnson	315/711	1
NW	179	284516	19/01/2007	44	77	30	Johnson	315/712	1
NW	180	284517	19/01/2007	44	77	30	Johnson	315/713	1
NW	181	284518	19/01/2007	44	77	30	Johnson	315/714	1
NW	182	284519	19/01/2007	44	77	30	Johnson	315/715	1
NW	183	284520	19/01/2007	44	77	30	Johnson	315/716	1
NW	184	284521	19/01/2007	44	77	30	Johnson	315/717	1

03/06/2013 23 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
NW	185	284522	17/01/2007	43	77	8,7,17	Johnson	315/718	1
NW	186	284523	17/01/2007	43	77	7,8	Johnson	315/719	1
NW	187	284524	17/01/2007	43	77	8,17	Johnson	315/720	1
NW	188	284525	17/01/2007	43	77	8	Johnson	315/721	1
NW	189	284526	17/01/2007	43	77	8,17	Johnson	315/722	1
NW	190	284527	17/01/2007	43	77	8	Johnson	315/723	1
NW	191	284528	17/01/2007	43	77	8,17	Johnson	315/724	1
NW	192	284529	17/01/2007	43	77	8	Johnson	315/725	1
NW	193	284530	17/01/2007	43	77	8,17	Johnson	315/726	1
NW	194	284531	17/01/2007	43	77	8,17	Johnson	315/727	1
NW	195	284532	17/01/2007	43	77	8,17	Johnson	315/728	1
NW	196	284533	17/01/2007	43	77	8,17	Johnson	315/729	1
NW	197	284534	17/01/2007	43	77	17	Johnson	315/730	1
NW	198	284535	17/01/2007	43	77	8,17	Johnson	315/731	1
NW	199	284536	17/01/2007	43	77	17	Johnson	315/732	1
NW	200	284537	17/01/2007	43	77	8,17	Johnson	315/733	1
NW	201	284538	17/01/2007	43	77	17	Johnson	315/734	1
NW	202	284539	17/01/2007	43	77	8,17	Johnson	315/735	1
NW	203	284540	17/01/2007	43	77	6	Johnson	315/736	1
NW	204	284541	17/01/2007	43	77	6	Johnson	315/737	1
NW	205	284542	17/01/2007	43	77	6	Johnson	315/738	1
NW	206	284543	17/01/2007	43	77	6	Johnson	315/739	1
NW	207	284544	17/01/2007	43	77	6	Johnson	315/740	1
NW	208	284545	17/01/2007	43	77	6	Johnson	315/741	1
NW	209	284546	17/01/2007	43	77	6	Johnson	315/742	1
NW	210	284547	17/01/2007	43	77	6	Johnson	315/743	1
NW	211	284548	17/01/2007	43	77	6	Johnson	315/744	1
NW	212	284549	17/01/2007	43	77	6	Johnson	315/745	1
NW	213	284550	17/01/2007	43	77	6	Johnson	315/746	1
NW	214	284551	17/01/2007	43	77	6	Johnson	315/747	1
NW	215	284552	17/01/2007	43	77	6	Johnson	315/748	1
NW	216	284553	17/01/2007	43	77	6	Johnson	315/749	1
NW	217	284554	17/01/2007	43	77	7	Johnson	315/750	1
NW	218	284555	17/01/2007	43	77	7	Johnson	315/751	1
NW	219	284556	17/01/2007	43	77	7	Johnson	315/752	1
NW	220	284557	17/01/2007	43	77	7	Johnson	315/753	1
NW	221	284558	17/01/2007	43	77	7,8	Johnson	315/754	1
NW	222	284559	17/01/2007	43	77	7	Johnson	315/755	1
NW	223	284560	17/01/2007	43	77	7	Johnson	315/756	1
NW	224	284561	17/01/2007	43	77	7	Johnson	315/757	1
NW	225	284562	17/01/2007	43	77	7	Johnson	315/758	1
NW	226	284563	17/01/2007	43	77	7	Johnson	315/759	1
NW	227	284564	18/01/2007	43	77	7	Johnson	315/760	1

03/06/2013 24 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshij North	Range West	Sec.	County	Book/Page	Claim Count
NW	228	284565	18/01/2007	43	77	7	Johnson	315/761	1
NW	229	284566	18/01/2007	43	77	7	Johnson	315/762	1
NW	230	284567	18/01/2007	43	77	7	Johnson	315/763	1
NW	231	284568	18/01/2007	43	77	7	Johnson	315/764	1
NW	232	284569	18/01/2007	43	77	7	Johnson	315/765	1
NW	233	284570	18/01/2007	43	77	6,7	Johnson	315/766	1
NW	234	284571	18/01/2007	43	77	6,7	Johnson	315/767	1
NW	235	284572	18/01/2007	43	77	6	Johnson	315/768	1
NW	236	284573	18/01/2007	43	77	6	Johnson	315/769	1
NW	237	284574	18/01/2007	43	77	6	Johnson	315/770	1
NW	238	284575	18/01/2007	43	77	6	Johnson	315/771	1
NW	239	284576	18/01/2007	43	77	6	Johnson	315/772	1
NW	240	284577	18/01/2007	43	77	6	Johnson	315/773	1
NW	241	284578	18/01/2007	43	77	6	Johnson	315/774	1
NW	242	284579	18/01/2007	43	77	6	Johnson	315/775	1
NW	243	284580	18/01/2007	43	77	6	Johnson	315/776	1
NW	244	284581	18/01/2007	43	77	6	Johnson	315/777	1
NW	245	284582	18/01/2007	43	77	6	Johnson	315/778	1
NW	283	287582	22/03/2007	43	77	19	Johnson	317/205	1
NW	284	287583	22/03/2007	43	77	19	Johnson	317/206	1
NW	285	287584	22/03/2007	43	77	19	Johnson	317/207	1
NW	286	287585	22/03/2007	43	77	19	Johnson	317/208	1
NW	287	287586	22/03/2007	43	77	19	Johnson	317/209	1
NW	288	287587	22/03/2007	43	77	19	Johnson	317/210	1
NW	289	287588	22/03/2007	43	77	17	Johnson	317/211	1
NW	290	287589	22/03/2007	43	77	17	Johnson	317/212	1
NW	291	287590	22/03/2007	43	77	17	Johnson	317/213	1
NW	292	287591	22/03/2007	43	77	17,18	Johnson	317/214	1
NW	293	287592	22/03/2007	43	77	17	Johnson	317/215	1
NW	294	287593	22/03/2007	43	77	17,18	Johnson	317/216	1
NW	295	287594	22/03/2007	43	77	17	Johnson	317/217	1
NW	296	287595	22/03/2007	43	77	17,18	Johnson	317/218	1
NW	297	287596	22/03/2007	43	77	17	Johnson	317/219	1
NW	298	287597	22/03/2007	43	77	17,18	Johnson	317/220	1
NW	299	287598	22/03/2007	43	77	17	Johnson	317/221	1
NW	300	287599	22/03/2007	43	77	17	Johnson	317/222	1
NW	301	287600	22/03/2007	43	77	17	Johnson	317/223	1
NW	302	287601	22/03/2007	43	77	17	Johnson	317/224	1
NW	303	287602	22/03/2007	43	77	17	Johnson	317/225	1
NW	304	287603	22/03/2007	43	77	17	Johnson	317/226	1
NW	305	287604	23/03/2007	43	77	17,18	Johnson	317/227	1
NW	306	287605	23/03/2007	43	77	18	Johnson	317/228	1
NW	307	287606	23/03/2007	43	77	17,18	Johnson	317/229	1

03/06/2013 25 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshi North	Range West	Sec.	County	Book/Page	Claim Count
NW	308	287607	23/03/2007	43	77	18	Johnson	317/230	1
NW	309	287608	23/03/2007	43	77	17,18	Johnson	317/231	1
NW	310	287609	23/03/2007	43	77	18	Johnson	317/232	1
NW	311	287610	23/03/2007	43	77	18	Johnson	317/233	1
NW	312	287611	23/03/2007	43	77	18	Johnson	317/234	1
NW	313	287612	23/03/2007	43	77	18	Johnson	317/235	1
NW	314	287613	23/03/2007	43	77	18	Johnson	317/236	1
NW	315	287614	23/03/2007	43	77	18	Johnson	317/237	1
NW	316	287615	23/03/2007	43	77	18	Johnson	317/238	1
NW	317	287616	23/03/2007	43	77	18	Johnson	317/239	1
NW	318	287617	23/03/2007	43	77	18	Johnson	317/240	1
NW	319	287618	23/03/2007	43	77	18	Johnson	317/241	1
NW	320	287619	23/03/2007	43	77	18	Johnson	317/242	1
NW	321	287620	23/03/2007	43	77	18	Johnson	317/243	1
NW	322	287621	23/03/2007	43	77	18	Johnson	317/244	1
NW	323	287622	23/03/2007	43	77	18	Johnson	317/245	1
NW	324	287623	23/03/2007	43	77	18	Johnson	317/246	1
NW	325	287624	23/03/2007	43	77	18	Johnson	317/247	1
NW	326	287625	23/03/2007	43	77	18	Johnson	317/248	1
NW	327	287626	23/03/2007	43	77	18	Johnson	317/249	1
NW	328	287627	23/03/2007	43	77	18	Johnson	317/250	1
NW	329	288194	17/04/2007	44	77	30	Johnson	317/410	1
NW	330	288195	17/04/2007	44	77	30	Johnson	317/411	1
NW	331	288196	17/04/2007	44	77	30	Johnson	317/412	1
NW	332	288197	17/04/2007	44	77	30	Johnson	317/413	1
NW	333	288198	17/04/2007	44	77	30	Johnson	317/414	1
NW	334	288199	17/04/2007	44	78	24	Johnson	317/415	1
NW	335	288200	17/04/2007	44	78	24	Johnson	317/416	1
NW	336	288201	17/04/2007	44	78	24	Johnson	317/417	1
NW	337	288202	17/04/2007	44	78	24	Johnson	317/418	1
NW	338	288203	17/04/2007	44	78	24	Johnson	317/419	1
NW	339	288204	17/04/2007	44	77	30	Johnson	317/420	1
NW	340	288205	17/04/2007	44	77	30	Johnson	317/421	1
NW	341	288206	17/04/2007	44	77	19,30	Johnson	317/422	1
NW	342	288207	17/04/2007	44	77	19	Johnson	317/423	1
NW	343	288208	17/04/2007	44	77	19	Johnson	317/424	1
NW	344	288209	18/04/2007	44	77	17	Johnson	317/425	1
NW	345	288210	18/04/2007	44	77	17	Johnson	317/426	1
NW	346	288211	18/04/2007	44	77	17	Johnson	317/427	1
NW	347	288212	18/04/2007	44	77	17	Johnson	317/428	1
NW	348	288213	18/04/2007	44	77	17	Johnson	317/429	1
NW	349	288214	17/04/2007	44	77	19	Johnson	317/430	1
NW	350	288215	17/04/2007	44	77	19	Johnson	317/431	1

03/06/2013 26 OF 29

EXHIBIT A
to
Mortgage, Security Agreement,
Assignment, Financing Statement, and Fixture Filing
Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
NW	351	288216	17/04/2007	44	77	19	Johnson	317/432	1
NW	352	288217	17/04/2007	44	77	19	Johnson	317/433	1
NW	353	288218	17/04/2007	44	77	19	Johnson	317/434	1
NW	354	288219	17/04/2007	44	77	19	Johnson	317/435	1
NW	355	288220	17/04/2007	44	77	19	Johnson	317/436	1
NW	356	288221	17/04/2007	44	77	19	Johnson	317/437	1
NW	357	288222	17/04/2007	44	77	19	Johnson	317/438	1
NW	358	288223	17/04/2007	44	77	19	Johnson	317/439	1
NW	359	288224	17/04/2007	44	77	19	Johnson	317/440	1
NW	360	288225	17/04/2007	44	77	19	Johnson	317/441	1
NW	361	288226	17/04/2007	44	77	19	Johnson	317/442	1
NW	362	288227	17/04/2007	44	77	19	Johnson	317/443	1
NW	363	288228	18/04/2007	44	77	20	Johnson	317/444	1
NW	364	288229	18/04/2007	44	77	20	Johnson	317/445	1
NW	365	288230	18/04/2007	44	77	20	Johnson	317/446	1
NW	366	288231	18/04/2007	44	77	20	Johnson	317/447	1
NW	367	288232	18/04/2007	44	77	20	Johnson	317/448	1
NW	368	288233	18/04/2007	44	77	20	Johnson	317/449	1
NW	369	288234	18/04/2007	44	77	20	Johnson	317/450	1
NW	370	288235	18/04/2007	44	77	20	Johnson	317/451	1
NW	371	288236	18/04/2007	44	77	20	Johnson	317/452	1
NW	372	288237	18/04/2007	44	77	20	Johnson	317/453	1
NW	373	288238	17/04/2007	44	77	19	Johnson	317/454	1
NW	374	288239	17/04/2007	44	77	19	Johnson	317/455	1
NW	375	288240	18/04/2007	44	77	19,20	Johnson	317/456	1
NW	376	288241	18/04/2007	44	77	19,20	Johnson	317/457	1
NW	377	288242	18/04/2007	44	77	20	Johnson	317/458	1
NW	378	288243	18/04/2007	44	77	20	Johnson	317/459	1
NW	379	288244	18/04/2007	44	77	20	Johnson	317/460	1
NW	380	288245	18/04/2007	44	77	20	Johnson	317/461	1
NW	381	288246	18/04/2007	44	77	20	Johnson	317/462	1
NW	382	288247	18/04/2007	44	77	20	Johnson	317/463	1
NW	383	288248	18/04/2007	44	77	20	Johnson	317/464	1
NW	384	288249	18/04/2007	44	77	20	Johnson	317/465	1
NW	385	288250	18/04/2007	44	77	20	Johnson	317/466	1
NW	386	288251	18/04/2007	44	77	20	Johnson	317/467	1
NW	387	288252	18/04/2007	44	77	20	Johnson	317/468	1
NW	388	288253	18/04/2007	44	77	20	Johnson	317/469	1
NW	389	288254	18/04/2007	44	77	20	Johnson	317/470	1
NW	390	288255	18/04/2007	44	77	17,20	Johnson	317/471	1
NW	391	288256	18/04/2007	44	77	20	Johnson	317/472	1
NW	392	288257	18/04/2007	44	77	17,20	Johnson	317/473	1
NW	393	288258	18/04/2007	44	77	20,21	Johnson	317/474	1

03/06/2013 27 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
NW	394	288259	18/04/2007	44	77	17,20,21	Johnson	317/475	1
NW	395	288260	18/04/2007	44	77	21	Johnson	317/476	1
NW	396	288261	18/04/2007	44	77	21	Johnson	317/477	1
NW	397	288262	18/04/2007	44	77	21	Johnson	317/478	1
NW	398	288263	18/04/2007	44	77	21	Johnson	317/479	1
NW	399	288264	18/04/2007	44	77	21	Johnson	317/480	1
NW	400	288265	18/04/2007	44	77	21	Johnson	317/481	1
NW	401	288266	18/04/2007	44	77	21	Johnson	317/482	1
NW	402	288267	18/04/2007	44	77	21	Johnson	317/483	1
NW	403	290267	02/07/2007	44	77	21	Johnson	318/388	1
NW	404	290268	02/07/2007	44	77	21	Johnson	318/389	1
NW	405	290269	02/07/2007	44	77	21	Johnson	318/390	1
NW	406	290270	02/07/2007	44	77	21	Johnson	318/391	1
NW	407	290271	02/07/2007	44	77	21	Johnson	318/392	1
NW	408	290272	02/07/2007	44	77	21	Johnson	318/393	1
NW	409	290273	02/07/2007	44	77	21	Johnson	318/394	1
NW	410	290274	02/07/2007	44	77	21	Johnson	318/395	1
NW	411	290275	02/07/2007	44	77	21	Johnson	318/396	1
NW	412	290276	02/07/2007	44	77	21	Johnson	318/397	1
NW	413	290277	02/07/2007	44	77	21	Johnson	318/398	1
NW	414	290278	02/07/2007	44	77	21	Johnson	318/399	1
NW	415	290279	02/07/2007	44	77	21	Johnson	318/400	1
NW	416	290280	02/07/2007	44	77	21	Johnson	318/401	1
NW	417	290281	02/07/2007	44	77	21	Johnson	318/402	1
NW	418	290282	02/07/2007	44	77	21	Johnson	318/403	1
NW	419	290283	02/07/2007	44	77	21	Johnson	318/404	1
NW	420	290284	02/07/2007	44	77	21	Johnson	318/405	1
NW	421	290285	02/07/2007	44	77	21	Johnson	318/406	1
NW	422	290286	02/07/2007	44	77	21	Johnson	318/407	1
NW	423	290287	02/07/2007	44	78	25	Johnson	318/408	1
NW	424	290288	02/07/2007	44	78	25	Johnson	318/409	1
NW	425	290289	02/07/2007	44	78	25	Johnson	318/410	1
NW	426	290290	02/07/2007	44	78	25	Johnson	318/411	1
NW	427	290291	02/07/2007	44	78	25	Johnson	318/412	1
NW	428	290292	02/07/2007	44	78	25	Johnson	318/413	1
NW	429	290293	02/07/2007	44	78	25	Johnson	318/414	1
NW	430	290294	02/07/2007	44	78	25	Johnson	318/415	1
NW	431	290295	02/07/2007	44	78	25	Johnson	318/416	1
NW	432	290296	02/07/2007	44	78	25	Johnson	318/417	1
WC	365	275309	22/02/2006	43	76	32	Johnson	310/492	1
WC	366	275310	22/02/2006	43	76	32	Johnson	310/493	1
WC	367	275311	22/02/2006	43	76	32	Johnson	310/494	1
WC	368	275312	22/02/2006	43	76	32	Johnson	310/495	1

03/06/2013

28 OF 29

EXHIBIT A

to

Mortgage, Security Agreement,

Assignment, Financing Statement, and Fixture Filing

Johnson County, Wyoming

Claim Name	Claim No.	W MC#	Location Date	Townshir North	Range West	Sec.	County	Book/Page	Claim Count
WC	369	275313	22/02/2006	43	76	32	Johnson	310/496	1
WC	370	275314	22/02/2006	43	76	32	Johnson	310/497	1
WC	371	275315	22/02/2006	43	76	32	Johnson	310/498	1
WC	372	275316	22/02/2006	43	76	32	Johnson	310/499	1
WC	373	275317	22/02/2006	43	76	32	Johnson	310/500	1
WC	374	275318	22/02/2006	43	76	32	Johnson	310/501	1
DS	33	281356	10/12/2006	43	76	20	Johnson	314/308	1
TR	246	275191	23/02/2006	43	76	31	Johnson	310/402	1
TR	247	275192	23/02/2006	43	76	31	Johnson	310/403	1
TR	248	275193	23/02/2006	43	76	31	Johnson	310/404	1
TR	249	275194	23/02/2006	43	76	31	Johnson	310/405	1
TR	250	275195	23/02/2006	43	76	31	Johnson	310/406	1
TR	251	275196	23/02/2006	43	76	31	Johnson	310/407	1
TR	252	275197	23/02/2006	43	76	31	Johnson	310/408	1
TR	253	275198	23/02/2006	43	76	31	Johnson	310/409	1
TR	254	275199	23/02/2006	43	76	31	Johnson	310/410	1
TR	255	275200	23/02/2006	43	76	30,31	Johnson	310/411	1
TR	256	275201	23/02/2006	43	76	30	Johnson	310/412	1
TR	257	275202	23/02/2006	43	76	30	Johnson	310/413	1
TR	258	275203	23/02/2006	43	76	30	Johnson	310/414	1
TR	259	275204	23/02/2006	43	76	30	Johnson	310/415	1
TR	260	275205	23/02/2006	43	76	30	Johnson	310/416	1
TR	261	275206	23/02/2006	43	76	30	Johnson	310/417	1
TR	262	275207	23/02/2006	43	76	30	Johnson	310/418	1
TR	263	275208	23/02/2006	43	76	30	Johnson	310/419	1
TR	264	275209	23/02/2006	43	76	30	Johnson	310/420	1
								Total	1228

03/06/2013 29 OF 29

URANERZ ENERGY CORPORATION
MINING LEASES AND SURFACE AGREEMENTS

Attachment 1 to Schedule 4 – Disclosure Statement

Page 3 of 3

Lessor	State	County	Legal	Beginning	Ending	Acres
State Lease	WY	Johnson	T43N R78W Sec. 36	02/06/2005	01/06/2015	640
State Lease	WY	Johnson	T43N R76W Sec. 18	02/04/2006	01/04/2016	80
State Temp. Use Permit	WY	Campbell	T41N R76W Sec. 4	01/04/2011	01/04/2016	
State Lease	WY	Campbell	T43N R76W Sec. 36	02/06/2005	01/06/2015	640
State Temp. Use Permit	WY	Campbell	T42N R75W Sec. 16	01/08/2006	01/08/2011	
State Temp. Use Permit	WY	Campbell	T44N R76W Sec. 36	01/08/2006	01/08/2011	
					Total =	**1,360**
T-Chair Land	WY	Campbell/Johnson		13/06/2006	13/06/2016	
Iberlin	WY	Campbell	T42N R75W Sec. 27	20/10/2006	20/10/2016	
Scott	WY	Campbell	T43N R76W Sec. 1	06/07/2006	06/07/2016	
T-Chair Land	WY	Campbell	Brown Road	19/11/2008		
T-Chair Land	WY	Campbell	T-Chair North Road	01/05/2010		
T-Chair Land	WY	Campbell/Johnson	Brown Extension Road	13/04/2011		
Donald/Betty Payne	WY	Johnson	T43N R76W, Sec. 7: SE/4SE/4; T43N R76W, Sec. 18: E/2NE/4,SW/4NE/4, NW/4SE/4	24/04/2007	24/04/2017	100
Constance S. Zorns/Lawrence R. Zink	WY	Johnson	T43N R76W, Sec. 7: SE/4SE/4; T43N R76W, Sec. 18: E/2NE/4,SW/4NE/4, NW/4SE/4	24/04/2007	24/04/2017	100
Jesse Dale Ruby	WY	Campbell	T43N R75W Sec. 5, W 1/2 SW 1/4; Sec. 8, W 1/2 NW 1/4	03/07/2006	03/07/2016	80
Max L. Ruby	WY	Campbell	T43N R75W Sec. 5, W 1/2 SW 1/4; Sec. 8, W 1/2 NW 1/4	17/07/2006	17/07/2016	80
T-Chair Land	WY	Campbell	T43N R76W, Sec. 36	07/07/2011	07/07/2016	
Sinaden	WY	Campbell	T43N R73W Sec 31, Lots 5, 11 & 12	11/04/2006	11/04/2016	121.68
Larry Ickes Trust	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	04/04/2006	04/04/2016	33.33
Yvonne Phillilps Trust	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	04/04/2006	04/04/2016	33.33
Weaver/Phillips	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	20/04/2006	20/04/2016	57.15
Thielen etal	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	20/02/2006	20/02/2016	114.9735
Larry Ickes	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	06/04/2006	06/04/2016	35.73
Douglas Ickes	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	28/04/2006	28/04/2016	19.0500
Jennifer Hanlin	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	10/05/2006	10/05/2016	19.0500
Timothy Ickes	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	01/05/2006	01/05/2016	19.0500
Hancock Ent.	WY	Campbell	T43N R73W Sec. 21, S 1/2; Sec. 29, NE 1/4	29/06/2007	29/06/2017	26.9341
Blanche Williard Trust	WY	Campbell	T43N R73W Sec. 22, SW/4; Sec.28, E/2; Sec. 33, SW/4	25/09/2008	25/09/2018	657.43

1 OF 3

URANERZ ENERGY CORPORATION
MINING LEASES AND SURFACE AGREEMENTS

Lessor	State	County	Legal	Beginning	Ending	Acres
Groves	WY	Campbell	T43N,R73W Sec.29, N/2	18/09/2008	18/09/2018	32.663
Bernice Groves Trust	WY	Campbell	T43N R73W Sec. 22, SW/4; Sec.28, E/2; Sec. 33, SW/4	18/09/2008	18/09/2018	
Drake Family Trust	WY	Campbell	T43N,R73W Sec.29, N/2	17/09/2008	17/09/2018	
June Thielen	WY	Campbell	T43N,R73W Sec. 21 S/2	12/03/2009	12/03/2019	
Robert Townsend III	WY	Campbell	T43N,R73W Sec. 21 S/2; Sec. 29 NE/4	13/02/2009	13/02/2019	1.92
Diana Morehouse	WY	Campbell	T43N,R73W Sec. 21 S/2; Sec. 29 NE/4	16/02/2009	16/02/2019	1.92
Judith Ickes	WY	Campbell	T43N,R73W Sec. 21 S/2; Sec. 29 NE/4	14/04/2009	14/04/2019	21.42
Cannon WY Inv. LLC	WY	Campbell	T43N, R73W Sec. 21 S/2; Sec. 29 NE/4	16/04/2009	16/04/2019	30.7819
Western Resources/ Anadarko	WY	Campbell	T43N, R73W Sec. 21 S/2; Sec. 29 NE/4	28/05/2009		15.39
Melissa T. Fry	WY	Campbell	T43N, R73W Sec. 21 S/2; Sec. 29 NE/4	22/04/2009	22/04/2019	1.92
William Randolph Townsend	WY	Campbell	T43N, R73W Sec. 21 S/2; Sec. 29 NE/4	18/05/2009	18/05/2019	1.92
Fortin Enterprises, Inc.	WY	Campbell	T43N, R73W Sec. 21 S/2; Sec. 29 NE/4	15/06/2009	15/06/2019	26.93
Pax Irvine Mineral Tr	WY	Johnson	T43N,R78W Sec. 11:SE/4; Sec.13:E/2; Sec.23:NE/4, SE/4	20/08/2008	20/08/2018	320
Dry Fork Land & Livestock	WY	Johnson	Sections in T43N,R78W; See Agreement for legal desc.	13/08/2008	13/08/2018	
Keith and Sharlyn Lauby	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	10/06/2011	10/06/2031	38.412
David M. Lauby	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: NE/4	07/06/2011	07/06/2031	20.052
Richard Fuchs Trust	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	14/06/2011	14/06/2031	19.197
James and Mary Lance Trust	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	13/06/2011	13/06/2031	4.799
Timothy J. Wassmuth	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	15/06/2011	15/06/2031	4.799
John A. Fuchs Trust	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	16/06/2011	16/06/2031	19.197
Dolores/Vincent Wassmuth	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	23/06/2011	23/06/2031	19.197
Paul Fuchs	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	17/06/2011	17/06/2031	19.197
Marietta Wright	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	14/06/2011	14/06/2031	19.197
Angeline/Clarence Fuchs	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	20/06/2011	20/06/2031	19.197
Ernest J. Fuchs	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	23/06/2011	23/06/2031	19.197
Donald D. Wassmuth	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	27/06/2011	27/06/2031	4.799
David P. Fuchs	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	14/06/2011	14/06/2031	19.197
Bradley L. Wassmuth	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	27/06/2011	27/06/2031	4.799
Pauline C. Schlader	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	27/06/2011	27/06/2031	19.197

2 OF 3

URANERZ ENERGY CORPORATION
MINING LEASES AND SURFACE AGREEMENTS

Lessor	State	County	Legal	Beginning	Ending	Acres
Duane & Geraldine Miller	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	08/07/2011	08/07/2031	19.197
Arnold C. Fuchs	WY	Campbell	T44N, R75W Sec 1: W/2; Sec 2: E/2	21/09/2011	21/09/2031	19.197
					Total =	**2241.3995**

3 OF 3

Attachment 1 to Schedule 4 – Disclosure Statement Page 1 of 3

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
EB	67	277010	27/01/2006	43	76	17	Campbell	103/244	1
EB	68	277011	27/01/2006	43	76	17	Campbell	103/245	1
EB	69	7681	15/09/1968	43	76	17	Campbell	48/21	1
EB	70	7682	15/09/1968	43	76	17	Campbell	48/22	1
EB	71	7683	15/09/1968	43	76	17	Campbell	48/23	1
EB	73	7685	15/09/1968	43	76	17	Campbell	48/25	1
EB	102	290876	26/09/2007	43	76	17	Campbell	107/516	1
EB	103	290877	26/09/2007	43	76	17	Campbell	107/517	1
EB	104	290878	26/09/2007	43	76	17	Campbell	107/518	1
EB	105	290879	26/09/2007	43	76	17	Campbell	107/519	1
EB	106	290880	26/09/2007	43	76	17	Campbell	107/520	1
NN	37A	275937	22/04/2006	43	76	5	Campbell	104/462	1
NN	38A	275938	22/04/2006	43	76	5	Campbell	104/463	1
NN	39A	275939	22/04/2006	43	76	5	Campbell	104/464	1
NN	40A	275940	22/04/2006	43	76	5	Campbell	104/465	1
NN	41A	275941	22/04/2006	43	76	5	Campbell	104/466	1
NN	42A	275942	22/04/2006	43	76	5	Campbell	104/467	1
NN	43A	275943	22/04/2006	43	76	5	Campbell	104/468	1
NN	44A	275944	22/04/2006	43	76	5	Campbell	104/469	1
NN	45A	275945	22/04/2006	43	76	5	Campbell	104/470	1
NN	46A	275946	22/04/2006	43	76	5	Campbell	104/471	1
NN	55	279437	04/10/2006	44	76	32	Campbell	105/433	1
NN	56	279438	04/10/2006	44	76	32	Campbell	105/434	1
NN	57	279439	04/10/2006	44	76	32	Campbell	105/435	1
NN	58	279440	04/10/2006	44	76	32	Campbell	105/436	1
NN	59	279441	04/10/2006	44	76	32	Campbell	105/437	1
NN	60	279442	04/10/2006	44	76	32	Campbell	105/438	1
NN	61	279443	04/10/2006	44	76	32	Campbell	105/439	1
NN	62	279444	04/10/2006	44	76	32	Campbell	105/440	1
NN	63	279445	04/10/2006	44	76	32	Campbell	105/441	1
NN	64	279446	04/10/2006	44	76	32	Campbell	105/442	1
NN	73	279455	06/10/2006	44	76	32	Campbell	105/443	1
NN	74 AM	279456	06/10/2006	44	76	32	Campbell	105/444	1
NN	75	279457	06/10/2006	44	76	32	Campbell	105/445	1
NN	76	279458	06/10/2006	44	76	32	Campbell	105/446	1
NN	77	279459	06/10/2006	44	76	32	Campbell	105/447	1
NN	78	279460	06/10/2006	44	76	29	Campbell	105/448	1
NN	79	279461	06/10/2006	44	76	29,32	Campbell	105/449	1
NN	80	279462	06/10/2006	44	76	29	Campbell	105/450	1
NN	81 AM	279463	06/10/2006	44	76	29	Campbell	105/451	1
NN	82	279464	06/10/2006	44	76	29	Campbell	105/452	1
NN	83	279465	06/10/2006	44	76	29	Campbell	105/453	1
NN	84	279466	06/10/2006	44	76	29	Campbell	105/454	1
NN	85	279467	06/10/2006	44	76	29	Campbell	105/455	1
NN	86	279468	06/10/2006	44	76	29	Campbell	105/456	1

NN	87	279469	06/10/2006	44	76	29	Campbell	105/457	1
NN	96	279478	06/10/2006	44	76	29	Campbell	105/458	1
NN	97	279479	06/10/2006	44	76	29	Campbell	105/459	1
NN	98	279480	06/10/2006	44	76	29	Campbell	105/460	1
NN	99	279481	06/10/2006	44	76	29	Campbell	105/461	1
NN	100	279482	06/10/2006	44	76	29	Campbell	105/462	1
NN	101	279483	06/10/2006	44	76	29	Campbell	105/463	1
NN	102	279484	06/10/2006	44	76	29	Campbell	105/464	1
NN	103	279485	06/10/2006	44	76	29	Campbell	105/465	1
NN	104	279486	06/10/2006	44	76	29	Campbell	105/466	1
NN	105	279487	06/10/2006	44	76	29	Campbell	105/467	1
NN	126	290881	21/09/2007	44	76	28	Campbell	107/521	1
NN	127	290882	21/09/2007	44	76	28	Campbell	107/522	1
NN	128	290883	21/09/2007	44	76	28	Campbell	107/523	1
NN	129	290884	21/09/2007	44	76	28	Campbell	107/524	1
NN	130	290885	21/09/2007	44	76	28	Campbell	107/525	1
NN	131	290886	21/09/2007	44	76	28	Campbell	107/526	1
NN	132	290887	21/09/2007	44	76	28	Campbell	107/527	1
NN	133	290888	21/09/2007	44	76	28	Campbell	107/528	1
NN	134	290889	21/09/2007	44	76	28	Campbell	107/529	1
NN	135	290890	21/09/2007	44	76	28	Campbell	107/530	1
NN	136	290891	21/09/2007	44	76	28	Campbell	107/531	1
NN	137	290892	21/09/2007	44	76	28	Campbell	107/532	1
NN	138	290893	21/09/2007	44	76	28	Campbell	107/533	1
NN	139	290894	21/09/2007	44	76	28	Campbell	107/534	1
NN	140	290895	21/09/2007	44	76	28	Campbell	107/535	1
NN	141	290896	21/09/2007	44	76	28	Campbell	107/536	1
NN	142	290897	21/09/2007	44	76	28	Campbell	107/537	1
NN	143	290898	21/09/2007	44	76	28	Campbell	107/538	1
NN	144	290899	21/09/2007	44	76	28	Campbell	107/539	1
NN	145	290900	21/09/2007	44	76	28	Campbell	107/540	1
EN	73	287975	14/06/2007	44	76	34	Campbell	107/51	1
EN	74	287976	14/06/2007	44	76	34	Campbell	107/52	1
EN	75	287977	14/06/2007	44	76	34	Campbell	107/53	1
EN	76	287978	14/06/2007	44	76	34	Campbell	107/54	1
EN	77	287979	14/06/2007	44	76	34	Campbell	107/55	1
EN	78	287980	14/06/2007	44	76	34	Campbell	107/56	1
EN	79	287981	14/06/2007	44	76	34	Campbell	107/57	1
EN	80	287982	14/06/2007	44	76	34	Campbell	107/58	1
EN	81	287983	14/06/2007	44	76	34	Campbell	107/59	1
EN	82	287984	14/06/2007	44	76	34	Campbell	107/60	1
EN	83	287985	15/06/2007	44	76	34	Campbell	107/61	1
EN	84	287986	15/06/2007	44	76	34	Campbell	107/62	1
EN	85	287987	15/06/2007	44	76	34	Campbell	107/63	1
EN	86	287988	15/06/2007	44	76	34	Campbell	107/64	1
EN	87	287989	15/06/2007	44	76	34	Campbell	107/65	1
EN	88	287990	15/06/2007	44	76	34	Campbell	107/66	1
EN	89	287991	15/06/2007	44	76	34	Campbell	107/67	1
EN	90	287992	15/06/2007	44	76	34	Campbell	107/68	1

EN	91	287993	15/06/2007	44	76	34	Campbell	107/69	1
EN	92	287994	14/06/2007	44	76	27	Campbell	107/70	1
EN	93	287995	14/06/2007	44	76	27	Campbell	107/71	1
EN	94	287996	14/06/2007	44	76	27	Campbell	107/72	1
EN	95	287997	14/06/2007	44	76	27	Campbell	107/73	1
EN	96	287998	14/06/2007	44	76	27	Campbell	107/74	1
EN	97	287999	14/06/2007	44	76	27	Campbell	107/75	1
EN	98	288000	14/06/2007	44	76	27,34	Campbell	107/76	1
EN	99	288001	14/06/2007	44	76	27	Campbell	107/77	1
EN	100	288002	14/06/2007	44	76	27	Campbell	107/78	1
EN	101	288003	14/06/2007	44	76	27	Campbell	107/79	1
EN	102	288004	14/06/2007	44	76	27	Campbell	107/80	1
EN	103	288005	14/06/2007	44	76	27	Campbell	107/81	1
EN	104	288006	14/06/2007	44	76	27,34	Campbell	107/82	1
EN	105	288007	14/06/2007	44	76	27	Campbell	107/83	1
EN	106	288008	14/06/2007	44	76	27	Campbell	107/84	1
EN	107	288009	14/06/2007	44	76	27	Campbell	107/85	1
EN	108	288010	14/06/2007	44	76	27	Campbell	107/86	1
EN	109	288011	28/06/2007	44	76	27	Campbell	107/87	1
EN	110	288012	28/06/2007	44	76	27	Campbell	107/88	1
EN	111	288013	28/06/2007	44	76	27	Campbell	107/89	1
EN	112	288014	28/06/2007	44	76	27	Campbell	107/90	1
EN	113	288015	28/06/2007	44	76	27	Campbell	107/91	1
EN	114	288016	28/06/2007	44	76	27	Campbell	107/92	1
EN	115	288017	28/06/2007	44	76	27	Campbell	107/93	1
EN	116	288018	28/06/2007	44	76	27	Campbell	107/94	1
MB	1	278641	22/06/2006	43	75	6	Campbell	105/262	1
MB	2	278642	22/06/2006	43	75	6	Campbell	105/263	1
MB	3	278643	22/06/2006	43	75	6	Campbell	105/264	1
MB	4	278644	22/06/2006	43	75	6	Campbell	105/265	1
MB	5	278645	22/06/2006	43	75	6	Campbell	105/266	1
MB	6	278646	22/06/2006	43	75	6	Campbell	105/267	1
MB	7	278647	22/06/2006	43	75	6	Campbell	105/268	1
MB	8	278648	22/06/2006	43	75	6	Campbell	105/301	1
MB	9	278649	22/06/2006	43	75	6	Campbell	105/269	1
MB	10	278650	22/06/2006	43	75	6	Campbell	105/270	1
MB	11	278651	22/06/2006	43	75	6	Campbell	105/271	1
MB	12	278652	22/06/2006	43	75	6	Campbell	105/272	1
MB	13	278653	22/06/2006	43	75	6	Campbell	105/273	1
MB	14	278654	22/06/2006	43	75	6	Campbell	105/274	1
MB	15	278655	22/06/2005	43	75	6	Campbell	105/275	1
MB	16	278656	22/06/2006	43	75	6	Campbell	105/276	1
MB	17	278657	22/06/2006	43	75	6 & 7	Campbell	105/277	1
MB	18	278658	22/06/2006	43	75	6 & 7	Campbell	105/278	1
MB	19	278659	01/08/2006	43	75	7	Campbell	105/279	1
MB	20	278660	01/08/2006	43	75	7	Campbell	105/280	1
MB	21	278661	01/08/2006	43	75	7	Campbell	105/281	1
MB	22	278662	01/08/2006	43	75	7	Campbell	105/282	1
MB	23	278663	01/08/2006	43	75	7	Campbell	105/283	1

MB	24	278664	01/08/2006	43	75	7,8	Campbell	105/284	1
MB	25	278665	01/08/2006	43	75	7	Campbell	105/285	1
MB	26	278666	01/08/2006	43	75	7	Campbell	105/286	1
MB	28	278667	01/08/2006	43	75	7	Campbell	105/287	1
MB	30	278668	01/08/2006	43	75	7	Campbell	105/288	1
B	81	26870	15/09/1968	44	75	31	Campbell	48/167	1
B	83	26872	15/09/1968	44	75	31	Campbell	48/169	1
B	85	26874	15/09/1968	44	75	31	Campbell	48/171	1
B	87	26876	15/09/1968	44	75	31	Campbell	48/173	1
B	89	26878	15/09/1968	44	75	31	Campbell	48/175	1
B	91	26903	15/09/1968	44	75	31	Campbell	48/177	1
B	93	26905	15/09/1968	44	75	31	Campbell	48/179	1
B	94A	26906	15/09/1968	44	75	31	Campbell	48/180	1
B	95	26907	15/09/1968	44	75	31	Campbell	48/181	1
B	96A	26908	15/09/1968	44	75	31	Campbell	48/182	1
B	100	293468	22/02/2008	44	75	31	Campbell	108/128	1
B	101	293469	22/02/2008	44	75	31	Campbell	108/129	1
B	102	293470	22/02/2008	44	75	31	Campbell	108/130	1
B	103	293471	22/02/2008	44	75	31	Campbell	108/131	1
B	104	293472	22/02/2008	44	75	31	Campbell	108/132	1
B	105	293473	22/02/2008	44	75	31	Campbell	108/133	1
B	106	293474	22/02/2008	44	75	31	Campbell	108/134	1
B	107	293475	22/02/2008	44	75	31	Campbell	108/135	1
HB	1	297964	10/08/2009	44	75	31	Campbell	108/484	1
HB	2	297965	10/08/2009	44	75	31	Campbell	108/485	1
HB	3	297966	10/08/2009	44	75	31	Campbell	108/486	1
B	850	6896	17/02/1968	44	76	35	Campbell	38/478	1
B	851	6897	17/02/1968	44	76	35	Campbell	38/479	1
B	852	6898	17/02/1968	44	76	35	Campbell	38/480	1
B	853	6899	17/02/1968	44	76	35	Campbell	38/481	1
B	854	6900	17/02/1968	44	76	35	Campbell	38/482	1
B	855	6901	17/02/1968	44	76	35	Campbell	38/483	1
B	856	6902	17/02/1968	44	76	35	Campbell	38/484	1
B	857	6903	17/02/1968	44	76	35	Campbell	38/485	1
B	858	6904	17/02/1968	44	76	35	Campbell	38/486	1
B	860	6906	17/02/1968	44	76	35	Campbell	38/488	1
B	862	6908	17/02/1968	44	76	35	Campbell	38/490	1
G	55	27161	24/04/1967	44	75	12	Campbell	32/487	1
G	57	27163	24/04/1967	44	75	12	Campbell	32/489	1
G	60	27166	24/04/1967	44	75	12	Campbell	32/492	1
G	62	27167	24/04/1967	44	75	12	Campbell	32/494	1
LG	25	27771	10/03/1973	44	74	7	Campbell	80/46	1
LG	26	27772	10/03/1973	44	74	7	Campbell	80/47	1
LG	27	27773	10/03/1973	44	74	7	Campbell	80/48	1
P	175	268368	20/06/2005	44	76	26	Campbell	100/479	1
P	176	268369	20/06/2005	44	76	26	Campbell	100/480	1
P	177	268370	20/06/2005	44	76	26	Campbell	100/481	1
P	178	268371	20/06/2005	44	76	26	Campbell	100/482	1
P	185	268400	20/06/2005	44	76	23	Campbell	100/511	1

P	186	268401	20/06/2005	44	76	23	Campbell	100/512	1
P	187	268402	20/06/2005	44	76	23	Campbell	100/513	1
P	188	268403	20/06/2005	44	76	23	Campbell	100/514	1
P	200	288790	28/06/2007	44	76	23	Campbell	107/232	1
P	201	288791	28/06/2007	44	76	23	Campbell	107/233	1
P	202	288792	28/06/2007	44	76	23	Campbell	107/234	1
P	203	288793	28/06/2007	44	76	23	Campbell	107/235	1
P	204	288794	28/06/2007	44	76	23	Campbell	107/236	1
P	205	288795	28/06/2007	44	76	23	Campbell	107/237	1
WC	126	268372	06/07/2005	44	76	10	Campbell	100/483	1
WC	128	268373	06/07/2005	44	76	10	Campbell	100/484	1
WC	130	268374	06/07/2005	44	76	10,11	Campbell	100/485	1
WC	132	268375	06/07/2005	44	76	11	Campbell	100/486	1
WC	157	268376	06/07/2005	44	76	10	Campbell	100/487	1
WC	159	268377	06/07/2005	44	76	10	Campbell	100/488	1
WC	172	268378	07/07/2005	44	76	15	Campbell	100/489	1
WC	173	268379	07/07/2005	44	76	14	Campbell	100/490	1
WC	174	268380	07/07/2005	44	76	15	Campbell	100/491	1
WC	176	268381	07/07/2005	44	76	15	Campbell	100/492	1
WC	179	268382	06/07/2005	44	76	11	Campbell	100/493	1
WC	181	268383	06/07/2005	44	76	11	Campbell	100/494	1
B	900	268384	20/06/2005	44	76	25	Campbell	100/495	1
B	901	268385	20/06/2005	44	76	25	Campbell	100/496	1
B	902	268386	20/06/2005	44	76	25	Campbell	100/497	1
B	1765	268393	28/06/2005	44	76	23	Campbell	100/504	1
B	1766	268394	28/06/2005	44	76	23	Campbell	100/505	1
B	1771	268395	20/06/2005	44	76	14	Campbell	100/506	1
B	1772	268396	20/06/2005	44	76	23	Campbell	100/507	1
B	1773	268397	20/06/2005	44	76	14	Campbell	100/508	1
B	1774	268398	20/06/2005	44	76	23	Campbell	100/509	1
B	1775	268399	20/06/2005	44	76	13	Campbell	100/510	1
B	1796	268436	27/06/2005	44	76	13	Campbell	100/547	1
B	1797AM	268437	27/06/2005	44	76	13	Campbell	100/548	1
B	1798	268438	27/06/2005	44	76	13	Campbell	100/549	1
B	1799AM	268439	27/06/2005	44	76	13	Campbell	100/550	1
B	1800	268440	27/06/2005	44	76	13	Campbell	100/551	1
B	1801AM	268441	27/06/2005	44	76	13	Campbell	100/552	1
B	1802A	268442	27/06/2005	44	76	13	Campbell	100/553	1
B	1803A	268443	27/06/2005	44	76	13	Campbell	100/554	1
JC	4	268412	05/07/2005	44	76	14	Campbell	100/523	1
JC	5	268413	05/07/2005	44	76	14	Campbell	100/524	1
JC	6	268414	05/07/2005	44	76	14	Campbell	100/525	1
JC	7	268415	05/07/2005	44	76	11,14	Campbell	100/526	1
JC	32	268409	05/07/2005	44	76	14	Campbell	100/520	1
JC	34	268410	05/07/2005	44	76	11,14	Campbell	100/521	1
JC	36	268411	05/07/2005	44	76	11,14	Campbell	100/522	1
JC	42	268387	28/06/2005	44	76	23	Campbell	100/498	1
JC	43	268388	28/06/2005	44	76	14	Campbell	100/499	1
JC	44	268389	28/06/2005	44	76	23	Campbell	100/500	1

JC	45	268390	28/06/2005	44	76	14	Campbell	100/501	1
JC	46	268391	28/06/2005	44	76	14	Campbell	100/502	1
JC	47	268392	28/06/2005	44	76	14	Campbell	100/503	1
JC	1	233039	21/02/1987	44	76	13,14	Campbell	95/217	1
JC	2	233040	22/02/1987	44	76	14	Campbell	95/218	1
JC	3	233041	22/02/1987	44	76	14	Campbell	95/219	1
JC	20	233057	24/02/1987	44	76	14	Campbell	95/235	1
JC	22	233059	24/02/1987	44	76	14	Campbell	95/237	1
JC	24	233061	24/02/1987	44	76	14	Campbell	95/239	1
JC	25	233062	24/02/1987	44	76	14	Campbell	95/240	1
JC	26	233063	24/02/1987	44	76	14	Campbell	95/241	1
JC	27	233064	24/02/1987	44	76	14	Campbell	95/242	1
WSC	1	233000	24/02/1987	44	76	14	Campbell	95/253	1
WC	114	233002	18/02/1987	44	76	10	Campbell	95/180	1
WC	116	233003	18/02/1987	44	76	10	Campbell	95/181	1
WC	118	233004	18/02/1987	44	76	10	Campbell	95/182	1
WC	120	233005	18/02/1987	44	76	10	Campbell	95/183	1
WC	122	233006	18/02/1987	44	76	10	Campbell	95/184	1
WC	124	233007	18/02/1987	44	76	10	Campbell	95/185	1
WC	175	233030	19/02/1987	44	76	14, 15	Campbell	95/208	1
WC	177	233032	19/02/1987	44	76	14, 15	Campbell	95/210	1
WC	177A	233033	19/02/1987	44	76	10, 11	Campbell	95/211	1
WC	178	233034	19/02/1987	44	76	10	Campbell	95/212	1
WC	180	233036	19/02/1987	44	76	10	Campbell	95/214	1
WC	182	233038	19/02/1987	44	76	10	Campbell	95/216	1
JC	28	233065	24/02/1987	44	76	14	Campbell	95/243	1
JC	29	233066	24/02/1987	44	76	14	Campbell	95/244	1
JC	30	233067	25/02/1987	44	76	14	Campbell	95/245	1
JC	31	233068	26/02/1987	44	76	14	Campbell	95/246	1
JC	33	233070	26/02/1987	44	76	14,15	Campbell	95/248	1
JC	35	233072	26/02/1987	44	76	14,15	Campbell	95/250	1
B	1767	232969	16/02/1987	44	76	14,23	Campbell	95/121	1
B	1768	232970	16/02/1987	44	76	23	Campbell	95/122	1
B	1769	232971	17/02/1987	44	76	14,23	Campbell	95/123	1
B	1770	232972	17/02/1987	44	76	23	Campbell	95/124	1
WSC	2	233001	24/02/1987	44	76	13,14	Campbell	95/254	1
B	745	232936	12/02/1987	44	[75]76	[19]24	Campbell	95/157	1
B	747	232937	12/02/1987	44	[75]76	[19]24	Campbell	95/158	1
B	748	232938	12/02/1987	44	75	19	Campbell	95/159	1
B	749	232939	12/02/1987	44	[75]76	[19]24	Campbell	95/160	1
B	750	232940	12/02/1987	44	75	19	Campbell	95/161	1
B	751	232941	12/02/1987	44	[75]76	[19]24	Campbell	95/162	1
B	752	232942	12/02/1987	44	75	19	Campbell	95/163	1
B	753	232943	12/02/1987	44	[75]76	[19]24	Campbell	95/164	1
B	754	232944	12/02/1987	44	[75]76	[19]24	Campbell	95/165	1
P	19	232905	12/02/1987	44	76	24	Campbell	95/287	1
P	21	232906	12/02/1987	44	76	24	Campbell	95/288	1
P	23	232907	12/02/1987	44	76	24	Campbell	95/289	1
P	25	232908	12/02/1987	44	76	24	Campbell	95/290	1

P	27	232909	12/02/1987	44	76	24	Campbell	95/291	1
P	29	232910	12/02/1987	44	76	24	Campbell	95/292	1
P	30	232911	12/02/1987	44	76	24,25	Campbell	95/293	1
P	179	232916	15/02/1987	44	76	26	Campbell	95/135	1
P	180	232917	15/02/1987	44	76	26	Campbell	95/136	1
P	181	232918	15/02/1987	44	76	26	Campbell	95/137	1
P	182	232919	15/02/1987	44	76	26	Campbell	95/138	1
P	189	232926	16/02/1987	44	76	23	Campbell	95/146	1
P	190	232927	16/02/1987	44	76	23	Campbell	95/147	1
P	191	232928	16/02/1987	44	76	23	Campbell	95/148	1
P	192	232929	16/02/1987	44	76	23	Campbell	95/149	1
GAP	4	232899	12/02/1987	44	75	19	Campbell	95/156	1
JC	1AM	275322	25/02/2006	44	76	13,14	Campbell	104/424	1
JC	2AM	275323	25/02/2006	44	76	13,14	Campbell	104/425	1
JC	3AM	275324	25/02/2006	44	76	14	Campbell	104/426	1
JC	20AM	275325	25/02/2006	44	76	14	Campbell	104/427	1
JC	22AM	275326	25/02/2006	44	76	14	Campbell	104/428	1
JC	24AM	275327	25/02/2006	44	76	14	Campbell	104/429	1
JC	25AM	275328	26/02/2006	44	76	14	Campbell	104/430	1
JC	26AM	275329	25/02/2006	44	76	14	Campbell	104/431	1
JC	27AM	275330	25/02/2006	44	76	14	Campbell	104/432	1
WSC	1AM	275331	25/02/2006	44	76	14	Campbell	104/423	1
PB	1	282582	02/12/2006	43	76	10,11	Campbell	106/434	1
PB	2	282583	02/12/2006	43	76	11	Campbell	106/435	1
PB	3	282584	02/12/2006	43	76	10,11	Campbell	106/436	1
PB	4	282585	02/12/2006	43	76	11	Campbell	106/437	1
PB	5	282586	02/12/2006	43	76	10,11	Campbell	106/438	1
PB	6	282587	02/12/2006	43	76	11	Campbell	106/439	1
PB	7	282588	02/12/2006	43	76	10,11	Campbell	106/440	1
PB	8	282589	02/12/2006	43	76	11	Campbell	106/441	1
PB	9	282590	02/12/2006	43	76	10,11	Campbell	106/442	1
PB	10	282591	02/12/2006	43	76	11	Campbell	106/443	1
PB	11	282592	02/12/2006	43	76	10,11	Campbell	106/444	1
PB	12	282593	02/12/2006	43	76	11	Campbell	106/445	1
PB	13	282594	02/12/2006	43	76	10,11	Campbell	106/446	1
PB	14	282595	02/12/2006	43	76	11	Campbell	106/447	1
PB	15	282596	02/12/2006	43	76	10,11	Campbell	106/448	1
PB	16	282597	02/12/2006	43	76	11	Campbell	106/449	1
PB	17	282598	02/12/2006	43	76	10,11,14, 15	Campbell	106/450	1
PB	18	282599	02/12/2006	43	76	11,14	Campbell	106/451	1
PB	19	282600	02/12/2006	43	76	14,15	Campbell	106/452	1
PB	20	282601	02/12/2006	43	76	14	Campbell	106/453	1
PB	21	282602	02/12/2006	43	76	14,15	Campbell	106/454	1
PB	22	282603	02/12/2006	43	76	14	Campbell	106/455	1
PB	23	282604	02/12/2006	43	76	14,15	Campbell	106/456	1
PB	24	282605	02/12/2006	43	76	14	Campbell	106/457	1
PB	25	282606	02/12/2006	43	76	14,15	Campbell	106/458	1
PB	26	282607	02/12/2006	43	76	14	Campbell	106/459	1
PB	27	282608	02/12/2006	43	76	10	Campbell	106/460	1

PB	28	282609	02/12/2006	43	76	10	Campbell	106/461	1
PB	29	282610	02/12/2006	43	76	10,15	Campbell	106/462	1
PB	30	282611	02/12/2006	43	76	10,15	Campbell	106/463	1
PB	31	282612	02/12/2006	43	76	15	Campbell	106/464	1
PB	32	282613	02/12/2006	43	76	15	Campbell	106/465	1
PB	33	282614	02/12/2006	43	76	15	Campbell	106/466	1
PB	34	282615	02/12/2006	43	76	15	Campbell	106/467	1
PB	35	282616	02/12/2006	43	76	15	Campbell	106/468	1
PB	36	282617	02/12/2006	43	76	15	Campbell	106/469	1
PB	37	282618	02/12/2006	43	76	15	Campbell	106/470	1
PB	38	282619	02/12/2006	43	76	15	Campbell	106/471	1
PB	39	282620	02/12/2006	43	76	15	Campbell	106/472	1
PB	40	282621	02/12/2006	43	76	15	Campbell	106/473	1
PB	53	294509	16/06/2008	43	76	11	Campbell	108/190	1
PB	54	294510	16/06/2008	43	76	11	Campbell	108/191	1
PB	55	294511	16/06/2008	43	76	11	Campbell	108/192	1
PB	56	294512	16/06/2008	43	76	11	Campbell	108/193	1
PB	57	294513	09/06/2008	43	76	2	Campbell	108/194	1
PB	58	294514	09/06/2008	43	76	2	Campbell	108/195	1
PB	59	294515	09/06/2008	43	76	2	Campbell	108/196	1
PB	60	294516	09/06/2008	43	76	2	Campbell	108/197	1
PB	61	294517	09/06/2008	43	76	2	Campbell	108/198	1
PB	62	294518	09/06/2008	43	76	2	Campbell	108/199	1
PB	63	294519	09/06/2008	43[44]	76	2,[35]	Campbell	108/200	1
PB	64	294520	09/06/2008	44	76	35	Campbell	108/201	1
PB	65	294521	09/06/2008	44	76	35	Campbell	108/202	1
PB	66	294522	09/06/2008	44	76	35	Campbell	108/203	1
GEO	1AA	268348	08/07/2005	43	76	35	Campbell	100/555	1
GEO	2AA	268349	08/07/2005	43	76	35	Campbell	100/556	1
GEO	3AA	268350	08/07/2005	43	76	35	Campbell	100/557	1
GEO	4AA	268351	08/07/2005	43	76	35	Campbell	100/558	1
GEO	5AA	268352	08/07/2005	43	76	35	Campbell	100/559	1
GEO	6AA	268353	08/07/2005	43	76	35	Campbell	100/560	1
GEO	7AA	268354	08/07/2005	43	76	35	Campbell	100/561	1
GEO	8AA	268355	08/07/2005	43	76	35	Campbell	100/562	1
GEO	9AA	268356	08/07/2005	43	76	35	Campbell	100/563	1
GEO	10AA	268357	08/07/2005	43	76	35	Campbell	100/564	1
GEO	21	272652	03/11/2005	43	76	35	Campbell	101/653	1
GEO	22	272653	03/11/2005	43	76	35	Campbell	101/654	1
GEO	23	272654	02/11/2005	43	76	35	Campbell	101/655	1
GEO	24	272655	03/11/2005	43	76	35	Campbell	101/656	1
GEO	25	272656	03/11/2005	43	76	35	Campbell	101/657	1
GEO	26	272657	03/11/2005	43	76	35	Campbell	101/658	1
GEO	27	272658	03/11/2005	43	76	35	Campbell	101/659	1
GEO	28	272659	03/11/2005	43	76	35	Campbell	101/660	1
GEO	29	272660	03/11/2005	43	76	35	Campbell	101/661	1
GEO	30	272661	03/11/2005	43	76	35	Campbell	101/662	1
GEO	37A	272668	04/11/2005	42	76	2	Campbell	101/669	1
GEO	38A	272669	04/11/2005	42	76	2	Campbell	101/670	1

GEO	39A	272670	04/11/2005	42	76	2	Campbell	101/671	1
GEO	40A	272671	04/11/2005	42	76	2	Campbell	101/672	1
GEO	41A	272672	04/11/2005	42	76	1,2	Campbell	101/673	1
GEO	42A	272673	04/11/2005	42	76	1,2	Campbell	101/674	1
GEO	43A	272674	04/11/2005	42	76	1	Campbell	101/675	1
GEO	44A	272675	04/11/2005	42	76	1	Campbell	101/676	1
GEO	45A	272676	04/11/2005	42	76	1	Campbell	101/677	1
GEO	46A	272677	04/11/2005	42	76	1	Campbell	101/678	1
GEO	47A	272678	04/11/2005	42	76	1	Campbell	101/679	1
GEO	48A	272679	04/11/2005	42	76	1	Campbell	101/680	1
BFR	1	274577	03/03/2006	43	73	30,31	Campbell	103/142	1
BFR	2	274578	03/03/2006	43	74	31	Campbell	103/143	1
BFR	3	274579	03/03/2006	43	74	31	Campbell	103/144	1
TC	74	283054	26/01/2007	44	76	17	Campbell	106/541	1
TC	75A	283055	26/01/2007	44	76	17	Campbell	106/542	1
TC	76A	283056	26/01/2007	44	76	17	Campbell	106/543	1
TC	81	283061	26/01/2007	44	76	17	Campbell	106/544	1
TC	82	283062	26/01/2007	44	76	17	Campbell	106/545	1
TC	83	283063	07/02/2007	44	76	17	Campbell	106/546	1
TC	84	283064	07/02/2007	44	76	17	Campbell	106/547	1
TC	85	283065	07/02/2007	44	76	17	Campbell	106/548	1
TC	102	283081	08/02/2007	44	76	20	Campbell	106/549	1
TC	103	283082	08/02/2007	44	76	20	Campbell	106/550	1
TC	106	283085	08/02/2007	44	76	20	Campbell	106/553	1
TC	107	283086	08/02/2007	44	76	20	Campbell	106/554	1
TC	110	283089	08/02/2007	44	76	20	Campbell	106/557	1
TC	111	283090	08/02/2007	44	76	20	Campbell	106/558	1
TC	115	283094	07/02/2007	44	76	17	Campbell	105/560	1
TC	116	283095	07/02/2007	44	76	17	Campbell	106/561	1
CR	450	282986	09/02/2007	44	76	9	Campbell	106/636	1
CR	451	282987	09/02/2007	44	76	9	Campbell	106/637	1
CR	452	282988	09/02/2007	44	76	9	Campbell	106/638	1
CR	453	282989	09/02/2007	44	76	9	Campbell	106/639	1
CR	454	282990	09/02/2007	44	76	9	Campbell	106/640	1
CR	455	282991	09/02/2007	44	76	9	Campbell	106/641	1
CR	456	282992	09/02/2007	44	76	9	Campbell	106/642	1
CR	457	282993	09/02/2007	44	76	9	Campbell	106/643	1
CR	458	282994	09/02/2007	44	76	9	Campbell	106/644	1
CR	459	282995	09/02/2007	44	76	9	Campbell	106/645	1
CR	460	282996	09/02/2007	44	76	9	Campbell	106/646	1
CR	461	282997	09/02/2007	44	76	9	Campbell	106/647	1
CR	462	282998	09/02/2007	44	76	9	Campbell	106/648	1
CR	463	282999	09/02/2007	44	76	9	Campbell	106/649	1
CR	464	283000	09/02/2007	44	76	9	Campbell	106/650	1
CR	465	283001	09/02/2007	44	76	9	Campbell	106/651	1
CR	466AM	283002	09/02/2007	44	76	9	Campbell	106/652	1
CR	467AM	283003	09/02/2007	44	76	9	Campbell	106/653	1
CR	468AM	283004	09/02/2007	44	76	9	Campbell	106/654	1
CR	469AM	283005	09/02/2007	44	76	9	Campbell	106/655	1

CR	470AM	283006	09/02/2007	44	76	9	Campbell	106/656	1
CR	471AM	283007	09/02/2007	44	76	9	Campbell	106/657	1
CR	472AM	283008	09/02/2007	44	76	4,9	Campbell	106/658	1
TC	42	283151	25/01/2007	44	76	8	Campbell	106/562	1
TC	43	283134	25/01/2007	44	76	8	Campbell	106/563	1
TC	44	283135	25/01/2007	44	76	8	Campbell	106/564	1
TC	45	283136	25/01/2007	44	76	8	Campbell	106/565	1
TC	46	283137	25/01/2007	44	76	8,9	Campbell	106/566	1
TC	47	283138	25/01/2007	44	76	9	Campbell	106/567	1
TC	48	283139	25/01/2007	44	76	9	Campbell	106/568	1
TC	49	283140	25/01/2007	44	76	9	Campbell	106/569	1
TC	50	283141	25/01/2007	44	76	8	Campbell	106/570	1
TC	51	283142	25/01/2007	44	76	8	Campbell	106/571	1
TC	52	283143	25/01/2007	44	76	8	Campbell	106/572	1
TC	53	283144	25/01/2007	44	76	8	Campbell	106/573	1
TC	54	283152	25/01/2007	44	76	8	Campbell	106/574	1
TC	61	283159	25/01/2007	44	76	8	Campbell	106/575	1
TC	62	283160	25/01/2007	44	76	8	Campbell	106/576	1
TC	63	283145	25/01/2007	44	76	8	Campbell	106/577	1
TC	64	283146	25/01/2007	44	76	8	Campbell	106/578	1
JS	1	284603	27/02/2007	43	75	6	Campbell	106/678	1
JS	2	284604	27/02/2007	43	75	6	Campbell	106/679	1
JS	3	284605	27/02/2007	43	75	6	Campbell	106/680	1
JS	4	284606	27/02/2007	43	75	6	Campbell	106/681	1
JS	5	284607	27/02/2007	43	75	6	Campbell	106/682	1
JS	6	284608	27/02/2007	43	75	6	Campbell	106/683	1
JS	7	284609	27/02/2007	43	75	6	Campbell	106/684	1
JS	8	284610	27/02/2007	43	75	6	Campbell	106/685	1
JS	9	284611	27/02/2007	43	75	6	Campbell	106/686	1
JS	10	284612	27/02/2007	43	75	6	Campbell	106/687	1
JS	11	284613	27/02/2007	43	75	6	Campbell	106/688	1
JS	12	284614	27/02/2007	43	75	6	Campbell	106/689	1
JS	13	284615	27/02/2007	43	75	6	Campbell	106/690	1
JS	14	284616	27/02/2007	43	75	6	Campbell	106/691	1
JS	15	284617	27/02/2007	43	75	6	Campbell	106/692	1
JS	16	284618	27/02/2007	43	75	6	Campbell	106/693	1
JS	17	284619	27/02/2007	43	75	6	Campbell	106/694	1
ARVG	1	303054	01/12/2010	44	75	2	Campbell	109/270	1
ARVG	2	303055	01/12/2010	44	75	2	Campbell	109/271	1
ARVG	3	303056	01/12/2010	44	75	2	Campbell	109/272	1
ARVG	4	303057	01/12/2010	44	75	2	Campbell	109/273	1
ARVG	5	303058	01/12/2010	44	75	2	Campbell	109/274	1
ARVG	6	303059	01/12/2010	44	75	2	Campbell	109/275	1
ARVG	7	303060	01/12/2010	44	75	2	Campbell	109/276	1
ARVG	8	303061	01/12/2010	44	75	2	Campbell	109/277	1
ARVG	9	303062	01/12/2010	44	75	2	Campbell	109/278	1
ARVG	10	303063	01/12/2010	44	75	2	Campbell	109/279	1
ARVS	1	303064	30/11/2010	45	75	35	Campbell	109/260	1
ARVS	2	303065	30/11/2010	45	75	35	Campbell	109/261	1

ARVS	3	303066	30/11/2010	45	75	35	Campbell	109/262	1
ARVS	4	303067	30/11/2010	45	75	35	Campbell	109/263	1
ARVS	5	303068	30/11/2010	45	75	35	Campbell	109/264	1
ARVS	6	303069	30/11/2010	45	75	35	Campbell	109/265	1
ARVS	7	303070	30/11/2010	45	75	35	Campbell	109/266	1
ARVS	8	303071	30/11/2010	45	75	35	Campbell	109/267	1
ARVS	9	303072	30/11/2010	45	75	35	Campbell	109/268	1
ARVS	10	303073	30/11/2010	45	75	35	Campbell	109/269	1
DS	25	281348	10/12/2006	43	76	20	Campbell	106/108	1
DS	26	281349	10/12/2006	43	76	20	Campbell	106/109	1
DS	28	281351	10/12/2006	43	76	20	Campbell	106/111	1
DS	30	281353	10/12/2006	43	76	20	Campbell	106/113	1
DS	32	281355	10/12/2006	43	76	20	Campbell	106/115	1
DS	34	281357	10/12/2006	43	76	20	Campbell	106/117	1
EB	43	274582	06/02/2006	43	76	20,21	Campbell	103/240	1
EB	44	274583	06/02/2006	43	76	21	Campbell	103/241	1
EB	45	274584	06/02/2006	43	76	20,21	Campbell	103/242	1
EB	46	274585	06/02/2006	43	76	21	Campbell	103/243	1
EB	40	14314	17/09/1968	43	76	21	Campbell	47/592	1
EB	42	14316	17/09/1968	43	76	21	Campbell	47/594	1
DS	102	284595	01/03/2007	43	76	21	Campbell	106/697	1
DS	103	284596	02/03/2007	43	76	21	Campbell	106/698	1
DS	104	284597	02/03/2007	43	76	21	Campbell	106/699	1
DS	105	284598	02/03/2007	43	76	21	Campbell	106/700	1
DS	106	284599	02/03/2007	43	76	21	Campbell	106/701	1
DS	109	284600	01/03/2007	43	76	21	Campbell	106/702	1
DS	110	284601	01/03/2007	43	76	21	Campbell	106/703	1
DS	111	284602	02/03/2007	43	76	21	Campbell	106/704	1
								Total	514

Attachment 1 to Schedule 4 – Disclosure Statement

Page 2 of 3

Claim Name	Claim No.	W MC#	Location Date	Township North	Range West	Sec.	County	Book/Page	Claim Count
EB	77	274590	27/01/2006	43	76	17	Johnson	310/29	1
EB	78	274591	27/01/2006	43	76	17	Johnson	310/30	1
EB	79	274592	27/01/2006	43	76	17	Johnson	310/31	1
EB	80	274593	27/01/2006	43	76	17	Johnson	310/32	1
EB	82	274594	27/01/2006	43	76	17	Johnson	310/33	1
EB	84	274595	27/01/2006	43	76	17	Johnson	310/34	1
EB	86	274596	27/01/2006	43	76	17	Johnson	310/35	1
EB	94	274597	06/02/2006	43	76	17	Johnson	310/36	1
EB	95	274598	06/02/2006	43	76	7,8,17,18	Johnson	310/37	1
EB	96	274599	06/02/2006	43	76	8,17	Johnson	310 /38	1
EB	97	277012	28/01/2006	43	76	7,8	Johnson	310/39	1
EB	98	274600	28/01/2006	43	76	8	Johnson	310/40	1
EB	99	274601	28/01/2006	43	76	7,8	Johnson	310/41	1
EB	100	274602	28/01/2006	43	76	8	Johnson	310/42	1
EB	81	7693	19/09/1968	43	76	17	Johnson	A66/231	1
EB	83	7695	19/09/1968	43	76	17	Johnson	A66/233	1
EB	85 Am	7697	19/09/1968	43	76	17	Johnson	A66/235	1
EB	87 Am	7699	19/09/1968	43	76	17,18	Johnson	A66/237	1
EB	88	7700	19/09/1968	43	76	17	Johnson	A66/238	1
EB	89 Am	7701	19/09/1968	43	76	17,18	Johnson	A66/239	1
EB	90	7702	19/09/1968	43	76	17	Johnson	A66/240	1
EB	91 Am	7703	19/09/1968	43	76	17,18	Johnson	A66/241	1
EB	92	7704	19/09/1968	43	76	17	Johnson	A66/242	1
EB	93 Am	7705	19/09/1968	43	76	17	Johnson	A66/243	1
EEB	1	297963	11/08/2009	43	76	18	Johnson	325/415	1
NN	45A	275945	22/04/2006	43	76	5	Johnson	311/203	1
NN	46A	275946	22/04/2006	43	76	5	Johnson	311/204	1
NN	47A	275947	22/04/2006	43	76	5	Johnson	311/205	1
NN	48A	275948	22/04/2006	43	76	5	Johnson	311/206	1
NN	49A	275949	22/04/2006	43	76	5	Johnson	311/207	1
NN	50A	275950	22/04/2006	43	76	5	Johnson	311/208	1
NN	51A	275951	22/04/2006	43	76	5	Johnson	311/209	1
NN	52A	275952	22/04/2006	43	76	5	Johnson	311/210	1
NN	53A	275953	22/04/2006	43	76	5	Johnson	311/211	1
NN	54A	275954	22/04/2006	43	76	5	Johnson	311/212	1
NN	63	279445	04/10/2006	44	76	32	Johnson	313/241	1
NN	64	279446	04/10/2006	44	76	32	Johnson	313/240	1
NN	65	279447	04/10/2006	44	76	32	Johnson	313/242	1
NN	66	279448	04/10/2006	44	76	32	Johnson	313/243	1
NN	67	279449	04/10/2006	44	76	32	Johnson	313/244	1
NN	68	279450	04/10/2006	44	76	32	Johnson	313/245	1
NN	69	279451	04/10/2006	44	76	32	Johnson	313/246	1
NN	70	279452	04/10/2006	44	76	32	Johnson	313/247	1
NN	71	279453	04/10/2006	44	76	32	Johnson	313/248	1
NN	72	279454	04/10/2006	44	76	32	Johnson	313/249	1

NN	86	279468	06/10/2006	44	76	29	Johnson	313/250	1
NN	87	279469	06/10/2006	44	76	29	Johnson	313/251	1
NN	88	279470	06/10/2006	44	76	29	Johnson	313/252	1
NN	89	279471	06/10/2006	44	76	29	Johnson	313/253	1
NN	90	279472	06/10/2006	44	76	29	Johnson	313/254	1
NN	91	279473	06/10/2006	44	76	29	Johnson	313/255	1
NN	92	279474	06/10/2006	44	76	29	Johnson	313/256	1
NN	93 AM	279475	06/10/2006	44	76	29	Johnson	313/257	1
NN	94	279476	06/10/2006	44	76	29	Johnson	313/258	1
NN	95	279477	06/10/2006	44	76	29	Johnson	313/259	1
NN	104	279486	06/10/2006	44	76	29	Johnson	313/260	1
NN	105	279487	06/10/2006	44	76	29	Johnson	313/261	1
NN	106	279488	06/10/2006	44	76	29	Johnson	313/262	1
NN	107	279489	06/10/2006	44	76	29	Johnson	313/263	1
NN	108	279490	06/10/2006	44	76	29	Johnson	313/264	1
NN	109	279491	06/10/2006	44	76	29	Johnson	313/265	1
NN	110	279492	06/10/2006	44	76	29	Johnson	313/266	1
NN	111	279493	06/10/2006	44	76	29	Johnson	313/267	1
NN	112	279494	06/10/2006	44	76	29	Johnson	313/268	1
NN	113	279495	06/10/2006	44	76	29	Johnson	313/269	1
NN	115	287965	19/06/2007	44	76	31	Johnson	317/354	1
NN	116	287966	19/06/2007	44	76	31	Johnson	317/355	1
NN	117	287967	19/06/2007	44	76	31	Johnson	317/356	1
NN	118	287968	19/06/2007	44	76	31	Johnson	317/357	1
NN	119	287969	19/06/2007	44	76	31	Johnson	317/358	1
NN	120	287970	19/06/2007	44	76	31	Johnson	317/359	1
NN	121	287971	19/06/2007	44	76	31	Johnson	317/360	1
NN	122	287972	19/06/2007	44	76	31	Johnson	317/361	1
NN	123	287973	19/06/2007	44	76	31	Johnson	317/362	1
NN	124	287974	19/06/2007	44	76	31	Johnson	317/363	1
CR	1	282774	15/01/2007	45	77	35	Johnson	315/85	1
CR	2	282775	15/01/2007	45	77	35	Johnson	315/86	1
CR	3	282776	15/01/2007	45	77	35	Johnson	315/87	1
CR	4	282777	15/01/2007	45	77	35	Johnson	315/88	1
CR	25	282780	15/01/2007	45	77	35	Johnson	315/91	1
CR	26	282781	15/01/2007	45	77	35	Johnson	315/92	1
CR	27	282782	15/01/2007	45	77	35	Johnson	315/93	1
CR	28	282783	15/01/2007	45	77	35	Johnson	315/94	1
CR	29	282784	14/01/2007	45	77	35	Johnson	315/95	1
CR	30	282785	14/01/2007	45	77	35	Johnson	315/96	1
CR	31	282786	14/01/2007	45	77	35	Johnson	315/97	1
CR	32	282787	14/01/2007	45	77	35	Johnson	315/98	1
CR	53	282790	14/01/2007	45	77	34,35	Johnson	315/101	1
CR	54	282791	14/01/2007	45	77	34,35	Johnson	315/102	1
CR	55	282792	14/01/2007	45	77	34,35	Johnson	315/103	1
CR	56	282793	14/01/2007	45	77	34,35	Johnson	315/104	1
CR	57	282794	14/01/2007	45	77	34	Johnson	315/105	1
CR	58	282795	14/01/2007	45	77	34	Johnson	315/106	1
CR	59	282796	14/01/2007	45	77	34	Johnson	315/107	1

CR	60	282797	14/01/2007	45	77	34	Johnson	315/108	1
CR	61	282798	14/01/2007	45	77	34	Johnson	315/109	1
CR	62	282799	14/01/2007	45	77	34	Johnson	315/110	1
CR	63	282800	14/01/2007	45	77	34	Johnson	315/111	1
CR	64	282801	14/01/2007	45	77	34	Johnson	315/112	1
CR	65	282802	14/01/2007	45	77	34	Johnson	315/113	1
CR	66	282803	14/01/2007	45	77	34	Johnson	315/114	1
CR	67	282804	14/01/2007	45	77	34	Johnson	315/115	1
CR	68	282805	14/01/2007	45	77	34	Johnson	315/116	1
CR	69	282806	14/01/2007	45	77	34	Johnson	315/117	1
CR	70	282807	14/01/2007	45	77	34	Johnson	315/118	1
CR	71	282808	14/01/2007	45	77	34	Johnson	315/119	1
CR	72	282809	14/01/2007	45	77	34	Johnson	315/120	1
CR	73	282810	14/01/2007	45	77	34	Johnson	315/121	1
TC	120	283009	10/02/2007	44	77	3	Johnson	315/122	1
TC	121	283010	10/02/2007	44	77	3	Johnson	315/123	1
TC	122	283011	10/02/2007	44	77	3	Johnson	315/124	1
TC	123	283012	10/02/2007	44	77	3	Johnson	315/125	1
TC	124	283013	10/02/2007	44,[45]	77	3,[34]	Johnson	315/126	1
TC	125	283014	10/02/2007	44	77	3	Johnson	315/127	1
TC	126	283015	10/02/2007	44	77	3	Johnson	315/128	1
TC	127	283016	10/02/2007	44	77	3	Johnson	315/129	1
TC	128	283017	10/02/2007	44	77	3	Johnson	315/130	1
TC	129	283018	10/02/2007	44	77	3	Johnson	315/131	1
TC	130	283019	10/02/2007	44	77	3	Johnson	315/132	1
TC	148	283037	10/02/2007	45	77	34	Johnson	315/150	1
TC	149	283038	10/02/2007	45	77	34	Johnson	315/151	1
TC	150	283039	10/02/2007	45	77	34	Johnson	315/152	1
TC	154	283043	10/02/2007	45	77	35	Johnson	315/156	1
TC	157	283046	10/02/2007	45	77	35	Johnson	315/159	1
TC	158	283047	10/02/2007	45	77	35	Johnson	315/160	1
TC	159	283048	10/02/2007	45	77	35	Johnson	315/161	1
TC	160	283049	10/02/2007	45	77	35	Johnson	315/162	1
TC	161	283050	10/02/2007	45	77	35	Johnson	315/163	1
CR	105	282906	18/01/2007	44	[76],77	[6],1	Johnson	315/230	1
CR	106	282907	18/01/2007	44	[76],77	[6],1	Johnson	315/231	1
CR	107	282908	18/01/2007	44	[76],77	[6],1	Johnson	315/232	1
CR	108	282909	18/01/2007	44	77	1	Johnson	315/233	1
CR	109	282910	18/01/2007	44	[76],77	[6],1	Johnson	315/234	1
CR	110	282911	18/01/2007	44	[76],77	[6],1	Johnson	315/235	1
CR	111	282912	18/01/2007	44	[76],77	[6],1	Johnson	315/236	1
CR	112	282913	18/01/2007	44	[76],77	[6],1	Johnson	315/237	1
CR	113	282914	18/01/2007	44	77	1	Johnson	315/238	1
CR	114	282915	18/01/2007	44	77	1	Johnson	315/239	1
CR	115	282916	18/01/2007	44	77	1	Johnson	315/240	1
CR	116	282917	18/01/2007	44	77	1	Johnson	315/241	1
CR	117	282918	18/01/2007	44	77	1	Johnson	315/242	1
CR	118	282919	18/01/2007	44	77	1	Johnson	315/243	1
CR	119	282920	18/01/2007	44	77	1	Johnson	315/244	1

CR	120	282921	18/01/2007	44	77	1	Johnson	315/245	1
CR	121	282922	18/01/2007	44	77	1	Johnson	315/246	1
CR	122	282923	18/01/2007	44	77	1	Johnson	315/247	1
CR	123	282924	18/01/2007	44	77	1	Johnson	315/248	1
CR	124	282925	18/01/2007	44	77	1	Johnson	315/249	1
CR	125	282926	18/01/2007	44	77	1	Johnson	315/250	1
CR	126	282927	18/01/2007	44	77	1	Johnson	315/251	1
CR	127	282928	18/01/2007	44	77	1	Johnson	315/252	1
CR	128	282929	18/01/2007	44	77	1	Johnson	315/253	1
CR	129	282930	18/01/2007	44	77	1	Johnson	315/254	1
CR	130	282931	18/01/2007	44	77	1	Johnson	315/255	1
TC	136AM	283025	11/02/2007	44	77	2	Johnson	315/138	1
TC	137AM	283026	10/02/2007	44	77	1,2	Johnson	315/139	1
TC	138AM	283027	10/02/2007	44	77	1,2	Johnson	315/140	1
TC	139	283028	10/02/2007	44	77	1	Johnson	315/141	1
TC	140	283029	10/02/2007	44	77	1	Johnson	315/142	1
TC	141	283030	13/02/2007	44	77	1	Johnson	315/143	1
TC	142	283031	13/02/2007	44	77	1	Johnson	315/144	1
TC	145AM	283034	10/02/2007	[44] 45	77	[2] 35	Johnson	315/147	1
TC	146	283035	10/02/2007	[44] 45	77	[2,3] 35	Johnson	315/148	1
TC	147	283036	10/02/2007	44	77	2	Johnson	315/149	1
CR	400	283195	08/02/2007	44	76	30	Johnson	315/49	1
CR	401	283196	08/02/2007	44	76	30	Johnson	315/50	1
CR	402	283197	08/02/2007	44	76	30	Johnson	315/51	1
CR	403	283198	08/02/2007	44	76	30	Johnson	315/52	1
CR	404	283199	08/02/2007	44	76	30	Johnson	315/53	1
CR	405	283200	08/02/2007	44	76	30	Johnson	315/54	1
CR	406	283201	08/02/2007	44	76	30	Johnson	315/55	1
CR	407	283202	08/02/2007	44	76	30	Johnson	315/56	1
CR	408	283203	08/02/2007	44	76	30	Johnson	315/57	1
CR	409	283204	08/02/2007	44	76	30	Johnson	315/58	1
CR	410	283205	08/02/2007	44	76	30	Johnson	315/59	1
CR	411	283206	08/02/2007	44	76	30	Johnson	315/60	1
CR	412	283207	08/02/2007	44	76	30	Johnson	315/61	1
CR	413	283208	08/02/2007	44	76	30	Johnson	315/62	1
CR	414	283209	08/02/2007	44	76	30	Johnson	315/63	1
CR	415	283210	08/02/2007	44	76	30	Johnson	315/64	1
CR	416	283211	08/02/2007	44	76	30	Johnson	315/65	1
CR	417	283212	08/02/2007	44	76	30	Johnson	315/66	1
CR	418	283213	08/02/2007	44	76	30	Johnson	315/67	1
CR	419	283214	08/02/2007	44	76	30	Johnson	315/68	1
CR	420	283215	08/02/2007	44	76	30	Johnson	315/69	1
CR	421	283216	08/02/2007	44	76	30	Johnson	315/70	1
CR	422	283217	08/02/2007	44	76	30	Johnson	315/71	1
CR	423	283218	08/02/2007	44	76	30	Johnson	315/72	1
CR	424	283219	08/02/2007	44	76	30	Johnson	315/73	1
CR	425	283220	08/02/2007	44	76	30	Johnson	315/74	1
CR	426	283221	08/02/2007	44	76	30	Johnson	315/75	1
CR	427	283222	08/02/2007	44	76	30	Johnson	315/76	1

CR	428	283223	08/02/2007	44	76	30	Johnson	315/77	1
CR	429	283224	08/02/2007	44	76	30	Johnson	315/78	1
CR	430	283225	08/02/2007	44	76	30	Johnson	315/79	1
CR	431	283226	08/02/2007	44	76	30	Johnson	315/80	1
CR	432	283227	08/02/2007	44	76	30	Johnson	315/81	1
CR	433	283228	08/02/2007	44	76	30	Johnson	315/82	1
CR	434	283229	08/02/2007	44	76	30	Johnson	315/83	1
CR	435	283230	08/02/2007	44	76	30	Johnson	315/84	1
CR	540AM	284764	04/03/2007	45	76	31	Johnson	316/53	1
CR	541AM	284765	04/03/2007	45	76	31	Johnson	316/54	1
CR	545AM	284769	03/03/2007	45	76	30	Johnson	316/58	1
CR	546AM	284770	03/03/2007	45	76	30	Johnson	316/59	1
CR	552	284776	03/03/2007	45	76	30	Johnson	316/65	1
CR	553	284777	03/03/2007	45	76	30	Johnson	316/66	1
CR	554AM	284778	03/03/2007	45	76	31	Johnson	316/67	1
CR	555AM	284779	03/03/2007	45	76	31	Johnson	316/68	1
CR	556AM	284780	03/03/2007	45	76	30,31	Johnson	316/69	1
CR	557AM	284781	01/03/2007	45	76	30	Johnson	316/70	1
CR	558AM	284782	01/03/2007	45	76	30	Johnson	316/71	1
CR	559	284783	01/03/2007	45	76	30	Johnson	316/72	1
CR	560	284784	01/03/2007	45	76	30	Johnson	316/73	1
CR	561	284785	01/03/2007	45	76	30	Johnson	316/74	1
CR	562	284786	01/03/2007	45	76	30	Johnson	316/75	1
CR	563	284787	03/03/2007	45	76	30,31	Johnson	316/76	1
CR	564	284788	03/03/2007	45	76	30,31	Johnson	316/77	1
CR	565	284789	03/03/2007	45	76	31	Johnson	316/78	1
CR	566	284790	03/03/2007	45	76	31	Johnson	316/79	1
TC	1	283096	23/01/2007	45	76	31	Johnson	315/272	1
TC	2	283097	23/01/2007	45	76	31	Johnson	315/273	1
TC	3	283098	23/01/2007	45	76	31	Johnson	315/274	1
TC	4	283099	23/01/2007	45	76	31	Johnson	315/275	1
TC	5	283100	23/01/2007	45	76	31	Johnson	315/276	1
TC	6	283101	23/01/2007	45	76	31	Johnson	315/277	1
TC	7	283102	23/01/2007	45	76	31	Johnson	315/278	1
TC	9AM	283104	23/01/2007	45	76	31	Johnson	315/280	1
TC	10AM	283105	23/01/2007	45	76	31	Johnson	315/281	1
TC	11AM	283106	23/01/2007	45	76	31	Johnson	315/282	1
TC	12AM	283107	23/01/2007	45	76	31	Johnson	315/283	1
TC	13	283108	23/01/2007	45	76	31	Johnson	315/284	1
TC	14	283109	23/01/2007	45	76	31	Johnson	315/285	1
TC	15	283110	23/01/2007	45	76	31	Johnson	315/286	1
TC	16	283111	23/01/2007	45	76	31	Johnson	315/287	1
TC	17	283112	23/01/2007	45	76	31	Johnson	315/288	1
TC	18	283113	23/01/2007	45	76	31	Johnson	315/289	1
TC	19	283114	22/01/2007	45	76	31	Johnson	315/290	1
TC	20	283115	22/01/2007	45	76	31	Johnson	315/291	1
TC	21	283116	22/01/2007	[44],45	76	[6],31	Johnson	315/292	1
TC	22	283117	23/01/2007	44	76	6	Johnson	315/293	1
TC	23	283118	23/01/2007	44	76	6	Johnson	315/294	1

TC	24	283119	23/01/2007	44	76	6	Johnson	315/295	1
TC	25	283120	23/01/2007	44	76	6	Johnson	315/296	1
TC	26	283121	23/01/2007	44	76	6	Johnson	315/297	1
TC	27	283122	23/01/2007	44	76	6	Johnson	315/298	1
TC	28	283123	23/01/2007	44	76	6	Johnson	315/299	1
TC	29	283124	23/01/2007	44	76	6	Johnson	315/300	1
TC	30	283125	24/01/2007	44	76	6	Johnson	315/301	1
TC	31	283126	24/01/2007	44	76	6	Johnson	315/302	1
TC	32	283127	24/01/2007	44	76	6	Johnson	315/303	1
TC	33	283128	24/01/2007	44	76	6	Johnson	315/304	1
TC	35	283129	24/01/2007	[44],45	76	[6],31	Johnson	315/305	1
TC	36	283130	24/01/2007	44	76	6	Johnson	315/306	1
TC	37	283131	24/01/2007	44	76	6	Johnson	315/307	1
TC	938A	283132	19/02/2007	44	76	6	Johnson	315/308	1
TC	939A	283133	19/02/2007	44	76	6	Johnson	315/309	1
CR	100	282901	18/01/2007	44	76	6	Johnson	315/225	1
CR	101	282902	18/01/2007	44	76	6	Johnson	315/226	1
CR	102	282903	18/01/2007	44	76	6	Johnson	315/227	1
CR	103	282904	18/01/2007	44	76	6	Johnson	315/228	1
CR	104	282905	18/01/2007	44	76	6	Johnson	315/229	1
CR	131	282932	28/01/2007	44	76	6	Johnson	315/256	1
CR	132	282933	28/01/2007	44	76	6	Johnson	315/257	1
CR	300	282954	30/01/2007	44	76	19	Johnson	315/356	1
CR	301	282955	30/01/2007	44	76	19	Johnson	315/357	1
CR	302	282956	30/01/2007	44	76	19	Johnson	315/358	1
CR	303	282957	30/01/2007	44	76	19	Johnson	315/359	1
CR	304	282958	30/01/2007	44	76	19	Johnson	315/360	1
CR	305	282959	30/01/2007	44	76	19	Johnson	315/361	1
CR	306	282960	30/01/2007	44	76	19	Johnson	315/362	1
CR	307	282961	30/01/2007	44	76	19	Johnson	315/363	1
CR	308	282962	30/01/2007	44	76	19	Johnson	315/364	1
CR	309	282963	30/01/2007	44	76	18,19	Johnson	315/365	1
CR	310	282964	30/01/2007	44	76	18,19	Johnson	315/366	1
CR	311	282965	30/01/2007	44	76	18,19	Johnson	315/367	1
CR	312	282966	30/01/2007	44	76	18,19	Johnson	315/368	1
CR	313	282967	30/01/2007	44	76	18,19	Johnson	315/369	1
CR	314	282968	30/01/2007	44	76	19	Johnson	315/370	1
CR	315	282969	30/01/2007	44	76	19	Johnson	315/371	1
CR	316	282970	30/01/2007	44	76	19	Johnson	315/372	1
CR	317	282971	30/01/2007	44	76	19	Johnson	315/373	1
CR	318	282972	06/02/2007	44	76	18	Johnson	315/374	1
CR	319	282973	06/02/2007	44	76	18	Johnson	315/375	1
CR	320	282974	06/02/2007	44	76	18	Johnson	315/376	1
CR	321	282975	06/02/2007	44	76	18	Johnson	315/377	1
CR	322	282976	06/02/2007	44	76	18	Johnson	315/378	1
CR	323	282977	06/02/2007	44	76	18	Johnson	315/379	1
CR	324	282978	06/02/2007	44	76	18	Johnson	315/380	1
CR	325	282979	06/02/2007	44	76	18	Johnson	315/381	1
CR	326	282980	06/02/2007	44	76	18	Johnson	315/382	1

CR	328	282982	06/02/2007	44	76	18	Johnson	315/384	1
CR	330	282984	06/02/2007	44	76	18	Johnson	315/386	1
CR	331	282985	06/02/2007	44	76	18	Johnson	315/387	1
TC	77	283057	26/01/2007	44	76	17	Johnson	315/310	1
TC	78	283058	26/01/2007	44	76	17	Johnson	315/311	1
TC	79	283059	26/01/2007	44	76	17	Johnson	315/312	1
TC	80	283060	26/01/2007	44	76	17	Johnson	315/313	1
TC	81	283061	26/01/2007	44	76	17	Johnson	315/314	1
TC	82	283062	26/01/2007	44	76	17	Johnson	315/315	1
TC	83	283063	07/02/2007	44	76	17	Johnson	315/316	1
TC	84	283064	07/02/2007	44	76	17	Johnson	315/317	1
TC	85	283065	07/02/2007	44	76	17	Johnson	315/318	1
TC	86	283066	26/01/2007	44	76	17	Johnson	315/319	1
TC	87	283067	26/01/2007	44	76	17	Johnson	315/320	1
TC	88	283068	07/02/2007	44	76	17	Johnson	315/321	1
TC	89	283069	07/02/2007	44	76	17	Johnson	315/322	1
TC	96	283076	07/02/2007	44	76	20	Johnson	315/329	1
TC	97	283077	07/02/2007	44	76	20	Johnson	315/330	1
TC	98	283078	07/02/2007	44	76	20	Johnson	315/331	1
TC	99	283079	07/02/2007	44	76	20	Johnson	315/332	1
TC	100	283080	07/02/2007	44	76	20	Johnson	315/333	1
TC	113	283092	06/02/2007	44	76	17	Johnson	315/334	1
TC	114	283093	06/02/2007	44	76	17	Johnson	315/335	1
TC	38	283147	24/01/2007	44	76	8	Johnson	315/258	1
TC	39	283148	24/01/2007	44	76	8	Johnson	315/259	1
TC	40	283149	24/01/2007	44	76	8	Johnson	315/260	1
TC	41	283150	25/01/2007	44	76	8	Johnson	315/261	1
TC	42	283151	25/01/2007	44	76	8	Johnson	315/262	1
TC	54	283152	25/01/2007	44	76	8	Johnson	106/574	1
TC	55	283153	25/01/2007	44	76	8	Johnson	315/264	1
TC	56	283154	24/01/2007	44	76	8	Johnson	315/265	1
TC	57	283155	25/01/2007	44	76	8	Johnson	315/266	1
TC	58	283156	25/01/2007	44	76	8	Johnson	315/267	1
TC	59	283157	25/01/2007	44	76	8	Johnson	315/268	1
TC	60	283158	25/01/2007	44	76	8	Johnson	315/269	1
TC	61	283159	25/01/2007	44	76	8	Johnson	315/270	1
TC	62	283160	25/01/2007	44	76	8	Johnson	315/271	1
DS	34	281357	10/12/2006	43	76	20	Johnson	314/309	1
DS	35	281358	10/12/2006	43	76	20	Johnson	314/310	1
DS	36	281359	10/12/2006	43	76	20	Johnson	314/311	1
								Total	330

URANERZ
PROPERTY ROYALTY BURDEN

Project Name	Property Composition	Fee Mineral Royalty Percentage	Unpatented Claims Mineral Royalty Percentage	Surface Extraction Percentage	Total Burden Percentage
Nichols Ranch					
Existing 43-101	Payne/Zink Fee Mineral Lease	6%<$45; 8%>$45		0%	
	Huber ORRI on fee mineral leases	6%<$45; 8%>$45		0%	
	Huber ORRI on Unpatented Claims		6%<$45; 8%>$45	0%	
	Total Burden on Fee Mineral Leases	12%<$45; 16%>$45		0%	**12%<$45; 16%>$45**
	Total Burden Unpatented Claims		6%<$45; 8%>$45	0%	**6%<$45; 8%>$45**
Hank					
Existing 43-101	Huber ORRI on Unpatented Claims		6%<$45; 8%>$45	0%	
	Jessie Ruby Mineral Lease	6%<$45; 8%>$45			
	Max Ruby Mineral Lease	6%<$45; 8%>$45			
	Total Burden on Fee Mineral Leases	6%<$45; 8%>$45			**6%<$45; 8%>$45**
	Total Burden Unpatented Claims		6%<$45; 8%>$45	0%	**6%<$45; 8%>$45**
	Note: All claims with a resource on them are subject to Huber ORRI				
North Nichols					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
East Nichols					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
South Willow Creek					
Existing 43-101	Huber ORRI on Unpatented Claims		6%<$45; 8%>$45	0%	
	Total Burden Unpatented Claims		6%<$45; 8%>$45	0%	**6%<$45; 8%>$45**
Verna Ann					
	Huber ORRI on Unpatented Claims		6%<$45; 8%>$45	0%	
	Total Burden Unpatented Claims		6%<$45; 8%>$45	0%	**6%<$45; 8%>$45**

03/06/2013 1 of 5

URANERZ
PROPERTY ROYALTY BURDEN

Project Name	Property Composition	Fee Mineral Royalty Percentage	Unpatented Claims Mineral Royalty Percentage	Surface Extraction Percentage	Total Burden Percentage
Niles Ranch					
	Huber ORRI on Unpatented Claims		6%<$45; 8%>$45	0%	
	Total Burden Unpatented Claims		6%<$45; 8%>$45	0%	**6%<$45; 8%>$45**
West North Butte					
Existing 43-101	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
	Note: Six Claims are subject to the Huber ORRI but do not appear to have an economic resource on them				
North Rolling Pin					
Existing 43-101	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
Collins Draw					
	State of Wyoming Uranium Lease	5%			
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
	Total Burden State Lease	5%			**5%**
Reno North					
Existing 43-101	Sinaden Mineral Lease	6%<$45; 8%>$45			
	Larry Ickes Trust Mineral Lease	6%<$45; 8%>$45			
	Yvonne Phillips Trust Mineral Lease	6%<$45; 8%>$45			
	Yvonne Phillips Mineral Lease	6%<$45; 8%>$45			
	June Thielen et.al. Mineral Lease	6%<$45; 8%>$45			
	Larry Ickes Mineral Lease	6%<$45; 8%>$45			
	Douglas Ickes Mineral Lease	6%<$45; 8%>$45			
	Jenifer Hanlin Mineral Lease	6%<$45; 8%>$45			
	Timothy Ickes Mineral Lease	6%<$45; 8%>$45			

03/06/2013

2 of 5

URANERZ
PROPERTY ROYALTY BURDEN

Project Name	Property Composition	Fee Mineral Royalty Percentage	Unpatented Claims Mineral Royalty Percentage	Surface Extraction Percentage	Total Burden Percentage
	Hancock Enterprises Mineral Lease	6%<$45; 8%>$45			
	Blanche Williard Trust Mineral Lease	8%			
	Bernice Groves Mineral Lease	8%			
	Robert Townsend Mineral Lease	6%<$45; 8%>$45			
	Diana Moorehouse Mineral Lease	6%<$45; 8%>$45			
	Judith Ickes Mineral Lease	6%<$45; 8%>$45			
	Canon WY Investments Mineral Lease	6%<$45; 8%>$45			
	Melissa Fry Mineral Lease	6%<$45; 8%>$45			
	William Townsend Mineral Lease	6%<$45; 8%>$45			
	Forten Enterpriese Mineral Lease	6%<$45; 8%>$45			
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
	Total Burden on Fee Mineral Leases	6%<$45;8%>$45; 8%			**6%<$45; 8%>$45; 8%**
Streeter					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
Table Mountain					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
Divide					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
Heldt Draw					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
Drew					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%

03/06/2013

3 of 5

URANERZ
PROPERTY ROYALTY BURDEN

Project Name	Property Composition	Fee Mineral Royalty Percentage	Unpatented Claims Mineral Royalty Percentage	Surface Extraction Percentage	Total Burden Percentage
Jack					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
Hat					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
North Willow Creek					
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
JS					
	Huber ORRI on Unpatented Claims		6%<$45; 8%>$45	0%	
	Total Burden Unpatented Claims		6%<$45; 8%>$45	0%	**6%<$45; 8%>$45**
Arvina					
	Keith and Sharlyn Lauby Mineral Lease	6%<$70; 8%>$70			
	David Lauby Mineral Lease	6%<$70; 8%>$70			
	Richard Fuchs Trust Mineral Lease	6%<$70; 8%>$70			
	James and Mary Lance Mineral Lease	6%<$70; 8%>$70			
	Timothy Wassmuth Mineral Lease	6%<$70; 8%>$70			
	John Fuchs Trust Mineral Lease	6%<$70; 8%>$70			
	Dolores Wassmuth Mineral Lease	6%<$70; 8%>$70			
	Paul Fuchs Mineral Lease	6%<$70; 8%>$70			
	Marietta Wright Mineral Lease	6%<$70; 8%>$70			
	Angeline Fuchs Mineral Lease	6%<$70; 8%>$70			
	Ernst Fuchs Mineral Lease	6%<$70; 8%>$70			
	Donald Wassmuth Mineral Lease	6%<$70; 8%>$70			
	David Fuchs Mineral Lease	6%<$70; 8%>$70			
	Bradley Wassmuth Mineral Lease	6%<$70; 8%>$70			
	Pauline Schlader Mineral Lease	6%<$70; 8%>$70			

03/06/2013

4 of 5

URANERZ
PROPERTY ROYALTY BURDEN

Project Name	Property Composition	Fee Mineral Royalty Percentage	Unpatented Claims Mineral Royalty Percentage	Surface Extraction Percentage	Total Burden Percentage
	Duane Miller Mineral Lease	6%<$70; 8%>$70			
	Arnold Fuchs Mineral Lease	6%<$70; 8%>$70			
	Unpatented Claims		0%	0%	
	Total Burden Unpatented Claims		0%	0%	0%
	Total Burden on Fee Mineral Leases	6%<$70; 8%>$70			**6%<$70; 8%>$70**
	Note: Surface Use Agreements are pending with surface owners and a Surface Extraction Payment is likely but unknown at this time.				
House Creek					
	Pax Irvine Fee Mineral Lease	6%<$75; 8%>$75		1%<$50; 2%>$50	
	Total Burden on Fee Mineral Leases	6%<$75; 8%>$75		1%<$50; 2%>$50	**7%<$50; 8%>$50<$75; 10%>$75**
	Note: The Surface Extraction Payment is due to Dry Fork.				
Jane Dough					
	Huber ORRI on Unpatented Claims		6%<$45; 8%>$45	0%	
	Total Burden Unpatented Claims		6%<$45; 8%>$45	0%	**6%<$45; 8%>$45**
	Note: aka Doughstick				

03/06/2013

5 of 5

Exhibit 2.1

Form of Note

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 6, 2013.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON STOCK EXCHANGES.

URANERZ ENERGY CORPORATION

(a Nevada corporation)

US$_________________________

Secured Note

Uranerz Energy Corporation, a Nevada corporation (the "Corporation") for value received hereby promises to pay to ______________________________________________(the "Holder"), or such other Person or Persons who may at the time be the registered holder hereof (the "Holder") on the Maturity Date (as defined in Schedule "A" hereto) and in accordance with the terms, conditions and provisions of Schedule "A" hereto, on presentation and surrender of this Note, the principal sum of __________________________________(US$_______________________ ) in lawful money of the United States of America, and in the meantime to pay interest on the Principal Sum outstanding hereunder in like currency at the Applicable Interest Rate (as defined in Schedule A hereto) from time to time as and from the Issue Date set forth below until the full and final payment and discharge hereof. Interest accruing due hereunder shall be due and payable in arrears on the last day of, June, September, and December in 2013, the first such payment to fall due on the last day of June 2013, unless the Principal Sum and Interest is not paid on the Maturity Date, in which event Interest shall be due and paid monthly on the last day of each calendar month thereafter.

If no Default exists, the Corporation may, at its option, prepay at any time before the Maturity Date in whole, but not in part, the Principal Sum (as defined in Schedule "A" hereto) upon payment of all interest accrued to the date of payment on the amount prepaid and: (i) if paid before August 16, 2013 at 100% of the Principal Sum; and (ii) if paid after August 15, 2013 at 102.5% of the Principal Sum.

The Corporation shall repay the Principal Sum to the Holder on the earlier of: (i) the 30th day following execution and delivery by the Corporation of all documents to be executed and delivered by the Corporation in respect of the Pending Financing Facility(as defined in Schedule "A" hereto) and (ii) December 31, 2013, (such earlier date the “Maturity Date”) plus, in either case, interest accrued and unpaid to the date of payment.

Time is of the essence of this Note.

The Corporation hereby waives demand and presentment for payment, notice of non-payment, protest and notice of protest of this Note.

This Note is one of a series of Notes in the aggregate principal amount not exceeding US$6,000,000 each ranking pari passu without preference or priority.

This Note is issued upon the terms and conditions as are set out in Schedule "A" hereto, which terms, conditions and provisions are attached hereto and are incorporated herein and form a part hereof. Unless the context otherwise requires capitalized expressions herein shall have the meanings provided for in Schedule "A" hereto.

IN WITNESS WHEREOF the Corporation has executed this Note on the 5th day of June, 2013 (the "Issue Date").

Uranerz Energy Corporation
By:
its:

SCHEDULE "A"

TO SECURED NOTE OF URANERZ ENERGY CORPORATION

The following terms and conditions are applicable to the secured note of Uranerz Energy Corporation

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Note, unless there is something in the subject matter or context inconsistent

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified;

"Applicable Interest Rate" at any time means the Interest Rate at such time;

"Applicable Law" means, with respect to any Person, property, transaction or event, any present or future: (i) domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, convention, rule, regulation, restriction or by-law (zoning or otherwise); (ii) judgment, order, writ, injunction, decision, direction, determination, ruling, decree or award; (iii) regulatory policy, practice, ruling, interpretation, guideline or directive; or (iv) any order, permit, approval, grant, license, consent, right, franchise, privilege, certificate exemption, waiver, registration or other authorization, binding on or affecting the Person, property, transaction or event referred to in the context in which the term is used in each case whether or not having the force of law;

"Applicable Securities Laws" means all Applicable Laws of any Governmental Authority (including the rules and regulations of any stock exchange on which any of the securities of the Corporation are listed for trading or to which application has been made by the Corporation for the listing of any of its securities) relating to the distribution, issue, transfer, trading or purchase and sale in or of securities;

"Business" means the business of the Corporation as described in its SEC Filings, including under Items

1 and 2 of its most recent annual report on Form 10-K, as amended, and includes the control and exploration of a large strategic land position in the central Powder River Basin of Wyoming and the development of the Nichols Ranch processing facility;

"Business Day" means a day (other than a Saturday, Sunday or statutory holiday) on which banks are generally open for business in the City of Vancouver British Columbia;

"Change of Control" means the occurrence of any of the following events, other than with the approval of the Holder:

(a)	any Person or group of Persons acting in concert acquires Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares of the Corporation or the right to acquire Voting Shares of the Corporation representing, after such acquisition and after giving effect to such conversion or exchange or exercise of such right, more than 50% of the Voting Shares of the Corporation;

(b)	(i) all or substantially all of the assets of the Corporation are sold or otherwise transferred to any Person other than a wholly-owned Subsidiary of the Corporation or (ii) the Corporation completes a Merger Transaction, in either case under this clause (b), in one transaction or a series of related transactions which results in the occurrence of the circumstances referred to in clause (a) above;

(c)	the Corporation shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of the Corporation; or

(d)	in any period of 12 consecutive months the individuals who are members of the board of directors (the "Board") of the Corporation at the beginning of such 12 month period cease for any reason to constitute at least a majority of the Board unless the appointment or election of such individuals was approved by members of the Board of the Corporation who were members of the Board of the Corporation at the beginning of such period and any successor to any such director who was recommended or elected or appointed to succeed any such director by the affirmative vote of the directors when that affirmative vote includes the affirmative vote of at least a two- thirds majority of the directors then on the Board of the Corporation;

"Change of Control Notice" has the meaning provided for in Section 3.1(a);

"Change of Control Offer" has the meaning provided for in Section 3.1(a);

"Collateral Agency Agreement" means the Collateral Agency Agreement attached as Exhibit 2.3(a)(ii) to the Note Purchase Agreement;

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto;

"Corporation" means Uranerz Energy Corporation, a Nevada corporation, and its permitted successors and assigns;

"Default" means any event or circumstance, which with the giving of notice or lapse of time, would constitute an Event of Default;

"Disposition" or "Dispose" means the sale, assignment, lease, conveyance, transfer or other disposition of property of the Corporation, or any agreement to do any of the foregoing, other than a Permitted Disposition or in respect of a Permitted Disposition;

"Distribution" means any of the following:

(a)	the declaration or payment of any dividend or any other distribution on Equity Interests of the Corporation or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Corporation, including any payment in connection with any Merger Transaction;

(b)	the redemption of any Equity Interests of the Corporation, including, any payment in connection with any Merger Transaction;

(c)	any Investment other than a Permitted Investment;

(d)	any payment of principal of or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of any Financial Indebtedness of the Corporation except Permitted Financial Indebtedness;

(e)	any payment on account of, or for the purpose of setting apart, any property for a sinking or other analogous fund for: (i) the purchase, redemption, retirement or other acquisition of Equity Interest in the Corporation; (ii) any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any Indebtedness of the Corporation ranking in right of payment subordinate to any liability of the Corporation under this Note; or

(f)	any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to any Affiliate of the Corporation or to any director or officer thereof other than as compensation for services rendered to the Corporation or any of its Subsidiaries in the ordinary course.

"Dollars" and the symbol "$" each means lawful money of the United States of America;

"Encumbered Property" has the meaning given thereto in the Security Agreements;

"Encumbrance" includes any assignment, mortgage, charge, pledge, lien, hypothec, encumbrance, security interest or insurance securing or in effect securing any obligation, conditional sale or title retention agreement, contractual deposit, trust deposit, escrow arrangement or other preferential arrangement whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, legal or equitable, perfected or not, and includes the rights of a lessor pursuant to an operating lease, capitalized lease or sale leaseback arrangement, any right of set-off and any guarantees or indemnities;

"Environment" means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, and ambient air;

"Environmental Claims" has the meaning provided in Section 6.2(b);

"Environmental Laws" means all Applicable Laws that address, are related to, or are otherwise concerned with, the protection of the Environment, health or safety issues (including occupational safety and health);

"Environmental Liabilities" means any and all indebtedness, liabilities and obligations for any Release, any environmental damage, any contamination or any other environmental problem caused or alleged to have been caused to any Person, property or the environment as a result of any Release or the condition of any property or asset, whether or not caused by a breach of Applicable Laws, including all indebtedness, liabilities and obligations arising from or related to: (i) any surface, underground, air, groundwater, or surface water contamination; (ii) the abandonment or plugging of any well; (iii) restorations and reclamations; (iv) the removal of or failure to remove any foundations, structures or equipment; (v) the cleaning up or reclamation of storage sites; (vi) any Release; (vii) violation of pollution standards; and (viii) personal injury (including sickness, disease or death) and property damage arising from the foregoing;

"Equity Interests" of any Person means (i) any and all shares or other equity interests (including common shares, preferred shares, partnership interests, trust interests, limited liability company interests and limited liability partnership interests) in such Person; and (ii) all rights to purchase, warrants or options, including securities convertible into or exchangeable for, participations or other equivalents of or interests in (however designated) such shares or other interests in such Person (whether or not currently exercisable, exchangeable or convertible);

"Event of Default" means any event or circumstance specified in Section 5.1, which has not been waived or cured or remedied;

"Financial Indebtedness" of any Person at any date means, without duplication, all Indebtedness of such Person: (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) evidenced by bonds, debentures, notes or other similar instruments; (iii) in respect of financial letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) to pay the deferred and unpaid purchase price of property or services; (v) in respect of leases of such Person that are required to be shown as a liability on the financial statements of such Person prepared in accordance with GAAP; (vi) secured by an Encumbrance on any property of such Person, whether or not such Indebtedness is assumed by such Person; (vii) under conditional sale or other title retention agreements relating to assets purchased by such Person; (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; (ix) in respect of redemption obligations with respect to any shares of any other Person which are (I) redeemable, retractable, payable or required to be purchased or otherwise retired or extinguished, or convertible into debt of such Person (A) at a fixed or determinable date, (B) at the option of any holder thereof, or (C) upon the occurrence of a condition not solely within the control and discretion of such Person; or (II) convertible into any other shares described in (I) above; and (x) all Guarantees of Indebtedness of the type referred to in any of the foregoing sub-clauses (i) to ix) of another Person. Notwithstanding the foregoing, the following shall not be considered Financial Indebtedness: (i) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities; and (ii) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business of such Person. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof. For all purposes hereof, the Financial Indebtedness of any Person shall include the Financial Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly non-recourse to such Person;

"Generally Accepted Accounting Principles" or "GAAP" means means United States generally accepted accounting principles as established under the standards of the Financial Accounting Standards Board;

"Governmental Authority" means any (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government or any governmental or public department, (ii) court, tribunal, arbitral body, statutory body, commission, board, bureau or agency, (iii) self-regulatory organization or authority, including any stock exchange on which any securities of the Corporation are listed, (iv) subdivision, agent, commission, board or authority of any of the foregoing, or (v) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing and includes a Securities Regulatory Authority;

"Guarantee" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning;

"Hazardous Substances" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance, dangerous good or other substance that is prohibited, listed, defined, designated or classified as dangerous, hazardous, radioactive, explosive or toxic or a pollutant or a contaminant under or pursuant to any applicable Environmental Laws, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials or any substance which is deemed under Environmental Laws to be deleterious to natural resources or worker or public health and safety;

"Hedging Obligations" of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (iii) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation;

"Holder" has the meaning provided for on the first page of this Note and its successors and permitted assigns or the Person or Persons from time to time registered as the holder or holders of this Note pursuant to Section 7.1;

"including" means including, without limitation, and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it, and "includes" shall be construed in a like manner;

"incur" means, with respect to any Indebtedness, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness, and "incurrence" has a corresponding meaning;

"Indebtedness" means all present and future obligations, indebtedness, liabilities, covenants, agreements and undertakings of a Person howsoever arising, whether direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, including all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether such Person be bound alone or with others and whether as principal or surety, including all interest, fees, expenses, indemnities and costs;

"Interest" means interest at the Interest Rate calculated and payable pursuant to Article 2 on the Principal Sum and any other amounts owing by the Corporation to the Holder under this Note;

"Interest Payment Date" means the last day of the months of March, June, September and December for so long as this Note is outstanding, and the Maturity Date, provided that in the event that:

(a)	all or any part of the Principal Sum is partially or totally prepaid at any time other than on an Interest Payment Date, then the date upon which such partial or total prepayment is made shall be an Interest Payment Date in respect of the amount of such Principal Sum so prepaid; and

(b)	if all amounts owing under this Note are not repaid on the Maturity Date, the Interest Payment Date shall be the last Business Day of each calendar month after the Maturity Date;

"Interest Period" means:

(a)	the period beginning on (and including) the Issue Date and ending on (and including) the last day of June in the year in which the Issue Date occurs; and

(b)	thereafter, successive periods beginning on (but excluding) each successive Interest Payment Date and ending on (and including) the earlier of the next Interest Payment Date and the Maturity Date; and

(c)	if applicable, after the Maturity Date, the period beginning on (but excluding) the Maturity Date and ending on (and including) the last day of each calendar month and thereafter beginning on (and including) the first day of each calendar month and ending on (and including) the last day of each calendar month;

"Interest Rate" means: (i) from the Issue Date to August 15, 2013 at a rate of six per cent (6%) per annum; (ii) from and after August 16, 2013 at a rate of ten per cent (10%) per annum; and (iii) while an Event of Default exists, eighteen per cent (18%) per annum;

"Investment" of any Person means: (i) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person; and (iii) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP;

"Issue Date" has the meaning set forth on the first page of this Note;

"Material Adverse Change" means any event, occurrence, development after the date hereof or state of occurrence or state of circumstances or facts that exists at any time on or after the date hereof that has or had or would reasonably be expected to have a Material Adverse Effect;

"Material Adverse Effect" means any event, occurrence, development or state of occurrence or state of circumstances or facts that has or had or would reasonably be expected to have an effect that, individually or in the aggregate is reasonably or would reasonably be expected to be: (i) material and adverse to the business, condition (financial or otherwise), results of operations, assets or liabilities (actual or contingent), or prospects of the Corporation; (ii) a material impairment of the ability of the Corporation to perform its obligations under any Transaction Document to which it is a party; (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Corporation of any Transaction Document to which it is a party; (iv) a material adverse effect on the rights or remedies of the Holder in respect of this Note or of Deans Knight Capital Management Ltd in respect of a Security Agreement; or (v) a material adverse effect on the value of the Encumbered Property or the ability of Deans Knight Capital Management Ltd. to exercise its remedies at the times and in the manner contemplated by the Security Agreement; except any such effect resulting from or arising in connection with: (a) any change in GAAP; (b) any change in the global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in the general economic, business, regulatory, political or market conditions or in the national or global financial or capital markets, or (c) any change in the industry in which the Corporation operates provided that for the purposes of (b) and (c) such effect does not primarily relate to (or have the effect primarily relating to) the Corporation or disproportionately adversely affect the Corporation compared to other entities operating in the industries in which the Corporation operates;

"Maturity Date" has the meaning provided for on the first page of this Note

"Merger Transaction" means any transaction of merger, amalgamation, consolidation, winding-up, plan of arrangement, reorganization or reconstruction with any Person or any transaction by way of transfer, liquidation, sale, lease, disposition or otherwise whereby all or substantially all of the Corporation's undertaking, property or assets would become the property of any other Person;

"Net Proceeds" means proceeds in cash, cheques or other cash equivalent financial instruments, as and when received by the Person making a Disposition, net of: (i) the direct costs relating to such Disposition excluding amounts payable to the Corporation or any Affiliate of the Corporation, (ii) sale, use or other transaction taxes paid or payable as a result thereof including income taxes, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Financial Indebtedness secured by an Encumbrance on the property which is the subject of such Disposition;

"Note Purchase Agreement" means the agreement dated May 31, 2013 between Deans Knight Capital Management Ltd., the Individual Investor and the Corporation;

"Notes" means this Note and "Notes" means notes of the Corporation in the form of this Note in the aggregate principal amount not exceeding US$6,000,000;

"Obligations" means any and all Indebtedness of the Corporation to the Holder under this Note;

"Offer Price" has the meaning provided in Section 3.1(a);

"Outstanding" when used in relation to this Note has the meaning provided for in Section 1.6;

"Payment Account" means such account as the Holder may from time to time advise the Corporation in writing;

"Pending Financing Facility" means Financial Indebtedness in the amount of up to US$20,000,000 which has been applied for by the Corporation to the Wyoming Business Council;

"Permitted Dispositions" means:

(a)	Dispositions of inventory, or worn-out, obsolete or other surplus equipment, all in the ordinary course of business consistent with the ordinary course of business;

(b)	Dispositions, non-renewals and exchange properties in the ordinary course of business;

(c)	the sale of the Corporation’s uranium ore produced in the ordinary course of business;

(d)	Dispositions which are made for fair market value and the mandatory repayment in the amount of the Net Proceeds of such Disposition is made as required by Section 3.2;

(e)	licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business of the Corporation consistent with past practice and not interfering with the Business of the Corporation; and

(f)	Dispositions with the consent of the Holder not being unreasonably withheld;

"Permitted Encumbrances" means:

(a)	Security Interests, upon or in any property acquired by the Corporation after the date hereof in the ordinary course of business, created at the time of such purchase or within 60 days thereafter to secure the purchase price of such property or to secure Financial Indebtedness incurred solely for the purpose of financing the acquisition of such property and Security Interests existing on such property at the time of its acquisition (other than any such Security Interest created in contemplation of such acquisition), provided that no such Security Interest shall extend to any property of the Corporation other than the property so acquired ("Purchase Money Security Interests");

(b)	Encumbrances in connection with the Pending Financing Facility, provided there is no Financial Indebtedness outstanding in respect of any such Encumbrance; and

(c)	Encumbrances of the type referred to in Exhibit A;

"Permitted Financial Indebtedness" means any of the following:

(a)	Financial Indebtedness incurred under the Pending Financing Facility;

(b)	Financial Indebtedness represented by the Notes; and

(c)	Financial Indebtedness secured by Permitted Encumbrances;

"Permitted Investment" of any Person means: (i) loans and advances to directors, employees and officers of the Corporation for bona fide business purposes and to purchase Equity Interests of the Corporation not in excess of US$500,000 at any one time outstanding; (ii) cash and cash equivalents; (iii) receivables owing to such Person if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as such Person deems reasonable under the circumstances; (iv) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (v) share, obligations or securities received in settlement of debts created in the ordinary course of business and owing to such Person or in satisfaction of judgments;

"Person" means any individual, firm, partnership, company, corporation or other body corporate, government, governmental body, agency, instrumentality, unincorporated body or association and the heirs, executors, administrators or other legal representatives of an individual;

"Principal Sum" in respect of this Note means the amount set forth as the principal sum on the first page of this Note or such lesser principal sum as is owing under this Note from time to time, and in respect of all Notes means the aggregate of such amounts in respect of all Notes;

"Release" has the meaning prescribed in any Environmental Law and includes any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, migration, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction of a Hazardous Substance, whether accidental or intentional, into the environment;

"securities" has the meaning ascribed thereto in the Securities Act (British Columbia);

"Securities Regulatory Authorities" means the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and any other applicable jurisdiction;

"Security Agreements" means the the Mortgage, Leasehold Mortgage, Security Agreement, Assignment, from the Corporation to Deans Knight Capital Management Ltd. dated June 5, 2013 and the Assignment of Product Sales Contracts made by the Corporation to Deans Knight Capital Management Ltd. dated June 5, 2013;

"Security Interest" means any assignment, mortgage, charge, pledge, lien, hypothec, encumbrance, security interest or insurance securing or in effect securing any obligation, conditional sale or title retention agreement, contractual deposit, trust deposit, escrow arrangement or other preferential arrangement whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, legal or equitable, perfected or not, and includes the rights of a lessor pursuant to an operating lease, capitalized lease or sale-leaseback arrangement, any right of set-off and any guarantees or indemnities;

"Subsidiary" or "subsidiary" means: (i) any corporation or company of which at least a majority of the outstanding securities having by the terms thereof ordinary voting power to elect a majority of the board of such corporation or company is at the time directly, indirectly or beneficially owned or Controlled by the Corporation; (ii) any partnership of which, at the time, the Corporation directly, indirectly or beneficially owns or controls at least a majority of the voting interests (however designated) thereof, or otherwise controls such partnership; and (iii) any other Person of which at least a majority of the voting interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the Corporation;

"Successor Corporation" has the meaning provided in Section 8.1;

"Tax" or "Taxes" means any federal, provincial, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, consumption, asset, transfer, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, waste water discharge, social security, social security contribution quotas, housing fund contribution quotas, retirement fund contribution quotas, single business, unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, workplace safety insurance board premiums, employment insurance premiums and deductions, pension plan deductions and contributions, employer health, goods and services, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Authority, including any estimated payments relating thereto;

"Total Offer Price" has the meaning provided in Section 3.1(a);

"United States" and "U.S. Person" have the meaning given to such terms under Regulation S as promulgated under the 1933 Act. For purposes of Regulation S, "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia. "U.S. Person" includes, without limitation, with certain exceptions, any partnership or corporation organized or incorporated under the laws of the United States; and

"Voting Shares" with respect to any Person, means securities of any class of shares of such Person entitling the holders thereof (whether at all times or only so long as no senior class of share or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

1.2	Headings, Etc.

The division of this Note into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

1.3	Monetary References

Whenever an amount of money is referred to herein, such amount shall, unless otherwise expressly stated, be in United States Dollars.

1.4	Consents and Approvals

It shall be a condition hereof that any consent or approval of the Holder required hereby shall be obtained in writing prior to the event for which it is required and any such consent or approval may by given or withheld by the Holder in the Holder's sole and unfettered discretion.

1.5	Expanded Meanings

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) in accordance with the terms hereof and thereof, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision thereof, (iv) all references in this Note to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Note in which such references appear, (v) any reference to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Applicable Law and any reference to any Applicable Law shall, unless otherwise specified, refer to such Applicable Law as amended, modified or supplemented from time to time, (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract right, and (vii) in the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.6	Interpretation of "Outstanding"

This Note shall be deemed to be Outstanding until the later of the date on which:

(a)	moneys for the payment of the Principal Sum, interest and all other amounts owing to the Holder hereunder shall have been fully, finally and indefeasibly paid to the Holder; and

(b)	the Obligations shall have been duly performed as herein contemplated, or otherwise discharged to the satisfaction of the Holder.

1.7	Generally Accepted Accounting Principles

All financial statements required to be furnished by the Corporation to the Holder hereunder shall be prepared in accordance with Generally Accepted Accounting Principles. Each accounting term used in this Note, unless otherwise defined herein, has the meaning assigned to it under Generally Accepted Accounting Principles. Reference to any balance sheet item, statement of income and retained earnings item or statement of cash flows or changes in cash position item means such item as computed from the applicable financial statement prepared in accordance with Generally Accepted Accounting Principles.

ARTICLE 2

INTEREST PAYMENTS AND PAYMENTS

2.1	Interest on Principal Sum

The Corporation shall pay interest in United States Dollars to the Holder on the Principal Sum at a per annum rate of interest equal to the Interest Rate. Such Interest shall accrue as and from the Issue Date and shall be payable in arrears on each Interest Payment Date for the Interest Period which includes such Interest Payment Date, and shall be calculated on a daily basis and on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

2.2	Payment of Interest

The Corporation shall pay Interest, on each Interest Payment Date by causing to be deposited an amount equal to Interest accrued and unpaid to and including such Interest Payment Date in immediately available funds to the Payment Account.

2.3	Calculation and Payment of Overdue Interest

The Corporation shall pay Interest on all overdue payments in connection with this Note from the date any such payment becomes due or if no date for the payment of the same is expressly provided for herein, when payment of the same is demanded by the Holder and for so long as such amount remains. Amounts of Interest not paid when due (including overdue and unpaid Interest), and all Interest calculated after maturity, default, demand or judgment, shall bear interest at the Applicable Interest Rate from time to time, be calculated daily and compounded on the Interest Payment Date that such interest was to be paid (by adding such accrued and unpaid interest to the Principal Sum, the total of which shall then bear interest at the aforesaid rate), and shall be paid without the necessity for any demand being made.

2.4	Waiver

To the extent permitted by Applicable Law, any provision of the Judgment Interest Act (British Columbia) and the Interest Act (Canada), which restricts the rate of interest on any judgment debt, shall be inapplicable to this Note and is hereby waived by the Corporation.

2.5	Interest Generally

The theory of deemed reinvestment shall not apply to the calculation of Interest or payment of fees or other amounts hereunder, notwithstanding anything contained in this Note, and all Interest and fees payable by the Corporation to the Holder shall accrue from day to day and be computed as described herein in accordance with the "nominal rate" method of interest calculation.

2.6	Limitation on Interest Payments

None of the terms and provisions hereof will be construed or interpreted to require the Corporation to pay, nor shall the Corporation be required to pay, for the use, forbearance or detention of money in excess of the maximum amount of Interest permitted to be contracted for, charged, or received by Applicable Law from time to time in effect. The Corporation shall never be liable for or be required to pay any amount for Interest in excess of the maximum amount that may be lawfully contracted for, charged, or received under Applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions hereof which may be in conflict or apparent conflict herewith. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest under Applicable Law are determined to be in excess of the legal maximum, or (c) any Holder shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding Principal Sum or, at the option of the Holder, promptly returned to Corporation or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under Applicable Law, the Holder shall to the greatest extent permitted under applicable Law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under Applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under Applicable Law.

2.7	Time, Place and Currency of Payment

Payments of the Principal Sum and Interest and all other amounts payable by the Corporation pursuant to this Note shall be paid in United States Dollars for value at or before 2:00 p.m. (Vancouver, B.C. time) on the day such amount is due. If any such day is not a Business Day such amount shall be deemed for all purposes of this Note to be due on the immediately preceding Business Day. All payments shall be made to the Payment Account.

2.8	Security for Obligations

The Corporation acknowledges that the Obligations are secured by the Security Agreement.

2.9	Payments Pro Rata

The Corporation shall not make any payment of the Principal Sum or interest on this Note or purchase this Note in whole or in part unless the Corporation pays an amount on, or purchases, all other Notes in the same proportion to the Principal Sum of each other Note as the payment made on or, purchase price paid of, this Note bears to the Principal Sum, and any payment to or received by the Holder in excess of the amount provided for in this Section 2.9 shall be received by and held by the Holder in trust for the Persons who are the holders of the other Notes and shall be paid to the Corporation or a Person representing the Corporation for payment to such Persons in proportion to the Principal Sums of the Notes held by such Persons.

2.10	Repayment at the Maturity Date

The Corporation shall repay the Principal Sum in full, together with all accrued and unpaid interest then outstanding hereunder, as well as any and all other Obligations, on the Maturity Date.

ARTICLE 3

PURCHASE AND REPAYMENT BY THE CORPORATION

3.1	Offer to Purchase on Change of Control

Upon the occurrence of a Change of Control, and subject to the provisions and conditions of this Section 3.1, the Corporation shall be obligated to offer to purchase this Note and all other Notes. The terms and conditions of such obligation are set forth below:

(a)	Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Holder a notice stating that there has been a Change of Control and specifying the circumstances surrounding such event (a "Change of Control Notice") together with an offer in writing (the "Change of Control Offer") to purchase this Note made in accordance with the requirements of Applicable Securities Laws (provided that, for greater certainty, the Corporation shall use the Corporation's commercially reasonable efforts to obtain all requisite regulatory consents and to comply with Applicable Securities Laws in connection with the receiving and completion of such Change of Control Offer) at a price equal to 101% of the Principal Sum outstanding at the time of the Change of Control (the "Offer Price") plus accrued and unpaid interest on this Note up to, but excluding, the date of payment of the Offer Price to the Holder (collectively, the "Total Offer Price"), which Change of Control Offer must be open for not less than 20 days (or such lesser period as may be agreed to by the Holder).

(b)	If the Holder has accepted the Change of Control Offer, this Note shall become due and payable at the Total Offer Price on the next Business Day following the date of expiry of the Change of Control Offer, in the same manner and with the same effect as if it were the Maturity Date specified in this Note, anything therein or herein to the contrary notwithstanding, and from and after such date of expiry of the Change of Control Offer, if the Corporation has paid or caused to be paid to the Holder the Total Offer Price on the next Business Day following the date of expiry of the Change of Control Offer, this Note shall be deemed purchased and cancelled and the Corporation shall have no further obligations in relation thereto.

(c)	If the Holder has accepted the Change of Control Offer, but the Holder shall fail on or before the date of expiry of the Change of Control Offer to surrender this Note or shall not within such time accept the full payment of the Total Offer Price, or give a receipt therefor, if any, money in an amount equal to the Total Offer Price may be set aside in trust in an account at a Canadian chartered bank listed in Schedule I to the Bank Act (Canada), and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside and the Holder shall have no other right except to receive payment of the moneys so paid and deposited, upon surrender and delivery up of this Note.

(d)	The Corporation's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer to be made by the Corporation and purchases the Note for the Total Offer Price under the Change of Control Offer.

(e)	If this Note is purchased under this Section 3.1, it shall be cancelled and no Note shall be issued in substitution therefor.

3.2	Dispositions

If the Corporation or any of its Subsidiaries at any time, or from time to time, makes or agrees to make a Disposition, then (i) the Corporation shall promptly notify the Holder of such proposed Disposition (including the amount of the estimated Net Proceeds to be received by the Corporation in respect thereof) and (ii) promptly upon receipt by the Corporation of the Net Proceeds of such Disposition, the Corporation shall deliver, or cause to be delivered, such excess Net Proceeds to the Holder and the holders of the other Notes (each in the proportion of the Net Proceeds as determined pursuant to Section 2.9) (plus, if such excess Net Proceeds are to be delivered after August 15, 2013 and on or before December 31, 2013, together with the amount (the "premium") equal to percentage of such excess Net Proceeds that would be payable if the Principal Sum were prepaid at such time; the whole be applied by the Holder in payment; (a) firstly, if a premium is paid, on account of the premium that may be paid if the Principal Sum is prepaid,(a) secondly, of interest accrued to the date of receipt of such funds by the Holder and then (b) as a repayment of the Principal Sum of this Note.

3.3	Purchase by the Corporation

(a)	Subject to Section 2.9, the Corporation may, at any time and from time to time, at the Corporation's option, purchase this Note for cancellation by tender or by private contract, at any price agreed to by the Holder.

(b)	The Corporation may not purchase this Note by private contract if a Default has occurred and is continuing.

ARTICLE 4

COVENANTS

4.1	Positive Covenants

The Corporation covenants with the Holder that the Corporation shall:

(a)	Payment and Performance: duly and punctually pay all amounts due by the Corporation hereunder and shall perform all other obligations on the Corporation's part to be performed under the terms of this Note at the times and places and in the manner provided for herein;

(b)	Corporate Existence: maintain the Corporation's corporate existence in good standing under the laws of the Corporation's jurisdiction of incorporation and register and qualify and remain registered and qualified as a corporation authorized to carry on business under the laws of each jurisdiction in which the nature of the Business or the character of any material properties and assets owned or leased by the Corporation requires such registration and qualification, except such as would not be a Material Adverse Effect;

(c)	Insurance: maintain in full force and effect such policies of insurance, including public liability and property damage insurance, in such amounts issued by insurers of recognized standing covering the Corporation's properties and operations, including business interruption insurance and replacement cost insurance, as are customarily maintained by Persons engaged in the same or similar business in the localities where the Corporation's properties and operations are located, and, if requested by a Holder of a Note, furnish the Holder with certificates or other evidence confirming compliance with the foregoing insurance requirements;

(d)	Compliance With Applicable Laws:

(i)	carry on and conduct the Business and keep, maintain and operate the Corporation's assets and properties in all respects in accordance with all Applicable Laws, including Environmental Laws and Applicable Securities Laws, and in a good and workmanlike manner and in accordance with sound industry practice, except where such non- compliance is not and is not reasonably likely to result in a Material Adverse Effect; and

(ii)	observe and conform in all respects to all valid requirements of any Governmental Authority relative to any of the Corporation's assets and properties and all covenants, terms and conditions of all agreements upon or under which any of the Corporation's assets and properties are held, except where such non-compliance is not and is not reasonably likely to result in a Material Adverse Effect;

(e)	Payment of Taxes:

(i)	file all income tax returns which are required to be filed; and

(ii)	pay or make provision for payment (in accordance with Generally Accepted Accounting Principles) of all Taxes which are due and payable, or to provide adequate reserves (in accordance with Generally Accepted Accounting Principles) for the payment of any Tax, the payment of which is being contested in good faith;

(f)	Payment of Other Obligations: pay or cause to be paid all rents, royalties, Taxes and other Indebtedness to pay money validly imposed upon the Corporation, or upon the Corporation's properties or assets or any part thereof, and all Indebtedness of the Corporation as and when the same became due and payable or shall provide adequate reserves (in accordance with GAAP) for the payment of any such obligation or Indebtedness, the payment of which is being contested in good faith;

(g)	Maintenance of Books and Records: keep or cause to be kept proper and adequate records and books of account in which true and complete entries will be made in a manner sufficient to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles;

(h)	Defend Title to Assets: maintain, protect and defend title to all property and assets held by the Corporation in its own capacity or on behalf of others, and take all such acts and steps as are necessary or advisable at any time and from time to time to maintain their respective property and assets in good standing, except where failure to protect and defend title to such property or assets held by the Corporation in its own capacity or on behalf of others does not or its not reasonably likely to result in a Material Adverse Effect;

(i)	Reporting Requirements: furnish to the Holder, unless the Corporation shall have timely made such financial statements available on Canada’s System for Electronic Document Analysis and Retrieval ("SEDAR"), on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”) or on its home page on the worldwide web (at the date of this Agreement located at http://www.uranerz.com):

(i)	as soon as available and in any event within the earlier of: (i) 90 days after the end of each fiscal year of the Corporation and (ii) the date upon which the following information is to be filed with a Securities Regulatory Authority, the audited consolidated financial statements of the Corporation including a balance sheet and related statements of income, retained earnings and changes in cash flow as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, in accordance with GAAP;

(ii)	as soon as available and in any event within the earlier of: (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Corporation and (ii) the date upon which the following information is to be filed with a Securities Regulatory Authority, unaudited consolidated financial statements of the Corporation including a balance sheet and related statements of income, retained earnings and changes in cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year which includes such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal period, all certified by an officer of the Corporation as presenting fairly in all material respects the financial condition and results of operations of the Corporation in accordance with GAAP, subject to year end adjustments;

(iii)	such other information as the Holder may reasonably request from time to time, provided that the Holder shall not use any such information other than for the purposes of its status as a creditor of the Corporation; and

(j)	Notice of Event of Default: provide the Holder with prompt written notice of the occurrence of any Default or Event of Default upon obtaining knowledge thereof.

4.2	Negative Covenants of the Corporation

The Corporation covenants with the Holder that the Corporation shall not, without the consent of the Holder:

(a)	Financial Indebtedness: incur any Indebtedness other than Permitted Financial Indebtedness;

(b)	Negative Pledge: create, incur, assume or suffer to exist any Security Interest upon or with respect to any of the Encumbered Property other than Permitted Encumbrances and other than Security Interests as security for the Pending Financing Facility that is fully subordinate to the Security Interests created or intended to be created by the Security Agreement;

(c)	Distributions: declare or make any Distribution;

(d)	Disposition: directly or indirectly, make any Disposition unless the Net Proceeds are applied in accordance with Section 3.2;

(e)	Change of Business: change in any material respect the nature of the Business nor engage directly or indirectly, in any material business, activity or purchase or otherwise acquire any material property, in either case, not primarily related to the conduct of the Business;

(f)	Subsidiaries: acquire or create any Subsidiary unless such Subsidiary unconditionally guarantees payment and performance of the Obligations in form approved by Deans Knight Capital Management Ltd. and grants a security interest to secure payment and performance of such guarantee over all of its present and after acquired property substantially in the form of the Security Agreement; or

(g)	Merger Transaction: enter into or become party to a Merger Transaction or take any corporate action in pursuance of a Merger Transaction.

ARTICLE 5

DEFAULT

5.1	Events of Default

An Event of Default shall occur upon the happening of any one or more of the following:

(a)	if the Corporation defaults in payment of the Principal Sum when the same becomes due and payable under this Note;

(b)	if the Corporation defaults in payment of Net Proceeds or the Total Offer Price when the same becomes due and payable under this Note;

(c)	if the Corporation defaults in payment of any Interest when the same becomes due and payable under this Note;

(d)	if there shall be a breach by the Corporation of any other covenant, condition or provision contained in this Note or a Security Agreement and the breach (if capable of being cured) is not cured within fifteen days after written notice by the Holder to the Corporation, as the case may be, provided that if such breach is curable, does not give rise to a Material Adverse Effect, cannot be cured with reasonable diligence within such fifteen day period and the Corporation commences to cure such breach within such fifteen day period and thereafter is continuously and diligently taking steps to cure such breach, such fifteen day period will be extended for a period of time, not exceeding 60 days, until such breach is cured;

(e)	if any representation or warranty in favour of the Holder or Deans Knight Capital Management Ltd. in any agreement or instrument in respect of this Note of which the Holder or Deans Knight Capital Management Ltd. has the benefit, shall have been incorrect in any material respect, or any such representation or warranty that is qualified by materiality or Material Adverse Effect shall have been untrue in any respect, in each case when made and such representation or warranty (if capable of being corrected) continues to be incorrect for a period of 30 days after the Holder or Deans Knight Capital Management Ltd. gives written notice of such incorrect representation and warranty to the Corporation;

(f)	if the Corporation shall: (i) institute or commence proceedings to be adjudicated a bankrupt or insolvent or consent to the filing of a bankruptcy or insolvency proceeding against the Corporation; (ii) file, institute or commence or otherwise take any proceeding relating to reorganization, adjustment, arrangement, composition, compromise, stay of proceedings or relief similar to any of the foregoing under any Applicable Law regarding bankruptcy, insolvency, reorganization or relief of debtors; (iii) consent to the filing of any such proceeding, (iv) consent to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or similar official or to the liquidation, dissolution or winding-up of the Corporation or of all or a substantial part of the Corporation's property and assets, (v) make an assignment for the benefit of creditors, (vi) admit in writing the Corporation's inability to pay their respective debts generally as they become due, (vii) generally not pay the Corporation's debts as they come due or otherwise be insolvent, or (viii) take any corporate or other action authorizing or in furtherance of any of the foregoing;

(g)	if any proceeding is filed, instituted or commenced by any Person seeking: (i) to adjudicate the Corporation a bankrupt or insolvent or the liquidation, reorganization, winding-up, adjustment, arrangement, compromise, composition, stay of proceedings or similar relief of or for the Corporation under any Applicable Law regarding bankruptcy, insolvency, reorganization or relief of debtors; or (ii) to appoint a receiver, liquidator, trustee or assignee in bankruptcy or similar official of the Corporation or of all or a material part of its property and assets, if such proceeding shall continue undismissed or unstayed for a period of 60 days;

(h)	the occurrence of an event of default under any Financial Indebtedness exceeding US$250,000, provided that if an event of default under any Financial Indebtedness is cured or waived, the Event of Default hereunder relating thereto shall be deemed to have been cured or waived to the same extent for all purposes;

(i)	if a writ, execution, attachment or similar process is issued or levied against all or a portion of the property of the Corporation in connection with any judgment or judgments against the Corporation aggregating in excess of US$250,000 and is not released, satisfied, discharged, vacated or stayed within 30 days after its entry, commencement or levy;

(j)	if final judgments for the payment of money aggregating in excess of US$250,000 shall be rendered against the Corporation, by a court of last resort and the same shall remain undischarged for a period of 30 days during which time such judgments shall not be on appeal or execution thereof shall not be effectively stayed; or

(k)	in the reasonable opinion of Deans Knight Capital Management Ltd. a Material Adverse Effect exists or a Material Adverse Change has occurred.

5.2	Acceleration

Upon the occurrence of an Event of Default which is continuing, the Holder may by notice in writing to the Corporation declare the Principal Sum and all accrued interest thereon and all other Obligations to be immediately due and payable and the same shall become immediately due and payable to the Holder and the Corporation shall forthwith pay the same to the Holder failing which all rights and remedies of the Holder hereunder and under the Security Agreement or at law or equity in respect of such non-payment shall become enforceable; provided that upon the occurrence of an Event of Default specified in Section 5.1(f) or 5.1(g), the Principal Sum and all accrued interest thereon and all other Obligations shall automatically become due and payable without any requirement that notice be given by the Holder.

5.3	Remedies - General

Upon and following the occurrence of an Event of Default and acceleration of the Principal Sum in accordance with Section 5.2, Deans Knight Capital Management Ltd. may, in its sole and absolute discretion exercise all such rights and remedies that may be exercised under the Security Agreement and all other rights and remedies recognized under Applicable Law against the Corporation or in respect of the Encumbered Property or any part thereof for the enforcement of full payment and performance of all the Obligations.

5.4	Remedies Not Exclusive

No right, power or remedy herein conferred upon or reserved to the Holder or any person acting for or on behalf of the Holder is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy shall, to the extent permitted by Applicable Law, be cumulative and shall be in addition to every other right, power or remedy given hereunder or now or hereafter existing at law, in equity or by statute. The Holder shall have the power to waive any default, provided no such waiver shall be effective unless made in writing by the Holder and shall not constitute a waiver of any other or subsequent default. No delay or omission of the Holder in the exercise of any right, power or remedy accruing upon any default shall impair any such right, power or remedy or shall be construed to be a waiver of any such default or an acquiescence therein. Every right, power and remedy given to the Holder by this Note or under Applicable Law may be exercised from time to time and as often as may be deemed expedient by the Holder. In case the Holder shall have proceeded to enforce any right under this Note and the proceedings for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Holder, then and in every such case the Corporation and the Holder shall, without any further action hereunder, to the full extent permitted by Applicable Law, subject to any determination in such proceedings, severally and respectively, be restored to their former positions and rights hereunder and thereafter all rights, remedies and powers of the Holder shall continue as though no such proceeding had been taken.

5.5	Application of Monies

Subject to Applicable Law, all monies collected or received by the Holder pursuant to or in exercise of any right or remedy shall be applied on account of the amounts outstanding hereunder in such manner as the Holder deems best or, at the option of the Holder, may be held unappropriated in a collateral account or released to the Corporation, all without prejudice to the liability of the Corporation or the rights of the Holder hereunder, and any surplus shall be accounted for as required by law.

ARTICLE 6

INDEMNITY AND EXPENSES

6.1	No Set-off and Taxes

The Corporation shall make all payments to the Holder hereunder without any set-off or counterclaim whatsoever and free and clear of, and without deduction for or on account of, any Tax. If any Tax is deducted or withheld from any payments, the Corporation shall promptly remit to the Holder the equivalent of the amounts so deducted or withheld together with such additional amounts as may be necessary so that after making all required deductions or withholdings, including deductions or withholdings applicable to additional amounts paid under this Section 6.1, the Holder shall receive an amount equal to the amount the Holder would have received if no deduction or withholding had been made.

In the event the Corporation has made a payment pursuant to this Section 6.1 and the Holder determines thereafter that the Holder has been granted or received a credit, refund or remission in respect of the Tax for which the deduction was made, then the Holder shall refund to the Corporation such amount (if any) as the Holder determines in good faith will leave the Holder in no worse position than would have been the case if there had been no obligation to make such deduction or withholding in the first place. The Holder shall not be obligated to provide to the Corporation copies of all or any part of the Holder's tax returns, financial statements or other corporate financial data by reason of any such matter.

6.2	Indemnity

(a)	The Corporation hereby covenants with the Holder that the Corporation shall at all times hereafter keep the Holder indemnified and held harmless from and against all suits (whether founded or unfounded), actions, proceedings, judgments, demands or claims asserted, instituted or made against the Holder, and all costs, losses, liabilities, damages and expenses (including all legal fees on a solicitor and his own client, full indemnity, basis) incurred by the Holder in any way relating to, arising out of, or incidental to any of the transactions contemplated by this Note. If and for so long as no Default or Event of Default has occurred and is continuing, the Corporation, at the Corporation's option, shall be entitled to conduct the defence of such suit, action or proceeding with the participation of and taking into account the best interests of the Holder. If the Holder shall determine in good faith that a conflict of interest exists or the defence of any such suit, action or proceeding is not being conducted in the best interests of the Holder, the Holder shall on notice to the Corporation (and for the account of the Corporation) be entitled to take over the sole conduct of the defence of such suit, action or proceeding. This indemnity shall extend to the officers, directors, employees and assignees of the Holder.

(b)	The Corporation hereby jointly and severally agrees to indemnify, defend and hold harmless the Holder from and against any and all Environmental Liabilities, losses, costs, expenses, damages, claims, judgments, suits, awards, fines, sanctions and liabilities whatsoever (including any costs or expenses of preparing any necessary environmental assessment report or other similar reports) (collectively, "Environmental Claims") incurred by the Holder as a result of:

(i)	any breach of applicable Environmental Laws which relates to the property or operations of the Corporation;

(ii)	any Release, presence, use, creation, transportation, storage or disposal of Hazardous Substances which relate to the property or operations of the Corporation; or

(iii)	any claim or order for any clean-up, restoration, detoxification, reclamation, repair or other securing or remedial action which relates to the property or operations of the Corporation;

provided, however, that this indemnity shall not apply in respect of any such Environmental Claims which are caused by the negligence or wilful misconduct of the Holder by reason of any act of, or any act or omission taken at the direction of, the Holder or any of the officers, directors, employees or assignees thereof. This indemnity shall extend to the officers, directors, employees, agents and assignees of the Holder as well as to the Holder itself, and the Holder will hold the benefit of this indemnity in trust for such other indemnified persons to the extent necessary to give effect thereto.

6.3	Expenses

(a)	The Corporation shall supply all statements, reports, certificates, opinions and other documents or information required to be furnished to the Holder by the Corporation under this Note without cost to the Holder.

(b)	If the Corporation fails to pay any amounts required to be paid by the Corporation under this Note or if the Corporation fails to observe or perform any of the covenants and obligations set forth in this Note to be observed or performed by the Corporation, the Holder may, but shall be under no obligation to, pay such amounts or do such act or things as may be required to ensure such observance and performance, without waiving any of the Holder's rights under this Note. No such payment, act or thing by the Holder or any receiver shall relieve the Corporation from any Default under this Note or the consequences of such Default. The reasonable expenses (including the cost of any insurance and payment of Taxes or other charges and legal fees and expenses on a solicitor and his own client, full indemnity, basis) paid by the Holder shall be deemed advanced to the Corporation by the Holder, shall become part of the Obligations, and shall, from the time they are paid by the Holder or such receiver until repaid by the Corporation, bear interest at the Applicable Interest Rate.

(c)	The Corporation shall pay all reasonable expenses (including legal fees and expenses on a solicitor and his own client, full indemnity, basis) incurred by the Holder in connection with the preparation, perfection, execution, protection, enforcement of and advice with respect to this Note (including the realization, disposition, retention, protection or collection of the Encumbered Property or any part thereof and the protection and enforcement of the rights of the Holder hereunder and under the Security Agreement) and such expenses shall become part of the Obligations, and shall, from the time they are paid by the Holder until repaid by the Corporation, bear interest at the Applicable Interest Rate.

6.4	Currency

Unless otherwise provided, all dollar amounts referred to in this Note are to United States currency or "American dollars". If, in connection with any action or proceeding brought in connection with this Agreement or any resulting judgment or order, it becomes necessary to convert any amount due hereunder in one currency (the "first currency") into another currency (the "second currency"), then the conversion shall be made at the Judgment Conversion Rate on the first Business Day prior to the day on which payment is received. If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Judgment Conversion Rate on the day on which the judgment is given. If the Judgment Conversion Rate on the date of payment is different from the Judgment Conversion Rate on such first Business Day or on the date of judgment, as the case may be, the party shall pay such additional amount (if any) in the second currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in the second currency which, when converted at the Judgment Conversion Rate on the date of payment, is the amount due in the first currency, together with all costs, charges and expenses of conversion. Any additional amount owing pursuant to the provisions of this section shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of this Agreement.

The term "Judgment Conversion Rate" used in this section means the noon rate of exchange for Canadian interbank transactions in Canadian dollars in the other currency published by the Bank of Canada for the date in question.

ARTICLE 7

TRANSFER OF NOTE

7.1	Register of the Note

The Corporation shall keep or cause to be kept a register in which the Holder of this Note shall be registered. The name and address of each holder of this Note and particulars of this Note held shall be entered in the register. For the purposes of this Note, the Corporation may treat the Person registered as the Holder as the beneficial owner thereof for all purposes.

7.2	U.S. Transferee

This Note has not been registered under the 1933 Act, or the securities laws of any state of the United States, and may not be transferred in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States unless this Note has been registered under the 1933 Act and the applicable securities laws of any state of the United States or an exemption from such registration requirements is available.

7.3	Transfer of Note

This Note and the rights represented hereby may be transferred by the Holder, subject to Applicable Securities Laws and subject to the transferee agreeing to be bound by the provisions of the Collateral Agency Agreement as successor and assignee of the transferring Holder.

7.4	Exchange of Note

Any one or more Notes may, upon compliance with the reasonable requirements of the Corporation (including compliance with Applicable Securities Laws), be exchanged for one or more other Notes representing the same aggregate Principal Sum as represented by this Note so exchanged. Any Note tendered for exchange shall be cancelled and surrendered by the Holder to the Corporation.

7.5	Replacement Note

If this Note becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to Applicable Law, shall issue and deliver, a new debenture of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of this Note. The Holder shall bear the cost of the issue of a replacement Note and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of this Note as shall be satisfactory to the Corporation, in the Corporation's sole discretion, and the Holder may also be required to furnish an indemnity or security in amount and form satisfactory to the Corporation, in the Corporation's sole discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

ARTICLE 8

SUCCESSOR CORPORATION

8.1	Restriction on and in each case etc.

The Corporation shall not carry out a Merger Transaction of enter into any Merger Transaction whereby all or substantially all of the Corporation's undertaking, property and assets would become the property of:

(a)	any other Person; or

(b)	in the case of an amalgamation or merger, of the continuing corporation resulting therefrom;

(in this Section 8.1, such other Person or continuing corporation, as the case may be, is hereinafter referred to as a "Successor Corporation"), unless the Corporation has obtained the consent of the Holder under Section 4.2(g), if required, and the Successor Corporation shall execute, prior to or contemporaneously with the consummation of the Merger Transaction, such instruments, if any, as are in the opinion of counsel to the Holder necessary or advisable to evidence:

(c)	the assumption by the Successor Corporation of liability for the due and punctual payment and performance of the Obligations;

(d)	the agreement of the Successor Corporation to observe and perform all the other covenants and obligations of the Corporation under this Note and the Security Agreement;

(e)	the grant of security interests in the property of such Successor on the terms of the Security Agreement subject to no Encumbrance other than Permitted Encumbrances; and

(f)	the enforceability of this Note against the Successor Corporation; and

(g)	the delivery to the Holder of an opinion of independent legal counsel to the Corporation to the effect that terms thereof are substantially to preserve and not impair the Security Interests or any of the powers or rights of the Holder or of Deans Knight Capital Management Ltd. under the Security Agreement in respect of the Obligations.

ARTICLE 9

MISCELLANEOUS

9.1	Severability

If any one or more of the provisions or parts thereof contained in this Note should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)	the invalidity, illegality or unenforceability of any provision or any part thereof contained in this Note in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Note in any other jurisdiction.

9.2	Laws of British Columbia

This Note shall be deemed to have been made and shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The Corporation hereby irrevocably submits to the jurisdiction of the courts of the Province of British Columbia for any action, suit or any other proceeding arising out of or relating to this Note and any other agreement or instrument mentioned therein or any of the transactions contemplated thereby.

9.3	Submission to Jurisdiction; Waivers

The Corporation hereby irrevocably and unconditionally:

(a)	submits, for itself and its property, in any action, suit or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Province of British Columbia, Canada, sitting in Vancouver, and appellate courts from any decision thereof;

(b)	consents that any such action, suit or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)	appoints McMillan LLP, Royal Centre, 1055 West Georgia Street, Suite 1500, PO Box 11117, Vancouver, BC, V6E 4N7 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding of the nature referred to above; said designation and appointment shall, to the fullest extent permitted by Applicable Law, be irrevocable until this Agreement is terminated; if any such agent shall cease to act, the Corporation shall without delay appoint another such agent with an address in Vancouver, British Columbia and shall promptly deliver to the Purchaser evidence in writing of such other agent's acceptance of such appointment;

(d)	consents to process being served in any action, suit or proceeding of the nature referred to above by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of the party to whom it is addressed specified in or designated pursuant to Section 9.7 or by serving a copy thereof upon the relevant agent for service of process referred to above at the address set forth in respect of such agent in subsection (c) above (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service);

(e)	waives, to the fullest extent it may effectively do so under Applicable Law, all claim of error by reason of any such service and agrees, to the fullest extent it may effectively do so under Applicable Law, that such service (i) shall be deemed in every respect effective service of process upon a party hereto in any such action, suit or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to such party; and

(f)	agrees that nothing contained herein shall affect the right of any party hereto to serve process in any other manner permitted by Applicable Law or limit any right that any party hereto may have to bring actions, suits or proceedings against any party hereto in the courts of any jurisdiction.

9.4	Notices

All notices, reports or other communication required or permitted by this Note must be in writing and either delivered by hand or by any form of electronic communication by means of which a written or typed copy is produced by the receiver thereof and is effective on actual receipt unless sent by electronic means in which case it is effective on the Business Day next following the date of transmission, addressed to the relevant party, as follows:

(a)	if to the Corporation:

Uranerz Energy Corporation

Administrative Office

1410 - 800 West Pender Street,

Vancouver, B.C.,

Canada

V6C 2V6

Attention: Sandra MacKay

Telecopier No.:604-689-1722

email: smackay@uranerz.com

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado

80202

Attention: Jason K. Brenkert

Telecopier No.: 303-629-3450

email: brenkert.jason@dorsey.com

(b)	if to the Holder:

Deans Knight Capital Management Ltd.

1500-999 West Hastings Street

Vancouver, British Columbia V6C 2W2

Canada

Attention:	Dillon Cameron
Telecopier No.: 604-669-0238

or the last address or telecopier number of the party concerned, notice of which was given in accordance with this Section 9.4.

9.5	Enurement

This Note and all its provisions shall enure to the benefit of the Holder, its successors and assigns and shall be binding upon the Corporation, its successors and assigns.

9.6	No Amendment or Waiver

Notwithstanding any other provisions of this Note, no amendment or waiver of any provisions of this Note, nor consent to any departure by the Corporation therefrom, shall in any event be effective unless the same shall be in writing and signed by an officer of the Holder, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and shall not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or to affect the rights of the Holder resulting therefrom.

Exhibit A Permitted

Encumbrances

"Permitted Encumbrances" means the following types of Encumbrances:

(i)         statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, suppliers, material men, repairmen and other Encumbrances imposed by law incurred in the ordinary course of business and Encumbrances for taxes, assessments or governmental charges or claims, in either case, for sums not yet overdue or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(ii)        Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(iii)       Encumbrances upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(iv)       Encumbrances encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Corporation, including rights of offset and setoff;

(v)        bankers’ liens, rights of setoff and other similar Encumbrances existing solely with respect to cash on deposit in one or more accounts maintained by the Corporation, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Encumbrances secure (either directly or indirectly) the repayment of any Indebtedness (as such term is defined in the Notes);

(vi)       leases or subleases (or any Encumbrances related thereto) granted to others that do not materially interfere with the ordinary course of business of the Corporation;

(vii)     attachment or judgment Encumbrances not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings;

(viii)    easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Corporation;

(ix)       zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

(x)        any right of first refusal, right of first offer, option, contract or other agreement to sell an asset existing on the date hereof and set forth the Schedules attached hereto; and

(xi)       Encumbrances securing hedging obligations entered into for bona fide hedging purposes of the Corporation not for the purpose of speculation.

Exhibit 2.2

Form of Warrant

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 6, 2013.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON STOCK EXCHANGES.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAS BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

SUBJECT TO CERTAIN EXCEPTION, THIS WARRANT IS NOT TRANSFERRABLE WITHOUT THE APPROVAL OF THE CORPORATION.

WARRANTS TO PURCHASE SHARES OF COMMON STOCK

of

Uranerz Energy Corporation

(a Nevada corporation)

Warrant Certificate No. ____	Number of warrants represented by this certificate: _________

EXERCISABLE PRIOR TO 5:00 P.M., VANCOUVER TIME, ON THE EXPIRY DATE (AS DEFINED BELOW) AT WHICH TIME THESE WARRANTS SHALL EXPIRE AND BE NULL AND VOID

THIS IS TO CERTIFY THAT, for value received, _____________________(the “Holder”) is the registered holder of ___________________  (_________________) Warrants to purchase shares of common stock (“Common Shares”) in the capital of Uranerz Energy Corporation, a Nevada corporation (the “Corporation”). Each Warrant (defined in Schedule “A” hereto) represented by this warrant certificate (the “Certificate”) entitles the holder thereof to acquire one fully paid and non-assessable Common Share (a “Warrant Share”), as such shares were constituted on the date of this Certificate, in the manner and subject to the restrictions and adjustments set forth herein, at US$1.60 per Common Share, subject to adjustment in accordance with the provisions of Section 3, at any time prior to 5:00 p.m. (Vancouver, BC time) on the Expiry Date (defined in Schedule “A” hereto) (such time and date herein called the “Expiry Time”), by surrendering to the Corporation at the office of its Registrar and Transfer Agent, at 3200 Cherry Creek Dr. South., Unit 430, Denver, CO 80209, this Certificate, with a completed and executed subscription form, and payment in full for the Common Shares being purchased.

THESE WARRANTS MAY BE EXERCISED FOR UP TO • WARRANT SHARES AFTER THE DATE HEREOF AND ON OR BEFORE AUGUST 15, 2013 AND THEREAFTER AT ANY TIME UP TO THE EXPIRY TIME, AND MAY BE EXERCISED FOR UP TO • WARRANT SHARES IN THE AGGREGAGE AT ANY TIME ON OR AFTER AUGUST 16, 2013 AND UP TO THE EXPIRY TIME IF ANY OF THE NOTES OF THE CORPORATION IN THE AGREGGATE PRINCIPAL AMOUNT OF US6 MILLION ARE OUTSTANDING ON AUGUST 16, 2013.

These Warrants and the Warrant Shares issuable upon the exercise hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state of the United States. The Warrants may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the 1933 Act and any applicable securities laws of any state of the United States, and the holder has furnished an opinion of counsel satisfactory to the Corporation to such effect; provided that, if the Warrants are being exercised by the original holder hereof, such original holder will not be required to deliver an opinion of counsel in connection with the due exercise of the Warrants at a time when the representations, warranties and covenants made by the original holder in the US Investor Representation Letter attached as Schedule A to the Investor Representation Letter attached as Schedule 3.3(a) to the Note Purchase Agreement pursuant to which these Warrants were sold remain true and correct and the original holder makes a representation to the Corporation to such effect.

The Corporation shall treat the Holder as the absolute owner of this Certificate for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Certificate free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge of the Corporation and the Corporation shall not be bound to inquire into the title of any such Holder.

This Certificate is issued upon the terms and conditions as are set out in Schedule "A" hereto, which terms, conditions and provisions are attached hereto and are incorporated herein and form a part hereof. Unless the context otherwise requires capitalized expressions herein shall have the meanings provided for in Schedule "A" hereto.

The Warrants represented by this certificate are part of an issue of up to 1,600,000 Warrants by the Corporation on terms identical with the terms of this Warrant.

IN WITNESS WHEREOF the Corporation has executed this Warrant Certificate this 5th day of June, 2013.

Uranerz Energy Corporation
Per:
Name
Title

SCHEDULE "A"

TO WARRANT CERTIFICATE DATED JUNE 5, 2013 OF URANERZ ENERGY
CORPORATION

The following terms and conditions are applicable to the Warrant Certificate dated June 5, 2013 of Uranerz Energy Corporation

1.	Definitions: In this Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Accelerated Expiry Date” means the date set forth in an Acceleration Notice delivered to the Holder pursuant to Section 3;

(b)	“Acceleration Notice” has the meaning set forth in Section 3;

(c)	“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time;

(d)	“Applicable Date” has the meaning set forth in Section 12(b)(ii);

(e)	“Business Day” means a day (other than a Saturday, Sunday or statutory holiday) on which banks are generally open for business in the City of Vancouver, British Columbia;

(f)	“Certificate” means this certificate evidencing Warrants;

(g)	“Common Shares” means the shares of common stock of the Corporation as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out in Section 12 hereof;

(h)	“Corporation” means Uranerz Energy Corporation, a Nevada corporation, and its successors and assigns;

(i)	“Current Market Price” in respect of a security at any date means:

(i)	the Volume Weighted Average Trading Price per security for the 20 consecutive Trading Days ending on the Trading Day three Trading Days before such date on the Principal Securities Exchange; or

(ii)	if such securities are not listed or quoted on the Principal Securities Exchange during all or part of such period during which the Current Market Price thereof would otherwise be determined, the Current Market Price in respect of such securities will in respect of all or such part of the period be determined by a firm of independent nationally recognized investment dealers chosen by the Corporation;

(j)	“Dividends Paid in the Ordinary Course” means dividends paid in any financial year of the Corporation, whether in (i) cash, (ii) shares of the Corporation, (iii) warrants or similar rights to purchase any shares of the Corporation or property or other assets of the Corporation provided that the value of such dividends does not in such financial year exceed the greater of:

(i)	150% of the aggregate amount of dividends paid by the Corporation on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year, and

(ii)	100% of the consolidated net earnings from continuing operations of the Corporation, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

(k)	“Exchangeable Securities” has the meaning set forth in Section 12(b)(ii);

(l)	“Exercise Price” means the purchase price payable for each Common Share issuable upon exercise of each Warrant, such price to be US$1.60 per Common Share, subject to adjustment in accordance with the provisions of Section 12;

(m)	“Expiry Date” means the earlier of: (i) the Accelerated Expiry Date; and (ii) December 5, 2015;

(n)	“Expiry Time” means, in respect of a Warrant, 5:00 p.m. (Vancouver time) on the Expiry Date;

(o)	"GAAP" means United States generally accepted accounting principles as established under the standards of the Financial Accounting Standards Board;

(p)	“Governmental Authority” means any (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government or any governmental or public department, (ii) court, tribunal, arbitral body, statutory body, commission, board, bureau or agency, (iii) self-regulatory organization or authority, including any stock exchange on which any securities of the Corporation are listed, (iv) subdivision, agent, commission, board or authority of any of the foregoing, or (v) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing and includes a Securities Regulatory Authority;

(q)	“Holder” means the holder set forth on the first page and its successors and assigns;

(r)	“NYSE” means the NYSE MKT LLC;

(s)	“Permitted Issuance” means any of the following referred to in the Filings:

(i)	the issuance of options to acquire Common Shares pursuant to the Corporation’s stock option plan, as modified or amended from time to time and the issuance of Common Shares upon the exercise of such options; and

(ii)	any issuance of Warrant Shares;

(t)	“person” means any individual, firm, partnership, company, corporation or other body corporate, government, governmental body, agency, instrumentality, unincorporated body or association and the heirs, executors, administrators or other legal representatives of an individual;

(u)	“Principal Securities Exchange” means, in respect of a security, the national stock exchange, automated inter-dealer quotation system, alternative trading system or over- the-counter market upon which such securities are listed or quoted and which forms the primary trading market by volume for such securities;

(v)	“Registrar and Transfer Agent” means Corporate Stock Transfer at is office at 3200 Cherry Creek Dr. South,. Unit 430, Denver, CO 80209 and its successors and assigns;

(w)	“Rights Offering” has the meaning set forth in Section 12(b)(ii);

(x)	“Securities Regulatory Authorities” means the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, the SEC, and the stock exchanges on which the Common Shares are listed for trading;

(y)	“SEC” means the U.S. Securities and Exchange Commission;

(z)	“Subsidiary” or “subsidiary” means: (i) any corporation or company of which at least a majority of the outstanding securities having by the terms thereof ordinary voting power to elect a majority of the board of such corporation or company is at the time directly, indirectly or beneficially owned or controlled by the Corporation; (ii) any partnership of which, at the time, the Corporation directly, indirectly or beneficially owns or controls at least a majority of the voting interests (however designated) thereof, or otherwise controls such partnership; and (iii) any other Person of which at least a majority of the voting interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the Corporation;

(aa)	“successor corporation” has the meaning set forth in Section 14(a);

(bb)	“Trading Day” means, with respect to any Principal Securities Exchange or any other market for securities, any day on which such exchange or market is open for trading or quotation;

(cc)	“TSX” means the Toronto Stock Exchange;

(dd)	"1933 Act" means the United States Securities Act of 1933, as amended;

(ee)	"United States" and "U.S. Person" have the meaning given to such terms under Regulation S promulgated under the 1933 Act. For purposes of Regulation S, "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia. "U.S. Person" includes, without limitation, with certain exceptions, any partnership or corporation organized or incorporated under the laws of the United States;

(ff)	“Volume Weighted Average Trading Price” means, in respect of a security, the amount determined by dividing the aggregate sale price of all such securities sold on the Principal Securities Exchange during a particular period by the aggregate number of such securities sold during the particular period, calculated including only trades made on such Principal Securities Exchange during normal trading hours;

(gg)	“Warrants” means the common share purchase warrants represented by this Certificate, each common share purchase warrant exercisable to purchase one Common Share at the Exercise Price until the Expiry Time; and

(hh)	“Warrant Share” has the meaning set forth on the first page.

2.	Time for Expiry:

At the Expiry Time, all rights under the Warrants evidenced by this Certificate, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect.

3.	Accelerated Expiry Date:

If the closing price per security on the Principal Securities Exchange of the Common Shares for the 20 consecutive Trading Days ending on the Trading Day three Trading Days before the date an Acceleration Notice is given is at least 1.71875 times the Exercise Price ($2.75/$1.60) on each such day in the 20 consecutive Trading Day period, then the Corporation may give written notice (the “Acceleration Notice”), (i) to the Holders by personal delivery to Deans Knight Capital Management Ltd. at 1500 – 999 West Hastings Street, Vancouver, British Columbia V6C 2W2 (Attention: the President) and (ii) by personal delivery to the office of the Registrar and Transfer Agent, or to such other address as Deans Knight Capital Management Ltd. or such Registrar and Transfer Agent, as the case may be, may specify by written notice to the Corporation, (a) containing evidence of the closing prices of the Common Shares on the Principal Securities Exchange during the 20 consecutive Trading Day period used for the Acceleration Notice to be given and (b) stating that if the Warrants are not exercised by 5:00 pm (Vancouver time) on the date set forth in such notice as the “Accelerated Expiry Date” (which “Accelerated Expiry Date” is not less than 30 and not more than 60 days after the date such notice is given to the Holders as provided for in this Section 3), then the Warrants evidenced by the certificate held by such Holders shall expire and be of no further force and effect; for purposes of clarity, this proviso only affects the Accelerated Expiry Date in an Acceleration Notice given under this Section 3 and does not affect the right of the Corporation to deliver another Acceleration Notice if the conditions to the delivery of such other Acceleration Notice under this Section 3 exist to entitle the Corporation to deliver such other Acceleration Notice.

4.	Exercise Procedure:

(a)	The Holder may exercise the right to subscribe for and purchase the number of Common Shares herein provided for by delivering to the Corporation prior to the Expiry Time at the office of the Registrar and Transfer Agent, as set out above, this Certificate, with the subscription form attached hereto as Exhibit A duly completed and executed by the Holder or the Holder’s legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, together with a certified cheque or bank draft payable to or to the order of the Corporation in an amount equal to the aggregate Exercise Price in respect of the Warrants so exercised. This Certificate shall be deemed to be surrendered only upon delivery thereof to the Corporation at the office of the Registrar and Transfer Agent as set forth herein (or to such other address as the Corporation may notify the Holder).

(b)	Upon such delivery as aforesaid, the Corporation shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Certificate and the Holder hereof shall become a shareholder of the Corporation in respect of the Common Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery of a certificate evidencing the Common Shares and the Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in such subscription as soon as practicable, and in any event within five Business Days of such delivery.

(c)	In the event that this Warrant is exercised before October 6, 2013, the certificate representing the Common Shares issued upon such exercise shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 6, 2013”.

provided that, if at any time, in the opinion of counsel to the Corporation, such legend is no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legend is not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

(d)	Neither the Warrants represented by this Certificate nor the Common Shares issuable upon exercise of this Warrant are registered under the 1933 Act or the securities laws of any state of the United States, accordingly, all certificates representing Common Shares shall also bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON STOCK EXCHANGES.

5.	Partial Exercise: The Holder may subscribe for and purchase a number of Common Shares less than the number the Holder is entitled to purchase pursuant to this Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Certificate in respect of the balance of the Common Shares which the Holder was entitled to subscribe for pursuant to this Certificate and which were then not purchased.

6.	No Fractional Shares: Notwithstanding any adjustments provided for in Section 13 hereof or otherwise, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and, in any such case, the number of Common Shares issuable upon the exercise of any Warrants shall be rounded down to the nearest whole number.

7.	Exchange of Warrant Certificates: This Certificate may, upon compliance with the reasonable requirements of the Corporation, be exchanged for warrant certificates in any other nomination representing in the aggregate the same number of Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Common Shares at the same Exercise Price and on the same terms as this certificate. The Corporation will sign all warrant certificates necessary to carry out the exchanges contemplated herein. Any warrant certificates tendered for exchange will be surrendered to the Corporation and cancelled. The Corporation may charge a reasonable sum for each new warrant certificate issued upon exchange. The party requesting the exchange, as a condition precedent thereto, will pay such charges and will pay or reimburse the Corporation for all eligible transfer taxes or governmental or other similar transfer charges required to be paid in connection therewith.

8.	Transfer of Warrants: The Warrants and the rights represented hereby may not be transferred without the written consent of the Corporation and subject to any restriction or applicable law or policy of any applicable regulatory authority, except to a person whose investment account in which the Warrant is held is managed by Deans Knight Capital Management Ltd. of Vancouver, British Columbia or to a person who is the portfolio manager of the Holder. Subject to the foregoing, the Warrants and all rights hereunder may be transferred by surrendering to the Corporation, at the office of its Registrar and Transfer Agent, this Certificate together with a transfer form substantially in the form attached hereto as Exhibit B duly completed. If less than all of the Warrants represented by this Certificate are transferred, the Holder shall be entitled to receive a certificate on identical terms in respect of that number of Warrants which the holder has not transferred.

9.	Not a Shareholder: Nothing in this Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

10.	No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Corporation to issue any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

11.	Covenants:

(a)	The Corporation covenants and agrees that so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for, it will cause the Common Shares subscribed for and purchased in the manner herein provided to be issued and delivered as directed and such Common Shares shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Corporation or to its creditors in respect thereof.

(b)	The Corporation covenants and agrees that so long as any Warrants evidenced hereby remain outstanding and, if any Warrants are exercised, for a period of one year from the last date on which Warrants were exercised, it shall use all reasonable best efforts to: (i) preserve and maintain its corporate existence; (ii) ensure that the Common Shares outstanding or issuable from time to time upon the exercise of the Warrants are listed and posted for trading on the TSX and NYSE; and (iii) remain a reporting issuer in good standing with Securities Regulatory Authorities. The Corporation shall use all reasonable best efforts to have any order of a Securities Regulatory Authority ceasing the trading of the Common Shares promptly revoked.

(c)	If the issuance of the Common Shares upon the exercise of the Warrants requires any filing or registration with or approval of any Securities Regulatory Authority or other Governmental Authority or compliance with any other requirement under any law before such Common Shares may be validly issued (other than the filing of a prospectus or similar disclosure document), the Corporation agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

(d)	The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant.

(a)	Reporting Requirements: furnish to the Holder, unless the Corporation shall have timely made such financial statements available on Canada’s System for Electronic Document Analysis and Retrieval ("SEDAR"), on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”) or on its home page on the worldwide web (at the date of this Agreement located at http://www.uranerz.com):

(i)	as soon as available and in any event within the earlier of: (i) 90 days after the end of each fiscal year of the Corporation and (ii) the date upon which the following information is to be filed with a Securities Regulatory Authority, the audited consolidated financial statements of the Corporation including a balance sheet and related statements of income, retained earnings and changes in cash flow as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, in accordance with GAAP; and

(ii)	as soon as available and in any event within the earlier of: (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Corporation and (ii) the date upon which the following information is to be filed with a Securities Regulatory Authority, unaudited consolidated financial statements of the Corporation including a balance sheet and related statements of income, retained earnings and changes in cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year which includes such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal period, all certified by an officer of the Corporation as presenting fairly in all material respects the financial condition and results of operations of the Corporation in accordance with GAAP, subject to year end adjustments;

12.	Adjustments:

(a)	Adjustment: The rights of the Holder, including the number of Common Shares issuable upon the exercise of the Warrant represented by this Certificate, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section 12.

(b)	Adjustment to Exercise Price: The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

(i)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Corporation shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a stock dividend in lieu or a cash Dividend Paid in the Ordinary Course, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under Sections 12(b)(ii) and (iii).

(ii)	Issue of Common Shares and other Securities:

If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue to subscribe for or purchase Common Shares or securities convertible or exchangeable into Common Shares (“Exchangeable Securities”) or rights, options or warrants to subscribe for or purchase Exchangeable Securities (any such event being herein referred to as a "Rights Offering") at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price on the record date fixed for such issue or, if no such record date is fixed, on the date the Corporation issues, or enters into an agreement to issue, such x such rights, options or warrants or such Exchangeable Securities (such record date or date of such issuance or agreement, as the case may be, herein called the “Applicable Date”), then the Exercise Price shall be adjusted immediately after such Applicable Date, so that it will equal the rate determined by multiplying the Exercise Price in effect on such Applicable Date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such Applicable Date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase upon exercise of the rights, warrants or options under the Rights Offering (or the aggregate conversion or exchange price of the Exchangeable Securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such Applicable Date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the Exchangeable Securities so offered are convertible or exchangeable) under the Rights Offering. Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such an Applicable Date is fixed, provided that if two or more such Applicable Dates referred to in this Section 12(b)(ii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such Applicable Dates. To the extent that any such rights, options or warrants are not exercised or such Exchangeable Securities are not converted or exchanged prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or Exchangeable Securities for Common Shares) actually issued upon the exercise of such rights, options or warrants, or Exchangeable Securities, as the case may be.

(iii)	Distribution: If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Corporation or any other corporation, (B) rights, options or warrants to acquire Common Shares or Exchangeable Securities or property or other assets of the Corporation (other than rights, options or warrants referred to in Section 12(b)(ii)), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 12(b)(iii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)	Reciprocal Adjustment to Number of Common Shares: If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Section 12(b), then the number of Common Shares purchasable upon the subsequent exercise of Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(d)	Reclassifications: If and whenever at any time during the Adjustment Period, there is (i) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation (other than as described in Section 12(b)), (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation, or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Warrant which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of a Warrant. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

13.	Rules Regarding Calculation of Adjustment of Exercise Price:

(a)	The adjustments provided for in Section 12 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole Common Share and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 13.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 12, other than the events referred to in Section 12(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised the Warrants represented by this Certificate prior to or on the effective date or record date of such event. Any participation by the Holder in a distribution, dividend or other event referred to in Section 12 is subject to the prior approval of any stock exchange on which the Common Shares are then listed.

(d)	No adjustment in the Exercise Price will be made under Section 12 in respect of (i) a Permitted Issuance; or (ii) the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

(e)	If at any time a question or dispute arises with respect to adjustments provided for in Section 12, such question or dispute will be conclusively determined by the auditor of the Corporation or, if the auditor is unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Corporation and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such auditor or firm of chartered accountants with access to all necessary records of the Corporation.

(f)	In case the Corporation after the date of issuance of the Warrants represented by this Certificate takes any action affecting the Common Shares, other than action described in Section 12, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(g)	If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)	In the absence of a resolution of the directors of the Corporation fixing a record date for any event which would require any adjustment to the Warrants represented by this Certificate, the Corporation will be deemed to have fixed as the record date therefor the date on which the event is affected.

(i)	As a condition precedent to the taking of any action which would require any adjustment to the Warrants represented by this Certificate, including the Exercise Price, the Corporation shall take any corporate action which may be necessary in order that the Corporation or any successor to the Corporation or successor to the undertaking or assets of the Corporation, if necessary, have unissued and reserved in its authorized capital and in any event may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)	The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 12, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)	The Corporation covenants to and in favour of the Holder that, so long as the Warrants represented by this Certificate remain outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date or to enter into an agreement for any event referred to in Section 12 whether or not such event gives rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given no later than the later of: (i) 14 days in each case prior to such applicable record date or effective date; and (ii) public disclosure of such applicable record date or effective date.

(l)	In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the Holder, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other securities or property.

14.	Consolidation and Amalgamation:

(a)	The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Certificate, and

(ii)	the Warrants and the terms set forth in this Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Certificate.

(b)	Whenever the conditions of Section 14(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

15.	Representation and Warranty: The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue the Warrants and this Certificate and the Warrant Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

16.	If Share Transfer Books Closed: The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of this Certificate in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for a period not exceeding five Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares called for after the share transfer books shall have been re-opened.

17.	Lost Certificate: If this Certificate becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Certificate of like denomination, tenor and date as the Certificate so stolen, lost mutilated or destroyed.

18.	Governing Law: This Certificate shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws, rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia.

19.	Jurisdiction: Any action or proceeding arising out of or in connection with this Agreement may be brought in a court of competent jurisdiction located in the Province of British Columbia sitting in Vancouver. The parties hereto agree not to contest such jurisdiction or seek to transfer any action relating to such dispute brought in the Province of British Columbia to any other jurisdiction.

20.	Severability: If any one or more of the provisions or parts thereof contained in this Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

21.	Headings and Numbering of Articles: The headings of the articles, sections, subsections and clauses of this Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Certificate. Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Certificate.

22.	Gender: Whenever used in this Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

23.	Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

24.	Binding Effect: This Certificate and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Corporation and its successors.

25.	Notice: Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by telecopier, prepaid same day courier or first class mail addressed as follows:

(a)	If to the Holder at the latest address of the Holder as recorded on the books of the Corporation; and

(b)	If to the Corporation at:

Uranerz Energy Corporation

Administrative Office

1410 - 800 West Pender Street,

Vancouver, B.C.,

Canada

V6C 2V6

Attention: Sandra MacKay

Telecopier No.:604-689-1722

email: smackay@uranerz.com

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado

80202

Attention: Jason K. Brenkert

Telecopier No.: 303-629-3450

email: brenkert.jason@dorsey.com

Any notice given as aforesaid shall conclusively be deemed to have been received by the addressee, if sent by telecopier on the day of transmission or, if such day is not a Business Day, on the next Business Day, if sent by courier, on the next following Business Day and, if sent by mail, on the fifth day following the posting thereof.

26.	Time of Essence: Time is of the essence hereof.

EXHIBIT A

SUBSCRIPTION FORM

URANERZ ENERGY CORPORATION (the “Corporation)

TO:	Uranerz Energy Corporation

c/o its Registrar and Transfer Agent

Corporate Stock Transfer

3200 Cherry Creek Dr. South. Unit 430

Denver, CO 80209

The undersigned holder of the within Warrants hereby irrevocably exercises the right of such holder to be issued and hereby subscribes for __________________________Common Shares of the Corporation at the Exercise Price referred to in the attached Certificate on the terms and conditions set forth in such Certificate and encloses herewith cash or a certified cheque, bank draft or money order payable at par in the City of Vancouver to the order of Uranerz Energy Corporation in payment in full of the subscription price of the Common Shares hereby subscribed for.

In connection with this exercise: (check one)

___	1.	The undersigned hereby certifies that it is the original holder of the Warrants and that the representations, warranties and covenants made by it in the US Investor Representation Letter attached as Schedule A to the Investor Representation Letter attached as Schedule 3.3(a) to the Note Purchase Agreement pursuant to which the Warrants were sold remain true and correct in all respects in connection with the exercise of the Warrant and specifically, it remains an “accredited investor” as defined in Section 501(a) of Regulation D under the 1933 Act.

___	2.	The undersigned is delivering a written opinion of United States counsel of recognized standing or other documentation satisfactory to the Corporation acting reasonably to the effect that the issuance of Common Shares to be delivered upon exercise of these Warrants has been registered under the US Securities Act or are exempt from registration thereunder.

Please issue a certificate for the Common Shares being purchased as follows:

(Note: Until the expiry of the hold period pursuant to National Instrument 45-102 – Resale of Securities, the certificate must be issued in the name of the undersigned.)

Name:

Address:

If applicable, please deliver a Certificate in respect of the balance of the Warrants referred to in the attached Certificate but not presently subscribed for, to the undersigned.

DATED this ___ day of _________________, __________

Name of Warrantholder:

By:
(Signature)

Name of Signatory:

Title:

EXHIBIT B

TRANSFER FORM

TO:	Uranerz Energy Corporation
c/o its Registrar and Transfer Agent
Corporate Stock Transfer
3200 Cherry Creek Dr. South. Unit 430
Denver, CO 80209

THE WARRANTS REPRESENTED BY THE WARRANT CERTIFICATE ATTACHED HERETO MAY NOT BE TRANSFERRED TO A U.S. PERSON OR TO ANY PERSON IN THE UNITED STATES OR TO ANY PERSON FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS REGISTERED UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL TO SUCH EFFECT.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Transferee)

(Address)

_________________________________of the Warrants registered in the name of the undersigned transferor represented by the attached Certificate.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that (check one):

____ the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a U.S. Person (as defined in Regulation S under the 1933 Act) or a person resident within the United States; OR

____ the Warrants are being transferred pursuant to registration under the 1933 Act and in accordance with all applicable state securities laws or pursuant to an exemption therefrom and the undersigned has delivered herewith an opinion of counsel of recognized standing in form and substance reasonable satisfactory to the Corporation to such effect.

DATED this ___ day of _________________, __________

Signature of Warrantholder guaranteed by:
(Signature of Warrantholder)

Authorized Signature Number

(The following to be completed by transferee)

In connection with this transfer: (check one)

___	1.	The undersigned transferee hereby certifies that (1) is not in the United States; (2) is not a U.S. Person and is not acquiring the Warrants for the account or benefit of a U.S. Person or person in the United States; (3) did not execute or deliver this Transfer Form in the United States; (4) agrees not to engage in hedging transactions with regard to the securities except in compliance with the 1933 Act; (5) acknowledges that the these Warrants are, and the Common Shares issuable upon exercise of the Warrants will be, “restricted securities” as defined in Rule 144 of the 1933 Act and until such time as the same is no longer required under the applicable requirements of the 1933 Act and applicable U.S. state laws and regulations, the certificates representing the securities will bear a restrictive legend; and (6) acknowledges that the Company shall refuse to register any transfer of the Warrants not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act; and (B) it has not acquired these Warrants as a result of any “directed selling efforts” in the United States (as defined in Regulation S under the 1933 Act).

___	2.	The undersigned transferee has delivered herewith an opinion of counsel of recognized standing in form and substance reasonable satisfactory to the Corporation to the effect that this transfer of Warrants has been registered under the US Securities Act or is exempt from registration thereunder.

Signature Guaranteed	Signature of Transferee

Date	Name of Transferee (Please Print)

Please send the original Certificate and this originally executed and guaranteed Transfer Form to the Corporation at the following address:

Uranerz Energy Corporation
c/o its Transfer Agent

Vancouver, British Columbia, Canada

Deliver the new Certificate(s) to the transferee at the address show on page 1 of this Transfer Form, or to the following:

Name (Please Print)

Address

Exhibit 2.3(a)(ii)

Form of Collateral Agency Agreement

EXECUTION VERSION

COLLATERAL AGENCY AGREEMENT

This COLLATERAL AGENCY AGREEMENT (this “Agreement”) is made and dated as of June 5, 2013 by and among the “Noteholders” named on the signature page hereto; (and together with their transferees, successors and assigns, collectively being the “Noteholders”), Uranerz Energy Corporation, a Nevada Corporation and together with its permitted successors (the “Issuer”) and Deans Knight Capital Management Ltd., a corporation governed by the Canada Business Corporations Act (“Deans Knight”) as collateral agent for the Noteholders (in such capacity, together with its successors and assigns, the “Collateral Agent”).

PRELIMINARY STATEMENTS

A.           The Issuer, Deans Knight, as portfolio manager on behalf of certain of the Noteholders, and an individual Noteholder have entered into a Note Purchase Agreement described on Schedule A hereto and forming part of this Agreement (said Note Purchase Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”) pursuant to which the Noteholders agreed to purchase, for the accounts of the Noteholders, notes of the Issuer described on Schedule A hereto (collectively, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to the Note Purchase Agreement or the Notes).

B.            Pursuant to those certain Security Agreements described in Schedule A hereto between the Issuer and the Collateral Agent, (said Security Agreements, as they may hereafter be amended, supplemented or otherwise modified from time to time, being the “Security Agreements”), the Issuer has created and granted to the Collateral Agent a security interest in the Encumbered Property (as defined in the Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing between the Issuer and the Collateral Agent) and an Assignment of Product Sales Contracts (such security interest and mortgage and charge as hereafter be amended, supplemented or otherwise modified from time to time together with the Assignment of the Product Sales Contracts, the “Security”) to secure the payment and performance of the obligations of the Issuer to the Noteholders under the Notes and to the Collateral Agent under the Note Purchase Agreement, all as more specifically set forth in the Security Agreements.

C.           The Issuer and the Noteholders desire to enter into this Agreement with the Collateral Agent to appoint the Collateral Agent as the agent for the Noteholders with respect to Notes, the Note Purchase Agreement and the Security Agreements (collectively, with this Agreement, the “Note Documents”) and the Security.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

AGREEMENT

1.	Definitions.

All capitalized terms used herein without definition shall have the meanings assigned to such terms in the Note Documents.

2.	Appointment and Duties of Collateral Agent.

(a)	Appointment of Collateral Agent. Each Noteholder, by its execution of this Agreement or its acceptance of the benefits of this Agreement hereby appoints the Collateral Agent as its agent and attorney-in-fact to do the following:

(i)	to enter into the Note Documents on behalf of, and to act as agent for, each Noteholder under the Note Documents and to perform its respective obligations thereunder;

(ii)	to timely prepare and provide to each Noteholder and, as applicable, the Issuer, the notices, certificates and other documents called for in this Agreement and the Note Documents, including delivering to the Noteholders any notice that the Collateral Agent under any of the Note Documents;

(iii)	hold the Security pursuant to the terms hereof on behalf and for the benefit of the Noteholders;

(iv)	to receive and/or release the Security in accordance with the terms of the Security Agreements and this Agreement;

(v)	to exercise all rights of the Noteholders under the Note Documents for the benefit of the Noteholders in accordance with the terms thereof and, subject to Section 7(b), in accordance with the written instructions of the Noteholders of at least a majority in aggregate principal amount of the then outstanding Notes (“Required Holders”), including without limitation, (A) subject to Section 4(f), hereof notifying the Noteholders of an Event of Default under the Notes, (B) calling and making demands on the Issuer as a result of an Event of Default, (C) instructing the Collateral Agent to accelerate the payment of the Notes, and (D) instructing the Collateral Agent to enforce the Security Agreements and the Security;

(vi)	on behalf of and for the benefit of Noteholders, to be the agent for and representative of the Noteholders with respect to the Note Documents and the Security. Subject to Section 7, without further written consent or authorization from the Noteholders, the Collateral Agent, may give any approval or consent and execute and deliver any documents or instruments permitted to be given by a Noteholder under the Notes or by the Collateral Agent under any other Note Document and to release any Security encumbering any item of Encumbered Property that is the subject of a sale or other disposition of assets permitted by the Note Documents; and

(vii)	to take such other actions as the Collateral Agent shall be directed to take, by the Required Holders in writing, to carry out the foregoing and to perform the duties and obligations set forth in the Security Agreements and to effect the purposes of this Agreement.

(b)	Power of Attorney. To enable the Collateral Agent to exercise the authority granted to, and the duties of, the Collateral Agent herein, each Noteholder hereby irrevocably constitutes and appoints any officer for the time being of the Collateral Agent as the true and lawful attorney of such Noteholder, with full power of substitution, to do, make, execute, deliver and file any agreement, approval, consent, document, instrument or waiver or other document or instrument in the exercise of the Noteholders rights under the Note Documents in accordance with the terms thereof and, subject to Section 7(b), in accordance with the written instructions of the Required Noteholders (such power of attorney is a power coupled with an interest and shall survive the legal incapacity of, and any bankruptcy, insolvency or other analogous proceeding in respect of, a Noteholder and extends to the successors and assigns of each Noteholder). Subject to Section 7(b) and the written instructions of the Required Noteholders, The foregoing authorization and power of attorney shall include the right to vote and approve on behalf of the Noteholder any plan of arrangement, reorganization, proposal, liquidation, compromise, or any other step, action or proceeding in respect of the Obligations (“Obligations” as defined in the Note), all as the Collateral Agent may consider appropriate in its sole discretion.

(c)	Acceptance by Collateral Agent. The Collateral Agent hereby agrees to act as agent for the Noteholders pursuant to the terms and conditions of, and to fully and timely perform its duties under, this Agreement and the Note Documents until the satisfaction in full and discharge of the Obligations. By its execution and delivery of this Agreement, the Collateral Agent accepts its appointment as Collateral Agent and agrees to, among other things: (i) take the actions and otherwise exercise the rights and perform the duties described in Section 2(a) above; (ii) distribute to each of the Noteholders any written notices, documents or reports received by it pursuant to the Note Documents, including notice of any Event of Default under the Security Agreements; (iii) notify each Noteholder of the occurrence of a Default or Event of Default of which it has actual knowledge; (iv) upon the occurrence of a Default or Event of Default of which it has actual knowledge, solicit direction from the Required Holders as to any action with respect to the Security; (vi) effectuate any actions called for by the Required Holders; (vii) to exercise all rights for the benefit of the Noteholders in accordance with the Note Documents and otherwise in accordance with the written instructions of the Required Holders, including without limitation, (A) calling and making demands under the Notes and the Security Agreements, (B) accelerating payment of the principal amount of the Notes and demanding payment of the Obligations, and (C) enforcing the Security Agreements and the Security; and (vii) distribute the proceeds received by the Collateral Agent in any enforcement of the Security Agreements and the Security in accordance with the terms of the Security Agreements.

3.	Instructions to Collateral Agent.

(a)	Generally. The Collateral Agent hereby agrees to act with respect to the Note Documents including the Security Agreements and the Security and otherwise under this Agreement upon the written instructions of the Required Holders; provided that (i) without the instructions of all of the Noteholders, the Collateral Agent may not (A) release any of the Encumbered Property, or (B) terminate or cancel, or agree to terminate or cancel, the Security Agreements, or release the Issuer from its obligations thereunder, other than in accordance with the terms of Section 7 hereof or the Note Documents; or (ii) in respect to any actions arising out of or related to consents, waivers, amendments and the exercise of remedies under the Note Documents (including, without limitation, acceleration) (herein called “Noteholder Actions”) shall, subject to Section 7 hereof, be exercised by the Collateral Agent at the written direction of the Required Holders.

(b)	Certificate of Noteholders. Upon the request of the Collateral Agent, the Issuer shall execute and deliver to the Collateral Agent a certificate with respect to the identification, notice address and principal amount of the Notes held by each Noteholder in sufficient detail to allow the Collateral Agent to determine the identity of the Required Holders.

4.	Noteholder Actions.

No Noteholder may take, or require the Collateral Agent to take or refrain from taking, any action hereunder or under any of the Note Documents or with respect to any of Security Agreements or the Security except as and to the extent expressly set forth in this Agreement and the Note Documents; provided that the provisions of this Section 4 shall not be construed to give any rights to the Issuer. Each Noteholder agrees that instructions given to the Collateral Agent by the Required Holders (regardless of whether such Noteholder agrees, disagrees or abstains with respect to such instructions) shall be binding upon such Noteholder and its transferees and assigns for all purposes and that none of the Noteholders shall have any liability to any other Noteholder for any such instructions to the Collateral Agent.

5.	The Collateral Agent.

(a)	Duties and Responsibilities. The Collateral Agent shall have such powers, and such duties on behalf of the Noteholders, as are expressly set forth herein and in the Note Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement, or the Note Documents, the Collateral Agent shall not have any duties or responsibilities to the Noteholders except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Note Documents or otherwise exist against the Collateral Agent.

(b)	Delegation of Duties, Etc. The Collateral Agent may exercise any of its powers and perform any of its duties hereunder or under any of the Note Documents by or through agents or attorneys and shall be entitled to consult with legal counsel, accountants and other experts selected by it. Any action taken or omitted to be taken or suffered in good faith by the Collateral Agent in accordance with the opinion of such counsel, accountants or other experts selected with due care shall be full justification and protection to it. The Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c)	Indemnification. Without limiting any protection or indemnity of the Collateral Agent under any other provision hereof, or otherwise at law, the Issuer shall indemnify and hold harmless the Collateral Agent, its directors, officers, employees and agents, and all of their respective representatives, heirs, successors and assigns (collectively, the “Collateral Agent Indemnified Parties”) from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Collateral Agent Indemnified Parties in connection with the performance of the Collateral Agent’s duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or willful misconduct of the Collateral Agent. Subject to the foregoing, the Issuer agrees that its liability under this indemnity shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Collateral Agent Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding. This provision shall survive the resignation or removal of the Collateral Agent, or the termination of this Agreement. The Collateral Agent Indemnified Parties shall not be under any obligation to prosecute or defend any action or suit which, in the opinion of their counsel, may involve them in expense or liability, unless the Issuer shall, so often as reasonably required, furnish the Collateral Agent Indemnified Parties with satisfactory indemnity and funding against such expense or liability, provided that the Issuer shall be entitled, upon written notice to the Collateral Agent, to assume the prosecution or defence, as the case may be, of such action or suit at their own expense. Should the Issuer fail to provide such satisfactory indemnity or funding, one or more Noteholders may, but shall not be obligated to, provide such satisfactory indemnity or funding. The provisions of this Section 5(c) shall survive the termination of this Agreement

(d)	Exculpatory Provisions. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Noteholder, the Issuer or any third party for any action taken or omitted to be taken or suffered by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Collateral Agent shall not be liable for the effectiveness, enforceability, value, sufficiency, or validity of this Agreement or any of the Note Documents.

Without limiting the generality of the foregoing, the Collateral Agent shall not be responsible for any statements, warranties or representations made by the Issuer in or in connection with the Note Documents or any other document relating to the Security. The Collateral Agent shall be entitled to conclusively rely on any communication, instrument, paper or other document, including without limitation any certificates provided by the Issuer (absent manifest error), believed by it to be genuine and correct and to have been signed or sent by the proper parties. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the Note Documents unless it shall first have received written direction from the Required Holders or all of the Noteholders, as applicable and unless such Required Holders or all of the Noteholders as applicable, shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Note Documents in accordance with the written consent or written instructions of the Required Holders (or all of the Noteholders, as applicable) and such consent or instructions and any action taken or failure to act pursuant thereto shall be binding upon all applicable Noteholders. Except as expressly set forth in the Note Documents, the Collateral Agent shall be under no duty or responsibility to any Noteholder to ascertain or to inquire into the performance or observance by the Issuer or any other party of any of the provisions of any of the Note Documents or any other document. No provision of this Agreement or any of the Note Purchase Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, or to take any action that is, in its reasonable opinion (which may be, but is not required to be, based on the advice of legal counsel), contrary to applicable law or the terms of the Note Documents or that would, in its reasonable opinion, subject it or any of its officers, employees, representatives, or directors to personal liability. Under no circumstance shall the Collateral Agent be liable for special, punitive, indirect or consequential damages. The provisions of this Section 5(d) shall survive the termination of this Agreement

(e)	Standard of Care. Except for the exercise of reasonable care, the Collateral Agent shall have no duty as to the Security, it being understood that the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to matters relating to the Security, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to preserve rights against any parties with respect to the Security, (iii) taking any necessary steps to collect or realize upon the Obligations or the Security except as set forth in the Note Documents, or (iv) filing of any financing statements or recording of any documents or instruments in any public office at any time or times. The Collateral Agent shall not be responsible for the existence, genuineness or value of the Security or for the validity, perfection, priority or enforceability of the Security, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Security or any agreement or assignment contained therein.

(f)	Knowledge of Default, etc. The Collateral Agent shall be entitled to assume that no Default or Event of Default exists, unless the officers of the Collateral Agent immediately responsible for matters concerning this Agreement shall have obtained actual knowledge of such Default or Event of Default through the performance of the Collateral Agent’s duties hereunder and under the Note Documents or shall have been notified in writing by any Noteholder or any Noteholder that it considers that a Default, Event of Default.

(g)	No Duty to Provide Additional Credit Information; No Responsibility for Perfection or Priority of Liens, Etc. Except as expressly set forth herein or in the Security Agreements, the Collateral Agent shall not have any duty or responsibility to provide the Noteholders with any credit information concerning the affairs, financial condition or business of the Issuer which may at any time come into the possession of the Collateral Agent (other than any such credit information specifically provided to the Collateral Agent in connection with the Note Documents or requested by any Noteholder) or any responsibility for the perfection or priority of any Security.

(h)	Resignation or Removal of the Collateral Agent. The Collateral Agent may resign hereunder at any time by giving 30 days’ prior written notice thereof to each Noteholder and may be removed at any time with or without cause by an instrument in writing delivered to the Issuer and the Collateral Agent and signed by the Required Holders; provided no resignation or removal shall be effective until a successor Collateral Agent shall have accepted appointment as set forth below. Upon any such notice of resignation or removal, the Issuer shall, within 15 days of such resignation or removal, appoint a successor Collateral Agent reasonably satisfactory to the Required Holders. If the Issuer fails to appoint a successor Collateral Agent within such time period, the Required Holders shall, upon 10 Business Days notice to the Issuer and the Collateral Agent, appoint a successor Collateral Agent. Notwithstanding the foregoing, after an Event of Default, the Required Holders may appoint a successor Collateral Agent without the consent of the Issuer. If an instrument of acceptance by a successor Collateral Agent shall not have been delivered to a resigning or removed Collateral Agent within 30 days after notice of resignation or removal has been given as set forth above, such resigning or removed Collateral Agent may make application, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Collateral Agent. Upon the acceptance of any appointment as successor Collateral Agent, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall, upon the payment of its charges hereunder, promptly (i) transfer to such successor agent the Security Agreements and the Security held by the retiring or removed Collateral Agent, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Note Documents, and (ii) take all such other actions at the expense and direction of the Issuer as may be reasonably necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Agreements and the Security, whereupon the retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Note Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder. Any fees and expenses in connection with the resignation or removal of the Collateral Agent shall be borne by the Noteholders.

(i)	Waiver. Any waiver, forbearance, failure or delay by the Collateral Agent in exercising, or the exercise or beginning of exercise by the Collateral Agent of, any right, power or remedy, simultaneous or later, shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of the Collateral Agent shall continue in full force and effect until such right, power or remedy is specifically waived in a written instrument executed by the Collateral Agent.

(j)	Notice of Transfer. Upon receipt of a written notice by an officer of the Collateral Agent responsible for matters relating to this Agreement from the Issuer of a transfer of a Note, the transferee shall be entitled to all benefits of this Agreement, and the Collateral Agent shall treat such transferee as a Noteholder for all purposes hereof. Prior to such notice, the Collateral Agent shall be justified in treating the prior Noteholder as the owner thereof and as a Noteholder for all purposes hereof and shall not be responsible for ascertaining whether a transfer has occurred.

(k)	Compensation; Fees; Expenses. The Issuer shall pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the acceptance and administration of this Agreement and its duties as Collateral Agent hereunder, (ii) the collection from or other realization upon, the Security or (iii) the exercise and enforcement of any rights of the Collateral Agent hereunder or under the Note Documents. The provisions of this Section 5(k) shall survive the termination of this Agreement.

(l)	Collateral Agent Individually.

(i)	The Person serving as Collateral Agent hereunder shall have the same rights and powers in its capacity as a Noteholder as any other Noteholder and may exercise the same as though it were not such Agent and the term “Noteholder” or “Noteholders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Issuer or its Affiliates as if such Person were not Collateral Agent hereunder and without any duty to account therefor to the Noteholders.

(ii)	Each Noteholder understands that the Person serving as Collateral Agent, acting in its individual capacity, and its Affiliates (collectively,“Collateral Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 5(l) as “Activities”) and may engage in the Activities with or on behalf of the Issuer or its Affiliates. Furthermore, Collateral Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Issuer and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in any of the Issuer or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Issuer and its Affiliates. Each Noteholder understands and agrees that in engaging in the Activities, Collateral Agent’s Group may receive or otherwise obtain information concerning the Issuer and its Affiliates (including information concerning the ability of the Issuer to perform their obligations hereunder or under the other Note Documents) which information may not be available to any of the Noteholders that are not members of Collateral Agent’s Group. Neither the Collateral Agent nor any member of the Collateral Agent’s Group shall have any duty to disclose to any Noteholder or use on behalf of the Noteholders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Issuer or any of its Affiliate) or to account for any revenue or profits obtained in connection with the Activities, except that Collateral Agent shall deliver or otherwise make available to each Noteholder such documents as are expressly required by this Agreement to be transmitted by Collateral Agent to the Noteholders.

(iii)	Each Noteholder further understands that there may be situations where members of Collateral Agent’s Group or their respective customers (including the Issuer and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Noteholders (including the interests of the Noteholders hereunder). Each Noteholder agrees that no member of Collateral Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Collateral Agent being a member of such Collateral Agent’s Group, and that each member of Collateral Agent’s Group may undertake any Activities without further consultation with or notification to any Noteholder. None of (i) the Note Documents, (ii) the receipt by Collateral Agent’s Group of information concerning the Issuer or its Affiliates (including information concerning the ability of the Issuer to perform their obligations hereunder and under the Note Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by Collateral Agent or any member of the Collateral Agent’s Group to any Noteholder including any such duty that would prevent or restrict Collateral Agent’s Group from acting on behalf of customers (including the Issuer or its Affiliates) or for its own account.

6.	Delivery of Note Purchase Agreement and Note Documents by Issuer, Etc.

(a)	Delivery of Note Purchase Agreement and Note Documents. On or before the date hereof, the Issuer shall deliver to the Collateral Agent a true, correct and complete copy of the Note Purchase Agreement and the other Note Documents. Immediately after the Note Purchase Agreement shall have been amended, supplemented, restated or otherwise modified in any manner, the Issuer shall deliver to the Collateral Agent a true, correct and complete copy of such amendment, supplement, restatement or modification. The Collateral Agent shall be entitled to assume that there has been no amendment, supplement, restatement or modification of the Note Purchase Agreement or any of the other Note Documents, unless the officers of the Collateral Agent immediately responsible for matters concerning this Agreement shall have obtained actual knowledge of such amendment, supplement, restatement or modification through the performance of the Collateral Agent’s duties hereunder and under the Note Documents or shall have received a copy of such amendment, supplement, restatement or modification from the Issuer or any Noteholder. In no event shall any Note Document be amended, supplemented, restated or modified in a manner which affects the Collateral Agent’s own rights, duties or immunities without prior written consent of the Collateral Agent.

(b)	Delivery of Opinion. On or before the date hereof, the Issuer shall cause to be delivered to the Collateral Agent an opinion of Dorsey & Whitney LLP, McMillan LLP and Brown, Drew & Massey LLP, counsel for the Issuer, covering the execution, delivery and enforceability of this Agreement and the Note Documents and covering such other matters incident to the transactions contemplated hereby as the Collateral Agent may reasonably request, in form and substance reasonably satisfactory to the Collateral Agent.

7.	Amendment, Supplement and Waiver

(a)	Except as provided below in Section 7(b), the Collateral Agent may, with the written consent of the Required Holders, agree to any amendment or supplement any of the Note Documents and waive any Default or Event of Default (other than a Default or Event of Default in the payment of the principal or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of any of the Note Documents. It is not be necessary for the consent of the Noteholders under this Section 7(a) to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 7(a) becomes effective, the Collateral Agent will furnish to the Noteholders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Collateral Agent to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. The Required Noteholders may waive in writing compliance in a particular instance Issuer with any provision any of the Note Documents.

(b)	However, without the consent of each Noteholder, the Collateral Agent may not agree to an amendment, supplement or waiver under this Section 7 (with respect to any Notes held by a non-consenting Noteholder) to: (i) reduce the principal amount of Notes; (ii) reduce the principal of or change the fixed maturity of any Note; (iii) reduce the rate of or change the time for payment of interest, including default interest, if any on any Note; (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any or interest on, the Notes (except a rescission of acceleration of the Notes approved in writing by the Noteholders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in such Note; (vi) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Noteholders to receive payments of principal of, or interest or premium, if any, on the Notes; or (vii) make any change in the preceding amendment and waiver provisions.

8.	Termination of this Agreement.

Except as otherwise specifically provided herein, this Agreement shall terminate upon the satisfaction in full or discharge of all Obligations. Without limiting the foregoing, the bankruptcy, insolvency, dissolution or other similar event or condition of any Person, including any Noteholder, shall not operate to terminate this Agreement.

9.	Miscellaneous.

(a)	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any Person other than the Collateral Agent and the Noteholders, in their respective capacities as such, and the Issuer.

(b)	Amendments. No amendment or waiver of any provision of this Agreement or the Note Documents shall in any event be effective unless the same shall be in writing and shall have been approved by the Required Holders and, as to Section 5 hereof, the Collateral Agent; provided that any amendment of Sections 3, 7 and 9(b) hereof, or the definition of “Required Holders” used herein, shall require the approval of the Collateral Agent and all Noteholders.

(c)	Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by the law of British Columbia, without regard to conflicts of laws principles thereof that would require the application of the laws of a jurisdiction other than such province.

(d)	Limitation on Liability of Noteholders to Each Other. None of the Noteholders or any of their respective directors, officers, agents or employees, shall have any liability for any action taken or omitted to be taken by it or them or by the Collateral Agent in connection with the Note Purchase Agreement, the Notes, the Note Documents or this Agreement (or any other documents executed pursuant thereto) except as expressly provided herein and therein.

(e)	Severability. If any provision of this Agreement, or the application thereof to any Person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect.

(f)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

By the Noteholders

Brant Investments Ltd. 164179002
For Deans Knight Income Corporation

By:	Dillion Cameron
its:	Authorized Signatory

Jayvee & Co. ITF YTCF6310002
For DK Strategic Yield Master Fund Limited Partnership

By:	Dillion Cameron
its:	Authorized Signatory

Roytor & Co. ITF 120028850013
For Lockheed Martin Investment Management Company

By:	Dillion Cameron
its:	Authorized Signatory

Haywood ITF VR2 5199 C
For Haywood Securities in trust for Robert Disbrow

By:	Robert Disbrow
its:	Vice President and Director

By the Issuer

Uranerz Energy Corporation

By:	Glenn Catchpole
Its:	President ad CEO

By Deans Knight:

Deans Knight Capital Management Ltd.

By:	Dillion Cameron
Its:	Authorized Signatory

By the Collateral Agent

Deans Knight Capital Management Ltd.

By:	Dillion Cameron, Portfolio Manager

Signature page to Collateral Agency Agreement

Schedule A to Collateral Agency Agreement dated June 5, 2013

Note Purchase Agreement

Dated May 31, 2013 between Uranerz Energy Corporation as Issuer and Deans Knight Capital Management Ltd. in its capacity as Portfolio Manager on behalf of investors set forth on Schedule A and the Individual Investor named on the signature page thereto.

Notes

Notes of the Issuer in the aggregate principal amount of US$6 million bearing interest at (i) 6% per annum from the issue date to August 15, 2013, (ii) 8% per annum from and after August 16, 2013, and (iii) 18% while an Event of Default exists, at and due on the earlier of the 30th day following execution and delivery of all documents in respect of the Pending Financing Facility and December 31, 2013.

Security Agreements

Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing

Assignment of Product Sales Contracts

Exhibit 2.3(b)(i)

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of this 5th day of June, 2013 by and among Uranerz Energy Corporation, a Nevada corporation (the “Corporation”), and the persons identified as the Investors (the “Investors”) pursuant to that certain Note Purchase Agreement of even date herewith (the “Purchase Agreement”) by and between the Corporation, the Individual Investor (as defined in the Purchase Agreement) and Deans Knight Capital Management Ltd. in its capacity as portfolio manager on behalf of the Deans Knight Investors (as defined in the Purchase Agreement).

The parties hereby agree as follows:

1.           Definitions.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Availability Date” has the meaning given to it in Section 3(l).

“Claims” shall have the meaning given to it in Section 6(a).

“Common Stock” shall mean the Corporation’s common stock, no par value per share.

“Grace Period” shall have the meaning given to it in Section 2(e).

“Investors” shall mean the investors identified in the Purchase Agreement and any subsequent holder of any Warrants or Registrable Securities as a result of a transfer of such securities.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or amendment covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post- effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a registration statement in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of, or the effectiveness upon filing of, such registration statement.

“Registrable Securities” shall mean (i) the Warrant Shares and any other shares of Common Stock issued or issuable (a) upon the exercise of the Warrants, or (b) upon any distribution with respect to, or any exchange for or any replacement of, the Warrants, or (c) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of Common Stock; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the securities referred to in the preceding clauses; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a Registration Statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

“Registration Expenses” shall have the meaning given to it in Section 2(d).

“Registration Period” shall have the meaning given to it in Section 3(a).

“Registration Statement” shall mean any registration statement of the Corporation filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, any amendments and supplements to such Registration Statement, including any post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Comments” means written comments pertaining solely to Rule 415 which are received by the Corporation from the SEC, and a copy of which shall have been provided by the Corporation to the Investors, to a filed Registration Statement which require the Corporation to limit the amount of Registrable Securities which may be included therein to a number of Registrable Securities, which is less than such amount sought to be included thereon as filed with the SEC.

“Violations” shall have the meaning given to it in Section 6(a).

“Warrants” means the common stock purchase warrants to be issued to the Investors pursuant to the terms of the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.           Registration.

(a)          Demand Registration.

(i)          Subject to the conditions of this Section 2, if the Corporation shall receive a written request from the Investors of at least fifty percent (50%) of the Registrable Securities (the “Initiating Investors”) then outstanding (whether or not issued) that the Corporation file a registration statement under the 1933 Act or effect a registration for a public offering in the United States, covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding then the Corporation shall, promptly, and in any event within twenty (20) days of the receipt thereof, give written notice of such request to all Investors, and subject to the limitations of this Section 2, use its reasonable best efforts to effect, as expeditiously as practicable, the registration under the 1933 Act of all Registrable Securities that the Investors request to be registered. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act (including Rule 415), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing. The Corporation must effect an unlimited number of registrations pursuant to this Section 2(a)(i), provided however, that the Corporation shall not be obligated to effect (A) more than two (2) such registrations in any 12-month period, or (B) any registration at a time when it is keeping three (3) such registrations effective.

(ii)         The Corporation shall not identify any Investor as an underwriter in any Registration Statement or Prospectus filed pursuant to this Agreement without the prior written consent of such Investor and the Prospectus shall contain (except if otherwise directed by any Investor whose Registrable Securities are included in the Registration Statement and except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” section in substantially the form attached hereto as Exhibit B. The Corporation shall not be required to include the Registrable Securities of any Investor in a Registration Statement if, in the event that the SEC requires an Investor to be named as an underwriter in a Registration Statement, such Investor fails to furnish to the Corporation its consent.

(iii)        If the Initiating Investors intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to this Section 2(a) and the Corporation shall include such information in the written notice referred to in Section 2(a)(i). In such event, the right of any Investor to include such Investor’s Registrable Securities in such registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting and the Corporation shall enter into an underwriting agreement, each in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Investors (which underwriter or underwriters shall be reasonably acceptable to the Corporation).

Notwithstanding any other provision of this Section 2(a), if the underwriter advises the Corporation that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Corporation shall so advise all Investors of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Investors of such Registrable Securities (including the Initiating Investors) pro rata by reference to the number of Registrable Securities requested to be registered by a given Investor and the aggregate number of Registrable Securities sought to be included in such Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(iv)        The Corporation shall register the resale of the Registrable Securities on Form S-3 or another appropriate form of registration statement available to the Corporation under the 1933 Act as deemed appropriate by counsel to the Corporation upon consultation with counsel to the Investors.

(v)         The Corporation shall not be required to effect a registration pursuant to this Section 2(a): (x) during the period starting with the date sixty (60) days prior to the Corporation’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Corporation-initiated registration; provided that the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (y) if the Corporation shall furnish to the Initiating Investors a certificate signed by the Chairman of the Board stating that in the good faith and reasonable judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for such registration statement to be effected, in which event the Corporation shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Investors; provided that such right to delay a request shall be exercised by the Corporation not more than once in any twelve (12) month period.

(vi)        The Corporation may include in any resale registration other securities for sale for the account of any other Person to whom registration rights have been granted. Additionally, the Corporation may include in any registration that involves an underwritten offering other securities for its own account or for the account of any other Person to whom registration rights have been granted; provided that, if the underwriter for the offering shall determine that the number of shares proposed to be offered in such offering would be reasonably likely to adversely affect such offering, then the Registrable Securities to be sold by the Investors shall be included in such registration before any securities proposed to be sold for the account of the Corporation or any other Person. The inclusion in any registration pursuant to this subsection (vi) of any securities of the Corporation or any other Person shall be conditional upon the acceptance by the Corporation or any such other Person of the application provisions of this Agreement.

(b)          SEC Comments. If all of the Registrable Securities requested to be included cannot be included in a Registration Statement filed pursuant to Section 2(a) due to SEC Comments, then the Corporation shall use its reasonable best efforts to prepare and file as expeditiously as practicable, such number of additional Registration Statements as may be necessary in order to ensure that all Registrable Securities are covered by an existing and effective Registration Statement. Any cutbacks of Registrable Securities from a Registration Statement filed pursuant to Section 2(a) due to SEC Comments shall be applied to the Investors pro rata in accordance with the number of such Registrable Securities sought to be included in such Registration Statement by reference to the number of such Investor’s Registrable Securities relative to all outstanding Registrable Securities.

(c)          Expenses. The Corporation will pay all expenses associated with each registration (“Registration Expenses”), including reasonable fees and expenses of one counsel for the Investors, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the Registrable Securities included in the registration. Notwithstanding the foregoing, the Corporation shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2(a), the request of which has been subsequently withdrawn by the Investors unless (a) the withdrawal is based upon material adverse information concerning the Corporation that the Corporation had not publicly disclosed or otherwise notified the Investors of at least forty-eight (48) hours prior to the request. If the Investors are required to pay the Registration Expenses, such expenses shall be borne by the Investors pro rata by reference to the number of Registrable Securities requested to be registered or qualified by a given Investor and the aggregate number of Registrable Securities sought to be included in such Registration Statement or Canadian Prospectus.

(d)          Effectiveness.

(i)          The Corporation shall use its reasonable best efforts to have each Registration Statement declared effective promptly after filing.

(ii)         Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the SEC (i) if the Corporation possesses material, non-public information the disclosure of which at the time is not, in the reasonable discretion of the Corporation, in the best interest of the Corporation or (ii) an event described in Section 3(g) or 3(k) shall occur (a “Grace Period”), the Corporation shall promptly (i) notify the Investors in writing of the reason giving rise to a Grace Period (provided that in each notice the Corporation will not disclose any content of such material, nonpublic information to the Investors), and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed fifteen (15) consecutive calendar days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of forty-five (45) trading days. The Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice during which time Investors shall not make any sales of Registrable Securities under the Registration Statement.

(e)          No Cash Settlement. The parties hereto agree that this Agreement does not provide for any specific cash settlement or liquidated damage payment for any failure of the Corporation to (i) cause the Registration Statement to be declared effective on or before any deadline or (ii) fulfill its obligations under Section 2(a) or Section 3 of this Agreement.

3.           Corporation Obligations. The Corporation will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Corporation will:

(a)          use its reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period (the “Registration Period”) that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement have been sold, and (ii) the date on which all Registrable Securities may be sold without restriction pursuant to Rule 144(b)(1) (and no Warrants remain outstanding).

(b)          prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective and permit sales of the Registrable Securities thereunder for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities; provided that, at a time reasonably prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Corporation will furnish to the Investors copies of all documents proposed to be filed, which documents will be subject to the comments of the Investors;

(c)          permit counsel designated by the Investors to review and comment on each Registration Statement and Prospectus and all amendments and supplements thereto no fewer than five (5) business days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)          to the extent not publicly available through either EDGAR, furnish to the Investors and their counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Corporation, one copy of any Registration Statement and any amendment thereto including all exhibits thereto and any documents incorporated by reference therein, each Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Corporation to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement or Prospectus (other than any portion of any thereof which contains information for which the Corporation has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(e)          if required by any underwriter, or if any Investor is required to be described in the Registration Statement as an underwriter, the Corporation shall furnish, on the effective date of the Registration Statement, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement and thereafter from time to time as any underwriter, including any Investor described as such, may reasonably request, (i) an opinion, dated such date, from independent legal counsel representing the Corporation for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and any Investor described as such, and (ii) a letter, dated such date, from the Corporation’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and any such Investor described as such;

(f)          use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of written notice of the initiation or threat of any proceeding for such purpose;

(g)          furnish to each Investor, upon written request, at least five (5) copies of the Registration Statement and Prospectus and any amendment thereto, including exhibits, financial statements, and schedules by certified mail, return receipt requested, or reputable courier within three (3) business days of the effective date thereof;

(h)          prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Corporation shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(i)          cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Corporation are then listed;

(j)          as promptly as practicable notify the Investors, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, provided that in no event shall such notice contain any material, nonpublic information and, promptly prepare, file with the SEC and furnish to the Investors a reasonable number of copies of, a supplement to or an amendment of such Prospectus to correct any such untrue statement or omission and promptly notify the Investors of the filing of any such amendment or supplement and, if applicable, the effectiveness thereof; and

(k)          comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities, hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement earnings statement or statements of the Corporation which will satisfy the provisions of Section 11(a) of, and Rule 158 under, the 1933 Act (for the purpose of this subsection 3(l), “Availability Date” means the 45th day following the end of the fiscal quarter that includes the effective date of such Registration Statement, except that, if such fiscal quarter is the last quarter of the Corporation’s fiscal year, “Availability Date” means the 90th day after the end of such fiscal quarter).

(l)          within two (2) business days after a Registration Statement that covers Registrable Securities becomes or is ordered effective by the SEC, the Corporation shall deliver, and shall cause legal counsel for the Corporation to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

4.           Due Diligence Review; Information. Subject to the last sentence of this Section 4, the Corporation shall make available, during normal business hours, for inspection and review by any Investor who may be deemed an underwriter, advisors to and representatives of such Investors (who may or may not be affiliated with the Investors), and any underwriter participating in any disposition of Common Stock on behalf of the Investors pursuant to a Registration Statement or amendments or supplements thereto or any blue sky, FINRA or other filing, all financial and other records, all SEC Filings and other filings with the SEC and applicable Canadian securities regulatory authorities, and all other corporate documents and properties of the Corporation as may be reasonably necessary for the purpose of establishing a due diligence defense under applicable securities laws and such other reasonable purposes, and cause the Corporation’s officers, directors and employees to promptly supply all such information reasonably requested by such Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement or Canadian Prospectus for the sole purpose of enabling such Investors and such representatives, advisors and underwriters and their respective accountants and counsel to conduct initial and ongoing due diligence with respect to the Corporation and the accuracy of the information included in the Registration Statement or Canadian Prospectus.

The Corporation shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Corporation identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. The Corporation may, as a condition to disclosing any material nonpublic information hereunder, require the Investors and their advisors and representatives to enter into a confidentiality agreement (including an agreement prohibiting them from trading in Common Stock during such period of time as they are in possession of material nonpublic information, provided that any such period in which the Investors are precluded from trading shall be considered a Grace Period in accordance with, and subject to the provisions of, Section 2(d)(ii) of this Agreement) in form reasonably satisfactory to the Corporation and the Investors. Nothing herein shall require the Corporation to disclose material nonpublic information to the Investors or their advisors or representatives.

5.           Obligations of the Investors.

(a)          Each Investor shall furnish in writing to the Corporation such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Corporation may reasonably request. At least ten (10) business days prior to the first anticipated filing date of any Registration Statement, the Corporation shall notify each Investor of the information the Corporation requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)          Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Corporation as reasonably requested by the Corporation in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Corporation in writing of its election to exclude all of its Registrable Securities from the Registration Statement. Each Investor agrees to comply with the applicable prospectus delivery requirements under the 1933 Act and the in connection with any resales of Registrable Securities pursuant to the Registration Statement.

(c)          Each Investor agrees that, upon receipt of notice from the Corporation of the happening of any event described in Section 2(d)(ii), 3(g) or 3(k), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor’s receipt of the copies of the supplemented or amended Prospectus filed with the SEC and, if applicable, declared effective by the SEC, or receipt of notice from the Corporation that no supplement or amendment is required or any applicable stop order or suspension has been lifted, and, if so directed by the Corporation, the Investor shall deliver to the Corporation (at the expense of the Corporation) or destroy all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6.           Indemnification.

(a)          Indemnification by Corporation. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each Investor, each of its officers, directors, partners and each person who controls such Investor (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney’s fees) amounts paid in settlement and expenses incurred by such person (collectively, “Claims”) insofar as such Claim arises out of or is based upon: (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Canadian Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Corporation files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation by the Corporation of any federal, state, provincial, territorial or common law, rule or regulation applicable to the Corporation in connection with any Registration Statement, Prospectus or any preliminary Prospectus, or any amendment or supplement thereto (clauses (i), (ii) and (iii) being collectively, “Violations”), and shall reimburse, in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an indemnified person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Corporation by such indemnified person or by a Investor on behalf of such indemnified person expressly for use in connection with the preparation of the Registration Statement or Prospectus or any such amendment thereof or supplement thereto and; (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus made available by the Corporation pursuant to Section 3(k) if such Prospectus was timely made available by the Corporation reasonably in advance to the time delivery of such Prospectus was required of such indemnified person. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities.

(b)          Indemnification by Investors. In connection with any registration pursuant to the terms of this Agreement, each Investor will severally but not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Corporation, its directors, officers, and each person who controls the Corporation (within the meaning of the 1933 Act) against any Claim insofar as such Claim arises out of or is based on any Violation, in each case to the extent, but only to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing by such Investor to the Corporation specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor and the amount of any damages such Investor has otherwise been required to pay by reason of such Violation) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)          Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person within a reasonable period of time of being notified of the claim or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims or there are one or more defenses available to the indemnified party that are not available to the indemnifying party (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys, and one firm of local counsel, at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnification required by this Section 6 shall be made by periodic payments during the course of the investigation or defense of any claim, as and when bills are received or Claims are incurred.

(d)          Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim, in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act or Applicable Canadian Securities Laws shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor and the amount of any damages such Investor has otherwise been required to pay by reason of such Violation) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.           Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Corporation to the public without registration, the Corporation agrees to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144;

(b)          file with the SEC in a timely manner all reports and other documents required of the Corporation under the 1933 Act and the 1934 Act so long as the Corporation remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)          furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Corporation, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

8.           Miscellaneous.

(a)          Amendments and Waivers. This Agreement may be amended only by a writing signed by the parties hereto. The Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation shall have obtained the written consent to such amendment, action or omission to act, of the Investors affected by such amendment, action or omission to act.

(b)          Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c)          Assignments and Transfers by Investors. This Agreement and all the rights and obligations of any Investor hereunder may be assigned or transferred to any transferee or assignee of the Warrants or Registrable Securities. An Investor may make such assignment or transfer to any transferee or assignee of any Warrant or Registrable Securities, provided that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof and (ii) the Corporation is provided with written notice of such assignment.

(d)          Assignments and Transfers by the Corporation. This Agreement may not be assigned by the Corporation without the prior written consent of the Investors, and any assignment or attempted assignment made without such consent shall be void and of no effect.

(e)          Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

(g)          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

(i)          Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)          Entire Agreement. This Agreement, together with the Purchase Agreement, Notes, Warrants, Security Agreements and Collateral Agency Agreement and documents contemplated thereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Purchase Agreement, Notes, Warrants, Security Agreements and Collateral Agency Agreement and documents contemplated thereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)          Applicable Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to the conflict of laws provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

THE CORPORATION:

URANERZ ENERGY CORPORATION

By:	/s/ Glenn Catchpole
Name: Glenn Catchpole
Title: President and CEO

THE INVESTORS:

Brant Investments Ltd. 164179002
For Deans Knight Income Corporation

By:	/s/ Dillion Cameron
Name: Dillion Cameron
Title: Authorized Signatory

Jayvee & Co. ITF YTCF6310002
For DK Strategic Yield Master Fund Limited Partnership

By:	/s/ Dillion Cameron
Name: Dillion Cameron
Title: Authorized Signatory

Roytor & Co. ITF 120028850013
For Lockheed Martin Investment Management Company

By:	/s/ Dillion Cameron
Name: Dillion Cameron
Title: Authorized Signatory

Haywood ITF VR2 5199 C
For Haywood Securities in trust for Robert Disbrow

By:	/s/ Robert Disbrow
Name: Robert Disbrow
Title: Self

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[Name Address of Transfer Agent]

Attention: [■]

Re:	Uranerz Energy Corporation.

Ladies and Gentlemen:

[We are][I am] counsel to Uranerz Energy Corportaion, a Nevada corporation (the “Corporation”), and have represented the Corporation in connection with that certain Purchase Agreement (the “Purchase Agreement”) entered into by and among the Corporation, the Individual Investor and Deans Knight Capital Management Ltd. as portfolio manager on behalf of the Investors and, together with any subsequent transferees of an Investor (the “Investors”) pursuant to which the Corporation issued to the Investor warrants (the “Warrants”) exercisable into the Corporation's common stock, no par value (the “Common Stock”). Pursuant to the Purchase Agreement, the Corporation also has entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Corporation agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Corporation's obligations under the Registration Rights Agreement, on ______________ ___, 20__, the Corporation filed a Registration Statement on Form S-3 (File No. 333-_________________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Investors as a selling shareholder thereunder.

In connection with the foregoing, [we][I] advise you that pursuant to the 1933 Act, the Registration Statement has become effective under the 1933 Act on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing opinion to you that the Common Stock are freely transferable by the Investor(s) pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of Common Stock to the Investors. This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,

[ISSUER'S COUNSEL]

By:

cc:	[LIST NAMES OF INVESTORS]

EXHIBIT B

PLAN OF DISTRIBUTION

We are registering the Common Stock issuable upon exercise of the warrants held by the selling shareholders to permit the resale of these Common Stock by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Stock. We will bear all fees and expenses incident to our obligation to register the Common Stock.

The selling shareholders may sell all or a portion of the Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the- counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales as permitted by applicable law;

•	in sales pursuant to Rule 144;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	by a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell Common Stock short and deliver Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Stock to broker- dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Stock from time to time pursuant to this prospectus or any amendment or supplement to this prospectus the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the warrants or Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in market- making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market- making activities with respect to the Common Stock.

We will pay all expenses of the registration of the Common Stock pursuant to the registration rights agreement, estimated to be $[    ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders may be entitled to contribution. The selling shareholders have agreed to indemnify us against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the Common Stock will be freely tradable in the hands of persons other than our affiliates.

Exhibit 2.3(b)(ii)

Form of Security Agreements

WHEN RECORDED RETURN TO:

Ben Cory

Crowley Fleck, PLLP

P.O. Box 759

Missoula, MT 59903-0759

MORTGAGE,

SECURITY AGREEMENT, ASSIGNMENT,

FINANCING STATEMENT AND FIXTURE FINLING

From

URANERZ ENERGY CORPORATION

To

DEANS KNIGHT CAPITAL MANAGEMENT LTD., as Agent

Dated June 4, 2013

“THIS MORTGAGE CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.”

“THIS MORTGAGE SECURES PAYMENT OF FUTURE ADVANCES.”

“THE MINERAL INTERESTS INCLUDED IN THE ENCUMBERED PROPERTY WILL BE FINANCED AT THE MINEHEAD OF EACH MINE LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.”

“THE PARTY OR PARTIES WITH AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED IS DESCRIBED IN EXHIBIT A HERETO.”

“SOME OF THE GOODS CONSTITUTING A PORTION OF THE ENCUMBERED PROPERTY ARE OR ARE TO BE AFFIXED TO THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO AND ARE TO BECOME FIXTURES RELATED TO THE REAL ESTATE DESCRIBED IN EXHIBIT A TO THIS MORTGAGE, AND THIS FINANCING STATEMENT AND FIXTURE FILING IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.”

“A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE ENCUMBERED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.”

THE PRINCIPAL AMOUNT OF THE OBLIGATIONS SECURED BY THIS MORTGAGE SHALL NOT EXCEED $6,000,000.00, TOGETHER WITH INTEREST THEREON, THE FOREGOING AMOUNT BEING THE FACE AMOUNT OF THIS MORTGAGE.

MORTGAGE,

SECURITY AGREEMENT, ASSIGNMENT,

FINANCING STATEMENT AND FIXTURE FINLING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT, FINANCING STATEMENT AND FIXTURE FILING, dated as of June 4, 2013 (this “Mortgage”), from URANERZ ENERGY CORPORATION, a Nevada corporation , with mailing address of 1701 East “E” Street, PO Box 50850, Casper, Wyoming 82605 (the “Mortgagor”), DEANS KNIGHT CAPITAL MANAGEMENT LTD., with mailing address of 1500-999 West Hastings Street, Vancouver, British Columbia V5C 2W2, as Portfolio Manager for each of the Deans Knight Investors under the Note Purchase Agreement and as Collateral Agent for each of the Noteholders under the Collateral Agency Agreement, as mortgagee hereunder (the “Mortgagee”).

RECITALS

A.           Mortgagor and Agent have executed a Note Purchase Agreement dated as of May 31, 2013 (such Note Purchase Agreement, and as the same may from time to time be amended, modified, or supplemented, and all other agreements given in substitution therefor, or in renewal, extension or restatement thereof, in whole or in part, being herein called the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement among Mortgagor, as maker and issuer of certain Notes (as defined in the Note Purchase Agreement), the Investors, as initial holders of the Notes, and Agent, as Portfolio Manager for the Deans Knight Investors and Collateral Agent for the Investors, the Investors will lend to Mortgagor the principal sum of $6,000,000.00 with a scheduled maturity date of December 31, 2014, unless as otherwise provided in the Note Purchase Agreement.

B.           Pursuant to that certain Collateral Agency Agreement of even date herewith (as the same may be amended, modified or supplemented, from time to time, the “Collateral Agency Agreement”), among Mortgagor, Agent and Investors, Agent has been duly appointed as the collateral agent for the Noteholders as provided therein. As used herein, the term “Lenders” shall mean the Investors and the Noteholders.

C.           In order to secure the payment and performance by the Mortgagor of its obligations under the Note Purchase Agreement, the Notes, this Mortgage, and all other instruments and agreements entered into in connection therewith (collectively the “Loan Documents”), Mortgagor has agreed to execute and deliver this Mortgage to Mortgagee for the ratable benefit of the Lenders on a pari passu basis as more particularly set forth in this Mortgage.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Mortgagor, the Mortgagor undertakes and agrees with the Mortgagee, for the ratable benefit of each of the Lenders, as follows:

Defined Terms. In this Mortgage (including its preamble and recitals), the following terms shall have the following meanings:

“Accounts” has the meaning given such term in the Uniform Commercial Code.

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“Agent” means Deans Knight Capital Management LTD., in its capacity as Portfolio Manager for each of the Deans Knight Investors under the Note Purchase Agreement and as Collateral Agent for each of the Noteholders under the Collateral Agency Agreement.

“Applicable Law” means, with respect to any Person or matter, any supranational, national, federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, regulation, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not have the force of law but, if not having the force of law, the compliance with which statute, etc. would be prudent for a Person subject to such statute, etc.) relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

“Approvals” means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, filing or registration by or with any Governmental Authority or other Person.

“As-Extracted Collateral” has the meaning given to such term in the Uniform Commercial Code, and shall include the Ore.

“BLM” is defined in Section 2.3.

“claims” is defined in Section 4.6.

“Collateralized Obligations” is defined in Section 1.1.

“Contract Rights” has the meaning given such term in the Uniform Commercial Code.

“Encumbered Property” means the properties, rights and interests hereinafter described and defined as the Encumbered Property.

“Equipment” has the meaning given such term in the Uniform Commercial Code.

“Event of Default” or “Default” means any breach or default by Mortgagee in the terms and conditions of any or all of the Loan Documents, including, but not limited to the definition of an “Event of Default” as that term is used in the Notes.

“Fixtures” has the meaning given such term in the Uniform Commercial Code.

“General Intangibles” has the meaning given such term in the Uniform Commercial Code.

“Goods” has the meaning given such term in the Uniform Commercial Code.

“Indebtedness” means all present and future obligations, indebtedness, liabilities, covenants, agreements and undertakings of a Person howsoever arising, whether direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, including all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether such Person be bound alone or with others and whether as principal or surety, including all interest, fees, expenses, indemnities and costs;

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“Investors” means the Investors as defined in the Note Purchase Agreement.

“Inventory” has the meaning given such term in the Uniform Commercial Code.

“Lands” means all lands and interests which are either described in Exhibit A hereto or the description of which is incorporated in Exhibit A hereto by reference to another instrument or document.

“Lenders” is defined in the second recital.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Mortgage, the Mortgagor shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Mortgage” is defined in the preamble.

“Mortgagee” is defined in the preamble.

“Mortgagor” is defined in the preamble.

“Nichols Ranch ISR Processing Facility” means the Campbell and Johnson Counties, Wyoming lands in the area shown on the plan attached hereto as Schedule 1 and described on Exhibit A.

“Notes” shall mean those certain notes in the aggregate principal amount of $6,000,000.00, made by Mortgagor and payable to the order of the Noteholders with a maturity date on or before the earlier of: (i) thirty (30) days after the execution and delivery of all documents to be executed and delivered relating to the pending financing facility from the Wyoming Business Council to Mortgagor; and (ii) December 31, 2013, such notes bearing interest as therein provided, and containing a provision for an additional amount as attorneys’ fees, together with any and all other notes given in substitution therefor, or in modification, amendment, renewal or extension thereof, in whole or in part.

“Noteholders” means the holders from time to time of the Notes.

“Ore” means all processed and unprocessed metallic and nonmetallic ore, including uranium and uranium ore minerals, and all other minerals and hydrocarbons located in, on or under all or any part of the Lands or otherwise produced therefrom.

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“Patented Mining Claims” means all patented mining claims in which the Mortgagor has or may hereafter have any interest.

“Permitted Encumbrances” has the meaning given to that term in the Note Purchase

Agreement.

"Person" means any individual, firm, partnership, company, corporation or other body corporate, government, governmental body, agency, instrumentality, unincorporated body or association and the heirs, executors, administrators or other legal representatives of an individual.

“Post-Production Contracts” means contracts, if any, now in effect or hereafter entered into by the Mortgagor, or entered into by the Mortgagor’s predecessors-in-interest (if any), for the sale, purchase, exchange, supply, handling, processing, refining, beneficiation, marketing and/or transportation of Ore produced from all or any part of the Lands or from any other lands any production from which, or profits or proceeds from such production, is attributable to any interest in the Lands or to any interest described in Exhibit A hereto; provided however that Post- Production Contracts excludes Product Sales Contracts.

“Post Production Contract Payments” is defined in Section 4.1.

“Proceeds” has the meaning given such term in the Uniform Commercial Code.

“Requirement of Law” means, with respect to any Person, its constating documents and any Applicable Law or contractual obligation binding on such Person or its property.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of Wyoming.

“Unpatented Mining Claims” means all now existing or hereafter acquired, located, amended or relocated unpatented mining claims and millsites, that is, possessory rights initiated on the public domain of the United States of America under 30 U.S.C. § 21, et seq., as implemented by regulations and state statutes, and for the purposes of this Mortgage includes lode and placer mining claims, millsites and tunnel sites, including amendments and relocations thereof. “Unpatented Mining Claims” shall include all rights incident thereto as recognized under Applicable Laws relating to mining and shall include any and all appurtenant rights established by or accruing to the owner thereof, including, to the extent applicable to any individual Unpatented Mining Claim, the right of access, use of water and the right to conduct mineral exploration, development and exploitation activities.

Interpretation. Unless a clear contrary intention appears, this Mortgage shall be construed and interpreted in accordance with the provisions set forth below:

(a)          the singular number includes the plural number and vice versa;

(b)          reference to any Person includes such Person’s successors, executors, administrators, substitutes and assigns but, if applicable, only if such successors, executors, administrators, substitutes and assigns are permitted by this Mortgage, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

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(c)          reference to any gender includes any other gender;

(d)          reference to any agreement (including this Mortgage and all Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(e)          reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

(f)          reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

(g)          “hereunder”, “hereof”, “hereto”, “herein” and words of similar import shall be deemed references to this Mortgage, as the case may be, as a whole and not to any particular Article, Section, clause or other provision hereof or thereof;

(h)          any reference to any particular Article, Section or clause shall be to such Article, Section or clause of this Mortgage;

(i)          “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(j)          relative to the determination of any period of time, “from” means “from (and including)” and “to” means “to (but excluding)”;

(k)          reference to a “company” or “corporation” shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction; and

(l)          when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

GRANT

NOW, THEREFORE, the Mortgagor, for and in consideration of the premises and of the debts and the mutual covenants hereinafter mentioned, and upon and subject to the terms and conditions hereinafter set forth, has mortgaged, granted, bargained, sold, warranted, encumbered, assigned, transferred and conveyed, and by these presents does mortgage, grant, bargain, sell, warrant, encumber, assign, transfer and convey, unto the Mortgagee, for the use and benefit of the Mortgagee as Agent for the Lenders, all the Mortgagor’s right, title and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights and interests to the full extent of Mortgagor’s interests therein, if any; and insofar as such properties, rights and interests consist of Fixtures, General Intangibles, Accounts, As-Extracted Collateral, Contract Rights, Equipment, Inventory, Goods, Proceeds of collateral and any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect in the appropriate jurisdiction with respect to each of said properties, rights and interests), the Mortgagor hereby grants to the Mortgagee, for the use and benefit of the Mortgagee as Agent for the Lenders, a security interest therein to the full extent of the Mortgagor’s legal and beneficial interest therein now owned or hereafter acquired, namely:

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(a)          without duplication of any other provision of this granting clause all of the Mortgagor’s now or hereafter arising, As-Extracted Collateral, Contract Rights relating directly or indirectly to the Lands, General Intangibles relating directly or indirectly to the Lands, Fixtures now or hereinafter located on the Lands or the Nichols Ranch ISR Processing Facility, Goods (including all its Inventory) and Equipment, including without limitation the Ore and all personal property identified on Exhibit B hereto,

(b)          in furtherance of, and not in limitation of, the foregoing, the Post Production Contracts together with:

(i)          all rights of the Mortgagor to receive moneys due and to become due under or pursuant to each of the Post Production Contracts,

(ii)         all rights of the Mortgagor to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to each of the Post Production Contracts,

(iii)        all claims of the Mortgagor for damages arising out of or for breach of or default under each of the Post Production Contracts,

(iv)        all rights of the Mortgagor to terminate the of the Post Production Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and

(v)         to the extent not included in the foregoing, all proceeds of any and all of the foregoing,

(c)          the Patented and Unpatented Mining Claims relating to the Lands and otherwise as more particularly described on the attached Exhibit A,

(d)          all Approvals related to the Encumbered Property,

(e)          all awards, payments or judgments, including interest thereon, and the right to receive the same, as a result of the exercise or threatened exercise of any right of eminent domain, other injury to, taking up, or decrease in the value of all or any portion of the Encumbered Property,

(f)          all other property or rights of any kind or character related to the Lands, or other property described herein, and

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(g)          all Proceeds, accessions, improvements and products of the foregoing, together with, to the extent the Mortgagor may lawfully grant a security interest therein, and to the extent of Mortgagor’s interest therein, if any, any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all contracts, title instruments, title opinions, land status reports, title abstracts, title insurance commitments or policies, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including electrical, electromagnetic, gravity and seismic), geochemical, and radiometric data and information, drilling data, test data, mineral samples (including drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including reserve or deposit studies or evaluations), mine feasibility reports, mine development studies and plans, information concerning exploration and development of deposits of platinum, palladium and all other minerals (including information concerning mine operation, shutdown and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, business names and the goodwill of the business relating thereto, unpatented inventions, patent applications and patents, mining claims (whether unpatented or now or hereafter patented), lease records (including rental and royalty payment records), Unpatented Mining Claim records (including evidence of annual assessment work, payment of rental or maintenance fees, and filings and recordings made with Governmental Agencies), the Approvals and records and information concerning compliance therewith, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, insurance policies, commingling agreements, information and data and reports regarding the products and proceeds of mine operations (including quantities produced, proceeds from sale or other disposition, and disbursement of proceeds to persons entitled to a share thereof), development rights, air rights, parcel maps, extralateral rights, condemnation awards, franchises, easements, servitudes, permits, licenses, tenements, hereditaments, appurtenances, rents, royalties, overriding royalties, gross profits interests, net smelters interests, revenues, avails, income, security deposits, reclamation bonds, bonuses, accounts, returns, issues, profits, advantages, claims against third parties, products, proceeds and all other benefits, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid in this granting clause referenced, and all other things of value and incident thereto which the Mortgagor might at any time have or be entitled to (including any and all liens, lien rights and security interests, and all properties, rights and interests, whether now or hereafter existing or arising, that may be used or useful in connection with mining platinum, palladium or all other minerals from all or any part of the Lands, or any other lands any production from which, or the profits or proceeds from such production, is attributed to any interest in the Lands or to any interest described in Exhibit A hereto, or in connection with any related activities); together with all strips and gores belonging, adjacent or pertaining the Lands; and any after-acquired title, additions and accretions to any of the foregoing, including those which may be subjected to the lien and security interests of this Mortgage by means of supplements or amendments hereto, all the aforesaid properties, rights and interests, together with any after-acquired title, additions and accretions to any of the foregoing, being hereinafter called the “Encumbered Property”.

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Subject, however, to (i) the condition that the Mortgagee shall not be liable in any respect for the performance of any covenant or obligation (including measures required to comply with any Environmental Laws) of the Mortgagor in respect of the Encumbered Property, and (ii) the Permitted Encumbrances.

TO HAVE AND TO HOLD the Encumbered Property unto the Mortgagee forever to secure the payment and performance in full of the Collateralized Obligations and to secure the performance of all of the obligations of the Mortgagor herein contained.

ARTICLE 1. SECURITY FOR OBLIGATIONS

SECTION 1.1.           Collateralized Obligations. The lien and security interest in the Encumbered Property granted hereunder secures the timely performance and full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of:

(a)          The Notes issued to any Lenders now or hereafter existing or arising, under or in connection with the Loan Documents, and any and all Indebtedness now or hereafter existing or arising under or in connection with the Loan Documents, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under Applicable Law.)

(b)          Any sums advanced or expenses or costs incurred (including all attorneys’ fees and other legal, management and consulting expenses) by the Mortgagee (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof or any of the Loan Documents, plus interest thereon at the rate specified or otherwise agreed upon in the Loan Documents, from the date of such advances or the incurring of such expenses or costs until reimbursed.

(c)          The timely performance of any and all of Mortgagee’s obligations under the Loan Documents.

(d)          Any extensions or renewals of all such obligations described in clauses (a) and (c) above, whether or not the Mortgagor executes any extension agreement or renewal instruments.

All the above obligations of the Mortgagor are hereinafter collectively referred to as the “Collateralized Obligations”.

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ARTICLE 2. REPRESENTATIONS AND WARRANTIES
OF THE MORTGAGOR

In order to induce the Lenders to enter into the Loan Documents and to make, maintain, continue and/or convert Indebtedness evidenced by the Notes, and in order to induce the Mortgagee, as Agent for the Lenders, to accept this Mortgage, the Mortgagor hereby represents and warrants unto Mortgagee and each Lender as set forth in this Article. The representations and warranties of the Mortgagor set forth in this Article shall be made anew upon the delivery of each Note under the Loan Documents.

SECTION 2.1.          Valid Title. The Mortgagor, to the extent of the interest specified in Exhibit A and Exhibit B hereto and subject to Section 2.2 has valid and indefeasible title (or senior uncontested possessory interest) to the Encumbered Property and has a good and legal right to grant a mortgage and security interests in and to the same to the Mortgagee.

SECTION 2.2.          No Liens. The Encumbered Property is free from all Liens whatsoever, except the Permitted Encumbrances.

SECTION 2.3.          Entire Interest. The Encumbered Property comprises the entirety of the Mortgagor’s interest in the Unpatented and Patented Mining Claims related to the Lands as described in Exhibit A.

SECTION 2.4.          Approvals. Other than the filing of this Mortgage and similar instruments in favor of the Mortgagee pursuant to Section 2.7, no Approval is necessary or advisable either for:

(i)          the granting by the Mortgagor of any Lien over any Encumbered Property pursuant to this Mortgage; or

(ii)         the exercise by the Mortgagee of its rights and remedies in respect of the Encumbered Property (other than in respect of nonassignable governmental permits in which the Mortgagor may not lawfully grant a security interest) pursuant to this Mortgage, subject to any limitations on such exercise set forth in any such Approval.

SECTION 2.5.          Correct Names, etc.

(a)          The cover page to this Mortgage lists the correct legal name of the Mortgagor and the Mortgagor is not now and has not been known by any trade name.

(b)          The Mortgagor has not been known by any legal name different from the one set forth on the cover page of this Mortgage, nor has the Mortgagor been the subject of any merger or other corporate reorganization.

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SECTION 2.6.          Filings. All recordings, filings and other actions (other than the recording and filing of this Mortgage and any financing statements or similar instruments relating hereto with all appropriate offices as described below) necessary and desirable to perfect and protect the Lien over the Encumbered Property have been duly made and taken. No effective deed of trust, mortgage, financing statement or other instrument similar in effect covering all or any part of the Encumbered Property is recorded or on file in any recording or filing office, except such as may have been expressly disclosed in writing to the Mortgagee. Immediately following the execution hereof, the Mortgagor shall cause this Mortgage and any financing statements or similar instruments relating hereto to be recorded and filed with all appropriate offices necessary and desirable to perfect and protect the Lien over the Encumbered Property.

SECTION 2.7.          Perfected Lien. Upon the recording and filing of this Mortgage and all financing statements or similar instruments relating hereto with all appropriate offices, this Mortgage will, subject to Section 2.2, create a valid, first-priority, perfected security interest in the Encumbered Property, securing payment of the obligations stated to be secured thereby.

ARTICLE 3. COVENANTS

The Mortgagor agrees with the Mortgagee that, until the Collateralized Obligations have been paid and performed in full, it shall perform its obligations set forth in this Article.

SECTION 3.1.          Payment and Performance of Collateralized Obligations. The Mortgagor will duly pay and perform its obligations hereunder and under and in connection with the Loan Documents to which it is a party as and when required by their terms.

SECTION 3.2.          Warrant and Defend Title. The Mortgagor will warrant and forever defend the Patented and Unpatented Mining Claims related to the Lands as described on Exhibit A and Posts Production Contracts (except to the extent such Mortgagor is permitted to encumber, abandon or dispose of the same pursuant to this Mortgage or the Loan Documents without resulting in a Default) unto the Mortgagee against every Person whomsoever lawfully claiming the same or any part thereof and the Mortgagor will maintain and preserve the Lien hereby created.

SECTION 3.3.          Further Assurances. Upon the request of the Mortgagee, the Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as in the reasonable opinion of the Mortgagee may be necessary or desirable to carry out more effectually the purposes of this Mortgage, including (a) prompt correction of any defect which may hereafter be discovered in the execution and acknowledgment of this Mortgage or any other document executed in connection herewith, and (b) supplements to this Mortgage as reasonably required from time to time by the Mortgagee.

SECTION 3.4.          Payment of Taxes and Fees. The Mortgagor will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labor, material, supplies, personal property and services); provided, however, that the foregoing shall not require the Mortgagor to pay or discharge any such tax assessment, fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with generally accepted accounting principles with respect thereto. The Mortgagor shall pay all fees and expenses relating to the Patented and Unpatented Mining Claims, including but not limited to annual maintenance fees, on or before July 31st of each year, and provide copies of the receipts of such payments to Agent within five (5) days of payment or by August 5th of each year, whichever shall occur first.

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SECTION 3.5.          Operation of the Encumbered Property. In addition to any similar obligations binding on it pursuant to the Loan Documents, the Mortgagor shall, at the Mortgagor’s own expense:

(a)          do or cause to be done all things necessary to keep unimpaired the Mortgagor’s rights in the Encumbered Property;

(b)          cause the Encumbered Property to be kept free and clear of Liens, other than (i) the Lien created by this Mortgage and (ii) Permitted Encumbrances;

(c)          Mortgagor will obtain and maintain for the benefit of the Mortgagee, as Agent for the Lenders, original paid-up insurance policies against such liabilities, casualties, risks and contingencies, in such amounts and form and substance, with such financially sound and reputable companies, and with such expiration dates, as are acceptable to the Mortgagee, and containing a non-contributory standard mortgagee clause or its equivalent in favor of the Mortgagee. Each policy shall contain an agreement by the insurer not to cancel or amend the policy without giving the Mortgagee at least thirty (30) days prior written notice of its intention to do so. Upon request of the Mortgagee, the Mortgagor will furnish or cause to be furnished to the Mortgagee from time to time a summary of the insurance coverage of the Mortgagor in form and substance satisfactory to the Mortgagee and if requested will furnish the Mortgagee original certificates of insurance and/or copies of the applicable policies and all renewals thereof. In the event the Mortgagor should, for any reason whatsoever, fail to keep the corporeal (tangible) Encumbered Property or any part thereof so insured, or to keep said policies so payable, or fail to deliver to the Mortgagee the original or certified policies of insurance and the renewals therefor upon demand, then the Mortgagee, if it so elects, may itself have such insurance effected in such amounts and with such companies as it may deem proper and may pay the premiums therefor, which premiums shall become part of Indebtedness secured hereby. The Mortgagor will notify the Mortgagee immediately in writing of any material fire or other casualty to or accident involving the Encumbered Property, whether or not such fire, casualty or accident is covered by insurance. The Mortgagor will promptly further notify the Mortgagor’s insurance company and to submit an appropriate claim and proof of claim to the insurance company if such a casualty or accident occurs. In the event of any loss or any of such policies, the Mortgagee may, at its election, either apply the net proceeds thereof toward the payment of the Collateralized Obligations or pay the net proceeds thereof to the Mortgagor, either wholly or in part, and under such conditions as the Mortgagee may determine to enable the Mortgagor to repair or restore the Encumbered Property;

(d)          furnish to the Mortgagee prior to the occurrence of any change in the address of the Mortgagor’s location (as described on the signature page hereto) or in the name of the Mortgagor, notice in writing of such change;

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(e)          comply in all material respects with all conditions and requirements arising under Applicable Law necessary to preserve and extend any and all rights, licenses, permits, claims, patents, privileges, franchises and concessions necessary in order to use, own, develop, occupy, operate and conduct production operations on the Encumbered Property which are applicable to the Mortgagor or have been granted for the Encumbered Property or the use thereof;

(f)          not initiate or acquiesce in any change in any material zoning or other land use or water rights classification now or hereafter in effect and affecting the Encumbered Property or any part thereof;

(g)         appear in and defend, with counsel reasonably acceptable to the Mortgagee, any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee; and pay all reasonable costs and expenses, including cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which the Mortgagee may appear.

SECTION 3.6.          Mortgagor Remains Liable. Anything herein to the contrary with respect to the Post Production Contracts notwithstanding:

(a)          the Mortgagor shall remain liable under the Post Production Contracts to the extent set forth therein, and shall perform all of its duties and obligations under such Post Production Contracts to the same extent as if this Mortgage had not been executed,

(b)          the exercise by the Mortgagee of any of its rights hereunder shall not release the Mortgagor from any of its duties or obligations under any such Post Production Contracts, and

(c)          the Mortgagee shall not have any obligation or liability under any Post Production Contracts by reason of this Mortgage, nor shall it be obligated to perform any of the obligations and liabilities or duties of the Mortgagor thereunder or to take any action to collect or enforce any claim for payment assigned thereunder.

SECTION 3.7.          Recording and Filing. The Mortgagor will promptly, and at the Mortgagor’s expense, pay all fees, taxes and charges, execute, record, register, deposit and file this and every other instrument in addition or supplemental hereto, including financing statements and continuations thereof, in such offices and places and at such times and as often as may be reasonably necessary to create, preserve, protect and renew the Lien as a valid, first Lien on and prior perfected security interest in real or personal property (except as otherwise permitted pursuant to this Mortgage), as the case may be, and the rights and remedies of the Mortgagee, obtain such acknowledgments or consents, notify all obligors or providers of services and materials and otherwise do and observe all things or matters necessary or expedient to be done or observed by reason of any Applicable Law, or as the Mortgagee reasonably may request from time to time, for the purpose of effectively creating, maintaining and preserving the Lien hereof on and in the Encumbered Property.

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SECTION 3.8.         Sale or Mortgage of the Encumbered Property. Except in the ordinary course of business, the Mortgagor will not sell, convey, mortgage, pledge, or otherwise dispose of or encumber the Encumbered Property nor any portion thereof, nor any of the Mortgagor’s right, title or interest therein, nor contract to do nor permit to occur any of the foregoing, without first securing the written consent of the Mortgagee. Upon the disposition of any Encumbered Property permitted pursuant to this Mortgage or the Loan Documents, the Mortgagee shall, at the Mortgagor’s expense, execute and deliver to the Mortgagor all instruments and other documents as may be necessary or proper to release the lien on and security interest in such Encumbered Property which has been granted hereunder.

SECTION 3.9.          Records, Statements and Reports. The Mortgagor will keep financial records and statements reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles and will furnish or cause to be furnished to the Mortgagee such information concerning the business, affairs and financial condition of the Mortgagor as the Mortgagee may from time to time reasonably request.

SECTION 3.10.        Right of Entry. Mortgagor will permit the Mortgagee, its officers and employees and such other persons or entities as the Mortgagee may in its discretion designate, at the cost and expense of the Mortgagor, reasonable access to the Encumbered Property and to the field offices and other offices, including the principal place of business, of the Mortgagor to inspect and examine the Encumbered Property and to inspect, review and reproduce as necessary any books, records, accounts, contracts or other documents of the Mortgagor. This Section shall not be construed to affect or limit the obligations or rights of the Mortgagor pursuant to the Loan Documents or Section 6.10 or 6.11 of this Mortgage in any manner whatsoever.

SECTION 3.11.        After-Acquired Properties. Without prejudice to its obligations contained in the Loan Documents, the Mortgagor shall advise the Mortgagee, within forty-five (45) days after June 30 and December 31 of each calendar year after the date of this Mortgage, as to any additional interests in the Encumbered Property it has acquired and any other material assets acquired by the Mortgagor during such preceding six-month period and shall, execute, acknowledge and deliver such other and further instruments and agreements necessary or desirable to include such interests and assets as a part of the Encumbered Property hereunder.

SECTION 3.12.         Performance of Post Production Contracts; Notices. The Mortgagor shall:

(a)          perform and observe all the material terms and provisions of the Post Production Contracts to be performed or observed by it, maintain the Post Production Contracts in full force and effect, enforce the Post Production Contracts in accordance with their terms, and

(b)          upon the reasonable request of the Mortgagee: (i) furnish to the Mortgagee such information and reports regarding the Post Production Contracts as the Mortgagee may reasonably request, and (ii) make upon each relevant Assigned Agreement counterparty such demands and requests for information and reports or for action as the Mortgagor is entitled to make under the Post Production Contracts.

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SECTION 3.13.         Actions Under Post Production Contracts. The Mortgagor shall not:

(a)          cancel or terminate any Post Production Contracts or consent to or accept any cancellation or termination thereof,

(b)          amend or otherwise modify any Post Production Contracts or give any consent, waiver or approval thereunder,

(c)          waive any default under or breach of any Post Production Contracts, or

(d)          take any other action in connection with the Post Production Contracts which would impair the value of the interest or rights of the Mortgagor thereunder or which would impair the interest or rights of the Mortgagee.

ARTICLE 4. ASSIGNMENT OF POST PRODUCTION CONTRACTS

SECTION 4.1.          Assignment. The Mortgagor hereby absolutely and irrevocably (a) transfers, assigns, warrants and conveys to the Mortgagee, effective as of the date hereof, at 12:01 A.M., local time, the Post Production Contracts, and (b) gives to and confers upon the Mortgagee the right, power and authority to collect all payments, monies, Ore, or other in-kind transfers accruing to Mortgagor under the Post Production Contracts (the “Post Production Contract Payments”). The Mortgagor irrevocably appoints the Mortgagee its true and lawful attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor or otherwise, from time to time in the Mortgagee’s discretion, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of the Mortgagor or the Mortgagee, for the Post Production Contracts and apply the Post Production Contract Payments to the payment of the Collateralized Obligations. Subject to the foregoing, all parties responsible for the payment of the Post Production Contract Payments to the Mortgagor are authorized and directed to treat and regard the Mortgagee as the assignee and transferee of the Mortgagor and entitled in the Mortgagor’s place and stead to receive such Post Production Contract Payments; and said parties and each of them shall be fully protected in so treating and regarding the Mortgagee and shall be under no obligation to see to the application by the Mortgagee of any such proceeds or payments received by it. The assignment of the Post Production Contracts and the Post Production Contract Payments in this Section is intended to be an absolute assignment from the Mortgagor to the Mortgagee and not merely the granting or passing of a security interest. Such Post Production Contracts and Post Production Contract Payments are hereby assigned absolutely by the Mortgagor to the Mortgagee contingent with respect to collection only upon the occurrence of an Event of Default hereunder.

SECTION 4.2.          Collection Upon Event of Default. Upon the occurrence of any Event of Default, the Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Collateralized Obligations, in its own name or as agent or attorney in fact for the Mortgagor, enter upon and take possession of the Encumbered Property, or any part thereof, and sue for or otherwise collect the Post Production Contract Payments, including those past due and unpaid and apply the same, less costs and expenses of operation and collection, including attorneys’ fees, upon any of the Collateralized Obligations in such order as the Mortgagee shall determine. The collection of the Post Production Contract Payments, or the entering upon and taking possession of the Encumbered Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to notice of default.

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SECTION 4.3.          No Liability of the Mortgagee in Collecting. The Mortgagee is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Mortgagee under this Article) and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received.

SECTION 4.4.          Assignment Not a Restriction on the Mortgagee’s Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Collateralized Obligations regardless of whether the proceeds assigned by this Article are sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment and performance of the Collateralized Obligations.

SECTION 4.5.          Status of Assignment. Notwithstanding the other provisions of this Article, and in addition to the other rights hereunder, the Mortgagee or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive the Post Production Contract Payments herein assigned and the proceeds therefrom after the Collateralized Obligations have been declared due and payable in accordance with the provisions of the Loan Documents and to apply all of said proceeds as provided in Section 4.2. Upon any sale of the Encumbered Property or any part thereof pursuant to Article 5, the Post Production Contract Payments thereafter attributable to the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article.

SECTION 4.6.          Indemnity. In addition to any similar obligations set forth in the Loan Documents to which it is a party, the Mortgagor shall indemnify the Mortgagee against all claims, actions, liabilities, judgments, costs, losses, damages, attorneys’ fees or other charges or expenses of whatsoever kind or nature (collectively, “claims”) made against or incurred by it as a consequence of the assertion, either before or after the payment in full of the Collateralized Obligations, that it received the Post Production Contracts herein assigned or the Post Production Contract Payments claimed by third persons, the Mortgagor and the Mortgagee shall each, on its own behalf, have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such claims. The Mortgagor will indemnify and pay to the Mortgagee any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Mortgagee, except to the extent such amounts arise for the account of the Mortgagee by reason of its gross negligence or wilful misconduct (as determined by a court of competent jurisdiction). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of the claims which is permissible under Applicable Law. The obligations of the Mortgagor as hereinabove set forth in this Section shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.

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ARTICLE 5. ENFORCEMENT OF THE SECURITY

SECTION 5.1.          Waiver of Notice and Demand Upon Acceleration. Upon the occurrence of an Event of Default, the Mortgagee, at its option, may declare the Collateralized Obligations to be forthwith due and payable, without any notice or demand of any kind, both of which are hereby expressly waived.

SECTION 5.2.          Power of Sale of Real Property Constituting a Part of the Encumbered Property. Mortgagor hereby grants to Mortgagee a power of sale to foreclose this Mortgage by advertisement and sale under Wyoming Statutes. Upon the occurrence of an Event of Default, the Mortgagee shall have the right and power to sell without the necessity of judicial proceedings, to the extent permitted by Applicable Law, at one or more sales, as an entirety or in parcels, as it may elect, the real property constituting a part of the Encumbered Property, at such place or places and otherwise in such manner and upon such notice as may be required by Applicable Law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers; and the Mortgagor shall warrant title (to the extent, but subject to the exceptions, warranted to the Mortgagee herein) to such real property to such purchaser or purchasers. The Mortgagee may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement, as allowed by Applicable Law. The right of sale hereunder shall not be exhausted by one or any sale, and the Mortgagee may make other and successive sales until all of the Encumbered Party shall have been legally sold.

SECTION 5.3.          Rights of the Mortgagee with Respect to Personal Property Constituting a Part of the Encumbered Property. Upon the occurrence of an Event of Default, the Mortgagee will have all rights and remedies granted by Applicable Law, and particularly by the Uniform Commercial Code, including the right to take possession of all personal property constituting a part of the Encumbered Property, and for this purpose the Mortgagee may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Mortgagee will give the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to the Mortgagor at the address shown below the signatures at the end of this Mortgage at least ten (10) days before the time of the sale or disposition.

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SECTION 5.4.          Judicial Proceedings. Upon the occurrence of an Event of Default, the Mortgagee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Encumbered Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Encumbered Property, or for the enforcement of any other appropriate legal or equitable remedy.

SECTION 5.5.          Possession of the Encumbered Property. It shall not be necessary for the Mortgagee to have physically present or constructively in its possession at any sale held by the Mortgagee or by any court, receiver or public officer any or all of the Encumbered Property; and the Mortgagor shall deliver to the purchasers at such sale on the date of sale the Encumbered Property purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Encumbered Property, then the title and right of possession to the Encumbered Property shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.

SECTION 5.6.          Certain Aspects of a Sale. The Mortgagee shall have the right to become the purchaser at any sale held by the Mortgagee or by any court, receiver or public officer, and the Mortgagee shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including nonpayment of the unpaid portion of, and the interest accrued on, the Collateralized Obligations after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein.

SECTION 5.7.          Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Mortgagee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

SECTION 5.8.          Effect of Sale. Any sale or sales of the Encumbered Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Mortgagor or the Mortgagor’s successors or assigns. Nevertheless, the Mortgagor, if requested by the Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

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SECTION 5.9.          Application of Proceeds. All proceeds received by the Mortgagee in respect of any sale of the Encumbered Property, or any part thereof, (whether granted and conferred herein, or by virtue of judicial proceeding) of, collection from, or other realization upon, all or any part of the Encumbered Property (after payment and satisfaction of all costs and expenses incurred by the Mortgagee in the performance of its rights or duties, and of any amounts payable pursuant to the Loan Documents and Section 5.12 of this Mortgage) shall be applied in such order as Mortgagee shall determine.

SECTION 5.10.        Liability for Deficiency. The Mortgagor will remain liable for any deficiency owing to the Mortgagee and be entitled to surplus, if any, after application of the proceeds of any sale of the Encumbered Property as set forth in Section 5.9, to the fullest extent permitted by Applicable Law.

SECTION 5.11.       The Mortgagor’s Waiver of Appraisement, Marshalling, and Other Rights. The Mortgagor agrees, to the fullest extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, moratorium, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Encumbered Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; and the Mortgagor, for the Mortgagor and all who may claim by, through or under the Mortgagor, so far as the Mortgagor or those claiming by, through or under the Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. The Mortgagor, for the Mortgagor and all who may claim by, through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to the exemption of homesteads, and to have the Encumbered Property marshalled upon any foreclosure of the Lien hereof, or sold in inverse order of alienation, and agrees that the Mortgagee or any court having jurisdiction to foreclose such Lien may sell the Encumbered Property as an entirety or in separate parts. The Mortgagor, for the Mortgagor and all who may claim by, through or under the Mortgagor, further waives, to the fullest extent that the Mortgagor may lawfully do so, any requirement for posting a receiver’s bond or replevin bond or other similar type of bond if the Mortgagee commences an action for appointment of a receiver or an action for replevin to recover possession of any of the Encumbered Property. The Mortgagor hereby further waives the pleading of any statute of limitations as a defense to any and all Collateralized Obligations, and the Mortgagor agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Mortgage or any of the Encumbered Property. The Mortgagor, for itself and for all persons and entities hereafter claiming by, through or under the Mortgagor or who may at any time hereafter become holders of Liens junior to the Lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Encumbered Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Encumbered Property and/or any other property now or hereafter constituting security or any of the Collateralized Obligations marshalled upon foreclosure of this Mortgage or of any other security or any of such Collateralized Obligations. If any Applicable Law in this Section referred to and now in force, of which the Mortgagor or the Mortgagor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section.

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SECTION 5.12.          Costs and Expenses. All reasonable costs and expenses (including reasonable attorneys’ fees and other legal, management and consulting expenses) incurred by the Mortgagee in protecting and enforcing their rights hereunder (including (i) any and all such costs and expenses which are incurred in connection with any state or federal action or proceeding concerning bankruptcy, debt relief, or protection from creditors, and in connection with any and all appellate actions or proceedings and (ii) any and all costs and expenses of any entry or taking of possession of, or any sale or conveyance of, any Encumbered Property (including, advertisement costs, court costs, compensation of any employees and reasonable legal fees)), shall constitute a demand obligation owing by the Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Loan Documents until paid, all of which shall constitute a portion of the Collateralized Obligations.

SECTION 5.13.          Operation of the Encumbered Property by the Mortgagee. Upon the occurrence of an Event of Default and in addition to all other rights herein conferred on the Mortgagee, the Mortgagee (or any Person designated by the Mortgagee) shall have the right and power to the fullest extent allowed under Applicable Law, but shall not be obligated, to enter upon and take possession of any of the Encumbered Property, and to exclude the Mortgagor, and the Mortgagor’s agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagor shall be at the time entitled and in its place and stead, in any form and manner deemed expedient by the Mortgagee. Mortgagee, or any Person designated by the Mortgagee, may operate the same without any liability to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and the Mortgagee or any Person designated by the Mortgagee shall have the right to collect, receive and receipt for the Post Production Contracts and the Post Production Contract Payments (as described in Section 5.2), to make repairs, purchase machinery and equipment, conduct operations and to exercise every power, right and privilege of the Mortgagor with respect to the Encumbered Property. All amounts paid or expended by the Mortgagee in exercising its rights under this Section (plus reasonable compensation to the Mortgagee for its out-of-pocket and other expenses for each matter for which it acts under this Mortgage), along with interest thereon at the highest rate of interest from time to time accruing under and as provided in the Loan Documents until paid, all of which shall constitute a portion of the Collateralized Obligations, shall be added to the Collateralized Obligations and shall be repaid to the Mortgagee upon demand. When and if the expenses of such operation and development (including costs of unsuccessful operations) have been paid and the Collateralized Obligations paid, said properties shall, if there has been no sale or foreclosure, be returned to the Mortgagor.

SECTION 5.14.          Consents. In the event the validity and effectiveness of the mortgage, assignment or charge upon or security interest in any of the Encumbered Property (collectively, a “Charge”) requires the consent, approval or waiver of a third Person in order to be effective as against such third Person, the Charge with respect to any such Encumbered Property shall be effective as against the Mortgagor and all Persons other than such third Person and shall be effective as against such third Person when the applicable consent, approval or waiver is obtained, retroactively, to the fullest extent legally possible, to the later of the date hereof or the date such consent, approval or waiver is obtained or becomes effective, as applicable, and until such consent, approval or waiver is obtained, the Mortgagor shall (subject to the other terms hereof) stand possessed of such Encumbered Property upon trust to assign and dispose thereof as the Agent shall for such purposes direct.

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ARTICLE 6. OTHER PROVISIONS

SECTION 6.1.          Right to Perform the Mortgagor’s Collateralized Obligations. Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor’s expense. If the Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, the Mortgagee or any receiver appointed hereunder, may, but shall not be obligated to, perform or keep, or cause to be performed or kept, the same in the Mortgagor’s behalf, and the Mortgagor hereby agrees to reimburse the Mortgagee or such receiver (as the case may be) on demand for all reasonable expenses incurred in connection therewith plus interest thereon at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Loan Documents until paid. The undertaking of such performance by the Mortgagee or such receiver (as the case may be) as aforesaid shall not obligate the Mortgagee or the Mortgagee or such receiver (as the case may be) to continue such performance or to engage in such performance or performance of any other act in the future, shall not obligate the Mortgagee or the Mortgagee or such receiver (as the case may be) to take any necessary steps to preserve rights against prior parties or any other rights in connection with any agreements, shall not relieve the Mortgagor from the observance or performance of any covenant or agreement contained in this Mortgage or constitute a waiver of default hereunder and shall not affect the right of the Mortgagee to accelerate the payment of the Collateralized Obligations or to resort to any other of its rights or remedies hereunder or under Applicable Law.

SECTION 6.2.          Defense of Claims. The Mortgagor will notify the Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting the Lien hereof or the Encumbered Property, or any part thereof, and will take such action, employing attorneys agreeable to the Mortgagee, as may be necessary or appropriate to preserve the Mortgagor’s and the Mortgagee’s rights affected thereby and/or to hold harmless the Mortgagee in respect of such proceedings; and should the Mortgagor fail or refuse to take any such action, the Mortgagee may, upon giving prior written notice thereof to the Mortgagor, take such action in behalf and in the name of the Mortgagor and at the Mortgagor’s expense. Moreover, the Mortgagee may take such independent action in connection therewith as it or they may in its or their discretion deem proper, the Mortgagor hereby agreeing that all sums advanced or all reasonable expenses incurred in such actions plus interest at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Loan Documents until paid, will, on demand, be reimbursed, as appropriate, to the Mortgagee or any receiver appointed hereunder. The obligations of the Mortgagor as hereinabove set forth in this Section shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.

SECTION 6.3.          The Encumbered Property to Revert. If the Collateralized Obligations shall be fully paid in cash and the covenants herein contained shall be well and truly performed, then all of the Encumbered Property shall revert to the Mortgagor and the entire estate, right, title and interest of the Mortgagee shall thereupon cease; and the Mortgagee in such case shall, upon the request of the Mortgagor and at the Mortgagor’s cost and expense, deliver to the Mortgagor proper instruments acknowledging satisfaction of this Mortgage without warranty or recourse of any kind, to the person or persons legally entitled thereto.

20

SECTION 6.4.          Renewals, Amendments and Other Security. Renewals and extensions of the Collateralized Obligations may be given at any time and amendments may be made to agreements relating to any part of such Collateralized Obligations or the Encumbered Property and the Mortgagee may take or may now hold other security for the Collateralized Obligations, all without notice to or consent of the Mortgagor. The Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a first-priority, perfected Lien (subject to the exceptions set forth herein) in the Encumbered Property not expressly released until the Collateralized Obligations are fully paid and performed.

SECTION 6.5.          Construction of Mortgage as an Assignment, etc. This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, mortgage, deed of trust, financing statement or security agreement, and from time to time as any one or more thereof.

SECTION 6.6.          Limitation on Interest. Notwithstanding any other provision of this Mortgage, the Loan Documents, or any other documents entered into in connection with the transactions contemplated herein, the Mortgagor does not agree, and shall not be charged with, or obligated to pay, any amount of interest that would render the Loan Documents usurious. It is the intention of the Mortgagee and the Lenders to conform strictly to the applicable usury laws presently in force, and any agreement for taking, receiving, reserving or charging interest shall be held to be subject to reduction to the amount allowed under said usury laws, so that if from any circumstances any interest is in excess of the maximum permitted by Applicable Law, such excess shall be cancelled automatically, and if theretofore paid, shall be refunded or credited on the principal amount of the obligation secured thereby. All sums paid or agreed to be paid to the Mortgagee and the Lenders for the use, forbearance or detention of the Collateralized Obligations shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full stated term of the Collateralized Obligations until payment in full so that the rate or amount of interest does not exceed the maximum lawful rate in effect and applicable to the Collateralized Obligations for so long as the Collateralized Obligations are outstanding. This provision shall control any provision of this Mortgage, the Loan Documents, or any other instruments in connection therewith which are inconsistent with this paragraph.

SECTION 6.7.          Unenforceable or Inapplicable Provisions. If any provision hereof or of any other Loan Documents are invalid or unenforceable in any jurisdiction, the other provisions hereof or of such Loan Documents shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Mortgagee in order to effectuate the provisions hereof or thereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Encumbered Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

21

SECTION 6.8.          Rights Cumulative; Waiver.

(a)          Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient. No failure or delay by or on the part of the Mortgagee or the exercise, or the beginning of the exercise, of any such right, power or remedy shall be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy in exercising any power or right under this Mortgage. No such failure or delay shall operate as a waiver of any right hereunder, nor shall any single or partial exercise of any power, right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other power, right or remedy. No notice to or demand on the Mortgagor in any case shall entitle it to any notice or demand in similar or other circumstances. No delay or omission by the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. No waiver or approval under this Mortgage shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(b)          Any and all covenants in this Mortgage may from time to time by Mortgage in writing signed by the Mortgagee be waived to such extent and in such manner as the Mortgagee may desire, but no such waiver shall ever affect or impair the Mortgagee’s rights or Liens hereunder, except to the extent specifically stated in such written instrument.

SECTION 6.9.          Indemnification. In addition to any similar obligations contained in this Mortgage and each other Loan Documents to which it is or may become a party, the Mortgagor hereby indemnifies and holds harmless the Mortgagee and the Lenders from and against any and all claims, actions, judgments, costs, fees (including reasonable attorneys’ fees), expenses, damages, charges, losses and liabilities arising out of or resulting from this Mortgage (including the enforcement hereof), except claims, losses or liabilities resulting from the Mortgagee’s gross negligence or wilful misconduct (as determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, upon demand, the Mortgagor will pay to the Mortgagee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Mortgagee may incur in connection with:

(a)          the administration of this Mortgage and the Loan Documents;

(b)          the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Encumbered Property;

22

(c)          the exercise or enforcement of any of the rights of the Mortgagee hereunder; or

(d)          the failure by the Mortgagor to perform or observe any of the provisions hereof.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of such claims, actions, judgments, costs, fees (including reasonable attorneys’ fees), expenses, damages, charges, losses and liabilities which is permissible under Applicable Law. The obligations of the Mortgagor as hereinabove set forth in this Section shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.

SECTION 6.10.          Release and Waiver. The Mortgagor hereby waives and releases any and all rights of contribution, reimbursement or indemnity it has or may hereafter have against the Mortgagee arising from or relating to this Mortgage and/or the Encumbered Property, including claims or liabilities relating to Environmental Laws.

SECTION 6.11.          No Partnership. Nothing contained in this Mortgage is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, mining partnership, joint venture or association among the Mortgagor and the Mortgagee, or in any way as to make the Mortgagee a co-principal with the Mortgagor with reference to the Encumbered Property, and any inferences to the contrary are hereby expressly negated.

SECTION 6.12.          Partial Releases. No partial release from the Lien of this Mortgage with respect to any part of the Encumbered Property by the Mortgagee shall in any way alter, vary or diminish the force, effect or Lien of this Mortgage against the balance or remainder of the Encumbered Property.

SECTION 6.13.          Successors and Assigns. This Mortgage shall be binding upon the Mortgagor and the Mortgagor’s successors and assigns, and shall inure to the benefit of the Mortgagee, for the ratable benefit of the Lenders, and their respective successors and assigns; provided, however, that: the Mortgagor may not assign, delegate or transfer its rights or obligations hereunder without the prior written consent of the Mortgagee and the Lenders required to consent thereto pursuant to the terms of the Loan Documents.

The provisions of this Mortgage shall be covenants running with the land.

SECTION 6.14.          Amendments. The provisions of this Mortgage may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Mortgagor and the Mortgagee.

SECTION 6.15.          Headings. The various headings of this Mortgage are inserted for convenience only and shall not affect the meaning or interpretation of this Mortgage.

23

SECTION 6.16.          Execution in Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical and together shall constitute one and the same instrument.

SECTION 6.17.          Recording References in Exhibit A. All recording references in Exhibit A hereto, if any, are to the official real property records of the county in which the affected land is located.

SECTION 6.18.         Special Filing as Financing Statement. This Mortgage shall likewise be a security agreement and a financing statement. This Mortgage shall be filed for record, among other places, in the official real property records of each county in which any portion of the real property covered by the Lands described in or referred to in Exhibit A hereto is situated, and, when filed in such counties, shall be effective as a financing statement covering Fixtures (including all property identified on Exhibit B hereto) and As-Extracted Collateral located thereon (including all ore). The owner of record of an interest in the Lands is identified on Exhibit A hereto. At the option of the Mortgagee, a carbon, photographic or other reproduction of this Mortgage or of any financing statement covering the Encumbered Property or any portion thereof shall be sufficient as a financing statement and may be filed as such.

SECTION 6.19.          Notices. All notices and other communications provided to any party hereto under this Mortgage shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

SECTION 6.20.          Request for Notice. The Mortgagor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth on the signature page(s) of this Mortgage.

SECTION 6.21.          Statement by the Mortgagor. The Mortgagor, within ten (10) days after being given notice by mail, will furnish to the Mortgagee a written statement stating the unpaid Collateralized Obligations and any other amounts secured by this Mortgage and stating whether any offset or defense exists against such principal and interest.

SECTION 6.22.          Mortgagee Appointed Attorney-in-Fact. The Mortgagor hereby irrevocably appoints the Mortgagee the Mortgagor’s attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor or otherwise, from time to time in the Mortgagee’s discretion, to take any action (including any action under the Post Production Contracts that the Mortgagor is entitled to take) and to execute any instrument which the Mortgagee may deem necessary or advisable to accomplish the purposes of this Mortgage, including:

24

(a)          to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Post Production Contracts;

(b)          to receive, indorse and collect any drafts or other instruments or documents in connection with clause (a);

(c)          to file any claims or take any action or institute any proceedings which the Mortgagee may deem to be necessary or desirable for the collection thereof or to enforce the rights of the Mortgagee with respect to any of the Post Production Contracts or to enforce compliance with the terms and conditions of the Post Production Contracts; and

(d)          to perform the affirmative obligations of the Mortgagor hereunder.

The Mortgagor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 6.24.          Principal Amount of Debt. The obligations secured by this Mortgage (exclusive of interest and the cost, expenses and all other obligations of Mortgagor to Mortgagee which are not required to be stated as part of the total principal amount of the indebtedness secured) shall not exceed at any one time $6,000,000.00 U.S., which shall also be deemed the stated principal amount of this Mortgage.

SECTION 6.25.          Governing Law, Entire Agreement. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF WYOMING. THIS MORTGAGE AND ALL EXHIBITS HERETO SHALL CONSTITUTE THE SOLE AND ENTIRE AGREEMENT OF MORTGAGOR AND MORTGAGEE, AND SHALL SUPERSEDE ANY AND ALL PRIOR OR CONTEMPORANEOUS ORAL NEGOTIATIONS, REPRESENTATIONS OR UNDERSTANDINGS.

SECTION 6.26.          Waiver of Jury Trial. THE MORTGAGEE AND THE MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE MORTGAGOR AND THE MORTGAGEE .. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE ENTERING INTO THIS MORTGAGE.

IN WITNESS WHEREOF, Mortgagor has executed or caused to be executed this Mortgage, Leasehold Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing as of the day, month and year first above written.

25

MORTGAGOR

URANERZ ENERGY CORPORATION,
a Nevada corporation

By:	/s/ Glenn Catchpole
Name Printed: Glenn Catchpole
Title: President and CEO

The name and mailing address of the Mortgagor is:

Uranerz Energy Corporation

Administrative Office

1410 – 800 West Pender Street,

Vancouver, B.C.,

Attention: Sandra Mackay

Telephone No.: 604-689-1659

Facsimile No.: 604-689-1722

ACKNOWLEDGMENT

STATE OF	)
: ss.
County of ______________	)

This instrument was acknowledged before me on this ____ day of June, 2013, by ___________ as ________________________ of Uranerz Energy Corporation, a Nevada Corporation.

[Type, Stamp or Print Name]
Notary Public
(Seal)	My commission expires ___________, 20__.

26

EXHIBIT A

to

Mortgage,

Security Agreement, Assignment,

Financing Statement and Fixture Filing

(Real Property upon which the Nichols Ranch ISR Processing Facility and the Personal Property and Fixtures Described in Exhibit B are Located)

The Nichols Ranch ISR Processing Facility is located on the following described Campbell and Johnson Counties, Wyoming Property:

Township 43 North, Range 76 West, 6th PM

Section 7: SE/4SE/4

Section 8: SW/4SW/4

Section 17: NW/4, SW/4, SW/4NE/4, NW/4SE/4

Section 18: E/2NE/4

(Real Property Subject to Mining Claims)

All Mining Claims of Uranerz Energy Corporation relating to the following described Campbell County, Wyoming property:

•     Township 43 North, Range 73 West, Section 30

•     Township 43 North, Range 73 West, Section 31

•     Township 43 North, Range 74 West, Section 31

•     Township 43 North, Range 75 West, Section 6

•     Township 43 North, Range 75 West, Section 7

•     Township 43 North, Range 75 West, Section 8

•     Township 43 North, Range 76 West, Section 17

•     Township 43 North, Range 76 West, Section 20

•     Township 43 North, Range 76 West, Section 21

•     Township 44 North, Range 75 West, Section 31

The Mining Claims referenced herein are more particularly described as follows:

Claim	Claim		Location	Township	Range
Name	No.	W MC#	Date	North	West	Section	County	Book/Page
EB	67	277010	1/27/2006	43	76	17	Campbell	103/244
EB	68	277011	1/27/2006	43	76	17	Campbell	103/245
EB	69	7681	9/15/1968	43	76	17	Campbell	48/21
EB	70	7682	9/15/1968	43	76	17	Campbell	48/22
EB	71	7683	9/15/1968	43	76	17	Campbell	48/23
EB	73	7685	9/15/1968	43	76	17	Campbell	48/25
EB	102	290876	9/26/2007	43	76	17	Campbell	107/516
EB	103	290877	9/26/2007	43	76	17	Campbell	107/517
EB	104	290878	9/26/2007	43	76	17	Campbell	107/518
EB	105	290879	9/26/2007	43	76	17	Campbell	107/519
EB	106	290880	9/26/2007	43	76	17	Campbell	107/520
MB	1	278641	6/22/2006	43	75	6	Campbell	105/262
MB	2	278642	6/22/2006	43	75	6	Campbell	105/263
MB	3	278643	6/22/2006	43	75	6	Campbell	105/264
MB	4	278644	6/22/2006	43	75	6	Campbell	105/265
MB	5	278645	6/22/2006	43	75	6	Campbell	105/266
MB	6	278646	6/22/2006	43	75	6	Campbell	105/267
MB	7	278647	6/22/2006	43	75	6	Campbell	105/268
MB	8	278648	6/22/2006	43	75	6	Campbell	105/301
MB	9	278649	6/22/2006	43	75	6	Campbell	105/269
MB	10	278650	6/22/2006	43	75	6	Campbell	105/270
MB	11	278651	6/22/2006	43	75	6	Campbell	105/271
MB	12	278652	6/22/2006	43	75	6	Campbell	105/272
MB	13	278653	6/22/2006	43	75	6	Campbell	105/273
MB	14	278654	6/22/2006	43	75	6	Campbell	105/274
MB	15	278655	6/22/2005	43	75	6	Campbell	105/275
MB	16	278656	6/22/2006	43	75	6	Campbell	105/276
MB	17	278657	6/22/2006	43	75	6 & 7	Campbell	105/277
MB	18	278658	6/22/2006	43	75	6 & 7	Campbell	105/278
MB	19	278659	8/1/2006	43	75	7	Campbell	105/279
MB	20	278660	8/1/2006	43	75	7	Campbell	105/280
MB	21	278661	8/1/2006	43	75	7	Campbell	105/281
MB	22	278662	8/1/2006	43	75	7	Campbell	105/282
MB	23	278663	8/1/2006	43	75	7	Campbell	105/283
MB	24	278664	8/1/2006	43	75	7,8	Campbell	105/284
MB	25	278665	8/1/2006	43	75	7	Campbell	105/285
MB	26	278666	8/1/2006	43	75	7	Campbell	105/286
MB	28	278667	8/1/2006	43	75	7	Campbell	105/287
MB	30	278668	8/1/2006	43	75	7	Campbell	105/288
B	81	26870	9/15/1968	44	75	31	Campbell	48/167
B	83	26872	9/15/1968	44	75	31	Campbell	48/169
B	85	26874	9/15/1968	44	75	31	Campbell	48/171
B	87	26876	9/15/1968	44	75	31	Campbell	48/173
B	89	26878	9/15/1968	44	75	31	Campbell	48/175
B	91	26903	9/15/1968	44	75	31	Campbell	48/177
B	93	26905	9/15/1968	44	75	31	Campbell	48/179
B	94A	26906	9/15/1968	44	75	31	Campbell	48/180
B	95	26907	9/15/1968	44	75	31	Campbell	48/181
B	96A	26908	9/15/1968	44	75	31	Campbell	48/182

B	100	293468	2/22/2008	44	75	31	Campbell	108/128
B	101	293469	2/22/2008	44	75	31	Campbell	108/129
B	102	293470	2/22/2008	44	75	31	Campbell	108/130
B	103	293471	2/22/2008	44	75	31	Campbell	108/131
B	104	293472	2/22/2008	44	75	31	Campbell	108/132
B	105	293473	2/22/2008	44	75	31	Campbell	108/133
B	106	293474	2/22/2008	44	75	31	Campbell	108/134
B	107	293475	2/22/2008	44	75	31	Campbell	108/135
HB	1	297964	8/10/2009	44	75	31	Campbell	108/484
HB	2	297965	8/10/2009	44	75	31	Campbell	108/485
HB	3	297966	8/10/2009	44	75	31	Campbell	108/486
JS	1	284603	2/27/2007	43	75	6	Campbell	106/678
JS	2	284604	2/27/2007	43	75	6	Campbell	106/679
JS	3	284605	2/27/2007	43	75	6	Campbell	106/680
JS	4	284606	2/27/2007	43	75	6	Campbell	106/681
JS	5	284607	2/27/2007	43	75	6	Campbell	106/682
JS	6	284608	2/27/2007	43	75	6	Campbell	106/683
JS	7	284609	2/27/2007	43	75	6	Campbell	106/684
JS	8	284610	2/27/2007	43	75	6	Campbell	106/685
JS	9	284611	2/27/2007	43	75	6	Campbell	106/686
JS	10	284612	2/27/2007	43	75	6	Campbell	106/687
JS	11	284613	2/27/2007	43	75	6	Campbell	106/688
JS	12	284614	2/27/2007	43	75	6	Campbell	106/689
JS	13	284615	2/27/2007	43	75	6	Campbell	106/690
JS	14	284616	2/27/2007	43	75	6	Campbell	106/691
JS	15	284617	2/27/2007	43	75	6	Campbell	106/692
JS	16	284618	2/27/2007	43	75	6	Campbell	106/693
JS	17	284619	2/27/2007	43	75	6	Campbell	106/694
BFR	1	274577	3/3/2006	43	73	30,31	Campbell	103/142
BFR	2	274578	3/3/2006	43	74	31	Campbell	103/143
BFR	3	274579	3/3/2006	43	74	31	Campbell	103/144
DS	25	281348	10/12/2006	43	76	20	Campbell	106/108
DS	26	281349	10/12/2006	43	76	20	Campbell	106/109
DS	28	281351	10/12/2006	43	76	20	Campbell	106/111
DS	30	281353	10/12/2006	43	76	20	Campbell	106/113
DS	32	281355	10/12/2006	43	76	20	Campbell	106/115
DS	34	281357	10/12/2006	43	76	20	Campbell	106/117
EB	43	274582	2/6/2006	43	76	20,21	Campbell	103/240
EB	44	274583	2/6/2006	43	76	21	Campbell	103/241
EB	45	274584	2/6/2006	43	76	20,21	Campbell	103/242
EB	46	274585	2/6/2006	43	76	21	Campbell	103/243
EB	40	14314	9/17/1968	43	76	21	Campbell	47/592
EB	42	14316	9/17/1968	43	76	21	Campbell	47/594
DS	102	284595	3/1/2007	43	76	21	Campbell	106/697
DS	103	284596	3/2/2007	43	76	21	Campbell	106/698

DS	104	284597	3/2/2007	43	76	21	Campbell	106/699
DS	105	284598	3/2/2007	43	76	21	Campbell	106/700
DS	106	284599	3/2/2007	43	76	21	Campbell	106/701
DS	109	284600	3/1/2007	43	76	21	Campbell	106/702
DS	110	284601	3/1/2007	43	76	21	Campbell	106/703
DS	111	284602	3/2/2007	43	76	21	Campbell	106/704

EXHIBIT B

to

Mortgage,

Security Agreement, Assignment,

Financing Statement and Fixture Filing

(Personal Property)

All property plant and equipment, including spare parts and wellfield equipment, now or hereafter comprising the Nichols Ranch ISR Processing Facility as more particularly described on Schedule 1, including, but not limited to the following:

1)	Processing building, including:

HVAC installation

Pumps, piping and valves

Pressure vessels and tanks, including Lamella clarifier

Ion exchange tanks

Resin filters, pumps and compressors

Soda ash silo and transfer

Emergency generator

Reverse osmosis system

Electrical installation and computers

2)	Maintenance building, including:

HVAC installation

Plumbing and electrical

Overhead crane

Machinery and tools

3)	Office and laboratory building, including:

HVAC installation

Plumbing and electrical

Furniture, fixtures and computers

Laboratory equipment

4)	Wellfield equipment, including:

Well equipment, including pumps and piping

Header houses, including valves and electronics

Main and trunk flow lines

Cement silo facility

SCHEDULE 1

To

Mortgage,

Security Agreement, Assignment,

Financing Statement and Fixture Filing

(Plan of Nichols Ranch ISR Processing Facility)

EXECUTION VERSION

ASSIGNMENT OF PRODUCT SALES CONTRACTS

This ASSIGNMENT OF PRODUCT SALES CONTRACTS (this “Assignment”), dated as of the 5th day of June, 2013 made by URANERZ ENERGY CORPORATION, a Nevada corporation having its principal place of business at 1701 East "E", Casper, Wyoming USA 82605-0850 (the “Assignor”) to DEANS KNIGHT CAPITAL MANAGEMENT LTD., a corporation governed by the Canada Business Corpoartaions Act as collateral agent for holders (together with their respective successors and assigns, the “Noteholders”) of Secured Notes (the “Notes”) of the Corporation in the principal amount of US$6 million, and the Obligations (“Obligations” as defined in the Notes) (together with its successors and assigns in such capacity, the “Assignee”), having an address at 1500-999 West Hastings Street Vancouver, British Columbia, V6C 2W2, Canada

W I T N E S S E T H:

WHEREAS, the Assignor has today issued the Notes to the Noteholders under a Note Purchase Agreement dated May 31, 2013 between the Corporation, the Assignee and the Individual Investor referred to therein (all capitalized terms used but not defined in this Assignment shall have the meanings given to them in the Note Purchase Agreement) pursuant to which the Corporation has issued the Notes to the Noteholders; and

WHEREAS, the Assignor has entered into contracts and agreements as described in the Schedule hereto relating to the sales of uranium produced by the Assignor and may hereafter enter into similar contracts and agreements (all of which are, collectively, the “Product Sales Contracts”);

WHEREAS, Assignor has created and granted Security in, inter alia, all of its and present and after acquired personal property and certain of its wholly owned mineral claims in favour of the Assignor as collateral agent for the Noteholders;

WHEREAS, Assignee deems it necessary that Assignor’s rights and privileges to, and interests in, the Product Sales Contracts be assigned by Assignor to Assignee as additional security for performance of Assignor’s obligations under the Notes, and Assignor has agreed to assign to Assignee all of its rights, privileges, and interests in and to the Product Sales Contracts.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor agrees as follows:

1. Assignment. The Assignor hereby grants to the Assignee a continuing and specific security interest in, and hereby grants, assigns, transfers and sets over unto the Assignee all of its respective right, title and interest in and to the Product Sales Contracts

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and all benefits and advantages to be derived therefrom, and the benefit of any and all representations, warranties, conditions, terms and covenants on the part of the parties to the Product Sales Contracts other than the Assignor (the “Contractors”) in the Product Sales Contracts or implied or expressed by law in relation thereto (collectively, the “Assigned Rights”) with full power and authority to enforce performance of such terms or covenants, or to demand, sue for and collect damages in connection with any misrepresentation, breach of warranty or breach of covenant in the name of the Assignor, or in the name of the Assignee, to have and to hold unto the Assignee until all Obligations have been fully paid and satisfied.

2. Assignee and the Noteholders not Liable. This Assignment is for security purposes and shall not impair or diminish any obligation of the Assignor or of the Contractors under the Products Sales Contracts. No obligation or liability arising under the the Products Sales Contracts shall be imposed upon or incurred by the Assignee or the Noteholders or by virtue of this Assignment, and the Assignee and the Noteholders shall not by virtue of this Assignment become or be deemed to be a mortgagee in possession. The Assignee and the Noteholders shall not be under any obligation to take any action or exercise any remedy or to see to or enforce the performance of any of the obligations of the Contractors. Without limiting the generality of the foregoing, nothing herein contained will have the effect of making the Assignee or the Noteholders responsible for the performance of any covenants, terms or conditions in the Product Sales Contratcs by the Assignor or the Contractors. The Assignor hereby agrees to indemnify and save the Assignee and each of the Noteholders harmless against any and all claims or demands of any the Assignor or the Contractors in connection with the Assigned Rights.

3. No Assumption of Obligations. Any and all payments to be made by and responsibilities, burdens, obligations and liabilities of the Assignor under the Assigned Rights shall remain those of the Assignor and no such payments to be made by or responsibilities, burdens, obligations or liabilities of the Assignor are assigned hereunder.

4. Exercise of Rights by the Assignee. Although it is intended by the parties hereto that this shall be a present assignment, the Assignee shall not be entitled, until there shall be an Event of Default under the Notes to exercise any rights, benefits and advantages hereunder. The Assignor hereby appoints the Assignee as attorney or agent of the Assignor, and in its name, at any time and from time to time after the occurance of an Event of Default, exercise any of the rights, powers, authority and discretion which under the terms of any Product Sales Contract could be exercised by the Assignor with respect to such Project Sales Contract.

5. Receipt of Moneys. The Assignee shall be liable to account for only such moneys as may actually come into its hands by virtue of this Assignment after the deduction of all collection charges, inspection fees, costs and other expenses (including legal fees) to which the Assignee may be put in respect thereof and such moneys when so received by it shall be applied on account of the Obligations.

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6. Covenants. The Assignor covenants and agrees with the Assignee that it shall:

(a)	except when prevented from doing so because of actions of the Assignee, at all times observe and perform all of its covenants and obligations contained in the Assigned Rights;

(b)	not do or omit to do or permit any act to be done which either directly or indirectly has the effect of transferring, waiving, releasing, reducing or abating any rights or remedies of the Assignor respecting the Assigned Rights or under the Assigned Rights or duties or obligations of the Contractors, without the prior written consent of the Assignee, such consent not to be unreasonably withheld;

(c)	not further assign or transfer the Assigned Rights or of any of its rights thereunder in whole or in part or create any mortgage, charge, lien or security interest in respect thereof;

(d)	promptly notify the Assignee in writing of any default by any party to the Assigned Rights or any dispute which has been submitted for determination by arbitration setting out details of such default or dispute in such notice;

(e)	if requested by the Assignee, enforce all remedies available to it to the extent provided for under the Assigned Rights; and

(f)	upon request, forthwith provide to the Assignee a list of all Assigned Rights and copies thereof.

7. Dealing with Assigned Rights. The Assignee may waive any default or breach of covenant hereunder and shall not be bound to serve any notice upon any other parties to the Assigned Rights upon the happening of any default or breach of covenant hereunder, but any such waiver shall not extend to any subsequent default or breach of covenant. This Assignment shall be in addition to and not in substitution for, and shall be without prejudice to, any other security or securities which the Assignee now or from time to time may hold or take from the Assignor or from any other person or persons whomsoever, and the Assignee may in its absolute discretion and without diminishing the liability of the Assignor hereunder grant extensions of time or other indulgences to the Assignor or others and give up or modify, vary, exchange, renew or abstain from perfecting or taking advantage of any securities and may discharge any party or parties or any property or properties and accept or make any composition or arrangements and realize any securities when and in such manner as the Assignee may see fit.

8. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee that:

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(a)	Assignor has not executed any prior assignment of any of its rights under the Product Sales Contracts;

(b)	the Product Sales Contracts which have been executed are in full force and effect and unmodified and will not be modified except as permitted in the Note Purchase Agreement or the Notes, and there are no defaults, or events which with the giving of notice or passage of time, or both, would constitute a default under any Product Sales Contract; and

(c)	Assignor will not modify or amend, transfer, encumber or terminate any of Product Sales Contract without Assignee’s prior written consent, which shall not be unreasonably withheld or delayed.

9. Non Assignmenable Rights. Nothing in this Assignment shall be construed as an assignment of, or an attempt to assign to the Assignee any Assigned Rights which, as a matter of law or by its terms, is either not assignable or not assignable without the approval or consent of the other party thereto without first obtaining such approval or consent (collectively “Non-Assignable Rights”). In connection with such Non-Assignable Rights, and without prejudice to the rights of the Assignee under the Security Agreements, the Assignor shall, at the request of the Assignee:

(a)	upon an Event of Default, apply for and use all reasonable efforts to obtain all consents or approvals contemplated by any Product Sales Contract to permit the assignment of such Product Sales Contract or permit the assignment of such Product Sales Contract without a default occurring thereunder ;

(b)	cooperate with the Assignee in any reasonable arrangements designed to provide the benefits of such Non-Assignable Rights to the Assignee, including holding any such Non-Assignable Rights in trust for the Assgnee or acting as agent for the Assgnee;

(c)	enforce any rights of the Assignor arising from such Non-Assignable Rights against the other party or parties thereto;

(d)	take all such actions and do, or cause to be done, all such things at the request of the Assgnee as shall reasonably be necessary in order that the value of any Non-Assignable Rights shall be preserved and shall enure to the benefit of the Assgnee; and

(e)	while an Event of Default exist, receive all monies collected by or paid to the Assignor in respect of such Non-Assignable Rights in trust for the Assignor and pay the same over to the Assignee.

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10. Further Assurances. The Assignor covenants and agrees from time to time and at all times hereafter at the request of the Assignee to execute and deliver at the expense of the Assignor such further assurances for better and more perfectly assigning to the Assignee the interests in the Assigned Rights as the Assignee may require.

11. Termination of Assignment. The assignment and security interest constituted hereby shall not be terminated, revoked or rescinded by any variation or modification of the terms of the Note Purchase Agreeement, the Notes or the Security Agreements, or by any extension of time for payment thereunder or any release of part or parts of any property encumbered thereby or otherwise but shall remain in full force and effect until satisfaction in full of all Obligations. Upon such termination all rights granted hereunder not theretofore accrued shall terminate and the rights and benefits of the Assignor assigned hereby shall be deemed to be re-assigned from the Assignee to the Assignor without the need for any further act or document.

12. No Effect on Other Rights. None of the rights or remedies of the Assignee under the Security Agreements or under any other instrument shall be delayed or in any way prejudiced or affected by reason of the execution and delivery of this Assignment.

13. Costs of Enforcement. The Assignor agrees to pay all legal and other costs of the Assignee (on a solicitor and own client basis, in the case of legal costs) in connection with realizing upon, enforcing and attempting to enforce the terms of this Assignment or the security granted hereby. All such costs when incurred shall be secured by the Security Agreements.

14. Amendments and Waivers. Neither this Assignment nor the rights nor duties of the Assignee or of the Assignor hereunder shall be changed, modified, waived, released or discharged in any way except by an instrument in writing signed and delivered by the Assignee and the Assignor. No waiver of any provision hereunder shall be valid unless effected by written instrument signed by the waiving party and such waiver shall be effective only in the specific instance and for the purpose for which it is given.

15. Remedies not Exclusive. No remedy herein or in the security conferred upon or reserved to the Assignee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Assignee in exercising any right or power accruing upon any Event of Default under the Notes or any other Security Agreement shall impair any such right or power, or shall be construed to be a waiver of any such event of default or any acquiescence therein; and every power and remedy given by this Assignment and any other Security Agreement may be exercised from time to time by the Assignee as often as may be deemed expedient by the Assignee.

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16. Headings. The paragraph headings in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment.

17. Applicable Law. This Assignment shall be governed by and construed in accordance with the laws of the Province of British Columbia.

18. Enurement. This Assignment shall enure to the benefit of the Assignee and their respective successors and assigns and shall be binding upon the Assignor and their respective successors and assigns.

19. Notices. All notices or demands hereunder shall be in writing and shall be given in accordance with the provisions the Note Purchase Agreement.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Prodcut Sales Products Sales Contracts as of the day and year first above written.

ASSIGNOR:

URANERZ ENERGY CORPORATION

By:	/s/ “Glenn Cathpole”
Name:	Glenn Catchpole
Title:	President and CEO

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SCHEDULE OF PRODUCT SALES CONTRACTS

1. Agreement for the Sale and Purchase of Natural Uranium Concentrates dated July 20, 2009 between the Corporation and Exelon Generation Company LLC, as amended by agreement dated December 21, 2012

2. Uranium Sales Agreement dated August 4, 2009 between the Corporation and Dominion Resources Services, Inc., on its own behalf and as agent for its affiliates Dominion Energy Kewaunee, Inc., Dominion Nuclear Connecticut, Inc. and Virginia Power Fuel Corporation, as amended by agreements dated September 8, 2011 and August 31, 2012

3. Agreement (No. 2) for the Sale and Purchase of Natural Uranium Concentrates dated January 25, 2013 between the Corporation and Exelon Generation Company LLC.

Exhibit 3.3(a)

Form of Investor Representation Letter

TO:	URANERZ ENERGY CORPORATION. (the “Corporation”)

Capitalized terms used in this letter have the meanings ascribed to such terms in the Note Purchase Agreement dated May 31, 2013 (the “Note Purchase Agreement”) between the Corporation and Deans Knight Capital Management Ltd. (the “Manager”) and the Person named therein as the Individual Investor.

In connection with the Note Purchase Agreement and the distribution to the undersigned (the “Investor”) of the Securities as set out in Article 2 of the Note Purchase Agreement in the amounts determined in accordance with Schedule A of the Note Purchase Agreement, the undersigned Investor hereby certifies and agrees for the benefit of the Corporation that:

1.           The Investor is a resident in the jurisdiction set out below as the “Investor’s Residential Address”.

2.           The Investor is either (a) purchasing the Securities as principal for its own account, or (b) deemed to be purchasing the Securities as principal in accordance with section 2.3(2) or (4) of National Instrument 45-106 – “Prospectus and Registration Exemptions” (“NI 45-106”).

3.           The Investor is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix A to this Representation Letter, which Appendix A is incorporated into and forms part of this letter.

4.           If the Investor is not an individual, it pre-existed the offering of the Securities and has a purpose other than the investment in the Securities and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation.

5.           The Investor is not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling the Securities.

6.           The Investor has duly completed and executed a US Investor Representation Letter in the form attached as Schedule A to this Investor Representation Letter and has delivered such letter to the Corporation.

7.           If the Investor is a resident of a country other than Canada or the United States (an “International Jurisdiction”):

(a)	the delivery of this letter, the purchase of the Securities by the Investor complies with all applicable laws of the Investor in its jurisdiction of residence and all other applicable laws and will not cause the Corporation to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws;

(b)	the Investor is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this purchase if there are any;

(c)	the Investor is purchasing the Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, is permitted to purchase the Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption or the Corporation to rely on an exemption; and

(d)	the applicable securities laws do not require the Corporation to make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction.

8.           If the Investor is a corporation, partnership, trust, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this letter and further certifies that all necessary approvals of directors, trustees, fiduciaries, shareholders, partners, stakeholders, holders of voting securities or otherwise have been given and obtained; and if the Investor is an individual, it has reached the full age of majority and are legally competent to execute this letter and take all action pursuant hereto. This letter has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Investor.

9.           The Investor has not received or been provided with, nor has the Investor requested, nor does the Investor have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than those contained in the Filings) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Securities or that constitutes an offering memorandum as defined under applicable securities legislation

10.         The Investor has all information that it believes is necessary or appropriate in connection with its decision to invest in the Securities. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities, and the Investor is able to bear the economic risks of such investment for an indefinite period of time. The Investor acknowledges that the acquisition of the Securities involves a high degree of risk and that it has received no advice as to accounting, legal or tax in respect of such acquisition from the Corporation and has been advised to seek independent advice from its accounting, legal and tax advisors prior to executing this letter.

11.         The Investor confirms that no person has made to it any written or oral representations (a) that any person will resell or repurchase the Securities, or (b) that any person will refund the purchase price of the Securities, or (c) as to the future price or value of the Securities, or (d) that the Warrants will be listed or posted for trading on a stock exchange or that an application has been made for such listing.

12.         The Investor understands that the Securities are being offered for sale only on a “private placement” basis and that the offer and sale of the Securities and delivery of certificates representing the Securities are conditional upon such offer and sale being exempt from the requirements as to the filing of a prospectus or registration statement, and acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; and

(b)	there is no government or other insurance covering the Securities; and

(c)	there are risks associated with the purchase of the Securities; and

(d)	the Securities are being sold pursuant to an exemption from the prospectus requirements under the Securities Act (British Columbia) and other applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided under applicable securities laws, including statutory rights of rescission or damages, will not be available to the Investor.

13.         Except for the Warrant Shares, the Investor acknowledges that there is no market for the Securities and that no market for the Securities may ever exist.

14.         The Investor has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities laws, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto, acknowledges it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities laws and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that, in addition to any further legend which may be required under applicable securities laws, and unless notified otherwise, any certificates representing the Securities (including without limitation the Warrant Shares) are to bear the following legend indicating that the resale of such securities is restricted:

“Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after June 5, 2013.”

The Investor acknowledges that the Securities are subject to the legend noted above and that the Securities may not be traded until the expiry of such hold period except as permitted by applicable securities law and agrees that it will not resell the Securities except in accordance with the provisions of applicable securities laws and the Investor further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the resale restrictions applicable to it and it is the responsibility of the Investor to find out what resale restrictions are and to comply with them before selling the Securities.

15.         The purchase price which will be paid by the Investor, directly or indirectly through the Manager, to the Corporation will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Investor acknowledges that the Corporation may in the future be required by law to disclose the Investor’s name and other information relating to the purchase of the Securities and the Investor’s purchase hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (a) none of the payment funds to be provided by the Investor (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor, and (b) it shall promptly notify the Corporation if the Investor discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

16.         The Investor acknowledges that this letter and the Appendix hereto require the Investor to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the sale and purchase of Securities, which includes, without limitation, determining the Investor’s eligibility to purchase the Securities under applicable securities laws, preparing and registering certificates representing the Securities or other evidence of ownership of the Securities to be issued to the Investor and completing filings required by any stock exchange or securities regulatory authority. The Investor’s personal information may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities (including without limitation the BC Securities Commission (the “BCSC”)), (b) the Corporation’s registrar and transfer agent, (c) Canadian tax authorities, and (d) any of the other parties involved in the sale and purchase of Securities. By executing this letter, the Investor consents to the foregoing collection, use and disclosure of the Investor’s personal information. The Investor also consents to the filing of copies or originals of any of the Investor’s documents delivered in connection with this letter as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Investor further acknowledges that it has been notified by the Corporation (a) of the requirement to deliver to the BCSC and if resident in Ontario, to the Ontario Securities Commission (the “OSC”), the full name, residential address and telephone number of the purchaser of the securities, status, the number and type of securities purchased and currently held, the total purchase price, the exemption relied upon and the date of distribution; (b) that this information is being collected indirectly by the BCSC and, if applicable the OSC, under the authority granted to it in securities legislation; and (c) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of British Columbia and, if applicable, Ontario.

17.         The Investor represents that the Investor is or is not (check one) an insider (as defined under the Securities Act (British Columbia)) of the Corporation.

18.         The Investor represents that the Investor is or is not (check one) a registrant (as defined under the Securities Act (British Columbia)).

19.         The Investor represents that the Investor is or is not (check one) a promoter (as defined under the Securities Act (British Columbia)).

20.

Investor’s Present Holdings:

The Investor represents that securities (including shares and any warrants, options or other convertible securities) of the Corporation presently owned (beneficially, directly or indirectly) by the Investor or over which the Investor exercises control or direction, are as follows (please indicate “nil” if you do not currently own or control any securities of the Corporation):

Type of Securities Presently Owned	Number or Amount

21.         If required by Applicable Securities Laws the Investor will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issuance of the Securities as so required.

22.         This letter shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein without regard to conflicts of law principles and the Investor hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

23.         The representations, warranties and covenants of the Investor herein are made with the intent that they be relied upon by the Corporation in determining eligibility of the Investor to acquire the Securities and the Investor agrees to indemnify and save harmless the Corporation and its affiliates, shareholders, directors, officers, employees, agents and any others involved in the sale of the Securities against all losses, claims, costs, expenses, damages, and liabilities which any of them may suffer or incur which are caused or arise from reliance on or a breach hereof. If any such representation or warranty shall not be true and accurate prior to the Closing Date, the undersigned Investor shall give immediate written notice of such fact to the Corporation. The Investor further acknowledges and agrees that the representations and warranties of the Investor contained in this letter shall survive the acquisition by it of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition of the Securities.

Date

(Name of Investor - please print)

By:
(Authorized Signature)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the Investor printed above.)

(Investor’s Residential Address)

(Telephone Number)

(E-Mail Address)

APPENDIX A

NOTE: PLEASE MARK YOUR INITIALS BESIDE THE APPLICABLE CATEGORY OR CATEGORIES OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Accredited Investor (defined in NI 45-106) means:

______	(a)	a Canadian financial institution, or a Schedule III bank; or

______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

______	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

______	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

______	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or

______	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec; or

______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

______	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada) a pension commission or similar regulatory authority of a jurisdiction of Canada; or

______	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

______	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

______	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

______	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

______	(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [the “minimum amount investment exemption”] or 2.19 [the “additional investment in investment funds exemption”] of NI 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [the “investment fund reinvestment exemption”] of NI 45-106; or

______	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

______	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

______	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund; or

______	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

______	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in NI 45-106); or

______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

______	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

All dollar amounts referred to in this Appendix are expressed in Canadian dollars.

For the purposes of this Appendix:

(a)          A trust company or trust corporation described in paragraph (p) above, other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada, is deemed to be purchasing as principal; and

(b)          A person described in paragraph (q) above is deemed to be purchasing as principal.

“additional investment in investment funds exemption” refers to the following exemption:

(a)	The prospectus requirement does not apply to a distribution by an investment fund or the investment fund manager of the fund, of a security of the investment fund’s own issue to a security holder of the investment fund if

(i)	the security holder initially acquired securities of the investment fund as principal for an acquisition cost of not less than $150,000 paid in cash at the time of the distribution,

(ii)	the distribution is in respect of a security of the same class or series as the securities initially acquired as described in subsection (i), and

(iii)	the security holder, as at the date of the distribution, holds securities of the investment fund that have an acquisition cost of not less than $150,000, or a net asset value of not less than $150,000;

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“control person” has the same meaning ascribed to that term under applicable securities legislation;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments;

“investment fund reinvestment exemption” refers to the following exemption:

(a)	Subject to subsections (c), (d), (e) and (f) of this definition, the prospectus requirement does not apply to the following distribution by an investment fund, and the investment fund manager of the fund, to a security holder of the investment fund if the distributions are permitted by a plan of the investment fund:

(i)	a distribution of a security of the investment fund’s own issue if dividends or distributions out of earnings, surplus, capital or other sources payable in respect of the investments fund’s securities is applied to the purchase of the security that is of the same class or series as the securities to which the dividends or distributions out of earnings, surplus, capital or other sources are attributable, and

(ii)	subject to subsection (b), a distribution of a security of the investment fund’s own issue if the security holder makes optional cash payments to purchase the security of the investment fund that is of the same class or series of securities described in paragraph (i) that trade on a marketplace.

(b)	The aggregate number of securities issued under the optional cash payment referred to in subsection (a)(ii) must not exceed, in any financial year of the investment fund during which the trade takes place, 2% of the issued and outstanding securities of the class to which the plan relates as at the beginning of the financial year.

(c)	A plan that permits the distributions described in subsection (a) must be available to every security holder in Canada to which the dividend or distribution out of earnings, surplus, capital or other sources is available.

(d)	A person must not charge a fee for a distribution described in subsection (a).

(e)	An investment fund that is a reporting issuer and is a continuous distribution must set out in its current prospectus (i) details of any deferred or contingent sales charge or redemption fee that is payable at the time of the redemption of the security, (ii) any right that the security holder has to make an election to receive cash instead of securities on the payment of a dividend or making of a distribution by the investment fund, and (iii) instructions on how the right referred to in paragraph (ii) can be exercised.

(f)	An investment fund that is a reporting issuer and is not in continuous distribution must provide the information required by subsection (e) in its prospectus, annual information form or a material change report.

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“local jurisdiction” means the jurisdiction in which the applicable Canadian securities regulatory authority is situate;

“minimum amount investment exemption” refers to the following exemption:

(a)	The prospectus requirement does not apply in respect of a distribution in a security to a person if

(i)	that person purchases as principal;

(ii)	the security has an acquisition cost to the purchaser of not less than Cdn$150,000 paid in cash at the time of the distribution; and

(iii)	the distribution is in a security of a single issuer.

Subsection (a) does not apply to a distribution of a security to a person if the person was created or is used solely to purchase or hold securities in reliance on this exemption from the prospectus requirement set out in subsection (a);

“mutual fund” has the meaning ascribed to it under the securities legislation of the local jurisdiction;

“non-redeemable investment fund” means an issuer,

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest:

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 opposite the name of the local jurisdiction;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purpose hereof, an issuer is an affiliate of another issuer if

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

Control

A person (first person) is considered to control another person (second person) if

(a)	the first person beneficially owns or, directly or indirectly, exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

Schedule A to Investor Representation Letter

Form of US Investor Representation Letter

TO:	URANERZ ENERGY CORPORATION (the “Corporation”)

Capitalized terms used in this letter have the meanings ascribed to such terms in the Note Purchase Agreement dated May 31, 2013 (the “Note Purchase Agreement”) between the Corporation and Deans Knight Capital Management Ltd. (the “Manager”) and the Individual Investor named therein.

In connection with the Note Purchase Agreement and the distribution to the undersigned (the “Investor”) of certain of the Securities as set forth in Article 2 of the Note Purchase Agreement in the amounts determined in accordance with Schedule A in the Note Purchase Agreement the undersigned Investor hereby certifies and agrees for the benefit of the Corporation that:

(a)	It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment.

(b)	The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to the Corporation's public filings available on the Internet at www.sec.gov and www.sedar.com, and that any answers to questions and any request for information have been complied with to its satisfaction.

(c)	It is acquiring the Securities for its own account for investment purposes only and not with a view to resale or distribution and, in particular, it does not have any intention to distribute either directly or indirectly any of the Securities in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States; provided, however, that this paragraph shall not restrict it from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the 1933 Act and any applicable securities laws of any state of the United States or under an exemption from such registration requirements.

(d)	It understands (i) that the Securities have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506 of Regulation D under the 1933 Act and/or Section 4(2) of the 1933 Act.

(e)	It is an "accredited investor" as defined in Rule 501(a) of Regulation D under the 1933 Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines):

1. Initials ________	A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

2. Initials ________	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

3. Initials ________	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

4. Initials ________	An insurance company as defined in Section 2(a)(13) of the 1933 Act; or

5. Initials ________	An investment company registered under the United States Investment Company Act of 1940; or

6. Initials ________	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

7. Initials ________	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

8. Initials ________	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

9. Initials ________	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or

10. Initials ________	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

11. Initials ________	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of US$5,000,000; or

12. Initials ________	Any director or executive officer of the Corporation; or

13. Initials ________	A natural person whose individual net worth, or joint net worth with his or her spouse exceeds US$1,000,000, provided, however, that (i) person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

14. Initials ________	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

15. Initials ________	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

16. Initials ________	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

(f)	It has not purchased the Securities as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)	It acknowledges that the Securities are "restricted securities", as such term is defined under Rule 144 under the 1933 Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the 1933 Act and applicable securities laws of any state of the United States, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities absent such registration, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, directly or indirectly, except:

(i)	to the Corporation;

(ii)	pursuant to an effective registration statement under the 1933 Act and in accordance with all applicable securities laws of any state of the United States;

(iii)	in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with any applicable securities laws of any state of the United States; or

(iv)	in a transaction that does not require registration under the 1933 Act or any applicable securities laws of any state of the United States,

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (i) below may be removed.

(h)	It acknowledges that the certificates representing the Securities issued hereunder, including the Warrant Shares issuable upon exercise of the Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws, will bear, on the face of such certificate, the following legends:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON STOCK EXCHANGES.";

provided that, if any Securities are being sold otherwise than in accordance with an effective registration statement under the 1933 Act and other than to the Corporation, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the 1933 Act.

(i)	the Warrants may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the 1933 Act and any applicable securities laws of any state of the United States, and the holder has furnished an opinion of counsel satisfactory to the Corporation to such effect; provided that, if the Warrants are being exercised by the original Investors, such Investors will not be required to deliver an opinion of counsel in connection with the due exercise of the Warrants at a time when the representations, warranties and covenants made by the Investor herein remain true and correct and the Investor makes a representation to the Corporation to such effect;

(j)	It acknowledges that the certificates representing the Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAS BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(k)	It understands and acknowledges that (i) if the Corporation is deemed to have been at any time previously an Corporation with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the 1933 Act may not be available for resales of the Securities and (ii) the Corporation is not obligated to make Rule 144 under the 1933 Act available for resales of such Securities.

(l)	It understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Securities.

(m)	It consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this certification.

(n)	It understands that absent registration under the 1933 Act, it may be required to hold the Securities indefinitely or to transfer the Securities in "private placements" which are exempt from registration under the 1933 Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the undersigned. As a consequence, it understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time.

The undersigned Investor acknowledges that the representations and warranties and agreements contained herein are made with the intent that they may be relied upon by the Corporation in determining the Investor’s eligibility to acquire the Securities. The Investor certifies that the representations and warranties of the Investor contained in this letter are true and accurate as of the date of this letter and will be true and accurate as of the Closing Date, each as set forth in the Note Purchase Agreement. If any such representation or warranty shall not be true and accurate prior to the Closing Date, the undersigned Investor shall give immediate written notice of such fact to the Corporation. The Investor further acknowledges and agrees that the representations and warranties of the Investor contained in this letter shall survive the acquisition by it of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition of the Securities.

Date

(Name of Investor - please print)

By:	(Authorized Signature)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the Investor printed above.)

(Investor’s Residential Address)

(Telephone Number)

(E-Mail Address)

Exhibit 4.11(a)(x)
Product Sales Contracts

1.          Agreement for the Sale and Purchase of Natural Uranium Concentrates dated July 20, 2009 between the Corporation and Exelon Generation Company LLC, as amended by agreement dated December 21, 2012

2.          Uranium Sales Agreement dated August 4, 2009 between the Corporation and Dominion Resources Services, Inc., on its own behalf and as agent for its affiliates Dominion Energy Kewaunee, Inc., Dominion Nuclear Connecticut, Inc. and Virginia Power Fuel Corporation, as amended by agreements dated September 8, 2011 and August 31, 2012

3.          Agreement (No. 2) for the Sale and Purchase of Natural Uranium Concentrates dated January 25, 2013 between the Corporation and Exelon Generation Company LLC

EXECUTION VERSION

ASSIGNMENT OF PRODUCT SALES CONTRACTS

This ASSIGNMENT OF PRODUCT SALES CONTRACTS (this “Assignment”), dated as of the 5th day of June, 2013 made by URANERZ ENERGY CORPORATION, a Nevada corporation having its principal place of business at 1701 East "E", Casper, Wyoming USA 82605-0850 (the “Assignor”) to DEANS KNIGHT CAPITAL MANAGEMENT LTD., a corporation governed by the Canada Business Corpoartaions Act as collateral agent for holders (together with their respective successors and assigns, the “Noteholders”) of Secured Notes (the “Notes”) of the Corporation in the principal amount of US$6 million, and the Obligations (“Obligations” as defined in the Notes) (together with its successors and assigns in such capacity, the “Assignee”), having an address at 1500-999 West Hastings Street Vancouver, British Columbia, V6C 2W2, Canada

WITNESSETH:

WHEREAS, the Assignor has today issued the Notes to the Noteholders under a Note Purchase Agreement dated May 31, 2013 between the Corporation, the Assignee and the Individual Investor referred to therein (all capitalized terms used but not defined in this Assignment shall have the meanings given to them in the Note Purchase Agreement) pursuant to which the Corporation has issued the Notes to the Noteholders; and

WHEREAS, the Assignor has entered into contracts and agreements as described in the Schedule hereto relating to the sales of uranium produced by the Assignor and may hereafter enter into similar contracts and agreements (all of which are, collectively, the “Product Sales Contracts”);

WHEREAS, Assignor has created and granted Security in, inter alia, all of its and present and after acquired personal property and certain of its wholly owned mineral claims in favour of the Assignor as collateral agent for the Noteholders;

WHEREAS, Assignee deems it necessary that Assignor’s rights and privileges to, and interests in, the Product Sales Contracts be assigned by Assignor to Assignee as additional security for performance of Assignor’s obligations under the Notes, and Assignor has agreed to assign to Assignee all of its rights, privileges, and interests in and to the Product Sales Contracts.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor agrees as follows:

1.                     Assignment. The Assignor hereby grants to the Assignee a continuing and specific security interest in, and hereby grants, assigns, transfers and sets over unto the Assignee all of its respective right, title and interest in and to the Product Sales Contracts and all benefits and advantages to be derived therefrom, and the benefit of any and all representations, warranties, conditions, terms and covenants on the part of the parties to the Product Sales Contracts other than the Assignor (the “Contractors”) in the Product Sales Contracts or implied or expressed by law in relation thereto (collectively, the “Assigned Rights”) with full power and authority to enforce performance of such terms or covenants, or to demand, sue for and collect damages in connection with any misrepresentation, breach of warranty or breach of covenant in the name of the Assignor, or in the name of the Assignee, to have and to hold unto the Assignee until all Obligations have been fully paid and satisfied.

2.                     Assignee and the Noteholders not Liable. This Assignment is for security purposes and shall not impair or diminish any obligation of the Assignor or of the Contractors under the Products Sales Contracts. No obligation or liability arising under the the Products Sales Contracts shall be imposed upon or incurred by the Assignee or the Noteholders or by virtue of this Assignment, and the Assignee and the Noteholders shall not by virtue of this Assignment become or be deemed to be a mortgagee in possession. The Assignee and the Noteholders shall not be under any obligation to take any action or exercise any remedy or to see to or enforce the performance of any of the obligations of the Contractors. Without limiting the generality of the foregoing, nothing herein contained will have the effect of making the Assignee or the Noteholders responsible for the performance of any covenants, terms or conditions in the Product Sales Contratcs by the Assignor or the Contractors. The Assignor hereby agrees to indemnify and save the Assignee and each of the Noteholders harmless against any and all claims or demands of any the Assignor or the Contractors in connection with the Assigned Rights.

3.                     No Assumption of Obligations. Any and all payments to be made by and responsibilities, burdens, obligations and liabilities of the Assignor under the Assigned Rights shall remain those of the Assignor and no such payments to be made by or responsibilities, burdens, obligations or liabilities of the Assignor are assigned hereunder.

4.                     Exercise of Rights by the Assignee. Although it is intended by the parties hereto that this shall be a present assignment, the Assignee shall not be entitled, until there shall be an Event of Default under the Notes to exercise any rights, benefits and advantages hereunder. The Assignor hereby appoints the Assignee as attorney or agent of the Assignor, and in its name, at any time and from time to time after the occurance of an Event of Default, exercise any of the rights, powers, authority and discretion which under the terms of any Product Sales Contract could be exercised by the Assignor with respect to such Project Sales Contract.

5.                     Receipt of Moneys. The Assignee shall be liable to account for only such moneys as may actually come into its hands by virtue of this Assignment after the deduction of all collection charges, inspection fees, costs and other expenses (including legal fees) to which the Assignee may be put in respect thereof and such moneys when so received by it shall be applied on account of the Obligations.

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6.                     Covenants. The Assignor covenants and agrees with the Assignee that it shall:

(a)	except when prevented from doing so because of actions of the Assignee, at all times observe and perform all of its covenants and obligations contained in the Assigned Rights;

(b)	not do or omit to do or permit any act to be done which either directly or indirectly has the effect of transferring, waiving, releasing, reducing or abating any rights or remedies of the Assignor respecting the Assigned Rights or under the Assigned Rights or duties or obligations of the Contractors, without the prior written consent of the Assignee, such consent not to be unreasonably withheld;

(c)	not further assign or transfer the Assigned Rights or of any of its rights thereunder in whole or in part or create any mortgage, charge, lien or security interest in respect thereof;

(d)	promptly notify the Assignee in writing of any default by any party to the Assigned Rights or any dispute which has been submitted for determination by arbitration setting out details of such default or dispute in such notice;

(e)	if requested by the Assignee, enforce all remedies available to it to the extent provided for under the Assigned Rights; and

(f)	upon request, forthwith provide to the Assignee a list of all Assigned Rights and copies thereof.

7.                     Dealing with Assigned Rights. The Assignee may waive any default or breach of covenant hereunder and shall not be bound to serve any notice upon any other parties to the Assigned Rights upon the happening of any default or breach of covenant hereunder, but any such waiver shall not extend to any subsequent default or breach of covenant. This Assignment shall be in addition to and not in substitution for, and shall be without prejudice to, any other security or securities which the Assignee now or from time to time may hold or take from the Assignor or from any other person or persons whomsoever, and the Assignee may in its absolute discretion and without diminishing the liability of the Assignor hereunder grant extensions of time or other indulgences to the Assignor or others and give up or modify, vary, exchange, renew or abstain from perfecting or taking advantage of any securities and may discharge any party or parties or any property or properties and accept or make any composition or arrangements and realize any securities when and in such manner as the Assignee may see fit.

8.                     Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee that:

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(a)	Assignor has not executed any prior assignment of any of its rights under the Product Sales Contracts;

(b)	the Product Sales Contracts which have been executed are in full force and effect and unmodified and will not be modified except as permitted in the Note Purchase Agreement or the Notes, and there are no defaults, or events which with the giving of notice or passage of time, or both, would constitute a default under any Product Sales Contract; and

(c)	Assignor will not modify or amend, transfer, encumber or terminate any of Product Sales Contract without Assignee’s prior written consent, which shall not be unreasonably withheld or delayed.

9.                     Non Assignmenable Rights. Nothing in this Assignment shall be construed as an assignment of, or an attempt to assign to the Assignee any Assigned Rights which, as a matter of law or by its terms, is either not assignable or not assignable without the approval or consent of the other party thereto without first obtaining such approval or consent (collectively “Non-Assignable Rights”). In connection with such Non-Assignable Rights, and without prejudice to the rights of the Assignee under the Security Agreements, the Assignor shall, at the request of the Assignee:

(a)	upon an Event of Default, apply for and use all reasonable efforts to obtain all consents or approvals contemplated by any Product Sales Contract to permit the assignment of such Product Sales Contract or permit the assignment of such Product Sales Contract without a default occurring thereunder ;

(b)	cooperate with the Assignee in any reasonable arrangements designed to provide the benefits of such Non-Assignable Rights to the Assignee, including holding any such Non-Assignable Rights in trust for the Assgnee or acting as agent for the Assgnee;

(c)	enforce any rights of the Assignor arising from such Non-Assignable Rights against the other party or parties thereto;

(d)	take all such actions and do, or cause to be done, all such things at the request of the Assgnee as shall reasonably be necessary in order that the value of any Non-Assignable Rights shall be preserved and shall enure to the benefit of the Assgnee; and

(e)	while an Event of Default exist, receive all monies collected by or paid to the Assignor in respect of such Non-Assignable Rights in trust for the Assignor and pay the same over to the Assignee.

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10.                   Further Assurances. The Assignor covenants and agrees from time to time and at all times hereafter at the request of the Assignee to execute and deliver at the expense of the Assignor such further assurances for better and more perfectly assigning to the Assignee the interests in the Assigned Rights as the Assignee may require.

11.                   Termination of Assignment. The assignment and security interest constituted hereby shall not be terminated, revoked or rescinded by any variation or modification of the terms of the Note Purchase Agreeement, the Notes or the Security Agreements, or by any extension of time for payment thereunder or any release of part or parts of any property encumbered thereby or otherwise but shall remain in full force and effect until satisfaction in full of all Obligations. Upon such termination all rights granted hereunder not theretofore accrued shall terminate and the rights and benefits of the Assignor assigned hereby shall be deemed to be re-assigned from the Assignee to the Assignor without the need for any further act or document.

12.                   No Effect on Other Rights. None of the rights or remedies of the Assignee under the Security Agreements or under any other instrument shall be delayed or in any way prejudiced or affected by reason of the execution and delivery of this Assignment.

13.                   Costs of Enforcement. The Assignor agrees to pay all legal and other costs of the Assignee (on a solicitor and own client basis, in the case of legal costs) in connection with realizing upon, enforcing and attempting to enforce the terms of this Assignment or the security granted hereby. All such costs when incurred shall be secured by the Security Agreements.

14.                   Amendments and Waivers. Neither this Assignment nor the rights nor duties of the Assignee or of the Assignor hereunder shall be changed, modified, waived, released or discharged in any way except by an instrument in writing signed and delivered by the Assignee and the Assignor. No waiver of any provision hereunder shall be valid unless effected by written instrument signed by the waiving party and such waiver shall be effective only in the specific instance and for the purpose for which it is given.

15.                   Remedies not Exclusive. No remedy herein or in the security conferred upon or reserved to the Assignee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Assignee in exercising any right or power accruing upon any Event of Default under the Notes or any other Security Agreement shall impair any such right or power, or shall be construed to be a waiver of any such event of default or any acquiescence therein; and every power and remedy given by this Assignment and any other Security Agreement may be exercised from time to time by the Assignee as often as may be deemed expedient by the Assignee.

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16.                   Headings. The paragraph headings in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment.

17.                   Applicable Law. This Assignment shall be governed by and construed in accordance with the laws of the Province of British Columbia.

18.                   Enurement. This Assignment shall enure to the benefit of the Assignee and their respective successors and assigns and shall be binding upon the Assignor and their respective successors and assigns.

19.                   Notices. All notices or demands hereunder shall be in writing and shall be given in accordance with the provisions the Note Purchase Agreement.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Prodcut Sales Products Sales Contracts as of the day and year first above written.

ASSIGNOR:

URANERZ ENERGY CORPORATION

By:
Name:
Title:

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SCHEDULE OF PRODUCT SALES CONTRACTS

1.          Agreement for the Sale and Purchase of Natural Uranium Concentrates dated July 20, 2009 between the Corporation and Exelon Generation Company LLC, as amended by agreement dated December 21, 2012

2.          Uranium Sales Agreement dated August 4, 2009 between the Corporation and Dominion Resources Services, Inc., on its own behalf and as agent for its affiliates Dominion Energy Kewaunee, Inc., Dominion Nuclear Connecticut, Inc. and Virginia Power Fuel Corporation, as amended by agreements dated September 8, 2011 and August

31, 2012

3.          Agreement (No. 2) for the Sale and Purchase of Natural Uranium Concentrates dated January 25, 2013 between the Corporation and Exelon Generation Company LLC.

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